EXHIBIT (c)(2): Financial Presentation Materials of Dresdner
                Kleinwort Wasserstein, Inc.


                                                                    Confidential
--------------------------------------------------------------------------------







                                PROJECT BRICKYARD


         Presentation to the Special Committee of the Board of Directors
                                     Book 1

                                  June 18, 2001



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

EXHIBIT(c)(2): Financial Presentation Materials of Dresdner Kleinwort
               Wasserstein, Inc.

Table of Contents
--------------------------------------------------------------------------------


          BOOK 1 - SUMMARY

          1.   Background of Proposal
          2.   Summary of Valuation Analyses
          3.   Summary of Other Processes
          4.   Brickyard Overview


          BOOK 2 - APPENDIX

          1.   Discounted Cash Flow Analysis
          2.   Comparable Companies Analysis
          3.   Comparable Transactions Analysis
          4.   Leveraged Recapitalization Analysis
          5.   EPS Implied Share Price Analysis
          6.   Premiums Analysis



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


-----------------------------------------------------------------------------





                        -------------------------------

                             Background of Proposal

                        -------------------------------





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



Proposal Summary
--------------------------------------------------------------------------------

Dresdner Kleinwort Wasserstein ("DrKW") is advising the Special Committee of the Board of Directors of Brickyard (or the "Company") in connection with a proposal received on May 16, 2001 from J. George Mikelsons ("JGM") for the acquisition by JGM of the outstanding shares of Brickyard not already owned by JGM (such proposal, the "Proposal")

     o JGM is Brickyard's founder and controlling shareholder, holding approximately 72% of the outstanding shares

Brickyard is the 11th largest passenger airline in the U.S. (based on capacity and traffic) and generates approximately $1.3 billion in annual revenues through its ATA subsidiary

The Proposal reflects the following:

     o An initial offer of $21.00 per share in cash valuing Brickyard at a $684 million total enterprise value (valuing debt at par)

     o A revised offer of $23.00 per share in cash valuing Brickyard at a $708 million total enterprise value (valuing debt at par)

     o Committed senior secured debt financing provided by Citicorp USA, Inc. ("Citicorp")

          -    Due diligence has been completed by the bank financing sources

     o Brickyard's existing debt securities, including $300 million in high yield notes, will remain in place

DrKW is advising the Special Committee formed to evaluate the Proposal



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


                                                          Background of Proposal


Proposal Summary (Cont'd)
--------------------------------------------------------------------------------


Offer $23.00 per share in cash paid to all shareholders other than JGM (the "Public Shareholders")

Structure                     Acquisition of shares to be effected through a
                              merger of Brickyard with a special-purpose company
                              to be formed by JGM, with Brickyard as the
                              surviving entity

Senior Management Options     All stock options will accelerate and vest upon
                              the close of the transaction. Senior management
                              would agree to defer exercise of their options
                              until 2002. Thereafter, options would be
                              exercisable annually until the expiration of
                              options in accordance with their terms. In order
                              to provide liquidity while the Company is private,
                              senior management would have the right to put
                              shares acquired upon exercise of their options
                              annually for three years following exercise

Other Options                 Cash equal to the amount of the difference between
                              $23.00 and the strike price per share for
                              approximately 600,000 options will be paid to
                              option holders (excluding options held by senior
                              management)

ILFC                          Company will purchase 5% - 10% (equal to 95,724 to
                              191,448 common shares) of the convertible redeemable preferred stock held by International
                              Lease Finance Corp. in a cash transaction equal to the difference between $23.00 and the $15.67 conversion price in exchange for a new debt security

Conditions                    Negotiation of a satisfactory merger agreement

                              Approval of the proposal by the Special Committee

                              Approval of the proposal by a majority of the Public Shareholders

                              Receipt of financing

                              Consent by the senior officers of Brickyard to modifications of terms of options to remain outstanding following the proposed transaction

                              Implementation of a satisfactory agreement with International Lease Finance Corp. ("ILFC") which modifies an existing convertible preferred investment by ILFC

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


                                                          Background of Proposal


Proposal Summary (Cont'd)
--------------------------------------------------------------------------------


Financing Commitment          Financing of the proposal will be provided by a
                              new $175 million secured 3-year reducing revolving
                              credit facility provided by Citibank, a portion of
                              which is available to finance all of JGM's
                              purchase of the shares from the Public
                              Shareholders and cash out of certain management
                              options

                              Citibank's commitment is subject to reduction or withdrawal based on a material change in the loan syndication, financing or capital market conditions and in the Company's business or operations since December 31, 2000

                              The commitment will be secured by aircraft
                              (comprised of L1011s and 727s currently owned by the Company) and equipment and subject to a monthly borrowing base

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


                                                          Background of Proposal


Overview of Process to Date
--------------------------------------------------------------------------------

In anticipation of the Proposal, on April 17, 2001 DrKW made a presentation to the Special Committee

Upon receipt of the Proposal on May 16, 2001, an organizational teleconference meeting was held with the Special Committee, management of Brickyard, advisors to the Special Committee and advisors to JGM

Upon receipt of the Proposal, DrKW commenced due diligence

     o DrKW received a number of documents and materials from both the Company and its advisors, related to:

          -  (i)   the Company and its prospects;

          -  (ii)  the Proposal; and

          - (iii) other proposals put forth by third parties regarding the potential sale or recapitalization of the Company

On May 24 and 25, 2001 DrKW and the Special Committee conducted due diligence with Brickyard management and the advisors to JGM

     o Senior management, with their advisors, presented Brickyard's business plan to DrKW

     o The 5-year business plan and assumptions were reviewed in detail including:

          - Refleeting of Brickyard's fleet driven by the lease of 49 new planes through FY 2004 (with purchase options on an additional 7)

          - Significant business transition in which Brickyard's charter service will be reduced in size and the Company will become a more traditional carrier focused on scheduled service

          - Large expense items, including maintenance, as well as customer ticket liabilities

     o Other processes conducted by the Company and its advisors were reviewed with DrKW and the Special Committee


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


                                                          Background of Proposal


Overview of Process to Date (Cont'd)
--------------------------------------------------------------------------------

On May 29, 2001 DrKW spoke with representatives from Apollo Management, L.P. ("Apollo") to obtain a history of their interest in investing in Brickyard as well as their current perspectives on the Company

     o A summary of the history of Apollo's interest in Brickyard is shown in "Summary of Other Processes"

     o The Apollo representative advised DrKW that they would be prepared, subject to due diligence, to acquiring the entire company at a price in excess of $20 per share and would consider a minority investment assuming the availability of appropriate supermajority rights and shareholder protections

On May 30, 2001 additional due diligence was performed, including tours of the Company's facilities in Indianapolis and of Midway Airport in Chicago

     o DrKW conducted on site due diligence with most of Brickyard's senior management team including individuals responsible for managing stations, flight operations, marketing and sales, and strategic planning

On June 1, 2001 a confirmatory due diligence call was held with senior management responsible for overseeing labor relations and treasury functions

On June 4, 2001, preliminary meetings were held between the Special Committee and its advisors and between the advisors of the Special Committee and the advisors to JGM to discuss the results of due diligence to date and view toward valuation

During the weeks of June 4th and June 11th, the advisors to the Special Committee and JGM held several discussions reviewing management forecasts and recent industry conditions and to discuss the JGM Initial Proposal

On June 15, 2001, discussions were held between JGM's advisors and the advisors to the Special Committee regarding JGM's initial offer of $21.00 per share in view of the due diligence performed over the last month by the Special Committee's advisors

     o JGM's advisors, on behalf of JGM, stated that JGM raised his offer to $22.50 per share

     o Shortly thereafter, the Special Committee's advisors relayed the Special Committee's view that it would accept a price of $23.50

     o    Both parties settled at $23.00 per share

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





                                                          Background of Proposal

Brickyard Financial Summary ($ in millions, except per share)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                    Historical                                Estimates
                                  ----------------------------------------------------------------------------
FYE 12/31                           1998          1999          2000           LTM          2001       2002
--------------------------------------------------------------------------------------------------------------
Revenue                           $919.4      $1,122.4      $1,291.6      $1,317.7      $1,385.0      $1,666.7
Operating Expenses                 844.0       1,032.7       1,289.0       1,319.9       1,355.1       1,638.5
                                  ------      --------      --------      --------      --------      --------
EBIT                                75.4          89.7           2.6          (2.2)         30.0          28.2
Less: Interest Expense               8.4          15.6          23.1          22.9          22.7          20.8
Less: Other Expense                 (0.2)         (3.3)         (0.6)         (0.6)         (0.3)          0.0
                                  -------     --------      --------      --------      --------      --------
Pretax Income                       67.2          77.4         (19.9)        (24.6)          7.5           7.4
Income Taxes                        27.1          30.5          (4.6)         (6.8)          3.9           5.0
Convertible Dividend                 0.0           0.0           0.4           0.8           1.5           1.5
Preferred Dividend                   0.0           0.0           0.0           0.0           4.2           4.2
                                  ------      --------      --------      --------      --------      --------
Net Income                         $40.1         $47.0        ($15.7)       ($18.5)        ($2.1)        ($3.4)
Avg. Diluted Shares                 13.1          13.5          12.0          11.4          11.4          11.4
Earnings per Share                 $3.07         $3.49        ($1.32)       ($1.63)       ($0.18)       ($0.30)
--------------------------------------------------------------------------------------------------------------
EBIT                                75.4          89.7           2.6          (2.2)         30.0          28.2
Adjusted EBIT for Loss on L1011s    75.4          89.7           2.6          (2.2)         30.0          47.6
Plus: D&A                           78.7          96.0         125.0         129.0         128.9         133.0
                                  ------      --------      --------      --------      --------      --------
EBITDA                            $154.0        $185.7        $127.6        $126.7        $158.9        $180.6
Plus: Aircraft Rent                 53.1          58.7          72.1          76.0         110.1         209.7
                                  ------      --------      --------      --------      --------      --------
EBITDAR                            207.2         244.4         199.8         202.8         269.0         390.3
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                  Margins & Growth Rates
--------------------------------------------------------------------------------------------------------------
Sales Growth                        17.4%         22.1%         15.1%           --           7.2%         20.3%
EBITDA                              16.8%         16.5%          9.9%          9.6%         11.5%         10.8%
EBIT                                 8.2%          8.0%          0.2%         (0.2%)         2.2%          1.7%
Net Income                           0.0%          0.0%          0.0%          0.0%          0.3%          0.3%
Free Cash Flow                      22.5%         21.8%         15.5%         15.4%         19.4%         23.4%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                            Ratios
--------------------------------------------------------------------------------------------------------------
Book Equity                       $102.8        $151.4        $124.7        $119.7        $117.6        $114.2
Return on Book Equity               39.0%         31.0%        (12.6%)       (15.5%)        (1.8%)        (2.9%)
Total Book Assets                  594.5         815.3       1,032.4       1,104.1       1,013.6       1,090.3
Return on Book Assets                7.6%          6.9%         (0.2%)        (0.4%)         1.1%          0.8%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                               LTM Capitalization and Credit Ratios
--------------------------------------------------------------------------------------------------------------
      EBITDA / Interest            EBIT / Interest       Book Debt/EBITDAR (1)         Book Debt/EBITDA
  ------------------------        -----------------    ------------------------      ---------------------
          5.5x                          NM                       5.4x                        3.9x

        Book Ratios                 Market Ratios
-----------------------------   -------------------
  D / E        D / (D + E)         D /E    D / (D + E)       Mrkt Debt/EBITDA (1)        Mrkt Debt/EBITDA (1)
---------   -----------------     ------   -----------      ----------------------   ---------------------------
  408.6%          80.3%            203.4%      67.0%                 5.2x                         3.5x
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                       Market Capitalization
--------------------------------------------------------------------
Stock Price as of 6/15/01                                    $17.94
    52 Week High / Low ($20.00 / $8.63)
Shares Outstanding as of 4/30/01                               11.4
                                                             ------
Pre-diluted Equity Value                                     $204.3
Equity Options Outstanding                                      2.9
Weighted Average Exercise Price                              $14.19
                                                             ------
Option Value                                                   10.9
Total Equity Value                                           $215.2
Plus: Debt from 3/31/01 10-Q                        488.9
Plus: Redeemable Preferred Stock                     80.0
Less: Cash and Equivalents from 3/31/01 10-Q        129.7
                                                   ------
Net Debt                                           $439.2

Enterprise Value (debt @ book)                               $654.4
Less: Market discount on debt book value as
 of 6/15/01                                          51.3
Enterprise Value (debt @ market)                             $603.1
--------------------------------------------------------------------

--------------------------------------------------------------------
              Market Trading Multiples (debt @ book)
--------------------------------------------------------------------
               Adjusted Market Value (1)         Market Value as a
                   as a multiple of:                multiple of:
         --------------------------------------- -------------------
                                       Adjusted    Net       Book
          Sales    EBITDA    EBITDAR     EBIT     Income     Value
         --------  --------  --------- --------- ---------  --------
LTM       0.5x      5.2x       6.2x       NM        NM       1.8x
2001      0.5x      4.1x       4.7x     21.8x       NM       1.8x
2002      0.4x      3.6x       3.2x     13.7x       NM       1.9x
--------------------------------------------------------------------

--------------------------------------------------------------------
             Market Trading Multiples (debt @ market)
--------------------------------------------------------------------
               Adjusted Market Value (1)         Market Value as a
                   as a multiple of:                multiple of:
         --------------------------------------- -------------------
                                       Adjusted    Net       Book
          Sales    EBITDA    EBITDAR     EBIT     Income     Value
         --------  --------  --------- --------- ---------  --------
LTM       0.5x      4.8x       6.0x       NM        NM       1.8x
2001      0.4x      3.8x       4.5x     20.1x       NM       1.8x
2002      0.4x      3.3x       3.1x     12.7x       NM       1.9x
--------------------------------------------------------------------

Note: Estimates are derived from Brickyard management projections
(1) For EBITDAR, debt includes capitalized operating leases at 8x LTM aircraft rent

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




                                                          Background of Proposal


Overview of JGM Proposal ($ in millions, except per share)
--------------------------------------------------------------------------------

   o JGM holds approximately 72.4% of the common stock of Brickyard

   o The proposal includes the acceleration and payout of approximately 600,000 non-senior management stock options

   o 5% to 10% of ILFC preferred convertible stock will be acquired in connection with the transaction

   o JGM's current $23.00 per share offer implies the following multiples:



--------------------------------------------------------------------------------
                 Implied Market Capitalization of Initial Offer
--------------------------------------------------------------------------------
JGM Offer Price                                                           $23.00
Total Shares Outstanding                                                    11.4
Option Value (excluding Sr. Management options)                              7.0
                                                                         -------
Implied Equity Market Value                                               $268.8
Plus:  Net Debt as of 3/31/01                                              439.2
                                                                         -------
Implied Adjusted Market Value                                             $708.1
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                 Share Price Premium Comparison to Initial Offer
----------------------------------------------------------------------------------------------------------------------------------
                                            1               30             60             90                   52 Week
                                                                                                     ----------------------------
                                           Day             Days           Days           Days            High           Low
                                       -------------   -------------   ------------   ------------   -------------  -------------
Share Price Prior to 5/16/01              $12.60          $9.63         $11.75          $14.25          $20.00         $8.63
     Premium @  $23.00                      82.5%         139.0%          95.7%           61.4%           15.0%        166.5%
Median Premiums Paid (>50%)                 24.5%          31.5%          28.2%           26.5%            --            --
Implied Brickyard Stock Price             $15.69         $12.66         $15.06          $18.02             --            --
---------------------------------------------------------------------------------------------------------------------------------


                                           Sales          EBITDA         EBITDAR          EBIT         Net Inc.      Book Val.
                                       ------------   -------------   -------------  -------------  -------------  -------------
Transaction Multiples @ $23.00    LTM       0.5x           5.6x            6.5x            NM            NM            2.2x
                                2001E       0.5x           4.5x            4.9x          23.6x           NM            2.3x
                                2002E       0.4x           3.9x            3.4x          25.1x           NM            2.4x



Note: The Proposal may represent a premium to the original basis of Brickyard's largest institutional investors

Dimensional Fund Advisors holds 8.7% of Brickyard outstanding shares and has an estimated weighted average basis per share of over $12.00

PAR Investment Partners holds 3.9% of Brickyard outstanding shares and has an estimated weighted average basis per share of over $18.00


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


                                                          Background of Proposal

Brickyard Preliminary Valuation Summary ($ in millions, except per share)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Enterprise Value as a Multiple of 2001E
                                          Enterprise        Equity        Price per    -------------------------------------------
                                        Value Range (1)   Value Range       Share           Sales         EBITDA          EBIT
                                        ---------------  -------------   -----------   --------------- ------------  -------------
Discounted Cash Flow Analysis
-----------------------------
Base Case                                 $712 - $827     $273 - $387     $22 - $30      0.5x - 0.6x   4.5x - 5.2x   23.8x - 27.6x
Base Case with Maintenance Adj.           $658 - $755     $218 - $316     $18 - $25      0.5x - 0.5x   4.1x - 4.8x   22.0x - 25.2x
Base Case with Fuel Adj.                  $581 - $658     $141 - $218     $12 - $18      0.4x - 0.5x   3.7x - 4.1x   19.4x - 22.0x
Base Case with LUV Adj.                   $619 - $712     $180 - $273     $15 - $22      0.4x - 0.5x   3.9x - 4.5x   20.7x - 23.8x
Recession Case                              NM - NM         NM - NM        NM - NM         NM - NM       NM -  NM       NM - NM
Downside Case                               NM - NM         NM - NM        NM - NM         NM - NM       NM -  NM       NM - NM

Comparable Companies Analysis
-----------------------------
Major Domestic Airlines                   $755 - $898     $316 - $459     $25 - $35      0.5x - 0.6x   4.8x - 5.7x   25.2x - 30.0x
Regional and Discount Airlines            $619 - $755     $180 - $316     $15 - $25      0.4x - 0.5x   3.9x - 4.8x   20.7x - 25.2x

Comparable Transactions Analysis          $684 - $827     $245 - $387     $20 - $30      0.5x - 0.6x   4.3x - 5.2x   22.8x - 27.6x
--------------------------------

Premiums Analysis                         $555 - $619     $116 - $180     $10 - $15      0.4x - 0.4x   3.5x - 3.9x   18.5x - 20.7x
-----------------


Note: Discounted Cash Flow analyses performed on business cases provided to DrKW by Brickyard management

(1) Reflects $439.2mm in net debt as of 3/31/00, including $80mm in redeemable preferred stock

June 2001 - Management Base Case

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

                                                         Background of Proposal

Significant Transaction Issues

--------------------------------------------------------------------------------

o An auction cannot be conducted - JGM has stated that he is not a seller nor is he prepared to consider equity partners or other investors in the business

o Even if an auction could be conducted (which it cannot), JGM would have significant competitive advantages over other bidders including the following:

     o    Speed of execution based on:

          - JGM's ability to make an all-cash offer for a smaller amount of shares (i.e., JGM's offer is for 3.1 million shares compared with a third party who would need to raise cash for approximately 12 million shares)

          -    JGM's pre-existing knowledge of business

     o    Ready access to committed financing

     o    Ability to vote against any competing offers

     o    Ability to go directly to shareholders with his offer

o If JGM and the Special Committee are unable to reach agreement following a public announcement of JGM's Proposal and JGM withdraws its proposal, Brickyard's stock price will likely decline significantly

     o    The stock price before the announcement of JGM's proposal was $12.60

     o A decline in the stock price to pre-announcement levels would represent a total market loss of approximately $80 million and a loss to the minority shareholders of approximately $22 million

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                                      -10-

                                                         Background of Proposal

--------------------------------------------------------------------------------

o Covenants of Brickyard's 9.625% '05 Notes and 10.500% '04 Notes limit the Company's ability to finance a repurchase of shares since any such use of funds falls under the "Limitation on Restricted Payments" test

o The basket available for Restricted Payments under the most restrictive indenture (the 9.625% '05 Notes) is estimated as of March 31, 2001 to be $100.5 million, the calculation for which is shown below:

                                                                                 $MM
                                                                                 ---
          50% of Adjusted Consolidated Net Income (less 100% of net loss)
          accrued on a cumulative basis from October 1, 1997 (issue date) to
          March 31, 2001, less                                                  $ 32.5

          Preferred dividends paid from October 1, 1997 (issue date) to March
          31, 2001, plus                                                          (0.8)

          Aggregate net cash proceeds received by the Company from the sale of
          capital stock (including preferred stock), plus                         86.6

          Net reduction in investments, less                                       0.0

          Amount by which consolidated net income declines as a result of a
          consolidation, plus                                                     (0.0)

          $5.0 million, less                                                       5.0

          Value of shares repurchased                                            (22.9)

                                                                                 ------

          Total available for Restricted Payments as of March 31, 2001          $100.5

o The estimated reduction in the basket as a result of the Proposal is approximately $84.6 million which reflects the value of the share repurchase, the cash out of in-the-money management options, the retirement of a portion of the ILFC preferred and transaction expenses related to the Proposal

     o Going forward, the basket is increased by positive net income and decreased by losses and dividend payments

     o Violation of the Limitations on Restricted Payments test would result in an event of default under the indentures and likely require the Company to refinance the notes or obtain a consent from bondholders (at the cost of a consent premium), placing additional leverage on the Company


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                                      -11-

                                                         Background of Proposal

--------------------------------------------------------------------------------

o Due to recent deterioration in the domestic airline industry, Brickyard management's view regarding net income performance in FY 2001 has become more pessimistic compared with forecasts prepared in May 2001

     o As a result, Brickyard management believes FY 2001 net income will be approximately $4.6 million lower than forecast in May

o Shown below is a projected basket for Restricted Payments that will be available to the Company following a transaction consummated per the terms of the Proposal based on the revised net income estimates for the next six quarters

     o The reduction in net income in FY 2001 from the forecast prepared in May 2001 reflects a $4.6 million contraction in net income due to weaker industry conditions, approximately $1 million in additional interest expense during the fourth quarter related to the additional debt Brickyard will incur to finance the Proposal and a $2.5 million non-cash charge related to the sale of one of the Company's L1011 airplanes during the fourth quarter

     o The reduction in net income in FY 2002 from the forecast prepared in May 2001 reflects the additional interest expense (approximately $1 million per quarter) related to the additional debt Brickyard will incur to finance the Proposal

$MM                                     3/31/01   6/30/01  9/30/01  12/31/01  3/31/02  6/30/02  9/30/02  12/31/02
                                        -------   -------  -------  --------  -------  -------  -------  --------
Net Income Forecast
  as of 5/2001                          ($  4.4)   $  7.4   $  8.3   ($ 12.3)  ($ 8.7)   $ 8.3    $ 3.7    ($ 1.0)
Revised Net Income
  Forecast as of 6/2001                    (4.4)      7.4      3.7     (20.4)    (9.7)     7.3      2.7      (2.0)
                                         ------    ------   ------    ------    -----    -----    -----      ----
Difference                               $  0.0    $  0.0  ($  4.7)  ($  8.1)  ($ 1.0)  ($ 1.0)  ($ 1.0)   ($ 1.0)

Basket Available under
  Restricted Payments test               $100.5    $101.7   $103.2    $ 90.5    $85.3    $86.4    $87.4      83.9
Less:  Total Impact of
  Proposal                                 84.6      84.6     84.6      84.6     84.6     84.6     84.6      84.6
                                         ------    ------   ------    ------    -----    -----    -----      ----
Adj. Basket Pro Forma for
  Impact of Proposal                     $ 15.9    $ 17.1   $ 18.5    $  5.8    $ 0.6    $ 1.8    $ 2.7    ($ 0.8)

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                         Background of Proposal

Analysts' Views

--------------------------------------------------------------------------------

                                 Date of                         FY 2001E             FY 2002E
                                   Last          Target      -----------------     --------------
       Analyst / Firm             Report         Price        EPS       P/E(1)     EPS      P/E(1)               Comments
       --------------             ------         -----        ---       ------     ---      ------    ------------------------------
Brian Harris/                     4/26/01        $12.00      $0.18      70.0x       NA        NA      Rating: Outperform, High Risk
Salomon Smith
Barney

                                                                                                      "Maintaining our [Outperform,
                                                                                                      High Risk] rating -- (1)
                                                                                                      anticipated improvements from
                                                                                                      new aircraft and (2) we
                                                                                                      believe most of the bad news
                                                                                                      is already out there (tho
                                                                                                      increased low-cost competition
                                                                                                      remains a concern)"

                                                                                                      "In May, AMTR begins delivery
                                                                                                      of 47 new Boeing aircraft --
                                                                                                      40% more fuel efficient."

------------------------------------------------------------------------------------------------------------------------------------
Julius Maldutis/                4/27/01        $15.00      $0.35      36.0x     $1.00      12.6x      Rating: Buy
CIBC World Markets

                                                                                                      "Despite the economic slowdown
                                                                                                      system unit revenue increased
                                                                                                      5.7% [in the first quarter] as
                                                                                                      price conscious travelers
                                                                                                      sought out Brickyard's low
                                                                                                      cost product."

                                                                                                      "To alleviate operating costs
                                                                                                      and improve schedule
                                                                                                      reliability the airline will
                                                                                                      begin transitioning to a
                                                                                                      modern, more fuel efficient
                                                                                                      aircraft fleet beginning in
                                                                                                      late 2Q01"

                                                                                                      "Looking ahead to 2Q01, we
                                                                                                      expect continued unit cost
                                                                                                      pressure stemming from high
                                                                                                      fuel prices, inefficiencies of
                                                                                                      an older fleet of aircraft and
                                                                                                      continued softness in the
                                                                                                      revenue environment."

----------
(1) Based on 5/16/01 closing price of $12.60 one day prior to the proposal

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                         Background of Proposal

Pro Forma Capitalization

--------------------------------------------------------------------------------

                                                                       As of
                                                                 March 31, 2001          Adjustments            Pro Forma
                                                                 --------------          -----------            ---------
Cash                                                                 $129.7                   $0.0                $129.7

Debt:
     Secured Aircraft Financing                                      $123.0                   $0.0                $123.0
     Secured Non-Aircraft Financing excl. New Bank Debt                63.1                    0.0                  63.1
     New Bank Debt (secured)                                            0.0                   79.5 (1)              79.5
     New ILFC Debt (unsecured)                                          0.0                    1.0 (2)               1.0
     High Yield Notes (unsecured)                                     300.0                    0.0                 300.0
     Other Debt (unsecured)                                             2.8                    0.0                   2.8
                                                                        ---                    ---                   ---
Total Debt                                                           $488.9                  $80.5                $569.4

Preferred
     Convertible                                                       30.0                   (1.0) (2)             29.0
     Non-convertible                                                   50.0                    0.0                  50.0
                                                                       ----                    ---                  ----
Total Preferred                                                        80.0                   (1.0)                 79.0

Shareholders' Equity                                                  119.7                  (79.5)                 40.2
                                                                      -----                  ------                 ----
Total Capitalization                                                 $688.6                   $0.0                $688.6

Total Debt + Preferred                                               $568.9                  $79.5                $648.4
Total Debt + Preferred/Capitalization                                  83%                                          94%

Net Debt (incl. Preferred)                                           $439.2                  $79.5                $518.7
Net Debt/Capitalization                                                79%                                          93%


(1) Reflects total borrowing to finance 3.153 million shares purchased at $23.00 per share and $7.0 million for the cash out of certain management options

(2) Assumes 10% of the ILFC convertible preferred security is refinanced by a new unsecured debt instrument

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                         Background of Proposal

Summary of ILFC Revised Terms

--------------------------------------------------------------------------------

o In September 2000 Brickyard issued to ILFC 300 shares of Series B Preferred Stock with the following terms:

     o $30 million liquidation value, 5.0% annual cumulative dividend paid quarterly

     o Convertible (in the aggregate) into 1.9 million shares of common stock at ILFC's option

     o    Conversion price of $15.67 per share

     o Optional redemption by Brickyard beginning September 2002 at a premium of 103.6% which declines thereafter

     o    Mandatory redemption by 2015

o Pursuant to the Proposal, ILFC has agreed to the following revisions to their preferred investment in Brickyard:

     o Between 5% and 10% (at the option of Brickyard) of the Series B Preferred Shares held by ILFC will be redeemed by Brickyard in exchange for a new senior unsecured note

          - The face value of the new note will be based on the spread between the $15.67 conversion price and the final price paid to the Public Shareholders multiplied by the number of preferred shares redeemed, resulting in face value of between $0.5 million and $1.0 million

          -    The new note will bear interest at 7.38% p.a.

     o The annual dividend rate on the remaining Series B Preferred Shares will increase from 5.0% to 5.66% at closing and increase again to 6.5% four years from closing

          - The dividend rate will fall to 5.0% upon the public issuance of at least 15% of common stock (i.e., and initial public offering) following closing of a transaction with JGM

     o Brickyard will lease a new Boeing 737-800 from ILFC effective at the time of the closing of a transaction with JGM

     o $100,000 management fee will be paid to ILFC annually for four years in exchange for assistance in fleet management


                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       ----------------------------------

                          Summary of Valuation Analyses

                       ----------------------------------

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------
                                      -16-

                                                   Summary of Valuation Analyses

Management Forecast Due Diligence:  Management Base Case
--------------------------------------------------------------------------------

       DrKW reviewed Brickyard's detailed five-year business plan (the "Management Base Case") which was prepared and distributed in May 2001

       o Subsequently, management's view of the industry conditions has become more pessimistic causing management to indicate their expectations for significantly lower net income for FY 2001 (see page 12 for additional detail)

       Management also prepared additional forecasts incorporating a number of sensitivities to their assumptions

       The Management Base Case reflects the following significant assumptions:

       Refleeting

       o Brickyard is projected to accept delivery of 49 new planes (39 737-800s and 10 757-300s) between 2001 and 2004 (with purchase options for 7 additional 737-800s), primarily for its scheduled service unit, which will be operated by Brickyard under operating leases

       o 12 of Brickyard's 18 L1011s will be sold or retired between 2002 and 2004 at values which are significantly below book values (but approximate current market values) generating aggregate pre-tax losses of $66.1MM

       o All 24 of Brickyard's 727s will be sold to a joint venture with BATA Leasing LLC at book value (no gain or losses assumed) between 2001 and 2002 for over $50MM in cash proceeds

       Revenue

       o Projected total compound annual revenue growth of 11% will be driven by the scheduled service unit which is projected to increase from $753MM in 2000 revenues to $1.8 billion by 2005 due to additional routes for its scheduled service business supported by the larger fleet as well as projected productivity improvements across all business

       o As a result of the refleeting in which most of the equipment dedicated to the Company's charter business is sold, Brickyard's charter business is projected to decline by over 50% from $247MM in 2000 to $107MM in 2005

       o Military and other unit revenue is projected to remain essentially flat

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

       Costs

       o EBITDAR margin is projected to improve from 15.5% in 2000 (an unusually low margin due to high fuel costs and low compared to 1998 and 1999 EBITDAR margin of 22%) to 19.9% in 2005 which includes the full effect of additional lease payments for the new fleet (all of which are being leased)

       o Labor costs are projected to increase from 23.0% of total revenues in 2000 to 29.3% in 2005 as a result of new contract currently in negotiation with the pilot's union and expected cost of living increases across all employee groups

       o Fuel costs are projected to decline from 21.3% of total revenues in 2000 to 13.1% in 2005 which is largely attributable to savings generated by Brickyard's more efficient fleet as the new planes are brought on line and the phase-out of the older fleet

           - Management forecast assumes fuel price declines to $0.891/gallon by 2003 from $0.989 in 2001 (compared with $1.094 in 2000)

       o Costs for maintenance, materials and repair ("MMR") are projected to decline from 5.5% of total revenues in 2000 to 4.5% by 2005 which reflects the total annual MMR run rate for the full fleet which will be in place by FYE 2004

           - MMR declines to 3.9% of total revenues in 2002 which reflects the sale of all of Brickyard's 727s and most of the high maintenance L1011s and only a portion of the new fleet

           - Expenses for MMR costs will be accrued based on block hours and will not reflect actual cash costs during the early years of the new planes resulting in a cash reserve

       o   Other costs grow generally in line with projected revenue growth

       Working capital

       o Working capital is projected to be largely self-financing through 2005 due to rapid growth in Air Traffic Liabilities ("ATL") which primarily reflect customer tickets which are typically paid several months in advance by customers

           - As Brickyard's fleet expands and additional routes and schedules are offered, ATL is projected to increase from $107MM in 2000 to $248MM by 2004

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

--------------------------------------------------------------------------------

       Working capital (cont'd)

           - The rapid growth in ATL is projected to generate nearly $150MM in aggregate cash from 2001 to 2004

           - By 2005, Brickyard is projected to have all of its new fleet in place at which point growth in ATL slows significantly

       Capital expenditures/equipment sales

       o Capital expenditures (excluding aircraft predelivery deposits which are returned to the Company as new fleet is delivered) are projected to decline from $170MM in 2001 to $82MM by 2005

       o During the projection period of 2001-2005, capital expenditures generally consist of D-checks and engine overhauls of the Company's remaining L1011 and 757-200s which are approaching the service-heavy portion of their life cycles

           - The average age of Brickyard's fleet will decline dramatically with the new fleet deliveries resulting in capital investment lower costs

       o 10 L1011s are sold at values which are significant below book value and generate large losses 2002 through 2004

           - An aggregate $6.75MM in cash proceeds is generated compared with $72.8MM in net book value for the 10 L1011s sold

       o 24 727s are sold to the joint venture at book value ($142MM) and generate over $50MM in cash proceeds (the remaining consideration is in stock of the joint venture)

       o   Rotables allocated to the 727s have been fully depreciated

       o Rotables allocated to the L1011s are currently carried at a current net book value of approximately $29MM and are not included in the sale of the planes

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------

                                                   Summary of Valuation Analyses

Management Forecast Due Diligence:  Other Cases
--------------------------------------------------------------------------------

       Brickyard management provided DrKW with the following additional sensitivities to its Management Base Case forecast:


             Case Sensitivity                                        Description
            ----------------                                         -----------
       Maintenance Adjustment Case     Maintenance, materials and repaid expense ("MMR") is "normalized" over the 2001-2005 forecast horizon. Brickyard generally expenses MMR based on the life cycle of its planes and as planes age, greater levels of
                                       MMR is incurred to reflect maintenance-heavy portions of their life cycles for D-checks and engine overhauls; consequently, MMR . In the
                                       Management Base Case, only a small portion of the total MMR which will be incurred for Brickyard's fleet over the next 10 years is reflected in the 2001-2005 forecast horizon due to the impact of the introduction of the new planes into Brickyard's fleet between mid 2001 and 2004 resulting in a "honeymoon" period of MMR for the forecast period. The Maintenance Adjustment Case reflects aggregate projected
                                       MMR over the ten-year, 2001-2010 period, including the higher annual costs in the 2006-2010 period on the new planes, shown on a straight-line basis for 2001-2005 resulting in significantly higher
                                       MMR and lower EBITDAR for 2001-2005 compared with the Management Base
                                       Case.



                                                                            MMR Expense ($MM)
                                                               --------------------------------------------
                                                                2001E    2002E    2003E    2004E     2005E
                                                               -------- -------- -------  --------  -------
                                       MMR Adj. Case            $67.4    $84.6    $97.6    $104.1   $109.3
                                       Management Base Case      64.4     65.6     70.4      84.5     97.2
                                                                -----    -----    -----    ------   ------
                                       Difference                $3.0    $18.9    $27.2     $19.6    $12.1

                                                                               EBITDAR ($MM)
                                                               --------------------------------------------
                                                                2001E   2002E    2003E      2004E    2005E
                                                               ------- -------- -------  --------- ---------
                                       MMR Adj. Case           $266.0   $371.4   $453.4    $459.6   $422.2
                                       Management Base Case     269.0    390.3    480.6     479.2    434.3
                                                                -----    -----    -----     -----    -----
                                       Difference               ($3.0)  ($18.9)  ($27.2)   ($19.6)  ($12.1)

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------
                                 -20-

                                         Summary of Valuation Analyses

--------------------------------------------------------------------------------


       Case Sensitivity                                           Description
       ----------------                                           -----------
       Fuel Adjustment Case           The Fuel Adjustment Case reflects an assumption that jet fuel costs will remain at 2001's level of $0.989 per gallon instead of declining to $0.891 by 2003, resulting in higher fuel expense and lower EBITDAR compared with the Management Base Case.


                                                                       Fuel and Oil Expense ($MM)
                                                            ------------------------------------------------
                                                             2001E     2002E     2003E     2004E     2005E
                                                            -------  --------  --------  ---------  --------
                                      Fuel Adj. Case        $271.5    $281.4    $306.7     $316.8    $322.2
                                      Management Base Case   271.5     254.2     272.5      281.5     286.3
                                                             -----     -----     -----      -----     -----
                                      Difference              $0.0     $27.2     $34.2      $35.3     $35.9


                                                                             EBITDAR ($MM)
                                                            ------------------------------------------------
                                                             2001E     2002E      2003E    2004E     2005E
                                                            -------  ---------  --------  --------  ---------
                                      Fuel Adj. Case        $269.0    $363.1     $446.4    $443.9    $398.4
                                      Management Base Case   269.0     390.3      480.6     479.2     434.3
                                                             -----     -----      -----     -----     -----
                                      Difference              $0.0    ($27.2)    ($34.2)   ($35.3)   ($35.9)

                                          --------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                          --------------------------------------

--------------------------------------------------------------------------------
                                 -21-

                                                   Summary of Valuation Analyses

================================================================================

Case Sensitivity                         Description
-------------------- -----------------------------------------------------------

Recession Case       The Management Base Case reflects a 2.0% compound annual
                     growth rate in the RASM of Brickyard's scheduled service business from 7.44 cents per passenger mile to 8.20 cents per passenger mile. The Recession Case assumes that the scheduled service RASM remains at 2000's level of 7.44 cents and results in lower revenues compared with the Management Base Case.

                                   Scheduled Service Revenues ($MM)
                       ---------------------------------------------------------
                          2001E       2002E       2003E       2004E       2005E
                       --------    --------    --------    --------    --------
Recession Case           $888.0    $1,153.9    $1,402.2    $1,610.1    $1,699.5
Management Base Case      926.7     1,218.5     1,485.9     1,706.3     1,801.0
                       --------    --------    --------    --------    --------
Difference               ($38.6)     ($64.7)     ($83.8)     ($96.2)    ($101.5)

                                             EBITDAR ($MM)
                       ---------------------------------------------------------
                          2001E       2002E       2003E       2004E       2005E
                       --------    --------    --------    --------    --------
Recession Case           $230.4      $326.5      $398.9      $385.1      $335.3
Management Base Case      269.0       390.3       480.6       479.2       434.3
                       --------    --------    --------    --------    --------
Difference               ($38.6)     ($63.8)     ($81.7)     ($94.1)     ($99.0)


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -22-

                                                   Summary of Valuation Analyses

================================================================================

Case Sensitivity                            Description
--------------------    --------------------------------------------------------

Southwest (LUV) Case    A Southwest Case assumes that scheduled service revenues
                        decline as a result of pricing competition with Southwest Airlines. Beginning in 2002, Brickyard's fare decline 5% from the Management Base Case in every market in which it competes with Southwest except for the Los
                        Angeles routes in which Brickyard's fares decline 10% resulting in lower scheduled service revenues.

                                  Scheduled Service Revenues ($MM)
                       --------------------------------------------------------
                          2001E      2002E       2003E       2004E       2005E
                       --------   --------    --------    --------    --------
Southwest Case           $926.7   $1,193.9    $1,460.7    $1,679.9    $1,733.6
Management Base Case      926.7    1,218.5     1,485.9     1,706.3     1,801.0
                       --------   --------    --------    --------    --------
Difference                 $0.0     ($24.6)     ($25.2)     ($26.4)     ($67.4)

                                            EBITDAR ($MM)
                       --------------------------------------------------------
                          2001E      2002E       2003E       2004E       2005E
                       --------   --------    --------    --------    --------
Southwest Case           $269.0     $368.1      $457.8      $455.4      $409.6
Management Base Case      269.0      390.3       480.6       479.2       434.3
                       --------   --------    --------    --------    --------
Difference                 $0.0     ($22.2)     ($22.8)     ($23.8)     ($24.7)


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -23-

                                                   Summary of Valuation Analyses

================================================================================

Case Sensitivity                         Description
-------------------- -----------------------------------------------------------

Downside Case        The downside case reflects the revenue assumption
                     sensitivities used in the Recession and Southwest Cases and the fuel and oil expense assumption sensitivity used in the Fuel Adjustment Case resulting in significantly lower revenues and higher costs compared with the Management Base
                     Case.

                                   Scheduled Service Revenues ($MM)
                       ---------------------------------------------------------
                          2001E       2002E       2003E       2004E       2005E
                       --------    --------    --------    --------    ---------
Downside Case            $888.0    $1,130.8    $1,378.6    $1,585.5    $1,673.9
Management Base Case      926.7     1,218.5     1,485.9     1,706.3     1,801.0
Difference               ($38.6)     ($87.7)    ($107.3)    ($120.8)    ($127.1)

                                      Fuel and Oil Expense ($MM)
                       --------------------------------------------------------
                          2001E       2002E       2003E       2004E       2005E
                       --------    --------    --------    --------    ---------
Downside Case            $271.5      $281.4      $306.7      $316.8      $322.2
Management Base Case      271.5       254.2       272.5       281.5       286.3
                       --------    --------    --------    --------    --------
Difference                 $0.0       $27.2       $34.2       $35.3       $35.9

                                             EBITDAR ($MM)
                       ---------------------------------------------------------
                          2001E       2002E       2003E       2004E       2005E
                       --------    --------    --------    --------    ---------
Downside Case            $230.4      $278.7      $343.6      $327.7      $276.4
Management Base Case      269.0       390.3       480.6       479.2       434.3
                       --------    --------    --------    --------    --------
Difference               ($38.6)    ($111.6)    ($137.0)    ($151.5)    ($157.9)


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -24-

                                                   Summary of Valuation Analyses

Summary of Forecast Assumptions:  Management Base Case
================================================================================

o Shown below is a summary of Management's Base Case which illustrates the impact of Brickyard's rapid revenue growth over the next several years

o However, due to higher costs associated with the new fleet (primarily labor), cash flow does not grow as rapidly and declines in 2005

-------------------------------------------------------------------------------------------------------------------------
                                                   Management Base Case ($MM)
-------------------------------------------------------------------------------------------------------------------------
                                                   FY 2000A    FY 2001E    FY 2002P    FY 2003P     FY 2004P     FY 2005P
                                                   --------    --------    --------    --------     --------     --------
Revenues                                           $1,291.6    $1,385.0    $1,666.7    $1,941.7     $2,107.1     $2,182.8
Revenue Growth                                        15.1%        7.2%       20.3%       16.5%         8.5%         3.6%

EBITDAR                                               199.7       269.0       390.3       480.6        479.2        434.3
EBITDAR Margin                                        15.5%       19.4%       23.4%       24.8%        22.7%        19.9%

EBITDA                                                127.6       158.9       180.6       225.1        204.1        145.1
EBITDA Margin                                          9.9%       11.5%       10.8%       11.6%         9.7%         6.6%

Capital Expenditures (excl. deposit facilities)       126.6       169.6       114.5        74.9         57.0         82.1
Net Debt                                              408.8       373.0        45.2       (56.8)      (253.9)      (306.3)
Adjusted Net Debt (incl. capitalized leases) (1)      986.0     1,253.6     1,722.7     1,987.2      1,946.4      2,007.2

Net Debt/EBITDA                                        3.2x        2.3x        0.3x          NM           NM           NM
Adjusted Net Debt/EBITDAR                              4.9x        4.7x        4.4x        4.1x         4.1x         4.6x
-------------------------------------------------------------------------------------------------------------------------

----------
(1)   Reflects aircraft lease expense capitalized at an 8x multiple


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -25-

                                                   Summary of Valuation Analyses

Comparison of Brickyard Forecasts and Actual Performance ($MM)
================================================================================

o Until 2000, Brickyard had generally been able to achieve its budgets

                                              1998                           1999                           2000
                                  ----------------------------   ----------------------------   ----------------------------
                                   Budget    Actual   Variance    Budget    Actual   Variance   Budget(1)  Actual   Variance
                                  --------  --------  --------   --------  --------  --------   --------  --------  --------
Revenue
Scheduled Service                   $471.7    $511.3     $39.6     $617.1    $624.6      $7.6     $784.3    $753.3    ($31.0)
Charter (incl. Military)             348.5     344.5      (4.0)     379.5     390.0      10.5      425.3     435.3      10.0
Ground & Other                        57.4      63.6       6.3       64.3     107.8      43.4      125.5     103.0     (22.5)
                                  --------  --------  --------   --------  --------  --------   --------  --------  --------
Total Revenue                       $877.5    $919.4     $41.9   $1,060.9  $1,122.4     $61.5   $1,335.1  $1,291.6    ($43.6)

Expenses
Salaries, Wages & Benefits          $199.7    $211.4     $11.7     $243.8    $252.6      $8.7     $296.5    $297.0      $0.5
Fuel and Oil                         162.3     137.4     (24.9)     171.4     170.9      (0.4)     267.5     274.8       7.3
Handling, Landing and Navigation      76.6      74.6      (2.0)      86.6      89.3       2.7       99.4      97.4      (1.9)
Passenger Service                     34.1      34.0      (0.0)      37.0      39.2       2.2       45.9      45.6      (0.3)
Aircraft Rentals                      56.4      53.1      (3.3)      59.4      58.7      (0.7)      72.0      72.1       0.2
Aircraft Main./Materials/Repair       53.2      53.7       0.4       57.9      55.6      (2.3)      66.2      70.4       4.3
Depreciation and Amortization         74.8      78.7       3.9       95.7      96.0       0.4      126.7     125.0      (1.6)
Crew and Employee Travel              35.7      41.5       5.8       44.1      49.7       5.6       60.3      65.8       5.5
Ground Package Cost                   22.9      19.5      (3.4)      21.1      49.0      27.9       61.7      50.9     (10.8)
Commissions                           28.2      28.5       0.2       33.7      39.0       5.3       42.1      39.1      (3.0)
Advertising                           15.6      17.8       2.2       17.4      18.6       1.2       19.0      22.0       3.0
Other Selling Expenses                21.0      22.1       1.2       26.6      28.1       1.5       36.5      36.6       0.2
Fixed Costs                           68.5      71.7       3.2       72.7      85.8      13.2       91.1      92.2       1.1
                                  --------  --------  --------   --------  --------  --------   --------  --------  --------
Total Expenses                      $849.0    $844.0     ($5.0)    $967.3  $1,032.7     $65.4   $1,284.7  $1,289.0      $4.3

EBIT                                 $28.5     $75.4     $46.9      $93.6     $89.7     ($3.9)     $50.5      $2.6    ($47.9)
EBITDA                               103.3     154.0      50.8      189.3     185.7      (3.5)     177.1     127.6     (49.5)
EBITDAR                              159.6     207.2      47.5      248.7     244.4      (4.3)     249.1     199.8     (49.4)

----------
(1)   Budget as of July 2000


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                                      -26-

                                                   Summary of Valuation Analyses

Comparison of Brickyard Management Forecasts ($MM)
================================================================================

o Shown below is a comparison of summaries of two sets of forecasts prepared by Brickyard management

o The July 2000 forecast was presented to the rating agencies in conjunction with a proposal to recapitalize Brickyard

      o SSB also referenced the July 2000 forecast in a presentation to JGM dated 1/12/01

o     The current forecast was revised by Brickyard management in May 2001

                    Brickyard Management Forecast for the Fiscal Year Ended December 31
                    -------------------------------------------------------------------
                         FY 2000   FY 2001   FY 2002   FY 2003   FY 2004    FY 2005
                        --------  --------  --------  --------  --------   --------
Revenue
  July 2000 Forecast    $1,328.8  $1,469.7  $1,722.5  $1,960.6  $2,075.9         --
  Current Forecast            --   1,385.0   1,666.7   1,941.7   2,107.1    2,182.8
                        --------  --------  --------  --------  --------   --------
Difference                    --     $84.7     $55.8     $18.9    ($31.2)        --

EBITDAR (1)
  July 2000 Forecast      $233.9    $337.1    $470.1    $562.1    $608.8         --
  Current Forecast            --     269.0     390.3     480.6     479.2      434.3
                        --------  --------  --------  --------  --------   --------
Difference                    --     $68.1     $79.8     $81.5    $129.6         --

EBITDA
  July 2000 Forecast      $162.4    $232.4    $265.9    $318.4    $344.0         --
  Current Forecast            --     158.9     180.6     225.1     204.1      145.1
                        --------  --------  --------  --------  --------   --------
Difference                    --     $73.5     $85.3     $93.3    $139.9         --

EBIT
  July 2000 Forecast       $23.2     $49.2    $148.0    $212.6    $251.5         --
  Current Forecast            --      30.0      47.6     124.6     123.8       71.1
                        --------  --------  --------  --------  --------   --------
Difference                    --     $19.2    $100.4     $88.0    $127.7         --

----------
(1)   Excludes non-recurrting losses related to the sale of the L1011s


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

                                                   Summary of Valuation Analyses

Implied Share Prices - EPS Analysis             June 2001 - Management Base Case
================================================================================

--------------------------------------------------------------------------------
                               EARNINGS PER SHARE
--------------------------------------------------------------------------------
           Year         2003E    2004E    2005E
           Proj. EPS    $3.37    $5.30    $3.74
           ---------   ------   ------   -------

--------

           8.0x        $26.93   $42.42   $29.91      Undiscounted Share Price
                        18.99    26.01    15.95      Discounted @ 15.0%
                        17.99    24.13    14.48      Discounted @ 17.5%
P/E                     17.07    22.41    13.17      Discounted @ 20.0%

           9.0x        $30.29   $47.73   $33.65      Undiscounted Share Price
                        21.36    29.26    17.94      Discounted @ 15.0%
                        20.24    27.14    16.29      Discounted @ 17.5%
                        19.20    25.21    14.81      Discounted @ 20.0%

Multiple   10.0x       $33.66   $53.03   $37.39      Undiscounted Share Price
                        23.73    32.51    19.93      Discounted @ 15.0%
                        22.49    30.16    18.10      Discounted @ 17.5%
                        21.34    28.01    16.46      Discounted @ 20.0%

           11.0x       $37.02   $58.33   $41.13      Undiscounted Share Price
                        26.11    35.77    21.93      Discounted @ 15.0%
                        24.74    33.17    19.91      Discounted @ 17.5%
Range                   23.47    30.82    18.11      Discounted @ 20.0%

           12.0x       $40.39   $63.64   $44.87      Undiscounted Share Price
                        28.48    39.02    23.92      Discounted @ 15.0%
                        26.99    36.19    21.72      Discounted @ 17.5%
                        25.60    33.62    19.75      Discounted @ 20.0%

--------------------------------------------------------------------------------

--------------------------------------------
Note: All figures discounted to July 1, 2001


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                                      -28-

                                                   Summary of Valuation Analyses

                                                June 2001 - Management Base Case
Implied Share Prices - EPS Analysis                  with Maintenance Adjustment
================================================================================

--------------------------------------------------------------------------------
                               EARNINGS PER SHARE
--------------------------------------------------------------------------------
           Year         2003E    2004E    2005E
           Proj. EPS    $1.87    $4.25    $3.14
           ---------   ------   ------   -------

--------

           8.0x        $15.00   $34.01   $25.15      Undiscounted Share Price
                        10.57    20.86    13.41      Discounted @ 15.0%
                        10.02    19.34    12.17      Discounted @ 17.5%
P/E                      9.51    17.97    11.07      Discounted @ 20.0%

           9.0x        $16.87   $38.27   $28.30      Undiscounted Share Price
                        11.90    23.46    15.09      Discounted @ 15.0%
                        11.27    21.76    13.69      Discounted @ 17.5%
                        10.70    20.22    12.46      Discounted @ 20.0%

Multiple   10.0x       $18.75   $42.52   $31.44      Undiscounted Share Price
                        13.22    26.07    16.76      Discounted @ 15.0%
                        12.53    24.18    15.22      Discounted @ 17.5%
                        11.88    22.46    13.84      Discounted @ 20.0%

           11.0x       $20.62   $46.77   $34.58      Undiscounted Share Price
                        14.54    28.68    18.44      Discounted @ 15.0%
                        13.78    26.60    16.74      Discounted @ 17.5%
Range                   13.07    24.71    15.23      Discounted @ 20.0%

           12.0x       $22.49   $51.02   $37.73      Undiscounted Share Price
                        15.86    31.28    20.12      Discounted @ 15.0%
                        15.03    29.02    18.26      Discounted @ 17.5%
                        14.26    26.95    16.61      Discounted @ 20.0%

--------------------------------------------------------------------------------

--------------------------------------------
Note: All figures discounted to July 1, 2001


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

                                                   Summary of Valuation Analyses

Revenue Growth Assumptions
================================================================================

                           Breakdown of Projected Revenues

   [The following table was depicted as a bar chart in the printed material.]

                       2000    2001E      2002E      2003E      2004E      2005E

Scheduled Service    $753.3   $926.7   $1,218.5   $1,485.9   $1,706.3   $1,801.0
Charter               246.7    218.3      199.3     190.6       133.9      106.7
Military              188.6    135.4      131.2     135.0       129.8      134.9
Ground                 58.9     57.9       56.1      56.2        56.2       56.2
Other                  43.1     46.8       61.5      73.9        80.9       84.0

o As these charts illustrate, Brickyard is projected to significantly increase its base of scheduled service revenues and reduce charter operations

      o Aircraft used for the scheduled service unit is projected to increase from 33 planes at FYE 2000 to 60 by FY 2005

      o Concurrently, planes operated for the charter business will decline from 10 at FYE 2000 to 4 by FYE 2005

o Scheduled service will account for 82% of total revenues by FY 2005 compared with 58% in FY 2000

   [The following table was depicted as a pie chart in the printed material.]

                   FY 2000 Revenue Breakdown: $1,291 MM Total

                   Scheduled Service            58%
                   Charter                      19%
                   Military                     15%
                   Ground                        5%
                   Other                         3%

   [The following table was depicted as a pie chart in the printed material.]

                  FY 2005E Revenue Breakdown: $2,183 MM Total

                   Scheduled Service            82%
                   Charter                       5%
                   Military                      6%
                   Ground                        3%
                   Other                         4%


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

                                                   Summary of Valuation Analyses

Summary of Fleet Projections
================================================================================

As the new 737s and 757s are brought on line and 727s and L1011s are retired, Brickyard's fleet size and composition will change dramatically and provide the primary driver for revenue growth

   [The following table was depicted as a bar chart in the printed material.]

                           Fleet Breakdown by Aircraft

                               2000    2001E    2002E   2003E    2004E    2005E

737-800                           0       14       35      39       46       46
757-300                           0        5       10      10       10       10
757-200                          15       15       14      14       14       14
L1011-500                         5        5        5       5        5        5
L1011-50/100                     13       10        8       3        1        1
727                              24       12        0       0        0        0

   [The following table was depicted as a bar chart in the printed material.]

                             Fleet Breakdown by Use

                               2000    2001E    2002E   2003E    2004E    2005E

Scheduled Service                34       37       50      52       60       60
Charter                          10        8        7       5        4        4
Military                          4        6        5       5        5        5
Spare/Other                      10       11       11       9        7        7


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

                                                   Summary of Valuation Analyses

Current Fleet Overview and Plan (1)
================================================================================

-------------------------------------------------------------------
                              Fleet as of 12/31/00
-------------------------------------------------------------------
               Average Age   Average Seats   Owned   Leased   Total
               -----------   -------------   -----   ------   -----
B727-200            20.4          173          13      11       24
B737-800             0.0          170           0       0        0
B757-200             3.1          246           0      15       15
B757-300             0.0          210           0       0        0
L1011-50/100        26.0          362          13       1       14
L1011-500           18.8          307           5       0        5
                    ----          ---          --      --       --
Total Fleet         17.1          249          31      27       58
-------------------------------------------------------------------

-------------------------------------------------------------------------
                Historical and Forecasted Fleet Plan at Year End
-------------------------------------------------------------------------
               1997    1998   1999   2000   2001E   2002E   2003E   2004E
               ----    ----   ----   ----   -----   -----   -----   -----
B727-200        24      24     24     24      12       0       0       0
B737-800         0       0      0      0      14      35      39      46
B757-200         7       9     11     15      15      14      14      14
B757-300         0       0      0      0       5      10      10      10
L1011-50/100    16      14     14     14      10       9       4       0
L1011-500        0       1      4      5       5       5       5       5
                --      --     --     --      --      --      --      --
Total Fleet     47      48     53     58      61      73      72      75
-------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                            Average Seats at Year End
-------------------------------------------------------------------------------------------
                         1997     1998    1999    2000    2001E    2002E    2003E    2004E
                         ----     ----    ----    ----    -----    -----    -----    -----
Average Seats/Aircraft   248.2    244.6   248.2   249.1    235.3    223.1    210.5    198.7
% Change                  --      (1.5%)   1.5%    0.3%    (5.5%)   (5.2%)   (5.6%)   (5.6%)
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       % Change in Aircraft and Seats
--------------------------------------------------------------------------------
                          1998    1999   2000   2001E    2002E   2003E    2004E
                          ----    ----   ----   -----    -----   -----    -----
Aircraft                  2.1%   10.4%   9.4%    5.2%    19.7%   (1.4%)    4.2%
Seats                     0.6%   12.0%   9.8%   (0.7%)   13.5%   (6.9%)   (1.7%)
--------------------------------------------------------------------------------

-----------------------------
(1) Source: Company reports and Salomon Smith Barney research dated 3/30/01


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

                                                   Summary of Valuation Analyses

Comparative Fleet Age (1)
================================================================================

o While Brickyard currently operates one of the oldest fleets, by 2004 following an ambitious fleet build out plan, Brickyard will have one of the youngest fleets in the country which should improve reliability and utilization rates

   [The following table was depicted as a bar chart in the printed material.]

Average Fleet Age

ATA-2004                                   4.9
Alaska                                     7.6
Southwest                                  8.2
Continental                                8.4
United                                     9.9
America West                                10
American                                  10.6
Delta                                       12
TWA                                       12.1
US Airways                                12.7
ATA-2000                                  17.2
Northwest                                 19.9

-----------------------------
(1) Source: 8K dated 3/16/01


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

                                                   Summary of Valuation Analyses

Key Operating Statistic Assumptions
================================================================================

                     Scheduled Service Yield and Load Factor

   [The following table was depicted as a bar chart in the printed material.]

                                      1996     1997     1998    1999     2000    2001E    2002E   2003E    2004E    2005E
                                      ----     ----     ----    ----     ----    -----    -----   -----    -----    -----
Scheduled Service Yield (cents)     0.0786   0.0819   0.0880  0.0910   0.0971   0.1041   0.1095  0.1082   0.1110   0.1123
Scheduled Service Load Factor (%)      67%      73%      74%     77%      77%      74%      74%     73%      73%      73%

o Management's Base Case forecast reflects only modest improvement in scheduled service yield and load factor

                      Revenue per Available Seat Miles ("RASM")

   [The following table was depicted as a bar chart in the printed material.]

                               1996     1997     1998    1999     2000    2001E    2002E   2003E    2004E    2005E
                               ----     ----     ----    ----     ----    -----    -----   -----    -----    -----
Scheduled Service RASM       0.0529   0.0596   0.0655  0.0704   0.0744   0.0770   0.0810  0.0790   0.0810   0.0820
Charter RASM                 0.0519   0.0547   0.0573  0.0639   0.0683   0.0720   0.0710  0.0750   0.0780   0.0810
Military RASM                0.0584   0.0606   0.0621  0.0623   0.0724   0.0760   0.0720  0.0730   0.0800   0.0830
Total RASM                   0.0565   0.0619   0.0664  0.0744   0.0788   0.0830   0.0850  0.0840   0.0830   0.0880

o RASM across all of Brickyard's businesses is projected to stabilize at levels just slightly above 2000, a difficult year for most airlines


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

                                                   Summary of Valuation Analyses

Comparative Analysis
================================================================================

o In recent years Brickyard has underperformed other airlines in terms of revenue performance measured by revenue passenger miles and slightly outperformed its peers in terms of load factor indicating that while Brickyard's fares are discounted relative to other airlines it has been able to extract good revenue efficiencies from its routes flown

                        Revenue per Available Seat Mile
--------------------------------------------------------------------------------

   [The following table was depicted as a bar chart in the printed material.]

                 1998     1999     2000
                 ----     ----     ----

Brickyard        6.55     7.04     7.44

Frontier        7.114     8.45     9.01

Alaska Air       9.32     9.69     10.1

Airtran          7.73      9.8    10.32

America West     7.65     7.83     8.04

United           10.1     10.2       11

Southwest        8.76     8.96     9.43

Northwest        9.12     9.44    10.01

Delta           10.07    10.12     10.8

Continental      9.23     9.12     9.84

American         9.46     9.12    10.17

                RASM (cents)

                                  Load Factor
--------------------------------------------------------------------------------

   [The following table was depicted as a bar chart in the printed material.]

                 1998     1999     2000
                 ----     ----     ----

Brickyard      0.7439   0.7741   0.7665

Frontier        0.561    0.594    0.591

Alaska Air      0.596    0.635    0.702

Airtran         0.596    0.635    0.702

America West    0.674    0.684    0.705

United          0.716     0.71    0.723

Southwest       0.661     0.69    0.705

Northwest       0.731    0.746    0.766

Delta           0.727   0.7218   0.7291

Continental     0.721    0.732    0.745

American        0.702    0.695    0.724

                Load Factor(%)

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

                                                   Summary of Valuation Analyses

New Fleet Impact on Cost Structure
================================================================================

o The planned upgrade and build-out of the Company's new fleet in which it will replace its current fleet of older 727s by more efficient 737s and 757s will lower the carrier's cost structure, allowing it better weather spikes in fuel and labor costs

      o     The 727-200 represents over 40% of Brickyard's current fleet

      o By 2004, all of the 727s will have been replaced by 737s and 757s, which will represent 61% and 32% of the future fleet, respectively

o The dramatic expected improvement in operating efficiency between the 727 and 737 is shown below:

                                    Cents per Available Seat Mile ("ASM")
                                    -------------------------------------     Monthly
                                     727-200 (1) 737-800 (2) Difference     Difference
                                     ----------  ----------  ----------     ----------
Handling, landing and navigation        1.21        1.20        0.01           $1,000

Fuel costs                              2.09        1.25        0.84          135,000

Crew costs                              1.35        1.18        0.17           27,000

Ownership costs                         0.50        1.70       (1.21)        (192,000)

Maintenance                             1.79        0.46        1.34          214,000

Other                                   1.91        1.91        0.00                0
                                        ----        ----        ----        ---------

Total cents/ASM                         8.86        7.71        1.15         $184,000

-----------------------------
(1) Based on 2000 actual results

(2) Estimates based on information estimated provided by Boeing


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

                                                   Summary of Valuation Analyses

Brickyard Midway Expansion
================================================================================

o A key feature of Brickyard's growth profile over the next several years is the expansion of Brickyard's traffic through Midway Airport

      o Due to growth in the Chicago market, capacity constraints at O'Hare and an upgrade and expansion of Midway facilities, Midway volumes and revenues are projected to grow approximately 20% per year

            - New gates at Midway come on line beginning 2001 - ATA will be the prime beneficiary of the expanded capacity

            - Midway is recognized as the airport of choice for value-conscious travelers, is closer to 40% of the greater Chicago population base and is a 15 minute subway ride to downtown

            - A new international terminal and processing facility will allow international flights to return to Midway, thereby further strengthening its competitive position against O'Hare

      o Currently, Brickyard operates 6 jet gates and 58 daily jet departures from Midway

            - By 2005 as a result of greater capacity at Midway and Brickyard's fleet growth, Brickyard projects it will operate 12 jet gates and 100 daily departures with increased efficiency

            - Brickyard's increased volume out of Midway is further illustrated by the following statistics:

Brickyard Midway Metrics           1997      1998      1999      2000     2001E     2002E     2003E     2004E     2005E
------------------------------    -----     -----     -----     -----     -----     -----     -----     -----     -----
# of jet gates (year-end)             6         6         6         6         8         8         8        12        12
Daily jet departures                 19        30        32        48        58        71        75       100       100
Jet markets served (year-end)        11        13        15        18        23        27        29        32        34
Annual Midway revenue ($MM)        $177      $285      $371      $511      $680      $931      $991    $1,215    $1,311
% total Brickyard revenue            23%       31%       33%       40%       49%       54%       52%       58%       60%
Brickyard Midway yield (cents)    0.092     0.098     0.099     0.106     0.109     0.116     0.111     0.115     0.116


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

================================================================================

                           ==========================

                           Summary of Other Processes

                           ==========================


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

                                                      Summary of Other Processes

Other Processes Chronology
================================================================================

o Over the last several years, the Company has engaged in several discussions and processes with respect to strategic alternatives, particularly those involving full or partial monetization of both JGM's and the Public Shareholders' interests in Brickyard

o     In 1999, two processes were conducted:

      o One process (the "Company Process") was conducted by the Company and Salomon Smith Barney ("SSB") to explore the Company's strategic alternatives, including a possible sale of the Company

      o Another process (the "Management Process") was conducted by Brickyard senior management and Morgan Stanley Dean Witter to explore a possible management-led proposal to buy the Company

o The Company Process generated an indication of interest, including a proposal from America West Airlines ("AWA")

      o In April 1999 AWA executed a Confidentiality Agreement with Brickyard and commenced due diligence to explore the possible acquisition of Brickyard

      o A transaction with AWA did not proceed further due to AWA's conclusions regarding potential available synergies and a decline in AWA's stock price

o In connection with the Management Process, Apollo put forth a recapitalization proposal which was revised several times

      o     Apollo signed a Confidentiality Agreement in May 1999

      o In August 1999, Apollo put forth a proposal (the "August 1999 Proposal") to invest $200 million in convertible preferred stock issued by Brickyard, the proceeds of which would be used to repurchase 59% of outstanding shares for $33 per share in cash and significantly lever the Company

            - JGM's ownership stake in Brickyard was projected to decline from 72% to 31%; Apollo would hold approximately 54% of the equity on a fully diluted basis


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

                                                      Summary of Other Processes

Other Processes Chronology (Cont'd)
================================================================================

            - The August 1999 Proposal assumed a public stub representing approximately 15% of the common equity would remain after the transaction

                        SSB assumed the public stub would trade at an illiquidity discount to the public comparable companies of at least 30%

            - The August 1999 Proposal was conditioned on a minimum of 59% of shares tendered and allowed the Public Shareholders to elect to either sell their shares or retain their stake in the public stub and wasn't expected to trigger the change of control provisions in Brickyard's high yield notes

      o     Apollo cited the following value drivers in its August 1999
            Proposal:

            -     The quality of senior management

            -     Brickyard's low cost structure

            -     A track record of profitability

            - Brickyard's business plan to redevelop and expand its Midway business thereby enhancing Brickyard's "franchise" value

            - The counter cyclical impact of Brickyard's military and commercial charter business

      o In March 2000, Apollo revised its offer from $33.00 per share in cash for 59% of outstanding shares to $23.25 per share in cash for 85% of outstanding shares (the "$23.25 March 2000 Proposal") and subsequently (within two weeks) revised the offer again to $25.00 per share for 96% of outstanding shares in cash (the "$25.00 March 2000 Proposal")

            - Apollo attributed the reduction in purchase price to a deterioration in Brickyard's financial results since the August 1999 Proposal and an increase in perceived execution risk with regard to Brickyard's Midway expansion

            - The revised proposal reflected a $200 million investment from Apollo (in the form of 50% common equity and 50% junior notes) and additional $115 million to $125 million in mezzanine and bank financing


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

                                                      Summary of Other Processes

Other Processes Chronology (Cont'd)
================================================================================

      o In July 2000, Brickyard, Apollo and their respective advisors made presentations to the rating agencies to discuss the proposed Apollo recapitalization transaction

            - Brickyard's credit ratings could not be downgraded in order for the high yield notes to remain outstanding pro forma for the transaction - Apollo's proposal was contingent on Brickyard's high yield notes remaining outstanding

            - Feedback from the rating agencies indicated to avoid a downgrade, no new debt could be incurred by the Company;

                        Consequently, additional equity would be required in a recapitalization structure and Apollo revised its offer a 100% investment in the Company's stock

      o In order to comply with the rating agencies' request for additional equity, by August 2000 Apollo revised the consideration of the $25.00 per share offer to $21.00 in cash, $3.00 in preferred stock and $1.00 in common stock resulting in a total fair market value of less than $25.00 per share due to the preferred and common stock components

            - Terms of the preferred stock portion included an 8.0% dividend, payable in cash or in kind at the option of the Company, and a 7-year maturity with no conversion rights

      o An estimated range for the total fair market value of Apollo's revised offer is shown below:

                  Par Value   Estimated FMV Range             Comments
                  ---------   -------------------   ----------------------------
Cash                 $21.00   $21.00   -   $21.00   Valued at face
Preferred Stock        3.00     1.39   -     2.13   Discounted cash flow value
                                                    of security assuming cash
                                                    coupon and liquidation value
                                                    is discounted at 15% and 25%
                                                    over 7 years. Discount range
                                                    is based on expected premium
                                                    required over current YTW of
                                                    high yield notes of between
                                                    12% and 13%
Common Stock           1.00     0.32   -     0.78   Based on range of forward
                       ----     ----         ----   positive EPS pro forma for
                                                    the Apollo transaction
                                                    valued at a 10.0x P/E
                                                    multiple, discounted back at
                                                    discount rates ranging from
                                                    20% to 30% and adjusted for
                                                    a 30% illiquidity discount
Total                $25.00   $22.70   -   $23.90


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

                                                      Summary of Other Processes

Other Processes Chronology (Cont'd)
================================================================================

      o The process with Apollo was terminated in late 2000 by JGM due to Apollo's inability to provide an all-cash proposal to JGM which would monetize a significant portion of his holdings

o On April 2, 2001, Apollo reiterated its continued interest in leading a recapitalization of Brickyard, citing four months of extensive due diligence at a cost of $1.5 million to Apollo

      o On April 11, 2001, Apollo put forth a proposal for Brickyard for $20.00 per share in cash (the "April 2001 Proposal") and noted that it may be able to increase the offer following the completion of additional due diligence

o In addition to AWA, and Apollo, the following parties executed Confidentiality Agreements with Brickyard:

                      Party                  Date CA Signed
            ------------------------------   --------------
            Thomas H. Lee Co.                   4/16/99

            Joseph Littlejohn & Levy, Inc.      5/20/99

            Smith Capital Management            5/20/99

            MSDW Capital Partners IV LLC        5/28/99

            Air Tran Holdings, Inc.              8/1/00

      o Brickyard also received preliminary proposals from Hawaiian Airlines (no value assigned) and Freight World International, Inc. (for $30.00 per share in cash) which were not viewed as serious offers by the Company


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

                                                      Summary of Other Processes

Summary of Proposals and Premiums Indicated
================================================================================

o Shown below is a summary of the premiums indicated by JGM's Proposal compared with the proposals put forth by Apollo

o The LTM multiples shown are based on trailing 12 months results as of the date each of the offers below were received by the Company

                                      Premium Over Prior   LTM EV/EBITDA   LTM EV/EBITDAR
                                        Day Stock Price       Multiple        Multiple
                                      ------------------   -------------   --------------
JGM Proposal ($23.00)                        82.5%             5.6x            6.5x

Apollo August 1999 Proposal ($33.00)         51.7%             3.5x            4.6x
Apollo March Proposal ($23.25)               38.5%             2.9x            4.1x
Apollo March Proposal ($25.00)               40.9%             3.0x            4.2x
Apollo April 2001 Proposal ($20.00)         108.3%             5.4x            6.3x


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

================================================================================

                               ==================

                               Brickyard Overview

                               ==================


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

                                                              Brickyard Overview

AMTR Stock Price and Volume:  Last 12 Months to May 16, 2001
================================================================================

                             Stock Price and Volume

   [The following table was depicted as a line chart in the printed material.]

Date                       Closing Price   Volume (000)
----                       -------------   ------------
18-May-2000                   16.5000        19.8000
19-May-2000                   16.1250         0.1000
22-May-2000                   16.4375         6.7000
23-May-2000                   16.3750         5.0000
24-May-2000                   16.5000         7.3000
25-May-2000                   16.1250        15.2000
26-May-2000                   16.0000         4.5000
30-May-2000                   15.2500        11.5000
31-May-2000                   14.1250        10.2000
01-Jun-2000                   14.3750         7.8000
02-Jun-2000                   14.8750       154.0000
05-Jun-2000                   14.3125         5.3000
06-Jun-2000                   14.3125        19.4000
07-Jun-2000                   13.5000         9.6000
08-Jun-2000                   14.6875        19.2000
09-Jun-2000                   14.4688        16.2000
12-Jun-2000                   14.6875        16.7000
13-Jun-2000                   14.8750         4.9000
14-Jun-2000                   14.5625        29.3000
15-Jun-2000                   13.9375        72.1000
16-Jun-2000                   14.2500         5.7000
19-Jun-2000                   14.0000         1.6000
20-Jun-2000                   12.8125        14.0000
21-Jun-2000                   12.6250         6.6000
22-Jun-2000                   12.0000         7.9000
23-Jun-2000                   10.5625        20.2000
26-Jun-2000                   10.5625        40.5000
27-Jun-2000                   10.4375         7.6000
28-Jun-2000                    9.3750        22.0000
29-Jun-2000                    9.0625        67.8000
30-Jun-2000                   12.4375       177.1000
03-Jul-2000                   12.5000        39.7000
05-Jul-2000                   12.5000        41.3000
06-Jul-2000                   11.5000        44.5000
07-Jul-2000                   11.0000        62.8000
10-Jul-2000                   10.3750         6.0000
11-Jul-2000                   10.6250        27.7000
12-Jul-2000                   10.5000         9.0000
13-Jul-2000                   11.1875        33.3000
14-Jul-2000                   12.0000         5.2000
17-Jul-2000                   12.0000        12.8000
18-Jul-2000                   12.6250         9.4000
19-Jul-2000                   12.6250        19.7000
20-Jul-2000                   11.6250         9.2000
21-Jul-2000                   11.7500         5.4000
24-Jul-2000                   12.2500         1.9000
25-Jul-2000                   12.1250         8.2000
26-Jul-2000                   12.2500         1.8000
27-Jul-2000                   12.2500        10.8000
28-Jul-2000                   12.5000        17.2000
31-Jul-2000                   13.1250        17.6000
01-Aug-2000                   13.1563        16.2000
02-Aug-2000                   13.8750         5.6000
03-Aug-2000                   13.0000         1.1000
04-Aug-2000                   12.8750         1.0000
07-Aug-2000                   12.0625         5.6000
08-Aug-2000                   12.2500         0.2000
09-Aug-2000                   12.6250         2.2000
10-Aug-2000                   11.8750         3.0000
11-Aug-2000                   12.1250         5.3000







14-Aug-2000                   12.0000         6.2000
15-Aug-2000                   12.0000         1.8000
16-Aug-2000                   11.7500         1.4000
17-Aug-2000                   11.5000         1.8000
18-Aug-2000                   11.5000         3.4000
21-Aug-2000                   11.5000         0.8000
22-Aug-2000                   11.8750        13.3000
23-Aug-2000                   12.0625         0.0000
24-Aug-2000                   12.1875         0.4000
25-Aug-2000                   12.8125         3.8000
28-Aug-2000                   12.8125         0.3000
29-Aug-2000                   12.3750         0.5000
30-Aug-2000                   12.5000         7.4000
31-Aug-2000                   12.5000         1.6000
01-Sep-2000                   12.2500         2.3000
05-Sep-2000                   11.1875       153.7000
06-Sep-2000                   12.2500         1.7000
07-Sep-2000                   12.2500         2.4000
08-Sep-2000                   12.2500         2.0000
11-Sep-2000                   11.7500         2.2000
12-Sep-2000                   11.0000         5.0000
13-Sep-2000                   10.0625        22.0000
14-Sep-2000                   10.8750        22.6000
15-Sep-2000                   10.5000         8.1000
18-Sep-2000                   10.5000         0.2000
19-Sep-2000                   10.5000         2.4000
20-Sep-2000                   10.5000         2.1000
21-Sep-2000                   10.5000         0.2000
22-Sep-2000                   10.5000         1.2000
25-Sep-2000                   10.5000         2.0000
26-Sep-2000                   10.5000         3.1000
27-Sep-2000                   11.2500         9.0000
28-Sep-2000                   10.5000         6.2000
29-Sep-2000                   10.9375        40.6000
02-Oct-2000                   11.0000        11.2000






03-Oct-2000                   10.5000        30.4000
04-Oct-2000                   10.5000        25.7000
05-Oct-2000                   10.6250       215.4000
06-Oct-2000                   11.1250       103.2000
09-Oct-2000                   10.5000       169.2000
10-Oct-2000                   10.5000        60.4000
11-Oct-2000                   11.0000         3.6000
12-Oct-2000                   10.6875        58.1000
13-Oct-2000                   10.5000       109.2000
16-Oct-2000                   10.4375        12.3000
17-Oct-2000                   10.4375        43.7000
18-Oct-2000                   10.2500       282.5000
19-Oct-2000                    9.5000        16.0000
20-Oct-2000                    9.7500        13.2000
23-Oct-2000                    9.4375         2.5000
24-Oct-2000                    9.8125         7.7000
25-Oct-2000                   10.0000         8.9000
26-Oct-2000                   10.5000        55.6000
27-Oct-2000                   11.1250        70.6000
30-Oct-2000                   11.9375        10.6000
31-Oct-2000                   14.3125        79.0000
01-Nov-2000                   12.5625        10.6000
02-Nov-2000                   11.8750       131.0000
03-Nov-2000                   11.5000         9.5000
06-Nov-2000                   11.1875        14.3000
07-Nov-2000                   11.2500         7.2000
08-Nov-2000                   12.3750         4.9000
09-Nov-2000                   13.0000         2.0000
10-Nov-2000                   13.1250        11.7000
13-Nov-2000                   12.8750         0.5000
14-Nov-2000                   12.8750         3.8000
15-Nov-2000                   13.6250        24.7000
16-Nov-2000                   13.7500         8.3000
17-Nov-2000                   13.7500         7.6000
20-Nov-2000                   13.7500        11.1000
21-Nov-2000                   13.8125       153.2000
22-Nov-2000                   13.7500         7.3000
24-Nov-2000                   14.0625         5.4000
27-Nov-2000                   14.7500        34.7000
28-Nov-2000                   14.5000        24.1000
29-Nov-2000                   14.5000       132.6000






30-Nov-2000                   14.5000         5.6000
01-Dec-2000                   14.5000        21.1000
04-Dec-2000                   14.5000        25.3000
05-Dec-2000                   14.5000        25.3000
06-Dec-2000                   14.5000        10.8000
07-Dec-2000                   14.5000        12.1000
08-Dec-2000                   14.8750        11.4000
11-Dec-2000                   14.6250         3.3000
12-Dec-2000                   14.5000        19.8000
13-Dec-2000                   14.5000        12.3000
14-Dec-2000                   14.5000        24.8000
15-Dec-2000                   14.5000        11.1000
18-Dec-2000                   14.5625        40.7000
19-Dec-2000                   14.8125        50.5000
20-Dec-2000                   14.8750        17.1000
21-Dec-2000                   14.6250         0.3000
22-Dec-2000                   14.6250        23.4000
26-Dec-2000                   14.6250         7.6000
27-Dec-2000                   14.5000         4.1000
28-Dec-2000                   14.5000        38.9000
29-Dec-2000                   14.5000         0.4000
02-Jan-2001                   14.5000         2.0000
03-Jan-2001                   14.5000         4.0000
04-Jan-2001                   14.5000         0.4000
05-Jan-2001                   14.2500        10.9000
08-Jan-2001                   13.5000        24.8000
09-Jan-2001                   13.9375         0.6000
10-Jan-2001                   13.5000         8.2000
11-Jan-2001                   13.5625         0.9000
12-Jan-2001                   13.5000         0.6000
16-Jan-2001                   13.5000         3.2000
17-Jan-2001                   13.6875         2.1000
18-Jan-2001                   13.6875         0.7000
19-Jan-2001                   13.5625         9.2000
22-Jan-2001                   13.5000         1.2000
23-Jan-2001                   13.3750         0.0000
24-Jan-2001                   13.3125         0.0000
25-Jan-2001                   13.2500         1.8000
26-Jan-2001                   13.5000         2.2000
29-Jan-2001                   13.0000         6.8000
30-Jan-2001                   12.6875        10.1000
31-Jan-2001                   12.5000        16.6000
01-Feb-2001                   12.3750         2.7000
02-Feb-2001                   12.0000         3.5000
05-Feb-2001                   12.2500         3.3000
06-Feb-2001                   12.1250         2.3000
07-Feb-2001                   12.0000         2.6000
08-Feb-2001                   12.0000         1.7000
09-Feb-2001                   12.0000         0.1000
12-Feb-2001                   12.0000         1.6000
13-Feb-2001                   12.0000         1.2000
14-Feb-2001                   11.7500         1.4000






15-Feb-2001                   11.7500         2.2000
16-Feb-2001                   11.7500        10.6000
20-Feb-2001                   11.7500         4.5000
21-Feb-2001                   11.2500         0.6000
22-Feb-2001                   11.6250         0.2000
23-Feb-2001                   11.2500         4.0000
26-Feb-2001                   11.2500         2.3000
27-Feb-2001                   11.3125         0.3000
28-Feb-2001                   11.5000         5.9000
01-Mar-2001                   11.5000         1.0000
02-Mar-2001                   11.4375         4.0000
05-Mar-2001                   11.3750         0.4000
06-Mar-2001                   11.8125         3.9000
07-Mar-2001                   11.8750         2.6000
08-Mar-2001                   11.6250         1.4000
09-Mar-2001                   11.5313         0.0000
12-Mar-2001                   10.8750         6.4000
13-Mar-2001                   11.1250         1.3000
14-Mar-2001                   10.2500         4.0000
15-Mar-2001                   10.7500         0.6000
16-Mar-2001                   10.7500         1.3000
19-Mar-2001                   10.2500         2.6000
20-Mar-2001                   10.0000        15.0000
21-Mar-2001                    9.6250         0.1000
22-Mar-2001                    9.8125         0.0000
23-Mar-2001                    9.7500         0.1000
26-Mar-2001                    9.4375         9.6000
27-Mar-2001                    9.6719         0.2000
28-Mar-2001                   10.0000         7.6000
29-Mar-2001                    9.5000         0.3000
30-Mar-2001                    9.6250         3.3000
02-Apr-2001                   10.0000         1.0000
03-Apr-2001                    9.6250         0.8000
04-Apr-2001                    9.3750         3.0000
05-Apr-2001                    9.7500         1.4000
06-Apr-2001                    9.2500         2.2000
09-Apr-2001                    9.3500         1.5000
10-Apr-2001                    9.6000         0.6000
11-Apr-2001                    9.4500         3.1000
12-Apr-2001                   10.2500         4.3000
16-Apr-2001                    9.9600         0.9000
17-Apr-2001                    9.9500         0.6000
18-Apr-2001                   10.0000         1.8000
19-Apr-2001                    9.9500         5.2000
20-Apr-2001                   10.0000         1.8000
23-Apr-2001                   10.0000         4.2000
24-Apr-2001                    9.9000         0.1000
25-Apr-2001                   10.0000        15.9000
26-Apr-2001                   10.2700         0.5000
27-Apr-2001                   10.2700         1.1000
30-Apr-2001                   10.2000         2.2000
01-May-2001                   10.1000         0.2000
02-May-2001                   10.2000         0.8000
03-May-2001                   10.3000         0.5000
04-May-2001                   10.3000         0.6000
07-May-2001                   10.3000         2.0000
08-May-2001                   10.2000         3.1000
09-May-2001                   10.3400         2.8000







10-May-2001                   10.7500         3.6000
11-May-2001                   11.0000        21.1000
14-May-2001                   11.9900        22.2000
15-May-2001                   12.6500        11.9000
16-May-2001                   12.6000         5.8000

                             Distribution of Volume

   [The following table was depicted as a bar chart in the printed material.]

                                       $0.00 -   $10.01 -   $11.01 -   $12.01 -   $13.01 -   $14.01 -   $15.01 -   $16.01
                                        $10.00     $11.00     $12.00     $13.00     $14.00     $15.00     $16.00     and above
                                       -------   --------   --------   --------   --------   --------   --------   -----------
Distribution of Volume (000)            218.4      1424.5     740.8      466.8      402.1      947.7       16         54.1
Cumulative Distribution of Volume (%)     5.1%       38.5%     55.8%      66.8%      76.2%      98.4%      98.7%     100.0%


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

                                                              Brickyard Overview

AMTR Stock Price and Volume: Since IPO to May 16, 2001
================================================================================

                             Stock Price and Volume

   [The following table was depicted as a line chart in the printed material.]

   Date                             Closing Price                   Volume (000)
   ----                             -------------                   ------------
11-May-1993                            16.0000                        1238.2000
12-May-1993                            16.0000                         314.7000
13-May-1993                            15.5000                         284.8000
14-May-1993                            15.7500                         102.0000
17-May-1993                            15.5000                           8.4000
18-May-1993                            16.0000                          19.9000
19-May-1993                            16.0000                          42.3000
20-May-1993                            16.0000                          43.7000
21-May-1993                            15.5000                          23.6000
24-May-1993                            15.5000                           7.7000
25-May-1993                            15.5000                          40.1000
26-May-1993                            15.8750                          11.8000
27-May-1993                            16.0000                           2.9000
28-May-1993                            15.5000                          17.2000
01-Jun-1993                            16.0000                          70.7000
02-Jun-1993                            15.7500                          87.9000
03-Jun-1993                            16.0000                          72.9000
04-Jun-1993                            16.0000                          34.7000
07-Jun-1993                            16.2500                           2.3000
08-Jun-1993                            16.2500                           3.9000
09-Jun-1993                            15.7500                           1.0000
10-Jun-1993                            16.1250                          36.6000
11-Jun-1993                            15.8750                          21.1000
14-Jun-1993                            15.8750                          25.4000
15-Jun-1993                            15.7500                           0.4000
16-Jun-1993                            15.7500                          10.5000
17-Jun-1993                            15.7500                          18.2000
18-Jun-1993                            15.5000                           5.5000
21-Jun-1993                            16.0000                           1.7000
22-Jun-1993                            15.6250                           9.1000
23-Jun-1993                            15.0000                          25.3000
24-Jun-1993                            15.2500                          59.1000
25-Jun-1993                            13.5000                          33.6000
28-Jun-1993                            14.1250                          23.7000
29-Jun-1993                            13.7500                           2.9000
30-Jun-1993                            13.7500                          38.4000
01-Jul-1993                            14.1250                           0.0000
02-Jul-1993                            13.7500                           2.0000
06-Jul-1993                            13.7500                           0.5000
07-Jul-1993                            14.0000                           3.7000
08-Jul-1993                            13.6250                         143.0000
09-Jul-1993                            13.5000                           0.2000
12-Jul-1993                            13.5000                           1.1000
13-Jul-1993                            13.5000                          43.9000
14-Jul-1993                            13.2500                           6.1000
15-Jul-1993                            13.5000                           9.6000
16-Jul-1993                            12.5000                           2.7000
19-Jul-1993                            12.5000                           6.1000
20-Jul-1993                            13.0000                           4.3000
21-Jul-1993                            13.0000                           2.1000
22-Jul-1993                            12.5000                           2.1000
23-Jul-1993                            13.0000                           7.5000
26-Jul-1993                            13.0000                           0.9000
27-Jul-1993                            12.5000                           1.4000
28-Jul-1993                            12.5000                          11.4000
29-Jul-1993                            12.0000                          44.1000
30-Jul-1993                            12.0000                          42.8000





02-Aug-1993                            12.2500                           2.6000
03-Aug-1993                            11.7500                         106.5000
04-Aug-1993                            11.7500                          65.3000
05-Aug-1993                            12.5000                           0.7000
06-Aug-1993                            12.5000                           0.9000
09-Aug-1993                            12.5000                           0.6000
10-Aug-1993                            12.1250                           9.5000
11-Aug-1993                            11.5000                         101.2000
12-Aug-1993                            11.2500                          11.8000
13-Aug-1993                            11.7500                           3.5000
16-Aug-1993                            11.2500                          32.1000
17-Aug-1993                            11.0000                          51.4000
18-Aug-1993                            10.7500                          20.2000
19-Aug-1993                             9.0000                          81.8000
20-Aug-1993                             9.6250                          16.1000
23-Aug-1993                             9.7500                          45.2000
24-Aug-1993                             9.2500                          10.2000
25-Aug-1993                             9.7500                           1.5000
26-Aug-1993                             9.5000                          11.2000
27-Aug-1993                             9.5000                           3.0000
30-Aug-1993                             9.5000                           3.0000
31-Aug-1993                            10.7500                         164.5000
01-Sep-1993                            11.0000                          48.8000
02-Sep-1993                            11.2500                           3.5000
03-Sep-1993                            11.0000                           2.1000
07-Sep-1993                            10.7500                           8.9000
08-Sep-1993                            10.5000                           5.8000
09-Sep-1993                            11.2500                          69.7000
10-Sep-1993                            11.2500                           5.8000
13-Sep-1993                            10.8750                          86.1000
14-Sep-1993                            11.2500                         131.1000
15-Sep-1993                            10.5000                          68.3000
16-Sep-1993                            11.0000                          58.3000
17-Sep-1993                            11.0000                           9.8000
20-Sep-1993                            11.0000                         181.3000
21-Sep-1993                            10.7500                          44.2000
22-Sep-1993                            10.7500                         265.1000
23-Sep-1993                            10.7500                          21.7000
24-Sep-1993                            10.5000                           5.7000
27-Sep-1993                            10.2500                          12.6000
28-Sep-1993                            10.0000                          28.3000
29-Sep-1993                            10.0000                           3.4000
30-Sep-1993                            10.5000                          39.5000
01-Oct-1993                            10.0000                           5.9000
04-Oct-1993                            10.7500                           2.3000
05-Oct-1993                            10.5000                           1.8000
06-Oct-1993                            10.0000                           0.1000
07-Oct-1993                            10.0000                          48.7000
08-Oct-1993                            10.2500                          18.1000
11-Oct-1993                            10.2500                          31.3000
12-Oct-1993                             9.8750                          26.0000
13-Oct-1993                            10.0000                           9.5000
14-Oct-1993                             9.5000                           7.5000
15-Oct-1993                             9.7500                           1.9000
18-Oct-1993                             9.5000                           1.8000
19-Oct-1993                             9.2500                         104.3000
20-Oct-1993                             9.2500                           4.9000
21-Oct-1993                             9.2500                           4.2000
22-Oct-1993                             8.0000                          34.5000
25-Oct-1993                             7.5000                          52.0000
26-Oct-1993                             8.0000                          85.6000
27-Oct-1993                             8.2500                          11.6000
28-Oct-1993                             8.1250                          26.5000
29-Oct-1993                             9.0000                          58.4000
01-Nov-1993                             9.0000                          12.7000
02-Nov-1993                             9.0000                         137.0000
03-Nov-1993                             9.2500                           3.5000
04-Nov-1993                             8.7500                          83.0000
05-Nov-1993                             9.2500                           8.4000
08-Nov-1993                             8.7500                           7.5000
09-Nov-1993                             9.2500                          11.4000






10-Nov-1993                             9.2500                          26.7000
11-Nov-1993                            10.0000                           5.7000
12-Nov-1993                             9.7500                           3.3000
15-Nov-1993                            10.0000                           7.5000
16-Nov-1993                            10.0000                          49.7000
17-Nov-1993                            10.2500                          92.0000
18-Nov-1993                            10.2500                          20.9000
19-Nov-1993                             9.7500                          61.2000
22-Nov-1993                             9.7500                         142.6000
23-Nov-1993                             9.7500                          10.5000
24-Nov-1993                             9.5000                          39.7000
26-Nov-1993                             9.5000                           1.2000
29-Nov-1993                             9.5000                          11.1000
30-Nov-1993                             9.7500                          46.4000
01-Dec-1993                             9.8750                          35.4000
02-Dec-1993                            10.0000                          53.1000
03-Dec-1993                             9.5000                          23.4000
06-Dec-1993                            10.0000                          35.7000
07-Dec-1993                            10.0000                          37.8000
08-Dec-1993                            10.0000                          23.6000
09-Dec-1993                            10.2500                           4.4000
10-Dec-1993                            10.0000                          66.3000
13-Dec-1993                            10.0000                           7.0000
14-Dec-1993                             9.7500                         177.2000
15-Dec-1993                             9.7500                           1.3000
16-Dec-1993                            10.0000                          26.8000
17-Dec-1993                            10.0000                           2.8000
20-Dec-1993                            10.0000                          19.1000
21-Dec-1993                            10.2500                           6.4000
22-Dec-1993                            10.0000                           5.1000
23-Dec-1993                             9.5000                           2.2000
27-Dec-1993                            10.0000                           2.7000
28-Dec-1993                             9.7500                          87.7000
29-Dec-1993                            10.1250                          75.0000
30-Dec-1993                            10.5000                          68.2000
31-Dec-1993                             9.7500                          21.4000
03-Jan-1994                             9.7500                           2.7000
04-Jan-1994                            10.0000                           0.0000
05-Jan-1994                            10.3750                          27.3000
06-Jan-1994                            10.5000                           3.7000
07-Jan-1994                            10.7500                           0.8000
10-Jan-1994                            10.7500                          23.4000
11-Jan-1994                            10.0000                           2.2000
12-Jan-1994                            10.0000                           3.9000
13-Jan-1994                            10.0000                           3.9000
14-Jan-1994                             9.7500                           4.5000
17-Jan-1994                            10.0000                           3.9000
18-Jan-1994                            10.5000                          14.9000
19-Jan-1994                            10.2500                           0.0000
20-Jan-1994                            10.5000                          14.2000
21-Jan-1994                            10.5000                           8.4000
24-Jan-1994                            10.2500                           0.9000
25-Jan-1994                            10.0000                           2.0000
26-Jan-1994                            10.5000                           8.4000
27-Jan-1994                            10.5000                           2.5000
28-Jan-1994                             9.7500                           0.9000
31-Jan-1994                            10.7500                          21.3000
01-Feb-1994                            10.5000                           6.2000
02-Feb-1994                            10.5000                           3.4000
03-Feb-1994                            10.7500                           5.8000
04-Feb-1994                            10.2500                           2.2000
07-Feb-1994                            10.7500                           0.2000
08-Feb-1994                            10.2500                           1.1000
09-Feb-1994                            10.7500                           0.7000
10-Feb-1994                            10.7500                           0.8000
11-Feb-1994                            10.2500                           0.8000
14-Feb-1994                            10.0000                           3.5000
15-Feb-1994                            10.0000                           0.1000
16-Feb-1994                            10.3750                          23.7000






17-Feb-1994                            10.5000                          67.3000
18-Feb-1994                            10.2500                           3.9000
22-Feb-1994                            10.2500                           8.2000
23-Feb-1994                            10.1250                         220.2000
24-Feb-1994                            10.3750                           6.0000
25-Feb-1994                            10.5000                           1.1000
28-Feb-1994                            10.7500                          10.2000
01-Mar-1994                            10.7500                           0.1000
02-Mar-1994                            10.0000                           1.8000
03-Mar-1994                            10.0000                          25.8000
04-Mar-1994                             9.8750                           0.0000
07-Mar-1994                            10.5000                           3.5000
08-Mar-1994                            10.2500                           0.0000
09-Mar-1994                            10.0000                           0.2000
10-Mar-1994                            10.1250                           3.4000
11-Mar-1994                            10.2500                           1.7000
14-Mar-1994                            10.2500                           2.1000
15-Mar-1994                            10.1250                           3.7000
16-Mar-1994                            10.2500                          10.0000
17-Mar-1994                            10.2500                           7.0000
18-Mar-1994                            10.5000                           5.4000
21-Mar-1994                            10.7500                           2.1000
22-Mar-1994                            10.1250                           9.3000
23-Mar-1994                            10.1250                           0.7000
24-Mar-1994                            10.2500                           7.2000
25-Mar-1994                            10.6250                           2.9000
28-Mar-1994                            10.2500                           4.4000
29-Mar-1994                            10.1250                           1.3000
30-Mar-1994                            10.2500                          31.2000
31-Mar-1994                            10.4375                           0.0000
04-Apr-1994                            10.0000                           0.3000
05-Apr-1994                             9.8750                          14.1000
06-Apr-1994                             9.8750                           4.2000
07-Apr-1994                             9.8750                           6.0000
08-Apr-1994                            10.2500                           0.4000
11-Apr-1994                            10.0000                          48.0000
12-Apr-1994                            10.0625                           7.1000
13-Apr-1994                            10.0000                           7.1000
14-Apr-1994                            10.0000                           0.1000
15-Apr-1994                            10.3750                           0.0000
18-Apr-1994                            10.7500                           0.7000
19-Apr-1994                            10.7500                           0.2000
20-Apr-1994                            10.2500                           5.2000
21-Apr-1994                            10.0000                           0.6000
22-Apr-1994                            10.2500                           2.8000
25-Apr-1994                            10.0000                           0.5000
26-Apr-1994                            10.0000                           1.8000
28-Apr-1994                            10.0000                          10.2000
29-Apr-1994                            10.1875                          26.5000
02-May-1994                            10.2500                          25.7000
03-May-1994                            10.0000                          11.0000
04-May-1994                            10.0000                          21.0000
05-May-1994                             9.7500                          60.1000
06-May-1994                            10.5000                          19.1000
09-May-1994                             9.5000                           8.9000
10-May-1994                             8.7500                          14.5000
11-May-1994                             8.7500                          21.8000
12-May-1994                             9.0000                           6.0000
13-May-1994                             9.2500                           0.8000
16-May-1994                             8.7500                           3.9000
17-May-1994                             8.7500                          10.4000
18-May-1994                             9.2500                           0.1000
19-May-1994                             9.2500                           3.5000
20-May-1994                             8.7500                          10.2000
23-May-1994                             8.7500                           4.0000
24-May-1994                             9.0000                         301.5000
25-May-1994                             9.2500                           4.3000






26-May-1994                             9.1250                         327.1000
27-May-1994                             9.2500                          17.7000
31-May-1994                             9.2500                           0.9000
01-Jun-1994                             9.2500                           0.0000
02-Jun-1994                             9.2500                           0.4000
03-Jun-1994                             9.5000                           2.4000
06-Jun-1994                             9.5000                           2.4000
07-Jun-1994                             9.0000                           2.0000
08-Jun-1994                             8.7500                           0.5000
09-Jun-1994                             8.7500                           2.0000
10-Jun-1994                             8.7500                           0.2000
13-Jun-1994                             8.7500                           0.5000
14-Jun-1994                             8.7500                           4.2000
15-Jun-1994                             8.8750                          14.0000
16-Jun-1994                             8.7500                           2.5000
17-Jun-1994                             9.0000                          10.9000
20-Jun-1994                             8.7500                          13.5000
21-Jun-1994                             8.5000                          22.6000
22-Jun-1994                             9.0000                           2.4000
23-Jun-1994                             8.7500                           4.7000
24-Jun-1994                             9.0000                           2.6000
27-Jun-1994                             8.5000                           0.2000
28-Jun-1994                             9.0000                           0.7000
29-Jun-1994                             8.7500                           1.5000
30-Jun-1994                             9.0000                           0.6000
01-Jul-1994                             8.8750                           0.0000
05-Jul-1994                             8.6250                          15.0000
06-Jul-1994                             8.5000                           6.7000
07-Jul-1994                             8.5000                          55.7000
08-Jul-1994                             8.5000                          26.0000
11-Jul-1994                             8.5000                           0.5000
12-Jul-1994                             8.6250                          10.5000
13-Jul-1994                             8.5000                          29.9000
14-Jul-1994                             8.7500                           1.2000
15-Jul-1994                             8.5000                           0.5000
18-Jul-1994                             8.5000                           0.2000
19-Jul-1994                             9.0000                           4.1000
20-Jul-1994                             8.8750                           2.7000
21-Jul-1994                             8.5000                           0.2000
22-Jul-1994                             9.0000                           2.4000
25-Jul-1994                             8.5000                           0.3000
26-Jul-1994                             9.0000                           6.2000
27-Jul-1994                             9.0000                           0.0000
28-Jul-1994                             9.2500                           8.6000
29-Jul-1994                             9.0000                           1.0000
01-Aug-1994                             9.0000                           7.0000
02-Aug-1994                             9.5000                           1.6000
03-Aug-1994                             9.5000                           0.5000
04-Aug-1994                             9.2500                           0.0000
05-Aug-1994                             9.2500                           0.0000
08-Aug-1994                             9.0000                           1.1000
09-Aug-1994                             9.7500                           1.8000
10-Aug-1994                             9.2500                          18.9000
11-Aug-1994                             9.1250                          15.7000
12-Aug-1994                             8.7500                           5.4000
15-Aug-1994                             8.5000                           1.9000






16-Aug-1994                             8.7500                           2.2000
17-Aug-1994                             8.5625                          16.0000
18-Aug-1994                             8.5000                           0.0000
19-Aug-1994                             8.0000                          37.1000
22-Aug-1994                             8.0000                           9.8000
23-Aug-1994                             8.1250                          12.7000
24-Aug-1994                             8.1250                           4.0000
25-Aug-1994                             8.2500                           4.4000
26-Aug-1994                             7.7500                           2.8000
29-Aug-1994                             8.2500                           8.3000
30-Aug-1994                             8.5000                           7.6000
31-Aug-1994                             8.7500                           1.6000
01-Sep-1994                             8.7500                          63.3000
02-Sep-1994                             8.6250                          27.4000
06-Sep-1994                             8.7500                         105.9000
07-Sep-1994                             8.7500                          13.3000
08-Sep-1994                             8.7500                           1.8000
09-Sep-1994                             8.6250                           0.0000
12-Sep-1994                             9.0000                           0.8000
13-Sep-1994                             8.7500                          34.6000
14-Sep-1994                             9.0000                         211.9000
15-Sep-1994                             9.2500                          28.8000
16-Sep-1994                             9.3750                           1.0000
19-Sep-1994                             9.3750                           0.3000
20-Sep-1994                             9.3750                           0.1000
21-Sep-1994                             9.3750                          24.4000
22-Sep-1994                             8.7500                           1.0000
23-Sep-1994                             9.3750                          14.4000
26-Sep-1994                             9.0625                           8.0000
27-Sep-1994                             9.3750                           3.0000
28-Sep-1994                             9.5000                         276.7000
29-Sep-1994                             9.2500                         176.5000
30-Sep-1994                             9.3750                           6.7000
03-Oct-1994                             9.5000                           0.7000
04-Oct-1994                             9.5000                           0.0000
05-Oct-1994                             9.5000                          11.0000
06-Oct-1994                             9.2500                           0.3000
07-Oct-1994                             9.8750                          13.1000
10-Oct-1994                            10.2500                          13.6000
11-Oct-1994                            10.5000                          16.4000
12-Oct-1994                            10.5000                           2.4000
13-Oct-1994                            10.7500                           5.2000
14-Oct-1994                            10.6250                           9.5000
17-Oct-1994                            10.7500                          12.0000
18-Oct-1994                            10.2500                           0.7000
19-Oct-1994                            10.5000                           7.3000
20-Oct-1994                            10.7500                          60.7000
21-Oct-1994                            10.7500                           0.3000
24-Oct-1994                            10.5000                           3.2000
25-Oct-1994                            10.3750                           8.5000
26-Oct-1994                            10.1250                           0.4000
27-Oct-1994                            10.0000                           5.0000
28-Oct-1994                            10.2500                           1.4000
31-Oct-1994                            10.0000                           1.5000
01-Nov-1994                            10.2500                           9.2000
02-Nov-1994                            10.2500                           1.0000
03-Nov-1994                             9.7500                          10.9000
04-Nov-1994                             9.7500                           1.5000
07-Nov-1994                             9.2500                           3.3000
08-Nov-1994                             9.0000                           2.3000
09-Nov-1994                             9.0000                           1.3000
10-Nov-1994                             9.0000                           6.2000
11-Nov-1994                             9.0000                           2.6000
14-Nov-1994                             8.2500                          24.1000
15-Nov-1994                             8.3750                          13.7000
16-Nov-1994                             7.8750                           8.3000
17-Nov-1994                             8.2500                           4.7000
18-Nov-1994                             9.0000                           8.4000
21-Nov-1994                             9.0000                          10.5000
22-Nov-1994                             8.5000                           2.6000
23-Nov-1994                             8.5000                           7.7000
25-Nov-1994                             8.5000                           1.6000
28-Nov-1994                             8.5000                           1.0000
29-Nov-1994                             9.0000                           0.3000
30-Nov-1994                             8.5000                           7.0000







01-Dec-1994                             8.7500                           0.3000
02-Dec-1994                             8.2500                           3.1000
05-Dec-1994                             8.0000                          13.8000
06-Dec-1994                             8.5000                           2.5000
07-Dec-1994                             7.8750                           0.3000
08-Dec-1994                             7.8750                           0.7000
09-Dec-1994                             7.8750                           2.7000
12-Dec-1994                             8.5000                           4.4000
13-Dec-1994                             7.8750                          20.2000
14-Dec-1994                             8.0000                          10.8000
15-Dec-1994                             8.0000                           2.2000
16-Dec-1994                             8.0000                           7.0000
19-Dec-1994                             7.5000                           0.1000
20-Dec-1994                             7.7500                           3.7000
21-Dec-1994                             8.0000                          11.5000
22-Dec-1994                             7.7500                           5.2000
23-Dec-1994                             7.7500                           8.5000
27-Dec-1994                             7.2500                           2.7000
28-Dec-1994                             7.2500                           2.9000
29-Dec-1994                             7.0000                          34.3000
30-Dec-1994                             6.2500                          85.1000
03-Jan-1995                             6.5000                          17.7000
04-Jan-1995                             7.0000                           8.0000
05-Jan-1995                             7.2500                          12.4000
06-Jan-1995                             7.5000                          11.1000
09-Jan-1995                             7.3750                           1.3000
10-Jan-1995                             7.2500                          17.0000
11-Jan-1995                             7.2500                           6.4000
12-Jan-1995                             7.5000                          10.3000
13-Jan-1995                             7.6875                          10.7000
16-Jan-1995                             8.2500                          25.3000
17-Jan-1995                             7.7500                           0.7000
18-Jan-1995                             8.1250                           1.4000
19-Jan-1995                             8.5000                           1.0000
20-Jan-1995                             8.0000                           2.4000
23-Jan-1995                             8.5000                           3.0000
24-Jan-1995                             8.2500                          33.6000
25-Jan-1995                             8.2500                           0.1000
26-Jan-1995                             8.2500                           0.4000
27-Jan-1995                             8.2500                           0.7000
30-Jan-1995                             8.2500                           0.8000
31-Jan-1995                             7.7500                           2.3000
01-Feb-1995                             8.1250                           4.5000
02-Feb-1995                             8.2500                           4.2000
03-Feb-1995                             8.0000                           4.0000
06-Feb-1995                             8.2500                           3.2000
07-Feb-1995                             8.7500                           8.2000
08-Feb-1995                             8.2500                           0.5000
09-Feb-1995                             8.2500                           0.2000
10-Feb-1995                             8.2500                           0.5000
13-Feb-1995                             8.2500                          19.0000
14-Feb-1995                             8.2500                          14.7000
15-Feb-1995                             8.5000                           3.6000
16-Feb-1995                             8.5000                          15.2000
17-Feb-1995                             8.2500                           5.0000
21-Feb-1995                             8.5000                           1.6000
22-Feb-1995                             9.0000                          10.0000
23-Feb-1995                             8.7500                           5.0000
24-Feb-1995                             9.2500                           4.2000
27-Feb-1995                             9.5000                           2.8000
28-Feb-1995                             9.5000                          10.1000
01-Mar-1995                             9.5000                           4.0000







02-Mar-1995                             9.5000                           4.1000
03-Mar-1995                             9.5000                           0.8000
06-Mar-1995                             9.5000                           2.0000
07-Mar-1995                             9.8125                           4.3000
08-Mar-1995                             9.5000                           9.5000
09-Mar-1995                             8.8750                           8.2000
10-Mar-1995                             8.7500                           0.1000
13-Mar-1995                             9.2500                           1.9000
14-Mar-1995                             9.2500                           0.7000
15-Mar-1995                             8.5000                           0.2000
16-Mar-1995                             9.2500                          33.4000
17-Mar-1995                             8.8750                           0.0000
20-Mar-1995                             9.1250                          13.0000
21-Mar-1995                             9.1875                          28.3000
22-Mar-1995                             8.5000                           2.6000
23-Mar-1995                             8.5000                          24.6000
24-Mar-1995                             9.0000                           0.3000
27-Mar-1995                             9.0000                           0.1000
28-Mar-1995                             8.7500                           0.0000
29-Mar-1995                             9.0000                          28.8000
30-Mar-1995                             8.5000                          16.4000
31-Mar-1995                             8.7500                           0.0000
03-Apr-1995                             8.5000                           0.5000
04-Apr-1995                             8.7500                           0.0000
05-Apr-1995                             8.7031                          43.2000
06-Apr-1995                             8.6250                           1.7000
07-Apr-1995                             8.7500                          20.8000
10-Apr-1995                             8.5000                           3.2000
11-Apr-1995                             9.0000                           3.0000
12-Apr-1995                             8.5000                           1.8000
13-Apr-1995                             8.5000                           0.4000
17-Apr-1995                             8.5000                          21.9000
18-Apr-1995                             8.5625                           4.1000
19-Apr-1995                             8.1250                           5.1000
20-Apr-1995                             8.0000                           0.2000
21-Apr-1995                             8.5000                           4.1000
24-Apr-1995                             8.0000                           2.0000
25-Apr-1995                             8.0000                           2.0000
26-Apr-1995                             8.0000                           3.8000
27-Apr-1995                             8.5000                          10.3000
28-Apr-1995                             8.2500                           8.8000
01-May-1995                             8.2500                           8.9000
02-May-1995                             8.5000                           5.0000
03-May-1995                             8.7500                          23.2000
04-May-1995                             9.5000                          28.3000
05-May-1995                             9.5000                          16.7000
08-May-1995                             9.2500                           1.5000
09-May-1995                             9.0000                          24.0000
10-May-1995                             9.5000                          23.4000
11-May-1995                             9.5000                           0.7000
12-May-1995                             9.5000                           3.7000
15-May-1995                             9.5000                         125.6000
16-May-1995                             9.5000                          36.9000
17-May-1995                             9.0000                           5.8000
18-May-1995                             9.2500                           1.0000
19-May-1995                             9.2500                           1.1000
22-May-1995                             8.7500                           4.3000
23-May-1995                             9.2500                         217.1000
24-May-1995                             9.5000                          13.9000
25-May-1995                             9.0000                           6.6000
26-May-1995                             9.0000                           6.3000
30-May-1995                             9.5000                           2.2000
31-May-1995                             9.2500                           4.3000
01-Jun-1995                             9.0000                           3.5000
02-Jun-1995                             9.2500                           0.4000
05-Jun-1995                             9.0000                           4.7000
06-Jun-1995                             9.5000                           0.8000
07-Jun-1995                             9.0000                         236.6000
08-Jun-1995                             9.0625                           4.2000
09-Jun-1995                             8.7500                           5.8000







12-Jun-1995                             9.0000                          19.5000
13-Jun-1995                             9.2500                          81.3000
14-Jun-1995                             9.0000                         113.3000
15-Jun-1995                             9.7500                         126.9000
16-Jun-1995                            10.4063                          30.2000
19-Jun-1995                            11.0000                          93.9000
20-Jun-1995                            11.0000                          24.3000
21-Jun-1995                            11.0000                          20.6000
22-Jun-1995                            10.7500                          50.4000
23-Jun-1995                            10.7500                          13.9000
26-Jun-1995                            10.7500                          23.8000
27-Jun-1995                            11.0000                          23.6000
28-Jun-1995                            11.0000                          76.4000
29-Jun-1995                            11.7500                          13.6000
30-Jun-1995                            11.2500                           5.3000
03-Jul-1995                            11.2500                          11.9000
05-Jul-1995                            11.1875                          14.5000
06-Jul-1995                            11.5000                           1.5000
07-Jul-1995                            12.1250                         123.6000
10-Jul-1995                            12.0000                           7.9000
11-Jul-1995                            13.0000                          81.7000
12-Jul-1995                            13.5000                         116.9000
13-Jul-1995                            12.7500                         107.8000
14-Jul-1995                            12.3750                          44.2000
17-Jul-1995                            12.2500                           6.8000
18-Jul-1995                            11.7500                          30.6000
19-Jul-1995                            11.0000                          44.7000
20-Jul-1995                            11.3750                          32.0000
21-Jul-1995                            11.7500                           3.3000
24-Jul-1995                            11.7500                          10.0000
25-Jul-1995                            12.2500                          37.9000
26-Jul-1995                            13.1250                          85.8000
27-Jul-1995                            14.2500                         134.3000
28-Jul-1995                            14.0000                          44.9000
31-Jul-1995                            13.2500                          40.1000
01-Aug-1995                            12.5000                          10.9000
02-Aug-1995                            12.6250                          40.0000
03-Aug-1995                            12.0000                           9.6000
04-Aug-1995                            11.9375                          68.7000
07-Aug-1995                            12.1250                          46.7000
08-Aug-1995                            12.3750                          17.5000
09-Aug-1995                            13.5000                          23.2000
10-Aug-1995                            13.6250                           7.8000
11-Aug-1995                            13.6250                          49.1000
14-Aug-1995                            13.3750                          38.2000
15-Aug-1995                            13.7500                         123.6000
16-Aug-1995                            13.6250                          31.3000
17-Aug-1995                            13.7500                          18.6000
18-Aug-1995                            14.1875                          79.2000
21-Aug-1995                            15.0000                          80.1000
22-Aug-1995                            15.0000                           3.3000
23-Aug-1995                            14.8750                          13.8000
24-Aug-1995                            15.1250                           9.4000
25-Aug-1995                            14.5000                           6.8000
28-Aug-1995                            14.8750                          31.3000
29-Aug-1995                            14.6250                          20.8000
30-Aug-1995                            14.7500                          14.9000
31-Aug-1995                            15.2500                          33.8000
01-Sep-1995                            15.2500                           4.8000
05-Sep-1995                            15.6250                          36.3000
06-Sep-1995                            15.9375                          26.0000
07-Sep-1995                            15.5000                          49.1000
08-Sep-1995                            15.2500                          23.9000
11-Sep-1995                            15.0000                          17.6000
12-Sep-1995                            14.1250                          70.1000







13-Sep-1995                            14.2500                          32.3000
14-Sep-1995                            14.2500                           3.2000
15-Sep-1995                            13.8750                          15.7000
18-Sep-1995                            13.8750                          59.0000
19-Sep-1995                            14.2500                           4.4000
20-Sep-1995                            14.1250                           1.3000
21-Sep-1995                            13.7500                          23.9000
22-Sep-1995                            13.0000                          29.6000
25-Sep-1995                            13.2500                           3.5000
26-Sep-1995                            12.2500                          43.6000
27-Sep-1995                            12.5000                          22.0000
28-Sep-1995                            12.2500                          12.1000
29-Sep-1995                            12.6250                          50.8000
02-Oct-1995                            12.7500                           1.0000
03-Oct-1995                            12.7500                           4.7000
04-Oct-1995                            12.3750                           8.5000
05-Oct-1995                            12.3750                           4.3000
06-Oct-1995                            11.8750                          32.2000
09-Oct-1995                            11.5000                           2.9000
10-Oct-1995                            11.0000                          34.4000
11-Oct-1995                            10.8125                          33.3000
12-Oct-1995                            11.2500                          30.6000
13-Oct-1995                            11.7500                          34.5000
16-Oct-1995                            12.5000                          35.1000
17-Oct-1995                            12.5000                           5.0000
18-Oct-1995                            12.7500                           0.2000
19-Oct-1995                            12.2500                           8.7000
20-Oct-1995                            12.5000                           7.8000
23-Oct-1995                            13.0000                          65.3000
24-Oct-1995                            12.5000                           6.7000
25-Oct-1995                            11.5000                          28.6000
26-Oct-1995                            10.8750                          12.0000
27-Oct-1995                            10.7500                          37.3000
30-Oct-1995                            11.3750                           8.3000
31-Oct-1995                            11.0000                          41.6000
01-Nov-1995                            11.2500                          12.4000
02-Nov-1995                            11.2500                           4.1000
03-Nov-1995                            10.7500                           8.1000
06-Nov-1995                            11.7500                           7.1000
07-Nov-1995                            11.6250                           5.0000
08-Nov-1995                            11.5000                          22.1000
09-Nov-1995                            11.0000                          19.5000
10-Nov-1995                            11.2500                           0.3000
13-Nov-1995                            11.3750                          15.9000
14-Nov-1995                            11.0000                           2.0000
15-Nov-1995                            11.6250                          13.1000
16-Nov-1995                            11.3750                           8.0000
17-Nov-1995                            12.0000                          17.1000
20-Nov-1995                            11.7500                          11.3000
21-Nov-1995                            12.0000                           2.8000
22-Nov-1995                            11.7500                          13.1000
24-Nov-1995                            11.5000                           0.5000
27-Nov-1995                            12.3125                          19.8000
28-Nov-1995                            12.7500                          14.2000
29-Nov-1995                            13.1250                          20.3000
30-Nov-1995                            13.5000                           4.7000
01-Dec-1995                            13.7500                          51.5000
04-Dec-1995                            12.8750                          15.8000
05-Dec-1995                            12.0000                          20.4000
06-Dec-1995                            11.9375                          16.2000
07-Dec-1995                            12.0000                           2.0000
08-Dec-1995                            12.3750                           4.4000
11-Dec-1995                            11.7500                           3.3000
12-Dec-1995                            12.0000                          13.5000
13-Dec-1995                            12.3750                           5.6000
14-Dec-1995                            12.3750                           6.1000
15-Dec-1995                            12.2500                          28.7000
18-Dec-1995                            12.1250                           6.9000
19-Dec-1995                            12.0000                           0.0000
20-Dec-1995                            12.5000                           1.8000
21-Dec-1995                            12.0000                          23.2000
22-Dec-1995                            11.7500                           8.2000
26-Dec-1995                            12.5000                           0.5000
27-Dec-1995                            12.5000                           5.2000
28-Dec-1995                            12.0000                          17.6000
29-Dec-1995                            12.7500                          12.5000





02-Jan-1996                            12.7500                          21.7000
03-Jan-1996                            13.2500                           6.7000
04-Jan-1996                            13.0000                           4.9000
05-Jan-1996                            13.2500                          13.3000
08-Jan-1996                            12.6250                           1.5000
09-Jan-1996                            13.2500                           0.2000
10-Jan-1996                            12.5000                          12.2000
11-Jan-1996                            12.6250                           8.5000
12-Jan-1996                            12.5000                           3.2000
15-Jan-1996                            12.2500                           7.7000
16-Jan-1996                            13.0000                          14.5000
17-Jan-1996                            13.0000                           1.7000
18-Jan-1996                            12.5000                           7.3000
19-Jan-1996                            12.7500                           2.5000
22-Jan-1996                            12.5000                          27.5000
23-Jan-1996                            12.5000                           4.8000
24-Jan-1996                            12.0000                           0.8000
25-Jan-1996                            12.5000                           0.7000
26-Jan-1996                            12.0000                           0.5000
29-Jan-1996                            12.0000                           4.4000
30-Jan-1996                            12.2500                           1.7000
31-Jan-1996                            12.7500                          31.2000
01-Feb-1996                            12.7500                           0.5000
02-Feb-1996                            12.5000                           4.2000
05-Feb-1996                            13.1250                           3.6000
06-Feb-1996                            12.5000                           4.7000
07-Feb-1996                            12.5000                          18.8000
08-Feb-1996                            13.0000                          20.5000
09-Feb-1996                            12.7500                          25.2000
12-Feb-1996                            12.5000                           2.8000
13-Feb-1996                            12.7500                          10.8000
14-Feb-1996                            13.0000                          37.0000
15-Feb-1996                            12.5000                          12.3000
16-Feb-1996                            12.2500                          13.0000
20-Feb-1996                            12.7500                           4.0000
21-Feb-1996                            12.2500                           5.2000
22-Feb-1996                            12.7500                           9.5000
23-Feb-1996                            12.2500                           7.4000
26-Feb-1996                            12.2500                           9.1000
27-Feb-1996                            12.5000                          15.4000
28-Feb-1996                            12.2500                          10.4000
29-Feb-1996                            12.5000                           2.6000
01-Mar-1996                            12.2500                          10.9000
04-Mar-1996                            12.3750                          33.5000
05-Mar-1996                            12.3750                           7.1000
06-Mar-1996                            12.5000                           2.7000
07-Mar-1996                            12.2500                           2.0000
08-Mar-1996                            12.6250                           3.6000
11-Mar-1996                            12.2500                          14.3000
12-Mar-1996                            11.7500                         497.0000
13-Mar-1996                            11.8750                          10.5000
14-Mar-1996                            11.8750                           1.0000
15-Mar-1996                            11.8750                          17.3000
18-Mar-1996                            11.7500                           5.6000





19-Mar-1996                            11.7500                           6.1000
20-Mar-1996                            11.7500                           1.7000
21-Mar-1996                            12.2500                           3.6000
22-Mar-1996                            12.2500                           0.4000
25-Mar-1996                            12.2500                           1.1000
26-Mar-1996                            12.0000                          22.4000
27-Mar-1996                            12.3750                           0.7000
28-Mar-1996                            11.6250                           3.0000
29-Mar-1996                            11.7500                          13.3000
01-Apr-1996                            11.6250                           2.5000
02-Apr-1996                            11.7500                           1.8000
03-Apr-1996                            12.3750                           4.2000
04-Apr-1996                            12.3750                         120.4000
08-Apr-1996                            12.3750                           1.3000
09-Apr-1996                            12.0000                          12.2000
10-Apr-1996                            12.3750                           1.7000
11-Apr-1996                            11.7500                         389.2000
12-Apr-1996                            11.7500                           9.7000
15-Apr-1996                            11.3750                          24.0000
16-Apr-1996                            11.0000                          32.5000
17-Apr-1996                            10.0000                          32.7000
18-Apr-1996                            10.5000                           2.9000
19-Apr-1996                            10.5000                           3.0000
22-Apr-1996                            10.1250                           7.1000
23-Apr-1996                            10.3750                          28.3000
24-Apr-1996                            10.2500                          15.0000
25-Apr-1996                            10.5000                          13.5000
26-Apr-1996                            10.2500                           6.8000
29-Apr-1996                            10.3125                          15.9000
30-Apr-1996                            10.2500                          11.5000
01-May-1996                            10.7500                           5.4000
02-May-1996                            10.2500                           5.6000
03-May-1996                            10.5000                          16.1000
06-May-1996                            10.5000                           1.9000
07-May-1996                            10.0000                           4.5000
08-May-1996                            10.2500                          10.0000
09-May-1996                            10.5000                           3.8000
10-May-1996                            10.0000                           0.8000
13-May-1996                            10.0000                          23.3000
14-May-1996                             9.7500                           6.5000
15-May-1996                            10.2500                           4.4000
16-May-1996                             9.7500                           4.9000
17-May-1996                            10.2500                           4.0000
20-May-1996                             9.7500                           2.0000
21-May-1996                            10.0000                          14.2000
22-May-1996                            10.2500                          12.9000
23-May-1996                            10.1250                          20.6000
24-May-1996                            10.2500                           4.0000
28-May-1996                            10.2500                          13.7000
29-May-1996                             9.7500                           3.9000
30-May-1996                            10.2500                           0.9000
31-May-1996                             9.6250                          35.4000
03-Jun-1996                             9.7500                           5.6000
04-Jun-1996                             9.2500                          15.0000
05-Jun-1996                             9.3750                           4.1000
06-Jun-1996                             9.3750                          14.0000
07-Jun-1996                             9.0000                           1.4000
10-Jun-1996                             9.0000                           1.1000






11-Jun-1996                             9.3750                           2.4000
12-Jun-1996                             9.1875                           0.0000
13-Jun-1996                             9.3750                           1.2000
14-Jun-1996                             9.0000                           2.9000
17-Jun-1996                             9.2500                           1.8000
18-Jun-1996                             8.6250                           7.8000
19-Jun-1996                             8.7500                          46.0000
20-Jun-1996                             9.2500                           3.9000
21-Jun-1996                             9.0000                           6.1000
24-Jun-1996                             9.0625                           6.2000
25-Jun-1996                             8.8750                          39.2000
26-Jun-1996                             9.2500                          19.4000
27-Jun-1996                             8.2500                         302.5000
28-Jun-1996                             8.2500                          16.7000
01-Jul-1996                             8.5000                           8.7000
02-Jul-1996                             8.2500                           6.6000
03-Jul-1996                             8.1875                          10.5000
05-Jul-1996                             8.3750                           7.0000
08-Jul-1996                             8.0000                          17.6000
09-Jul-1996                             8.0000                          16.1000
10-Jul-1996                             8.1250                          18.3000
11-Jul-1996                             8.2500                           1.6000
12-Jul-1996                             8.3750                           9.2000
15-Jul-1996                             8.3750                           3.5000
16-Jul-1996                             8.3750                          14.0000
17-Jul-1996                             8.1250                           5.3000
18-Jul-1996                             8.0000                           2.4000
19-Jul-1996                             7.6875                          42.8000
22-Jul-1996                             7.5000                          25.5000
23-Jul-1996                             7.5000                           7.8000
24-Jul-1996                             7.7500                           0.6000
25-Jul-1996                             7.5000                          25.6000
26-Jul-1996                             7.2500                          25.3000
29-Jul-1996                             7.5000                          32.1000
30-Jul-1996                             6.8750                          36.3000
31-Jul-1996                             6.8750                          37.6000
01-Aug-1996                             6.8750                          21.2000
02-Aug-1996                             6.8750                          14.3000
05-Aug-1996                             6.7500                          49.6000
06-Aug-1996                             6.8750                          53.1000
07-Aug-1996                             6.8750                          42.6000
08-Aug-1996                             6.8750                          23.8000
09-Aug-1996                             7.1250                          28.6000
12-Aug-1996                             7.2500                          43.7000
13-Aug-1996                             7.8750                          78.2000
14-Aug-1996                             8.5000                          59.6000
15-Aug-1996                             9.2500                         114.4000
16-Aug-1996                             9.2500                          36.0000
19-Aug-1996                             9.0000                          12.0000





20-Aug-1996                             9.2500                          15.4000
21-Aug-1996                             8.7500                           9.7000
22-Aug-1996                             9.2500                          16.9000
23-Aug-1996                             9.2500                           9.4000
26-Aug-1996                             9.2500                          15.0000
27-Aug-1996                             9.0000                           3.5000
28-Aug-1996                             9.0000                           6.8000
29-Aug-1996                             9.2500                           5.5000
30-Aug-1996                             9.2500                           6.2000
03-Sep-1996                             9.2500                           2.7000
04-Sep-1996                             9.0000                          11.5000
05-Sep-1996                             9.0000                           7.8000
06-Sep-1996                             8.8750                           2.6000
09-Sep-1996                             9.1250                           4.2000
10-Sep-1996                             8.9375                           3.4000
11-Sep-1996                             9.0000                          12.4000
12-Sep-1996                             8.7500                           1.3000
13-Sep-1996                             9.0000                           9.9000
16-Sep-1996                             9.1250                          16.1000
17-Sep-1996                             8.7500                           0.3000
18-Sep-1996                             9.2500                           1.3000
19-Sep-1996                             8.7500                           1.5000
20-Sep-1996                             8.7500                           0.7000
23-Sep-1996                             9.1250                          17.4000
24-Sep-1996                             9.2500                           1.4000
25-Sep-1996                             8.7500                           6.1000
26-Sep-1996                             9.0000                           1.3000
27-Sep-1996                             8.7500                           6.1000
30-Sep-1996                             8.7500                           5.0000
01-Oct-1996                             8.7500                          11.1000
02-Oct-1996                             8.5000                           5.7000
03-Oct-1996                             8.2500                           2.1000
04-Oct-1996                             8.2500                           2.2000
07-Oct-1996                             8.5000                           5.2000
08-Oct-1996                             8.0000                          15.2000
09-Oct-1996                             7.9375                          14.7000
10-Oct-1996                             7.7500                           1.1000
11-Oct-1996                             7.7500                           7.9000
14-Oct-1996                             7.5000                          17.5000
15-Oct-1996                             7.7500                           6.9000
16-Oct-1996                             7.7500                           8.2000
17-Oct-1996                             7.7500                           3.2000
18-Oct-1996                             7.5000                           3.2000
21-Oct-1996                             7.2500                           2.9000
22-Oct-1996                             7.7500                           2.2000
23-Oct-1996                             7.5156                           4.3000
24-Oct-1996                             7.6250                          33.4000
25-Oct-1996                             7.0000                           1.2000
28-Oct-1996                             7.5000                          12.3000
29-Oct-1996                             7.0000                          14.4000
30-Oct-1996                             7.0000                          10.0000
31-Oct-1996                             7.2500                          20.7000
01-Nov-1996                             7.5000                           5.4000
04-Nov-1996                             7.0000                           0.9000
05-Nov-1996                             7.5000                           2.1000
06-Nov-1996                             7.5000                           4.6000
07-Nov-1996                             7.4844                           3.8000
08-Nov-1996                             7.5000                          24.9000
11-Nov-1996                             7.5000                           1.9000
12-Nov-1996                             7.5000                           2.9000
13-Nov-1996                             7.7500                           6.7000
14-Nov-1996                             7.5000                          13.6000
15-Nov-1996                             7.2500                           4.0000
18-Nov-1996                             7.5000                           9.4000
19-Nov-1996                             7.5000                           2.8000
20-Nov-1996                             7.5000                          41.9000
21-Nov-1996                             7.6250                          19.8000
22-Nov-1996                             7.5000                           9.6000
25-Nov-1996                             7.7500                          23.0000
26-Nov-1996                             7.2500                           4.2000
27-Nov-1996                             7.0000                          10.0000
29-Nov-1996                             7.1250                           0.9000
02-Dec-1996                             7.0000                           4.0000
03-Dec-1996                             7.1250                           3.7000
04-Dec-1996                             7.0000                          18.7000







05-Dec-1996                             7.5000                          13.1000
06-Dec-1996                             7.2500                          15.5000
09-Dec-1996                             7.0000                           8.0000
10-Dec-1996                             6.7500                           4.5000
11-Dec-1996                             6.8750                           5.0000
12-Dec-1996                             7.0000                          70.6000
13-Dec-1996                             7.7500                          23.5000
16-Dec-1996                             7.2500                          10.7000
17-Dec-1996                             7.2500                           3.6000
18-Dec-1996                             7.2500                           2.7000
19-Dec-1996                             7.2500                           2.8000
20-Dec-1996                             7.2500                           6.3000
23-Dec-1996                             7.3750                           7.0000
24-Dec-1996                             6.6250                          25.2000
26-Dec-1996                             7.0000                          54.0000
27-Dec-1996                             6.6250                           4.5000
30-Dec-1996                             7.0000                           8.9000
31-Dec-1996                             7.0000                          21.8000
02-Jan-1997                             7.0000                           0.6000
03-Jan-1997                             7.3750                           5.6000
06-Jan-1997                             7.7500                           2.8000
07-Jan-1997                             7.8750                          10.9000
08-Jan-1997                             8.7500                          24.2000
09-Jan-1997                             8.8750                           7.1000
10-Jan-1997                             8.7500                           1.6000
13-Jan-1997                             8.7500                           4.4000
14-Jan-1997                             9.2500                          17.2000
15-Jan-1997                            10.7500                          41.7000
16-Jan-1997                            10.0000                          36.5000
17-Jan-1997                             9.7500                          10.1000
20-Jan-1997                             9.9844                          10.7000
21-Jan-1997                             9.5000                           1.3000
22-Jan-1997                            10.0000                           8.8000
23-Jan-1997                            10.2500                          16.2000
24-Jan-1997                            10.1250                          64.7000
27-Jan-1997                             9.8750                          66.6000
28-Jan-1997                             9.7500                           8.4000
29-Jan-1997                             9.7500                           2.5000
30-Jan-1997                            10.0000                          17.6000
31-Jan-1997                            10.0000                          14.0000
03-Feb-1997                             9.7500                           3.2000
04-Feb-1997                             9.9375                           2.8000
05-Feb-1997                            10.0000                          39.6000
06-Feb-1997                            10.3750                         107.0000
07-Feb-1997                            10.3750                          15.6000
10-Feb-1997                            10.2500                           8.1000
11-Feb-1997                            10.5000                           9.7000
12-Feb-1997                            10.5000                          22.0000
13-Feb-1997                            10.1250                           5.0000
14-Feb-1997                             9.8750                           8.4000
18-Feb-1997                             9.6250                          22.5000
19-Feb-1997                             9.5000                           9.6000
20-Feb-1997                             9.2500                          11.0000
21-Feb-1997                             9.2500                          10.1000
24-Feb-1997                             9.3750                           7.9000
25-Feb-1997                             9.0000                           1.7000
26-Feb-1997                             9.0000                           1.0000
27-Feb-1997                             9.3750                           0.0000
28-Feb-1997                             9.2500                          11.8000
03-Mar-1997                             9.7500                           3.5000
04-Mar-1997                             9.7500                           4.1000
05-Mar-1997                             9.5000                           0.1000
06-Mar-1997                             9.7500                           4.3000
07-Mar-1997                             9.0000                          15.8000
10-Mar-1997                             8.7500                          15.4000
11-Mar-1997                             7.9375                          45.2000
12-Mar-1997                             8.0000                          30.6000
13-Mar-1997                             8.2500                          34.1000
14-Mar-1997                             8.0000                          25.1000
17-Mar-1997                             8.0000                           0.6000
18-Mar-1997                             8.2500                           0.0000
19-Mar-1997                             8.0000                          10.1000
20-Mar-1997                             8.0000                          15.2000







21-Mar-1997                             8.0000                           1.3000
24-Mar-1997                             8.5000                           1.8000
25-Mar-1997                             8.0000                           3.0000
26-Mar-1997                             8.2500                           3.5000
27-Mar-1997                             8.2500                          10.7000
31-Mar-1997                             8.3750                           7.7000
01-Apr-1997                             8.5000                           1.1000
02-Apr-1997                             8.1250                           0.1000
03-Apr-1997                             8.1250                          20.2000
04-Apr-1997                             8.5000                           0.3000
07-Apr-1997                             8.3125                           0.0000
08-Apr-1997                             8.1250                           5.5000
09-Apr-1997                             8.1250                          21.1000
10-Apr-1997                             8.3750                          40.6000
11-Apr-1997                             8.3750                           3.5000
14-Apr-1997                             8.3750                           1.0000
15-Apr-1997                             8.5000                           1.3000
16-Apr-1997                             8.5000                           0.7000
17-Apr-1997                             8.2500                           8.4000
18-Apr-1997                             8.2500                           0.4000
21-Apr-1997                             8.5000                          12.7000
22-Apr-1997                             8.2500                           0.7000
23-Apr-1997                             8.8125                          15.8000
24-Apr-1997                             8.5000                           3.9000
25-Apr-1997                             8.5000                           3.8000
28-Apr-1997                             9.0000                          44.6000
29-Apr-1997                             9.0000                           7.4000
30-Apr-1997                             9.2500                           5.1000
01-May-1997                             9.2500                          68.3000
02-May-1997                             9.1250                           2.6000
05-May-1997                             9.5000                           5.1000
06-May-1997                             9.1250                           4.1000
07-May-1997                             9.2500                           0.8000
08-May-1997                             9.5000                           3.6000
09-May-1997                             9.1250                           0.6000
12-May-1997                             9.1250                           6.3000
13-May-1997                             9.2500                           9.4000
14-May-1997                             9.1250                          14.3000
15-May-1997                             9.2500                          15.6000
16-May-1997                             9.2500                           0.0000
19-May-1997                             9.0000                           1.1000
20-May-1997                             9.2500                          35.7000
21-May-1997                             9.3750                           2.9000
22-May-1997                             9.5000                          11.6000
23-May-1997                             9.6250                          46.4000
27-May-1997                             9.5000                          16.9000
28-May-1997                             8.5000                          62.5000
29-May-1997                             8.7500                          53.4000
30-May-1997                             8.7500                          10.5000
02-Jun-1997                             8.3750                          14.6000
03-Jun-1997                             8.3750                           2.2000
04-Jun-1997                             8.2500                           7.3000
05-Jun-1997                             8.3125                           4.2000
06-Jun-1997                             8.5000                           4.9000
09-Jun-1997                             8.1250                           2.4000
10-Jun-1997                             8.1250                          12.1000
11-Jun-1997                             8.0000                           1.5000
12-Jun-1997                             8.0000                           4.2000
13-Jun-1997                             8.0000                           1.4000
16-Jun-1997                             8.0000                           5.0000
17-Jun-1997                             7.8750                           0.8000
18-Jun-1997                             8.2500                         104.2000
19-Jun-1997                             8.0000                          34.3000
20-Jun-1997                             8.5000                           4.5000
23-Jun-1997                             8.0000                           4.6000
24-Jun-1997                             8.0000                           3.0000
25-Jun-1997                             8.5000                           0.2000
26-Jun-1997                             8.2500                           3.2000
27-Jun-1997                             8.0000                           0.3000
30-Jun-1997                             8.2500                           0.4000
01-Jul-1997                             8.0000                           9.9000
02-Jul-1997                             7.8750                           0.9000
03-Jul-1997                             7.7500                           0.4000
07-Jul-1997                             7.7500                           3.8000
08-Jul-1997                             7.6250                           2.8000
09-Jul-1997                             7.8750                          19.7000
10-Jul-1997                             7.7500                           9.4000
11-Jul-1997                             7.6250                           0.9000
14-Jul-1997                             7.6250                           4.8000
15-Jul-1997                             7.6250                           6.4000
16-Jul-1997                             7.8750                          10.1000
17-Jul-1997                             7.8750                           7.5000
18-Jul-1997                             7.7500                           7.5000







21-Jul-1997                             7.6250                           3.1000
22-Jul-1997                             7.5000                           4.4000
23-Jul-1997                             7.3750                           0.1000
24-Jul-1997                             7.3750                           8.5000
25-Jul-1997                             7.7500                           1.5000
28-Jul-1997                             7.7500                           0.2000
29-Jul-1997                             7.7500                           2.9000
30-Jul-1997                             7.5625                          10.1000
31-Jul-1997                             7.3750                           6.3000
01-Aug-1997                             7.7500                           2.2000
04-Aug-1997                             7.3750                          11.8000
05-Aug-1997                             6.8750                          25.1000
06-Aug-1997                             7.2500                           1.9000
07-Aug-1997                             7.0000                          19.6000
08-Aug-1997                             7.0000                           1.9000
11-Aug-1997                             6.8750                           4.2000
12-Aug-1997                             7.0000                          10.2000
13-Aug-1997                             7.1250                           4.2000
14-Aug-1997                             7.1250                           0.2000
15-Aug-1997                             6.7500                           7.2000
18-Aug-1997                             6.7500                           8.3000
19-Aug-1997                             6.8750                          35.0000
20-Aug-1997                             7.0000                           1.3000
21-Aug-1997                             6.8750                           0.5000
22-Aug-1997                             7.0625                          33.5000
25-Aug-1997                             6.8750                          14.6000
26-Aug-1997                             7.1250                          10.2000
27-Aug-1997                             6.8750                          16.1000
28-Aug-1997                             7.0156                           3.7000
29-Aug-1997                             6.8750                          83.2000
02-Sep-1997                             6.8750                           5.9000
03-Sep-1997                             7.1250                          15.4000
04-Sep-1997                             7.0000                           1.5000
05-Sep-1997                             7.1250                           4.5000
08-Sep-1997                             7.2500                           2.2000
09-Sep-1997                             7.1250                          28.3000
10-Sep-1997                             8.0000                          14.0000
11-Sep-1997                             8.0000                           7.2000
12-Sep-1997                             8.1250                          20.5000
15-Sep-1997                             8.1250                           8.9000
16-Sep-1997                             8.3750                           5.2000
17-Sep-1997                             8.4375                          16.8000
18-Sep-1997                             8.2500                          11.0000
19-Sep-1997                             8.2500                           6.1000
22-Sep-1997                             8.0000                           0.4000
23-Sep-1997                             8.1875                           1.7000
24-Sep-1997                             8.5000                           5.7000
25-Sep-1997                             8.5000                          10.6000
26-Sep-1997                             8.3750                           3.5000
29-Sep-1997                             8.2500                           5.7000
30-Sep-1997                             8.2500                           1.1000
01-Oct-1997                             8.5000                           2.6000
02-Oct-1997                             8.3750                           3.3000
03-Oct-1997                             8.2500                           6.6000
06-Oct-1997                             8.2500                           2.0000
07-Oct-1997                             8.3750                           1.9000
08-Oct-1997                             8.0000                          30.9000
09-Oct-1997                             7.8750                           0.6000
10-Oct-1997                             7.6250                           6.6000
13-Oct-1997                             7.7500                           4.3000
14-Oct-1997                             7.7500                           0.0000
15-Oct-1997                             7.7500                           0.0000
16-Oct-1997                             7.8750                          15.6000
17-Oct-1997                             7.6875                           3.7000
20-Oct-1997                             7.6875                           0.5000
21-Oct-1997                             7.7500                           1.6000
22-Oct-1997                             7.7500                           4.8000
23-Oct-1997                             7.5000                           0.4000
24-Oct-1997                             7.6250                           0.0000
27-Oct-1997                             7.3750                          11.6000
28-Oct-1997                             7.3125                           3.8000
29-Oct-1997                             7.7500                           6.8000
30-Oct-1997                             7.3750                           7.5000






31-Oct-1997                             7.0000                          18.2000
03-Nov-1997                             7.0000                           1.8000
04-Nov-1997                             7.1250                          12.4000
05-Nov-1997                             7.5000                           3.0000
06-Nov-1997                             8.0000                           6.8000
07-Nov-1997                             8.0000                          10.6000
10-Nov-1997                             7.3750                           7.7000
11-Nov-1997                             8.0000                          10.4000
12-Nov-1997                             7.5000                           2.0000
13-Nov-1997                             8.0000                           5.2000
14-Nov-1997                             7.8750                           0.7000
17-Nov-1997                             7.8750                           0.2000
18-Nov-1997                             8.1250                           6.4000
19-Nov-1997                             7.4375                           0.3000
20-Nov-1997                             7.3750                           1.4000
21-Nov-1997                             8.0000                           6.0000
24-Nov-1997                             8.0000                           7.0000
25-Nov-1997                             8.2500                           5.2000
26-Nov-1997                             8.2500                           0.2000
28-Nov-1997                             8.0625                           0.0000
01-Dec-1997                             8.1875                           5.5000
02-Dec-1997                             7.8750                           0.6000
03-Dec-1997                             7.8750                           6.7000
04-Dec-1997                             8.1875                           0.0000
05-Dec-1997                             8.0000                           1.6000
08-Dec-1997                             8.0000                           5.4000
09-Dec-1997                             8.2500                          12.9000
10-Dec-1997                             8.0000                           1.3000
11-Dec-1997                             7.7500                           0.4000
12-Dec-1997                             8.1250                          27.0000
15-Dec-1997                             8.0000                          31.0000
16-Dec-1997                             8.2500                          11.4000
17-Dec-1997                             8.3750                           5.6000
18-Dec-1997                             8.2500                           1.1000
19-Dec-1997                             8.1250                           1.6000
22-Dec-1997                             7.5625                          16.3000
23-Dec-1997                             7.8750                           4.6000
24-Dec-1997                             7.6250                           1.3000
26-Dec-1997                             7.8750                          10.0000
29-Dec-1997                             7.7500                          11.4000
30-Dec-1997                             7.3125                          28.4000
31-Dec-1997                             7.8750                          36.1000
02-Jan-1998                             8.0000                           4.4000
05-Jan-1998                             8.0000                           1.6000
06-Jan-1998                             8.0000                           3.3000
07-Jan-1998                             8.0000                           6.0000
08-Jan-1998                             8.0625                           0.0000
09-Jan-1998                             7.8125                           0.7000






12-Jan-1998                             8.0000                           0.2000
13-Jan-1998                             7.5000                           0.1000
14-Jan-1998                             7.5000                           1.0000
15-Jan-1998                             7.6250                           0.2000
16-Jan-1998                             8.1250                           6.7000
20-Jan-1998                             7.7500                          10.2000
21-Jan-1998                             8.2500                          38.2000
22-Jan-1998                             8.2500                           4.7000
23-Jan-1998                             8.2500                           9.0000
26-Jan-1998                             8.3750                          32.2000
27-Jan-1998                             8.7500                          18.3000
28-Jan-1998                             9.5000                          13.5000
29-Jan-1998                             9.9375                          43.3000
30-Jan-1998                            10.0000                          14.5000
02-Feb-1998                            10.0000                          40.4000
03-Feb-1998                            10.3750                          29.3000
04-Feb-1998                            10.2500                          23.6000
05-Feb-1998                            10.5000                          14.0000
06-Feb-1998                            10.5000                          12.3000
09-Feb-1998                            10.7500                          26.3000
10-Feb-1998                            11.8750                          28.5000
11-Feb-1998                            11.8750                          69.7000
12-Feb-1998                            11.3750                          35.0000
13-Feb-1998                            11.5000                          14.5000
17-Feb-1998                            11.3750                           7.9000
18-Feb-1998                            10.6250                          21.2000
19-Feb-1998                            11.0000                          11.0000
20-Feb-1998                            10.7500                          14.8000
23-Feb-1998                            10.5000                           7.8000
24-Feb-1998                            10.5000                          35.9000
25-Feb-1998                            11.0000                           0.5000
26-Feb-1998                            10.7500                           3.6000
27-Feb-1998                            10.5000                           0.6000
02-Mar-1998                            10.6250                           7.4000
03-Mar-1998                            10.6875                           9.0000
04-Mar-1998                            10.6250                           3.0000
05-Mar-1998                            10.7500                           1.5000
06-Mar-1998                            10.7500                           4.6000
09-Mar-1998                            11.0000                           2.3000
10-Mar-1998                            11.0000                          16.8000
11-Mar-1998                            11.2500                           4.5000
12-Mar-1998                            11.7500                           3.5000
13-Mar-1998                            13.7500                         131.0000
16-Mar-1998                            13.7500                          62.6000
17-Mar-1998                            13.7500                          86.6000
18-Mar-1998                            14.0000                          24.6000
19-Mar-1998                            13.5000                          20.8000
20-Mar-1998                            13.7500                           5.8000
23-Mar-1998                            13.3750                           9.6000
24-Mar-1998                            14.0000                          11.5000






25-Mar-1998                            14.0000                           9.7000
26-Mar-1998                            14.2500                          20.2000
27-Mar-1998                            14.5000                          21.1000
30-Mar-1998                            15.6250                          59.0000
31-Mar-1998                            16.2500                          49.9000
01-Apr-1998                            15.7500                          13.8000
02-Apr-1998                            15.5000                          33.6000
03-Apr-1998                            15.8750                          19.2000
06-Apr-1998                            16.1563                          31.3000
07-Apr-1998                            16.1250                          44.2000
08-Apr-1998                            16.2500                          39.8000
09-Apr-1998                            16.0625                          23.9000
13-Apr-1998                            16.1250                          17.6000
14-Apr-1998                            16.0000                          12.2000
15-Apr-1998                            15.8750                          25.6000
16-Apr-1998                            15.7500                          10.2000
17-Apr-1998                            15.6250                          28.0000
20-Apr-1998                            16.0000                          30.9000
21-Apr-1998                            16.0625                          28.0000
22-Apr-1998                            17.0000                          43.3000
23-Apr-1998                            19.5000                         140.0000
24-Apr-1998                            20.8750                         104.2000
27-Apr-1998                            19.9375                         155.5000
28-Apr-1998                            20.1250                          61.0000
29-Apr-1998                            22.0000                         160.1000
30-Apr-1998                            21.6250                          99.0000
01-May-1998                            21.0000                          48.0000
04-May-1998                            20.0000                          15.7000
05-May-1998                            19.3750                          35.4000
06-May-1998                            20.6250                          18.6000
07-May-1998                            21.2500                          62.0000
08-May-1998                            21.0000                          12.8000
11-May-1998                            20.5000                           5.9000
12-May-1998                            20.3750                           8.2000
13-May-1998                            20.3750                          26.0000
14-May-1998                            19.0000                          27.6000
15-May-1998                            19.6250                          38.6000
18-May-1998                            19.2500                           9.3000
19-May-1998                            19.3750                           3.6000
20-May-1998                            20.0000                          11.1000
21-May-1998                            19.7500                           6.6000
22-May-1998                            19.7500                           3.9000
26-May-1998                            20.0000                           0.9000
27-May-1998                            18.8750                          29.6000
28-May-1998                            19.7500                           3.8000
29-May-1998                            19.7500                           5.4000
01-Jun-1998                            19.6250                          18.2000
02-Jun-1998                            19.2500                           9.7000
03-Jun-1998                            18.8750                          12.3000
04-Jun-1998                            18.6875                          16.5000
05-Jun-1998                            18.8750                          12.0000
08-Jun-1998                            19.4375                          19.1000
09-Jun-1998                            19.6250                           5.6000
10-Jun-1998                            19.4375                          15.0000
11-Jun-1998                            19.5000                           7.6000
12-Jun-1998                            20.0000                          17.8000
15-Jun-1998                            19.0000                           8.2000
16-Jun-1998                            19.5000                           6.8000
17-Jun-1998                            22.2500                         129.9000
18-Jun-1998                            22.7500                          27.0000
19-Jun-1998                            23.4375                          65.2000
22-Jun-1998                            23.8750                          44.0000
23-Jun-1998                            23.5000                          18.7000
24-Jun-1998                            22.8125                          18.1000
25-Jun-1998                            23.5000                           8.4000
26-Jun-1998                            23.4375                          11.9000
29-Jun-1998                            25.7500                          64.3000






30-Jun-1998                            24.6250                          57.8000
01-Jul-1998                            25.6250                          22.9000
02-Jul-1998                            26.0000                          17.3000
06-Jul-1998                            25.2500                          11.5000
07-Jul-1998                            26.8750                          59.1000
08-Jul-1998                            26.8750                          38.6000
09-Jul-1998                            26.6250                          12.7000
10-Jul-1998                            26.3750                           8.4000
13-Jul-1998                            26.7500                          33.6000
14-Jul-1998                            27.0000                          28.0000
15-Jul-1998                            27.0000                          11.1000
16-Jul-1998                            28.1250                         125.4000
17-Jul-1998                            28.6250                          21.2000
20-Jul-1998                            28.3750                          27.4000
21-Jul-1998                            27.1250                          57.7000
22-Jul-1998                            26.0625                          61.3000
23-Jul-1998                            25.6250                          23.5000
24-Jul-1998                            25.0000                          17.5000
27-Jul-1998                            24.1250                          41.3000
28-Jul-1998                            23.7500                          35.6000
29-Jul-1998                            22.5000                          14.5000
30-Jul-1998                            24.3750                         101.2000
31-Jul-1998                            23.6250                          21.6000
03-Aug-1998                            23.2500                          13.4000
04-Aug-1998                            22.5000                          22.5000
05-Aug-1998                            23.1250                          12.5000
06-Aug-1998                            24.7500                          12.3000
07-Aug-1998                            24.5000                          20.9000
10-Aug-1998                            25.7500                          24.8000
11-Aug-1998                            25.3750                          48.1000
12-Aug-1998                            26.0000                          35.1000
13-Aug-1998                            25.8750                          19.7000
14-Aug-1998                            25.0000                           6.0000
17-Aug-1998                            25.5000                           9.4000
18-Aug-1998                            25.6250                          45.1000
19-Aug-1998                            25.7500                          37.3000
20-Aug-1998                            26.0000                           4.4000
21-Aug-1998                            25.0000                          97.5000
24-Aug-1998                            24.5000                          44.8000
25-Aug-1998                            24.9375                          16.3000
26-Aug-1998                            24.1250                          28.2000
27-Aug-1998                            23.6250                          23.5000
28-Aug-1998                            21.5000                          24.2000
31-Aug-1998                            21.0000                          17.5000
01-Sep-1998                            22.1250                          47.6000
02-Sep-1998                            22.0000                           4.4000
03-Sep-1998                            22.7500                          23.2000
04-Sep-1998                            22.0000                           0.7000
08-Sep-1998                            23.0000                           5.4000
09-Sep-1998                            23.2500                           2.9000
10-Sep-1998                            23.2500                           8.1000
11-Sep-1998                            23.0000                          10.0000
14-Sep-1998                            23.5000                          39.9000
15-Sep-1998                            24.7500                          50.2000
16-Sep-1998                            23.9375                          24.0000
17-Sep-1998                            23.7500                          26.1000
18-Sep-1998                            23.3750                          25.7000
21-Sep-1998                            23.7500                           3.3000
22-Sep-1998                            23.0000                           2.4000
23-Sep-1998                            23.5000                           9.9000
24-Sep-1998                            23.7500                           6.6000
25-Sep-1998                            23.1250                           0.3000
28-Sep-1998                            23.1875                           1.1000
29-Sep-1998                            23.6250                           3.2000
30-Sep-1998                            23.5000                          15.3000
01-Oct-1998                            22.0000                           9.4000
02-Oct-1998                            22.4375                           2.8000
05-Oct-1998                            21.7500                           8.0000
06-Oct-1998                            21.5000                          10.9000
07-Oct-1998                            19.0000                          20.8000
08-Oct-1998                            16.2500                          36.9000
09-Oct-1998                            19.8750                          17.9000
12-Oct-1998                            20.0000                          12.8000
13-Oct-1998                            18.6250                           4.3000






14-Oct-1998                            19.3125                          59.2000
15-Oct-1998                            22.0000                          15.3000
16-Oct-1998                            22.2500                           6.3000
19-Oct-1998                            21.8750                          52.8000
20-Oct-1998                            19.7500                          32.7000
21-Oct-1998                            20.0000                          11.2000
22-Oct-1998                            20.4375                          52.9000
23-Oct-1998                            20.5000                           2.8000
26-Oct-1998                            20.8750                          16.7000
27-Oct-1998                            22.3750                          22.6000
28-Oct-1998                            22.6875                         117.4000
29-Oct-1998                            22.0000                          28.1000
30-Oct-1998                            22.1250                          23.5000
02-Nov-1998                            22.7500                          33.1000
03-Nov-1998                            22.6250                          21.9000
04-Nov-1998                            23.1250                          74.7000
05-Nov-1998                            23.5000                          91.9000
06-Nov-1998                            22.8750                         101.0000
09-Nov-1998                            22.3750                          11.8000
10-Nov-1998                            22.2500                          28.8000
11-Nov-1998                            20.0000                          22.6000
12-Nov-1998                            19.7500                           6.7000
13-Nov-1998                            20.4375                           8.2000
16-Nov-1998                            21.7500                           6.7000
17-Nov-1998                            21.7500                          26.2000
18-Nov-1998                            21.8750                           7.9000
19-Nov-1998                            21.0625                          11.2000
20-Nov-1998                            21.8750                           8.3000
23-Nov-1998                            22.0000                          49.0000
24-Nov-1998                            22.5000                         243.3000
25-Nov-1998                            22.0000                          11.3000
27-Nov-1998                            22.8750                           2.7000
30-Nov-1998                            22.0000                           8.2000
01-Dec-1998                            22.0000                          17.4000
02-Dec-1998                            22.0625                          14.4000
03-Dec-1998                            22.5000                          28.0000
04-Dec-1998                            22.7500                           5.5000
07-Dec-1998                            23.7500                         144.7000
08-Dec-1998                            24.0000                          93.3000
09-Dec-1998                            24.5000                          13.6000
10-Dec-1998                            25.2500                          23.8000
11-Dec-1998                            24.1250                          14.1000
14-Dec-1998                            24.1250                          39.1000
15-Dec-1998                            24.6250                           5.6000
16-Dec-1998                            25.3750                          46.8000
17-Dec-1998                            25.5000                         106.4000
18-Dec-1998                            26.5000                         103.3000
21-Dec-1998                            27.5000                          45.1000
22-Dec-1998                            26.0000                          21.8000
23-Dec-1998                            25.5000                          47.0000
24-Dec-1998                            25.6250                           4.9000
28-Dec-1998                            26.2500                           5.9000
29-Dec-1998                            27.0625                          31.8000
30-Dec-1998                            27.0000                          36.3000
31-Dec-1998                            27.1250                           8.1000
04-Jan-1999                            26.5000                         248.8000
05-Jan-1999                            27.2500                          36.4000
06-Jan-1999                            27.6250                         156.1000
07-Jan-1999                            28.0000                          29.1000
08-Jan-1999                            26.7500                          46.4000
11-Jan-1999                            25.6250                          29.6000
12-Jan-1999                            24.2500                          23.5000
13-Jan-1999                            24.1250                           7.7000
14-Jan-1999                            24.1250                          13.4000
15-Jan-1999                            24.0000                          19.4000
19-Jan-1999                            24.2500                          19.5000
20-Jan-1999                            23.5000                           7.8000
21-Jan-1999                            24.5000                          53.6000
22-Jan-1999                            25.1250                          14.7000
25-Jan-1999                            24.5000                          86.1000
26-Jan-1999                            24.8750                          37.9000
27-Jan-1999                            22.3750                          36.1000







28-Jan-1999                            22.1250                          34.8000
29-Jan-1999                            24.0625                          84.0000
01-Feb-1999                            23.6875                          79.6000
02-Feb-1999                            22.6250                          29.0000
03-Feb-1999                            21.9375                          29.8000
04-Feb-1999                            21.5000                           9.5000
05-Feb-1999                            21.6250                          19.3000
08-Feb-1999                            21.5625                          89.8000
09-Feb-1999                            21.7500                          26.8000
10-Feb-1999                            23.6875                          21.9000
11-Feb-1999                            23.2500                          17.3000
12-Feb-1999                            23.0000                           5.8000
16-Feb-1999                            21.7500                          16.1000
17-Feb-1999                            19.6250                          28.2000
18-Feb-1999                            20.5000                          26.8000
19-Feb-1999                            21.8750                          40.1000
22-Feb-1999                            22.9375                          21.8000
23-Feb-1999                            22.8125                          19.5000
24-Feb-1999                            22.7500                           5.2000
25-Feb-1999                            21.8125                           7.8000
26-Feb-1999                            22.1250                           4.4000
01-Mar-1999                            22.6875                          17.4000
02-Mar-1999                            21.3750                          15.7000
03-Mar-1999                            21.7500                          11.6000
04-Mar-1999                            22.5000                           5.6000
05-Mar-1999                            22.0000                           4.5000
08-Mar-1999                            21.0000                          33.6000
09-Mar-1999                            21.5000                          20.6000
10-Mar-1999                            22.0000                          21.2000
11-Mar-1999                            22.1250                           6.0000
12-Mar-1999                            21.8125                           6.4000
15-Mar-1999                            21.3750                          43.1000
16-Mar-1999                            21.5000                          39.0000
17-Mar-1999                            21.0000                          56.8000
18-Mar-1999                            21.1250                          18.0000
19-Mar-1999                            20.0000                          28.7000
22-Mar-1999                            20.2500                          14.7000
23-Mar-1999                            19.3750                          23.6000
24-Mar-1999                            19.7500                          17.6000
25-Mar-1999                            20.9375                          11.3000
26-Mar-1999                            20.0000                          32.3000
29-Mar-1999                            20.8750                          14.8000
30-Mar-1999                            20.5000                          19.8000
31-Mar-1999                            19.0000                         110.5000
01-Apr-1999                            18.8750                          31.6000
05-Apr-1999                            18.5000                         103.0000
06-Apr-1999                            19.0000                          67.3000
07-Apr-1999                            19.5000                          99.8000
08-Apr-1999                            19.5625                          40.2000
09-Apr-1999                            20.0000                          18.0000
12-Apr-1999                            20.1875                          11.0000
13-Apr-1999                            21.0000                          61.0000
14-Apr-1999                            21.8750                          44.7000
15-Apr-1999                            22.2500                          29.0000
16-Apr-1999                            21.8750                          56.9000
19-Apr-1999                            23.3750                          72.8000
20-Apr-1999                            23.8750                          16.4000
21-Apr-1999                            23.5000                          44.7000
22-Apr-1999                            23.0625                          56.0000
23-Apr-1999                            22.9375                           7.4000
26-Apr-1999                            22.8750                          14.0000
27-Apr-1999                            22.8750                           8.5000
28-Apr-1999                            22.9375                         154.9000
29-Apr-1999                            22.3750                          42.3000
30-Apr-1999                            22.6250                          10.1000
03-May-1999                            22.3125                          24.3000
04-May-1999                            22.5000                          13.2000
05-May-1999                            22.1250                          14.6000
06-May-1999                            21.4375                          15.4000
07-May-1999                            21.0000                           8.6000
10-May-1999                            22.2500                           4.2000
11-May-1999                            22.5000                           5.6000
12-May-1999                            22.2500                           3.5000
13-May-1999                            21.6250                          19.6000
14-May-1999                            22.0000                           3.1000
17-May-1999                            21.8750                           2.2000
18-May-1999                            21.8125                          13.3000
19-May-1999                            22.2500                          26.5000
20-May-1999                            23.0000                          58.2000






21-May-1999                            22.6875                         174.1000
24-May-1999                            22.7500                          18.2000
25-May-1999                            22.0000                          76.9000
26-May-1999                            24.1250                         266.6000
27-May-1999                            24.0000                          33.7000
28-May-1999                            23.5000                           4.5000
01-Jun-1999                            23.7500                          27.7000
02-Jun-1999                            23.7500                          42.2000
03-Jun-1999                            24.2500                           0.8000
04-Jun-1999                            24.6250                          36.4000
07-Jun-1999                            24.6250                           4.1000
08-Jun-1999                            23.3750                          23.6000
09-Jun-1999                            24.8125                          14.4000
10-Jun-1999                            24.4375                           8.7000
11-Jun-1999                            24.2500                          14.0000
14-Jun-1999                            24.0000                          10.0000
15-Jun-1999                            24.0000                          40.7000
16-Jun-1999                            24.0000                          10.7000
17-Jun-1999                            24.2500                           3.9000
18-Jun-1999                            24.3750                          25.5000
21-Jun-1999                            24.0625                          18.4000
22-Jun-1999                            24.5000                           4.7000
23-Jun-1999                            24.1250                           8.8000
24-Jun-1999                            23.5625                           3.1000
25-Jun-1999                            24.1250                          10.4000
28-Jun-1999                            23.5000                          24.8000
29-Jun-1999                            24.3750                           7.9000
30-Jun-1999                            24.6250                          20.7000
01-Jul-1999                            25.0000                          12.5000
02-Jul-1999                            24.5625                          19.0000
06-Jul-1999                            24.3750                           8.7000
07-Jul-1999                            24.7500                          48.9000
08-Jul-1999                            24.2500                           4.1000
09-Jul-1999                            24.5000                          22.4000
12-Jul-1999                            24.1250                          13.9000
13-Jul-1999                            25.0000                           2.0000
14-Jul-1999                            25.7500                         113.2000
15-Jul-1999                            27.1250                          28.1000
16-Jul-1999                            27.3750                           1.2000
19-Jul-1999                            25.7500                          45.4000
20-Jul-1999                            27.0000                          60.6000
21-Jul-1999                            26.0000                          13.5000
22-Jul-1999                            26.2500                           8.1000
23-Jul-1999                            23.5625                          40.1000
26-Jul-1999                            22.7500                           2.5000
27-Jul-1999                            22.5625                          16.8000
28-Jul-1999                            23.2500                           7.0000
29-Jul-1999                            22.5000                           3.8000
30-Jul-1999                            22.0000                          13.8000
02-Aug-1999                            21.7500                          20.5000
03-Aug-1999                            21.6250                           2.3000
04-Aug-1999                            22.7500                           9.3000
05-Aug-1999                            22.6250                          11.7000
06-Aug-1999                            23.3750                          13.5000
09-Aug-1999                            24.5000                           9.8000
10-Aug-1999                            23.0000                          30.4000
11-Aug-1999                            22.7500                           4.2000
12-Aug-1999                            22.5000                           2.5000
13-Aug-1999                            22.5000                           5.2000
16-Aug-1999                            22.5000                           5.7000
17-Aug-1999                            23.0000                           0.3000







18-Aug-1999                            22.5625                           3.2000
19-Aug-1999                            21.4375                          15.7000
20-Aug-1999                            20.2500                          14.7000
23-Aug-1999                            20.6250                          27.3000
24-Aug-1999                            19.6875                           6.5000
25-Aug-1999                            20.0000                          26.8000
26-Aug-1999                            20.0625                           8.1000
27-Aug-1999                            20.0625                          34.5000
30-Aug-1999                            19.7500                           5.5000
31-Aug-1999                            20.0000                          36.2000
01-Sep-1999                            20.0000                          48.8000
02-Sep-1999                            20.0000                          36.7000
03-Sep-1999                            20.5000                          88.5000
07-Sep-1999                            20.5000                          49.9000
08-Sep-1999                            20.4375                           2.5000
09-Sep-1999                            20.5000                          11.7000
10-Sep-1999                            20.3750                          69.5000
13-Sep-1999                            20.1875                          64.2000
14-Sep-1999                            20.1250                         113.5000
15-Sep-1999                            20.0000                          42.2000
16-Sep-1999                            19.2500                          18.3000
17-Sep-1999                            20.0000                           9.2000
20-Sep-1999                            20.6250                           1.3000
21-Sep-1999                            21.0000                           4.4000
22-Sep-1999                            21.2500                           6.6000
23-Sep-1999                            20.7500                          12.2000
24-Sep-1999                            19.6250                          10.2000
27-Sep-1999                            19.0000                          11.4000
28-Sep-1999                            18.8750                          20.8000
29-Sep-1999                            19.0625                           9.3000
30-Sep-1999                            18.7500                          13.0000
01-Oct-1999                            18.7500                          20.0000
04-Oct-1999                            19.7500                          18.3000
05-Oct-1999                            20.0000                           1.3000
06-Oct-1999                            20.3750                          17.2000
07-Oct-1999                            20.0000                          21.1000
08-Oct-1999                            19.6250                           6.6000
11-Oct-1999                            19.8750                           2.7000
12-Oct-1999                            19.0000                          14.1000
13-Oct-1999                            18.8750                          29.0000
14-Oct-1999                            19.0000                           3.1000
15-Oct-1999                            19.0000                           9.2000
18-Oct-1999                            19.7500                           4.4000
19-Oct-1999                            19.4375                           5.6000
20-Oct-1999                            19.7500                           7.6000
21-Oct-1999                            19.5000                           2.9000
22-Oct-1999                            19.3750                          18.3000
25-Oct-1999                            19.8750                          15.6000
26-Oct-1999                            20.0000                          47.4000
27-Oct-1999                            20.2500                           4.2000
28-Oct-1999                            20.3750                           9.8000
29-Oct-1999                            20.3750                         104.6000
01-Nov-1999                            20.1250                           2.7000
02-Nov-1999                            20.2500                           3.5000
03-Nov-1999                            20.8750                          28.0000
04-Nov-1999                            21.6250                          23.2000
05-Nov-1999                            21.6250                          20.0000
08-Nov-1999                            21.8750                          15.2000
09-Nov-1999                            21.6250                          22.1000
10-Nov-1999                            21.1250                          26.4000
11-Nov-1999                            21.8750                          27.7000
12-Nov-1999                            21.5000                          87.0000
15-Nov-1999                            20.6250                          19.9000
16-Nov-1999                            20.2500                           9.3000
17-Nov-1999                            19.8125                          11.6000






18-Nov-1999                            19.0000                          12.1000
19-Nov-1999                            18.3750                          30.2000
22-Nov-1999                            18.3750                          15.3000
23-Nov-1999                            18.0000                          16.4000
24-Nov-1999                            19.8750                          26.1000
26-Nov-1999                            19.4375                           0.6000
29-Nov-1999                            19.7500                          10.8000
30-Nov-1999                            19.7500                          10.5000
01-Dec-1999                            19.0000                           4.0000
02-Dec-1999                            18.4375                          38.0000
03-Dec-1999                            18.0000                          13.7000
06-Dec-1999                            18.2500                          39.4000
07-Dec-1999                            18.2500                          10.3000
08-Dec-1999                            18.0000                          20.4000
09-Dec-1999                            17.6250                           9.2000
10-Dec-1999                            17.5000                           6.3000
13-Dec-1999                            17.7500                           7.7000
14-Dec-1999                            17.8125                          17.2000
15-Dec-1999                            17.5625                          47.8000
16-Dec-1999                            16.7500                          54.8000
17-Dec-1999                            17.0000                          28.0000
20-Dec-1999                            16.7500                           5.4000
21-Dec-1999                            16.9375                           6.1000
22-Dec-1999                            17.0000                          15.6000
23-Dec-1999                            16.8750                           9.7000
27-Dec-1999                            17.0000                          17.8000
28-Dec-1999                            18.0000                          17.2000
29-Dec-1999                            18.2500                          40.2000
30-Dec-1999                            18.6250                          19.6000
31-Dec-1999                            19.3750                           3.1000
03-Jan-2000                            19.0000                          68.8000
04-Jan-2000                            17.6250                          54.2000
05-Jan-2000                            17.2500                          28.1000
06-Jan-2000                            17.0000                          65.7000
07-Jan-2000                            17.3750                          11.9000
10-Jan-2000                            17.7500                          18.8000
11-Jan-2000                            17.9375                           9.7000
12-Jan-2000                            18.5000                          72.4000
13-Jan-2000                            18.6250                           8.3000
14-Jan-2000                            18.8750                           3.1000
18-Jan-2000                            19.0000                          12.1000
19-Jan-2000                            19.0000                           4.4000
20-Jan-2000                            18.4375                          27.5000
21-Jan-2000                            18.5000                          63.1000
24-Jan-2000                            18.0000                           6.3000
25-Jan-2000                            17.6250                          15.5000
26-Jan-2000                            15.0000                          49.5000
27-Jan-2000                            16.0000                          33.6000
28-Jan-2000                            15.8750                          99.6000
31-Jan-2000                            15.6250                         131.5000
01-Feb-2000                            15.7500                          77.7000
02-Feb-2000                            15.8750                          58.6000
03-Feb-2000                            16.0625                         141.8000
04-Feb-2000                            16.2500                          78.6000
07-Feb-2000                            16.6875                          14.5000
08-Feb-2000                            16.7500                          13.3000
09-Feb-2000                            16.3125                          36.1000
10-Feb-2000                            16.5625                          64.8000
11-Feb-2000                            16.5000                          28.2000
14-Feb-2000                            16.8750                           8.8000
15-Feb-2000                            16.7500                          39.6000
16-Feb-2000                            16.5000                          45.8000
17-Feb-2000                            16.8750                          11.0000






18-Feb-2000                            16.8750                           7.2000
22-Feb-2000                            16.5000                          24.2000
23-Feb-2000                            16.7500                          37.7000
24-Feb-2000                            16.8750                          12.5000
25-Feb-2000                            17.0000                          10.6000
28-Feb-2000                            16.9375                           1.0000
29-Feb-2000                            16.8750                          28.9000
01-Mar-2000                            17.3750                         150.0000
02-Mar-2000                            16.8750                          23.8000
03-Mar-2000                            16.7500                          28.6000
06-Mar-2000                            16.7813                           9.2000
07-Mar-2000                            17.0000                          31.9000
08-Mar-2000                            16.5000                           5.0000
09-Mar-2000                            16.7500                          19.0000
10-Mar-2000                            15.7500                          42.8000
13-Mar-2000                            15.7500                           4.6000
14-Mar-2000                            14.7500                          93.0000
15-Mar-2000                            15.7500                          28.7000
16-Mar-2000                            15.7500                          15.7000
17-Mar-2000                            15.6250                           9.7000
20-Mar-2000                            16.5000                           6.0000
21-Mar-2000                            16.5000                           3.3000
22-Mar-2000                            16.9375                          13.2000
23-Mar-2000                            16.7500                           5.1000
24-Mar-2000                            16.8750                          60.9000
27-Mar-2000                            17.0000                           5.9000
28-Mar-2000                            16.9375                           5.5000
29-Mar-2000                            16.5000                          36.8000
30-Mar-2000                            18.3750                          21.0000
31-Mar-2000                            17.8750                           7.3000
03-Apr-2000                            18.1250                           4.0000
04-Apr-2000                            17.2500                           0.8000
05-Apr-2000                            18.2500                           7.2000
06-Apr-2000                            16.3750                           8.6000
07-Apr-2000                            16.7500                           5.8000
10-Apr-2000                            18.0000                           2.3000
11-Apr-2000                            17.2500                           1.9000
12-Apr-2000                            17.0000                           2.1000
13-Apr-2000                            16.7500                           4.4000
14-Apr-2000                            16.5625                          14.1000
17-Apr-2000                            16.3750                           9.0000
18-Apr-2000                            17.0000                           6.8000
19-Apr-2000                            16.7500                           3.1000
20-Apr-2000                            16.3750                           2.7000
24-Apr-2000                            16.8750                          17.8000
25-Apr-2000                            16.7500                          16.6000
26-Apr-2000                            16.4375                          10.2000
27-Apr-2000                            16.5000                           6.2000
28-Apr-2000                            16.5000                           2.6000
01-May-2000                            17.0000                           0.2000
02-May-2000                            16.2813                           9.1000
03-May-2000                            16.5000                           6.0000
04-May-2000                            16.5000                          11.1000
05-May-2000                            16.3750                          11.9000
08-May-2000                            16.3906                           5.5000
09-May-2000                            16.8125                           5.0000
10-May-2000                            16.5313                           3.0000






11-May-2000                            16.9375                           0.8000
12-May-2000                            16.7500                           1.0000
15-May-2000                            16.7500                           2.6000
16-May-2000                            16.7500                           7.3000
17-May-2000                            16.1250                           9.3000
18-May-2000                            16.5000                          19.8000
19-May-2000                            16.1250                           0.1000
22-May-2000                            16.4375                           6.7000
23-May-2000                            16.3750                           5.0000
24-May-2000                            16.5000                           7.3000
25-May-2000                            16.1250                          15.2000
26-May-2000                            16.0000                           4.5000
30-May-2000                            15.2500                          11.5000
31-May-2000                            14.1250                          10.2000
01-Jun-2000                            14.3750                           7.8000
02-Jun-2000                            14.8750                         154.0000
05-Jun-2000                            14.3125                           5.3000
06-Jun-2000                            14.3125                          19.4000
07-Jun-2000                            13.5000                           9.6000
08-Jun-2000                            14.6875                          19.2000
09-Jun-2000                            14.4688                          16.2000
12-Jun-2000                            14.6875                          16.7000
13-Jun-2000                            14.8750                           4.9000
14-Jun-2000                            14.5625                          29.3000
15-Jun-2000                            13.9375                          72.1000
16-Jun-2000                            14.2500                           5.7000
19-Jun-2000                            14.0000                           1.6000
20-Jun-2000                            12.8125                          14.0000
21-Jun-2000                            12.6250                           6.6000
22-Jun-2000                            12.0000                           7.9000
23-Jun-2000                            10.5625                          20.2000
26-Jun-2000                            10.5625                          40.5000
27-Jun-2000                            10.4375                           7.6000
28-Jun-2000                             9.3750                          22.0000
29-Jun-2000                             9.0625                          67.8000
30-Jun-2000                            12.4375                         177.1000
03-Jul-2000                            12.5000                          39.7000
05-Jul-2000                            12.5000                          41.3000
06-Jul-2000                            11.5000                          44.5000
07-Jul-2000                            11.0000                          62.8000
10-Jul-2000                            10.3750                           6.0000
11-Jul-2000                            10.6250                          27.7000
12-Jul-2000                            10.5000                           9.0000
13-Jul-2000                            11.1875                          33.3000
14-Jul-2000                            12.0000                           5.2000
17-Jul-2000                            12.0000                          12.8000
18-Jul-2000                            12.6250                           9.4000
19-Jul-2000                            12.6250                          19.7000
20-Jul-2000                            11.6250                           9.2000
21-Jul-2000                            11.7500                           5.4000
24-Jul-2000                            12.2500                           1.9000
25-Jul-2000                            12.1250                           8.2000
26-Jul-2000                            12.2500                           1.8000
27-Jul-2000                            12.2500                          10.8000
28-Jul-2000                            12.5000                          17.2000






31-Jul-2000                            13.1250                          17.6000
01-Aug-2000                            13.1563                          16.2000
02-Aug-2000                            13.8750                           5.6000
03-Aug-2000                            13.0000                           1.1000
04-Aug-2000                            12.8750                           1.0000
07-Aug-2000                            12.0625                           5.6000
08-Aug-2000                            12.2500                           0.2000
09-Aug-2000                            12.6250                           2.2000
10-Aug-2000                            11.8750                           3.0000
11-Aug-2000                            12.1250                           5.3000
14-Aug-2000                            12.0000                           6.2000
15-Aug-2000                            12.0000                           1.8000
16-Aug-2000                            11.7500                           1.4000
17-Aug-2000                            11.5000                           1.8000
18-Aug-2000                            11.5000                           3.4000
21-Aug-2000                            11.5000                           0.8000
22-Aug-2000                            11.8750                          13.3000
23-Aug-2000                            12.0625                           0.0000
24-Aug-2000                            12.1875                           0.4000
25-Aug-2000                            12.8125                           3.8000
28-Aug-2000                            12.8125                           0.3000
29-Aug-2000                            12.3750                           0.5000
30-Aug-2000                            12.5000                           7.4000
31-Aug-2000                            12.5000                           1.6000
01-Sep-2000                            12.2500                           2.3000
05-Sep-2000                            11.1875                         153.7000
06-Sep-2000                            12.2500                           1.7000
07-Sep-2000                            12.2500                           2.4000
08-Sep-2000                            12.2500                           2.0000
11-Sep-2000                            11.7500                           2.2000
12-Sep-2000                            11.0000                           5.0000
13-Sep-2000                            10.0625                          22.0000
14-Sep-2000                            10.8750                          22.6000
15-Sep-2000                            10.5000                           8.1000
18-Sep-2000                            10.5000                           0.2000
19-Sep-2000                            10.5000                           2.4000
20-Sep-2000                            10.5000                           2.1000
21-Sep-2000                            10.5000                           0.2000
22-Sep-2000                            10.5000                           1.2000
25-Sep-2000                            10.5000                           2.0000
26-Sep-2000                            10.5000                           3.1000
27-Sep-2000                            11.2500                           9.0000
28-Sep-2000                            10.5000                           6.2000
29-Sep-2000                            10.9375                          40.6000
02-Oct-2000                            11.0000                          11.2000
03-Oct-2000                            10.5000                          30.4000
04-Oct-2000                            10.5000                          25.7000
05-Oct-2000                            10.6250                         215.4000
06-Oct-2000                            11.1250                         103.2000
09-Oct-2000                            10.5000                         169.2000
10-Oct-2000                            10.5000                          60.4000
11-Oct-2000                            11.0000                           3.6000
12-Oct-2000                            10.6875                          58.1000
13-Oct-2000                            10.5000                         109.2000
16-Oct-2000                            10.4375                          12.3000
17-Oct-2000                            10.4375                          43.7000
18-Oct-2000                            10.2500                         282.5000
19-Oct-2000                             9.5000                          16.0000
20-Oct-2000                             9.7500                          13.2000
23-Oct-2000                             9.4375                           2.5000
24-Oct-2000                             9.8125                           7.7000
25-Oct-2000                            10.0000                           8.9000
26-Oct-2000                            10.5000                          55.6000






27-Oct-2000                            11.1250                          70.6000
30-Oct-2000                            11.9375                          10.6000
31-Oct-2000                            14.3125                          79.0000
01-Nov-2000                            12.5625                          10.6000
02-Nov-2000                            11.8750                         131.0000
03-Nov-2000                            11.5000                           9.5000
06-Nov-2000                            11.1875                          14.3000
07-Nov-2000                            11.2500                           7.2000
08-Nov-2000                            12.3750                           4.9000
09-Nov-2000                            13.0000                           2.0000
10-Nov-2000                            13.1250                          11.7000
13-Nov-2000                            12.8750                           0.5000
14-Nov-2000                            12.8750                           3.8000
15-Nov-2000                            13.6250                          24.7000
16-Nov-2000                            13.7500                           8.3000
17-Nov-2000                            13.7500                           7.6000
20-Nov-2000                            13.7500                          11.1000
21-Nov-2000                            13.8125                         153.2000
22-Nov-2000                            13.7500                           7.3000
24-Nov-2000                            14.0625                           5.4000
27-Nov-2000                            14.7500                          34.7000
28-Nov-2000                            14.5000                          24.1000
29-Nov-2000                            14.5000                         132.6000
30-Nov-2000                            14.5000                           5.6000
01-Dec-2000                            14.5000                          21.1000
04-Dec-2000                            14.5000                          25.3000
05-Dec-2000                            14.5000                          25.3000
06-Dec-2000                            14.5000                          10.8000
07-Dec-2000                            14.5000                          12.1000
08-Dec-2000                            14.8750                          11.4000
11-Dec-2000                            14.6250                           3.3000
12-Dec-2000                            14.5000                          19.8000
13-Dec-2000                            14.5000                          12.3000
14-Dec-2000                            14.5000                          24.8000
15-Dec-2000                            14.5000                          11.1000
18-Dec-2000                            14.5625                          40.7000
19-Dec-2000                            14.8125                          50.5000
20-Dec-2000                            14.8750                          17.1000
21-Dec-2000                            14.6250                           0.3000
22-Dec-2000                            14.6250                          23.4000
26-Dec-2000                            14.6250                           7.6000
27-Dec-2000                            14.5000                           4.1000
28-Dec-2000                            14.5000                          38.9000
29-Dec-2000                            14.5000                           0.4000
02-Jan-2001                            14.5000                           2.0000
03-Jan-2001                            14.5000                           4.0000
04-Jan-2001                            14.5000                           0.4000
05-Jan-2001                            14.2500                          10.9000
08-Jan-2001                            13.5000                          24.8000
09-Jan-2001                            13.9375                           0.6000
10-Jan-2001                            13.5000                           8.2000
11-Jan-2001                            13.5625                           0.9000
12-Jan-2001                            13.5000                           0.6000
16-Jan-2001                            13.5000                           3.2000
17-Jan-2001                            13.6875                           2.1000
18-Jan-2001                            13.6875                           0.7000
19-Jan-2001                            13.5625                           9.2000
22-Jan-2001                            13.5000                           1.2000
23-Jan-2001                            13.3750                           0.0000
24-Jan-2001                            13.3125                           0.0000
25-Jan-2001                            13.2500                           1.8000
26-Jan-2001                            13.5000                           2.2000
29-Jan-2001                            13.0000                           6.8000






30-Jan-2001                            12.6875                          10.1000
31-Jan-2001                            12.5000                          16.6000
01-Feb-2001                            12.3750                           2.7000
02-Feb-2001                            12.0000                           3.5000
05-Feb-2001                            12.2500                           3.3000
06-Feb-2001                            12.1250                           2.3000
07-Feb-2001                            12.0000                           2.6000
08-Feb-2001                            12.0000                           1.7000
09-Feb-2001                            12.0000                           0.1000
12-Feb-2001                            12.0000                           1.6000
13-Feb-2001                            12.0000                           1.2000
14-Feb-2001                            11.7500                           1.4000
15-Feb-2001                            11.7500                           2.2000
16-Feb-2001                            11.7500                          10.6000
20-Feb-2001                            11.7500                           4.5000
21-Feb-2001                            11.2500                           0.6000
22-Feb-2001                            11.6250                           0.2000
23-Feb-2001                            11.2500                           4.0000
26-Feb-2001                            11.2500                           2.3000
27-Feb-2001                            11.3125                           0.3000
28-Feb-2001                            11.5000                           5.9000
01-Mar-2001                            11.5000                           1.0000
02-Mar-2001                            11.4375                           4.0000
05-Mar-2001                            11.3750                           0.4000
06-Mar-2001                            11.8125                           3.9000
07-Mar-2001                            11.8750                           2.6000
08-Mar-2001                            11.6250                           1.4000
09-Mar-2001                            11.5313                           0.0000
12-Mar-2001                            10.8750                           6.4000
13-Mar-2001                            11.1250                           1.3000
14-Mar-2001                            10.2500                           4.0000
15-Mar-2001                            10.7500                           0.6000
16-Mar-2001                            10.7500                           1.3000
19-Mar-2001                            10.2500                           2.6000
20-Mar-2001                            10.0000                          15.0000
21-Mar-2001                             9.6250                           0.1000
22-Mar-2001                             9.8125                           0.0000
23-Mar-2001                             9.7500                           0.1000
26-Mar-2001                             9.4375                           9.6000
27-Mar-2001                             9.6719                           0.2000
28-Mar-2001                            10.0000                           7.6000
29-Mar-2001                             9.5000                           0.3000
30-Mar-2001                             9.6250                           3.3000
02-Apr-2001                            10.0000                           1.0000
03-Apr-2001                             9.6250                           0.8000
04-Apr-2001                             9.3750                           3.0000
05-Apr-2001                             9.7500                           1.4000
06-Apr-2001                             9.2500                           2.2000
09-Apr-2001                             9.3500                           1.5000
10-Apr-2001                             9.6000                           0.6000
11-Apr-2001                             9.4500                           3.1000
12-Apr-2001                            10.2500                           4.3000
16-Apr-2001                             9.9600                           0.9000
17-Apr-2001                             9.9500                           0.6000
18-Apr-2001                            10.0000                           1.8000
19-Apr-2001                             9.9500                           5.2000
20-Apr-2001                            10.0000                           1.8000
23-Apr-2001                            10.0000                           4.2000
24-Apr-2001                             9.9000                           0.1000
25-Apr-2001                            10.0000                          15.9000
26-Apr-2001                            10.2700                           0.5000
27-Apr-2001                            10.2700                           1.1000
30-Apr-2001                            10.2000                           2.2000
01-May-2001                            10.1000                           0.2000
02-May-2001                            10.2000                           0.8000
03-May-2001                            10.3000                           0.5000
04-May-2001                            10.3000                           0.6000
07-May-2001                            10.3000                           2.0000
08-May-2001                            10.2000                           3.1000
09-May-2001                            10.3400                           2.8000






10-May-2001                            10.7500                           3.6000
11-May-2001                            11.0000                          21.1000
14-May-2001                            11.9900                          22.2000
15-May-2001                            12.6500                          11.9000
16-May-2001                            12.6000                           5.8000

                             Distribution of Volume

   [The following table was depicted as a bar chart in the printed material.]

                               $0.00 -   $9.01 -  $11.01 -  $13.01 -  $15.01 -  $17.01 -  $19.01 -  $21.01 -  $23.01 -  $25.01 -
                                 $9.00    $11.00    $13.00    $15.00    $17.00    $19.00    $21.00    $23.00    $25.00  and above
                               -------  --------  --------  --------  --------  --------  --------  --------  --------  ---------
Distribution of Volume (000)    7062.1    9849.8    164.1     3525.1    5166.3     1528       2788     6328.5    2922     2160.3
Cumulative Distribution of
  Volume (%)                     15.2%     36.4%    47.5%      55.1%     66.2%    69.5%      75.5%      89.1%   95.4%     100.0%


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -46-

                                                              Brickyard Overview

Indexed Stock Price Performance
================================================================================

                         Last 12 Months to May 16, 2001

   [The following table was depicted as a line chart in the printed material.]

                                        Major Domestic       Regional Domestic
   Date               Brickyard           Airlines(1)           Airlines(2)
   ----               ---------           -----------           -----------
18-May-2000           100.0000             100.0000              100.0000
19-May-2000            97.7273              96.7118               99.5327
22-May-2000            99.6212              96.3709               96.7174
23-May-2000            99.2424              98.0894               97.3278
24-May-2000           100.0000              98.6107              105.7144
25-May-2000            97.7273              95.9231              104.8902
26-May-2000            96.9697              94.4545              103.9331
30-May-2000            92.4242              94.4545              103.9331
31-May-2000            85.6061              96.5534              105.4573
01-Jun-2000            87.1212              95.6259              104.8120
02-Jun-2000            90.1515              98.6357              104.3006
05-Jun-2000            86.7424             101.2821              109.6198
06-Jun-2000            86.7424             100.2718              105.3709
07-Jun-2000            81.8182              98.2746              105.0420
08-Jun-2000            89.0152             102.0472              107.2783
09-Jun-2000            87.6894             100.3858              107.7939
12-Jun-2000            89.0152             102.9781              112.0990
13-Jun-2000            90.1515             102.5275              109.1176
14-Jun-2000            88.2576             100.2256              106.6739
15-Jun-2000            84.4697             100.4210              105.8258
16-Jun-2000            86.3636              98.1292              105.9159
19-Jun-2000            84.8485              96.0463              106.5557
20-Jun-2000            77.6515              97.5585              103.8535
21-Jun-2000            76.5152              97.1534              101.5207
22-Jun-2000            72.7273              97.2004               98.8608
23-Jun-2000            64.0152              96.4860               99.5981
26-Jun-2000            64.0152              95.8395               99.3520
27-Jun-2000            63.2576              94.3217              101.8306
28-Jun-2000            56.8182              99.4862              101.9028
29-Jun-2000            54.9243              98.6585              103.5678
30-Jun-2000            75.3788              97.4592              101.0923
03-Jul-2000            75.7576              96.1152              104.8698
05-Jul-2000            75.7576              98.8348              106.0026
06-Jul-2000            69.6970              98.8348              106.0026
07-Jul-2000            66.6667             102.5974              107.5806
10-Jul-2000            62.8788             104.7175              109.4366
11-Jul-2000            64.3939             103.3962              110.2208
12-Jul-2000            63.6364             103.7189              111.0753
13-Jul-2000            67.8030             102.1226              113.4457
14-Jul-2000            72.7273             106.7027              115.5729
17-Jul-2000            72.7273             105.9340              116.2495
18-Jul-2000            76.5152             107.6036              115.7431
19-Jul-2000            76.5152             108.3507              117.7264
20-Jul-2000            70.4546             110.8696              116.3120
21-Jul-2000            71.2121             106.6273              115.5632
24-Jul-2000            74.2424             105.0963              114.7716
25-Jul-2000            73.4849             107.8538              114.4244
26-Jul-2000            74.2424             110.3980              114.0790
27-Jul-2000            74.2424             110.4305              111.2434
28-Jul-2000            75.7576             109.0303              111.8380
31-Jul-2000            79.5455             108.5797              109.5700
01-Aug-2000            79.7349             106.0172              108.3070




02-Aug-2000            84.0909             111.2386              109.3833
03-Aug-2000            78.7879             112.1817              108.7306
04-Aug-2000            78.0303             109.7467              109.9026
07-Aug-2000            73.1061             111.6143              110.0838
08-Aug-2000            74.2424             112.2455              109.5498
09-Aug-2000            76.5152             113.8270              112.3642
10-Aug-2000            71.9697             112.5336              111.0336
11-Aug-2000            73.4849             111.9509              108.8291
14-Aug-2000            72.7273             111.4790              108.7740
15-Aug-2000            72.7273             114.6032              110.0769
16-Aug-2000            71.2121             113.1198              109.3355
17-Aug-2000            69.6970             110.9217              106.8188
18-Aug-2000            69.6970             111.2418              106.0852
21-Aug-2000            69.6970             108.2975              105.4600
22-Aug-2000            71.9697             108.8664              104.6004
23-Aug-2000            73.1061             108.9914              105.5985
24-Aug-2000            73.8637             107.4944              104.6482
25-Aug-2000            77.6515             104.8482              103.0600
28-Aug-2000            77.6515             105.8733              103.7880
29-Aug-2000            75.0000             107.4589              103.8915
30-Aug-2000            75.7576             108.3047              101.6609
31-Aug-2000            75.7576             105.8653              100.6200
01-Sep-2000            74.2425             104.2888              100.5722
05-Sep-2000            67.8031             104.7373              101.8959
06-Sep-2000            74.2424             102.9682               99.4485
07-Sep-2000            74.2424             102.9682               99.4485
08-Sep-2000            74.2424             106.0559               99.9825
11-Sep-2000            71.2122             107.2743               99.6495
12-Sep-2000            66.6667             105.4703               99.2539
13-Sep-2000            60.9849             105.7173              100.6875
14-Sep-2000            65.9091             101.7532               99.1904
15-Sep-2000            63.6364             100.6369               98.8095
18-Sep-2000            63.6364             103.1701               98.4213
19-Sep-2000            63.6364             103.1753               98.8794
20-Sep-2000            63.6364             102.5843               99.0326
21-Sep-2000            63.6364             100.3000               97.5281
22-Sep-2000            63.6364              99.7605               99.6149
25-Sep-2000            63.6364             100.6396               98.4986
26-Sep-2000            63.6364             100.1582               99.6779
27-Sep-2000            68.1818             101.4956              100.0385
28-Sep-2000            63.6364             102.9358               99.3932
29-Sep-2000            66.2879             102.3252               99.4633
02-Oct-2000            66.6667             102.4544              101.0807
03-Oct-2000            63.6364             104.2882              101.2730
04-Oct-2000            63.6364             102.3438              100.4050
05-Oct-2000            64.3940             102.4422               98.5817
06-Oct-2000            67.4243             104.9715               96.8536
09-Oct-2000            63.6364             107.3175              100.2103
10-Oct-2000            63.6364             109.5626              101.3045
11-Oct-2000            66.6667             109.9711               98.1369
12-Oct-2000            64.7727             106.9275               97.5744
13-Oct-2000            63.6364             106.9899               96.4925
16-Oct-2000            63.2576             103.7800               95.0437
17-Oct-2000            63.2576              98.2932               92.4713
18-Oct-2000            62.1212              99.8936               93.6777
19-Oct-2000            57.5758             100.7042               93.2913
20-Oct-2000            59.0909             101.4990               94.1712
23-Oct-2000            57.1970             100.5608               91.8549
24-Oct-2000            59.4697             104.5268               93.8786
25-Oct-2000            60.6061             104.5377               92.2426
26-Oct-2000            63.6364             104.6682               93.2677
27-Oct-2000            67.4243             107.0823               93.0534
30-Oct-2000            72.3485             105.5544               92.1785
31-Oct-2000            86.7425             105.9154               94.1815
01-Nov-2000            76.1364             108.6422               95.3254
02-Nov-2000            71.9697             117.2159               98.5964
03-Nov-2000            69.6970             117.1472              100.6220
06-Nov-2000            67.8030             118.8028              101.9067
07-Nov-2000            68.1818             117.6638              106.1624
08-Nov-2000            75.0000             117.2086              101.1161
09-Nov-2000            78.7879             118.8718              100.4437
10-Nov-2000            79.5455             117.4475               99.6678
13-Nov-2000            78.0303             119.2454              101.1570
14-Nov-2000            78.0303             118.8326              103.0127
15-Nov-2000            82.5758             116.2866              104.8368
16-Nov-2000            83.3334             119.3224              108.2989
17-Nov-2000            83.3334             120.9293              109.4777
20-Nov-2000            83.3334             120.7718              109.2683
21-Nov-2000            83.7122             119.0455              107.8545
22-Nov-2000            83.3334             118.8356              106.3781
24-Nov-2000            85.2273             119.4280              106.1086





27-Nov-2000            89.3940             126.4152              106.5378
28-Nov-2000            87.8788             120.5653              104.3806
29-Nov-2000            87.8788             120.5653              104.3806
30-Nov-2000            87.8788             122.4293              105.8496
01-Dec-2000            87.8788             121.7045              109.4068
04-Dec-2000            87.8788             121.5120              111.0762
05-Dec-2000            87.8788             124.3847              115.8155
06-Dec-2000            87.8788             121.4832              116.4244
07-Dec-2000            87.8788             120.2286              115.2078
08-Dec-2000            90.1516             119.5594              111.5269
11-Dec-2000            88.6364             123.0450              118.5117
12-Dec-2000            87.8788             122.8454              121.7210
13-Dec-2000            87.8788             118.9359              112.7480
14-Dec-2000            87.8788             124.4795              125.7493
15-Dec-2000            87.8788             126.0913              127.8379
18-Dec-2000            88.2576             125.1098              128.5581
19-Dec-2000            89.7728             121.1396              127.6906
20-Dec-2000            90.1516             117.3222              124.6427
21-Dec-2000            88.6364             117.9455              124.4668
22-Dec-2000            88.6364             120.0762              127.8224
26-Dec-2000            88.6364             119.9849              129.0091
27-Dec-2000            87.8788             117.2405              121.7604
28-Dec-2000            87.8788             123.3762              127.3505
29-Dec-2000            87.8788             124.7466              128.3683
02-Jan-2001            87.8788             124.7466              128.3683
03-Jan-2001            87.8788             124.0844              130.3560
04-Jan-2001            87.8788             129.8203              130.2097
05-Jan-2001            86.3637             129.0466              133.4768
08-Jan-2001            81.8182             130.9759              140.5406
09-Jan-2001            84.4697             130.9759              140.5406
10-Jan-2001            81.8182             129.3820              133.4282
11-Jan-2001            82.1970             131.2695              140.3396
12-Jan-2001            81.8182             137.4247              143.6887
16-Jan-2001            81.8182             137.4269              144.9077
17-Jan-2001            82.9546             133.1800              145.5181
18-Jan-2001            82.9546             125.9316              142.5007
19-Jan-2001            82.1970             125.9875              144.0368
22-Jan-2001            81.8182             123.2309              146.7786
23-Jan-2001            81.0607             121.2774              143.4426
24-Jan-2001            80.6819             121.2774              143.4426
25-Jan-2001            80.3031             119.7172              148.1087
26-Jan-2001            81.8182             118.2051              146.6239
29-Jan-2001            78.7879             119.9522              145.5683
30-Jan-2001            76.8940             114.7067              140.1214
31-Jan-2001            75.7576             113.5762              140.6375
01-Feb-2001            75.0001             116.3784              148.2918
02-Feb-2001            72.7273             114.2206              148.2030
05-Feb-2001            74.2425             117.5244              147.0670
06-Feb-2001            73.4849             117.2693              151.4517
07-Feb-2001            72.7273             119.3425              153.7347
08-Feb-2001            72.7273             120.3325              160.1932
09-Feb-2001            72.7273             122.2251              162.5270
12-Feb-2001            72.7273             124.8549              162.2026
13-Feb-2001            72.7273             124.6621              160.3871
14-Feb-2001            71.2122             122.7071              166.6136
15-Feb-2001            71.2122             123.2652              167.6670
16-Feb-2001            71.2122             122.5114              166.3017
20-Feb-2001            71.2122             120.8519              161.0694
21-Feb-2001            68.1819             119.0105              159.2713
22-Feb-2001            70.4546             121.0938              160.6487
23-Feb-2001            68.1819             121.1121              163.7245
26-Feb-2001            68.1819             117.1703              162.2988
27-Feb-2001            68.5607             119.3604              165.9256
28-Feb-2001            69.6970             117.4624              164.8995
01-Mar-2001            69.6970             117.4624              164.8995
02-Mar-2001            69.3182             115.1766              161.3066
05-Mar-2001            68.9395             113.6057              164.2071
06-Mar-2001            71.5910             111.6631              155.9307
07-Mar-2001            71.9698             109.4622              155.8510
08-Mar-2001            70.4546             111.3203              156.9459
09-Mar-2001            69.8864             111.0371              134.1749
12-Mar-2001            65.9091             108.4577              133.0206
13-Mar-2001            67.4243             104.4753              125.0011
14-Mar-2001            62.1213             105.7053              127.7421
15-Mar-2001            65.1516             107.6700              130.7846
16-Mar-2001            65.1516             110.0086              135.7894
19-Mar-2001            62.1213             110.9599              132.2711
20-Mar-2001            60.6061             110.3476              128.2461
21-Mar-2001            58.3334             105.2125              121.8113
22-Mar-2001            59.4697             102.2823              115.0056
23-Mar-2001            59.0910              99.9273              111.3638
26-Mar-2001            57.1970              98.8478              111.8114






27-Mar-2001            58.6175             102.6248              108.6376
28-Mar-2001            60.6061             102.6414              102.6450
29-Mar-2001            57.5758             100.8838              101.2382
30-Mar-2001            58.3334              99.9727              102.0824
02-Apr-2001            60.6061              99.2634              103.6668
03-Apr-2001            58.3334              97.7170              102.1849
04-Apr-2001            56.8182              99.0799              107.4604
05-Apr-2001            59.0910             104.2420              113.0836
06-Apr-2001            56.0606             105.2903              111.2358
09-Apr-2001            56.6667             102.3421              109.8687
10-Apr-2001            58.1819             101.9462              110.9996
11-Apr-2001            57.2728             103.4248              111.8529
12-Apr-2001            62.1213             102.5955              107.7342
16-Apr-2001            60.3637             100.5071              104.9808
17-Apr-2001            60.3031             103.0319              108.1082
18-Apr-2001            60.6061             106.6983              113.8114
19-Apr-2001            60.3031             102.7767              111.5919
20-Apr-2001            60.6061             103.8416              116.1380
23-Apr-2001            60.6061             109.1241              123.4633
24-Apr-2001            60.0001             107.4769              123.6234
25-Apr-2001            60.6061             107.6678              122.0259
26-Apr-2001            62.2425             107.6678              122.0259
27-Apr-2001            62.2425             106.8597              123.7933
30-Apr-2001            61.8182             105.3367              123.5371
01-May-2001            61.2122             109.8004              128.3437
02-May-2001            61.8182             114.7703              132.4067
03-May-2001            62.4243             111.1558              132.0477
04-May-2001            62.4243             111.8859              130.0321
07-May-2001            62.4243             110.9275              128.1225
08-May-2001            61.8182             109.8976              131.4334
09-May-2001            62.6667             111.3595              130.4900
10-May-2001            65.1516             112.0931              131.9391
11-May-2001            66.6667             110.9793              130.5490
14-May-2001            72.6668             110.2830              128.7342
15-May-2001            76.6668             112.9459              130.1334
16-May-2001            76.3637             112.7561              129.9678





                          Last 3 Years to May 16, 2001

   [The following table was depicted as a line chart in the printed material.]

                                        Major Domestic       Regional Domestic
   Date               Brickyard           Airlines(1)           Airlines(2)
   ----               ---------           -----------           -----------
21-May-1998           100.0000             100.0000              100.0000
22-May-1998           100.0000             101.3210              102.3565
26-May-1998           101.2658             101.3210              102.3565
27-May-1998            95.5696             102.3506              102.0474
28-May-1998           100.0000             100.3557               99.3365
29-May-1998           100.0000             100.3476               99.2614
01-Jun-1998            99.3671             100.4606               97.3309
02-Jun-1998            97.4684              97.2617               94.2681
03-Jun-1998            95.5696              98.7808               93.9600
04-Jun-1998            94.6203             100.8858              100.2885
05-Jun-1998            95.5696              99.5338               99.4501
08-Jun-1998            98.4177             100.1422              100.1449
09-Jun-1998            99.3671             102.3768              101.9292
10-Jun-1998            98.4177             105.5172              104.2844
11-Jun-1998            98.7342             104.9309              105.7773
12-Jun-1998           101.2658             104.8405              102.7380
15-Jun-1998            96.2025             103.3582              101.6459
16-Jun-1998            98.7342             104.2752               99.7814
17-Jun-1998           112.6583             104.8556              100.3545
18-Jun-1998           115.1899             104.7394              102.2476
19-Jun-1998           118.6709             104.8271               99.7812
22-Jun-1998           120.8861             104.3374              100.6559
23-Jun-1998           118.9874             104.4012              100.9327
24-Jun-1998           115.5063             103.5822              101.4038
25-Jun-1998           118.9874             103.4385              100.8046
26-Jun-1998           118.6709             105.3178               96.6849
29-Jun-1998           130.3800             104.5040               96.9087
30-Jun-1998           124.6836             107.2530               97.6062
01-Jul-1998           129.7469             106.5261               99.6468
02-Jul-1998           131.6456             108.9211              100.2267
06-Jul-1998           127.8481             107.7933              100.7753
07-Jul-1998           136.0760             107.7933              100.7753
08-Jul-1998           136.0760             112.1241              101.1984
09-Jul-1998           134.8100             113.0579              100.9446
10-Jul-1998           133.5443             111.6876              101.7067
13-Jul-1998           135.4431             111.7990              103.4212
14-Jul-1998           136.7089             111.8271              101.9397
15-Jul-1998           136.7089             111.5469              102.9684
16-Jul-1998           142.4051             115.3586              102.9334
17-Jul-1998           144.9367             111.2169              101.8658
20-Jul-1998           143.6709             108.9161               98.6362
21-Jul-1998           137.3418             107.8628               98.3657
22-Jul-1998           131.9621             107.6390               96.2048
23-Jul-1998           129.7469             106.5469               98.9208
24-Jul-1998           126.5823             107.5954               98.3889
27-Jul-1998           122.1519             106.6847               94.2689






28-Jul-1998           120.2532             104.7586               89.8953
29-Jul-1998           113.9241             105.8607               88.7010
30-Jul-1998           123.4178             106.3168               87.8030
31-Jul-1998           119.6203             103.8767               84.0801
03-Aug-1998           117.7215             105.4754               86.7985
04-Aug-1998           113.9241             103.7884               86.3857
05-Aug-1998           117.0886             102.7330               80.5775
06-Aug-1998           125.3165              98.3092               76.3218
07-Aug-1998           124.0507              99.7761               76.7993
10-Aug-1998           130.3800              98.7271               75.8041
11-Aug-1998           128.4810              99.4493               79.0236
12-Aug-1998           131.6456              99.9753               78.8798
13-Aug-1998           131.0127              97.8504               75.5739
14-Aug-1998           126.5823              99.4422               77.5935
17-Aug-1998           129.1140              96.9595               76.6708
18-Aug-1998           129.7469              96.3047               75.7070
19-Aug-1998           130.3800              98.7295               76.7551
20-Aug-1998           131.6456             101.5632               82.6698
21-Aug-1998           126.5823              99.9521               81.3188
24-Aug-1998           124.0507              99.4236               79.4451
25-Aug-1998           126.2659              95.6246               76.9478
26-Aug-1998           122.1519              95.8688               76.1172
27-Aug-1998           119.6203              96.8149               75.3293
28-Aug-1998           108.8608              93.5170               71.8333
31-Aug-1998           106.3291              89.4443               65.9758
01-Sep-1998           112.0253              90.6648               69.0268
02-Sep-1998           111.3924              84.9475               64.8078
03-Sep-1998           115.1899              87.2187               67.5506
04-Sep-1998           111.3924              83.8171               66.1185
08-Sep-1998           116.4557              81.5140               54.1840
09-Sep-1998           117.7216              80.3638               53.2200
10-Sep-1998           117.7216              80.3638               53.2200
11-Sep-1998           116.4557              85.4327               57.8573
14-Sep-1998           118.9874              84.9356               56.7458
15-Sep-1998           125.3165              81.9859               54.2342
16-Sep-1998           121.2026              84.1244               54.8240
17-Sep-1998           120.2532              90.1598               57.6782
18-Sep-1998           118.3545              92.2000               60.2310
21-Sep-1998           120.2532              92.4737               61.6635
22-Sep-1998           116.4558              89.1230               55.7944
23-Sep-1998           118.9874              88.8894               55.2380
24-Sep-1998           120.2532              88.2539               55.5098
25-Sep-1998           117.0887              91.4473               56.7725
28-Sep-1998           117.4051              94.4935               54.6221
29-Sep-1998           119.6203              90.7434               53.8121
30-Sep-1998           118.9874              90.9587               52.8507
01-Oct-1998           111.3925              92.9969               50.3172
02-Oct-1998           113.6077              91.8971               50.4479
05-Oct-1998           110.1267              85.5449               49.6275
06-Oct-1998           108.8608              81.9357               45.5518
07-Oct-1998            96.2026              82.0998               45.2376
08-Oct-1998            82.2785              80.0809               44.6851






09-Oct-1998           100.6330              80.2649               42.9316
12-Oct-1998           101.2659              76.0068               39.0526
13-Oct-1998            94.3039              70.3637               37.5195
14-Oct-1998            97.7849              73.6435               40.0836
15-Oct-1998           111.3925              75.6816               40.3553
16-Oct-1998           112.6583              72.4616               39.2632
19-Oct-1998           110.7596              75.5310               38.5971
20-Oct-1998           100.0001              84.2678               41.3325
21-Oct-1998           101.2659              86.2485               41.9445
22-Oct-1998           103.4811              89.7475               44.7871
23-Oct-1998           103.7976              86.4009               43.2201
26-Oct-1998           105.6963              84.4912               45.0833
27-Oct-1998           113.2912              84.9575               47.7788
28-Oct-1998           114.8735              85.4471               47.6378
29-Oct-1998           111.3925              84.9286               46.8444
30-Oct-1998           112.0254              85.3678               47.4410
02-Nov-1998           115.1900              85.8023               47.4603
03-Nov-1998           114.5571              87.2048               48.5808
04-Nov-1998           117.0887              90.6467               51.7276
05-Nov-1998           118.9875              93.9102               53.1948
06-Nov-1998           115.8229              90.9689               52.8260
09-Nov-1998           113.2912              91.5804               53.6412
10-Nov-1998           112.6583              95.6971               55.8629
11-Nov-1998           101.2659              93.2109               54.6156
12-Nov-1998           100.0001              90.2469               50.5784
13-Nov-1998           103.4811              88.0093               48.8213
16-Nov-1998           110.1267              86.9216               48.3995
17-Nov-1998           110.1267              87.1068               48.1059
18-Nov-1998           110.7596              88.5935               48.1642
19-Nov-1998           106.6457              90.5508               47.2881
20-Nov-1998           110.7596              90.8897               47.3657
23-Nov-1998           111.3925              92.6177               49.1149
24-Nov-1998           113.9242              88.3457               46.8360
25-Nov-1998           111.3925              87.3233               47.4274
27-Nov-1998           115.8229              89.2306               49.7655
30-Nov-1998           111.3925              94.6356               52.1709
01-Dec-1998           111.3925              92.6897               54.4377
02-Dec-1998           111.7090              92.6897               54.4377
03-Dec-1998           113.9242              93.5884               56.6503
04-Dec-1998           115.1900              90.4874               54.2851
07-Dec-1998           120.2533              92.7684               55.5842
08-Dec-1998           121.5191              94.5964               55.8635
09-Dec-1998           124.0507              91.0591               53.3908
10-Dec-1998           127.8482              91.2569               53.2189
11-Dec-1998           122.1520              92.7997               53.5010
14-Dec-1998           122.1520              92.5070               53.1516
15-Dec-1998           124.6836              90.1323               51.5833
16-Dec-1998           128.4811              88.0644               51.3116
17-Dec-1998           129.1140              83.9806               49.1831
18-Dec-1998           134.1773              81.7618               48.1300
21-Dec-1998           139.2406              82.6380               48.4433
22-Dec-1998           131.6457              81.8167               48.6760
23-Dec-1998           129.1140              86.0928               50.7865
24-Dec-1998           129.7470              88.6355               51.3274
28-Dec-1998           132.9115              87.7861               50.2522
29-Dec-1998           137.0254              86.3457               50.4800
30-Dec-1998           136.7090              86.8355               50.8319
31-Dec-1998           137.3419              87.3900               51.5408
04-Jan-1999           134.1773              87.3900               51.5408
05-Jan-1999           137.9748              87.9987               50.3831
06-Jan-1999           139.8735              88.0367               52.0225
07-Jan-1999           141.7723              92.1505               52.3474
08-Jan-1999           135.4432              90.8837               54.5599
11-Jan-1999           129.7470              90.8837               54.5599
12-Jan-1999           122.7849              90.9029               55.7189






13-Jan-1999           122.1520              95.9605               58.4205
14-Jan-1999           122.1520             100.7340               61.4428
15-Jan-1999           121.5191             103.2413               61.5724
19-Jan-1999           122.7849             108.5143               62.9206
20-Jan-1999           118.9875             104.2094               62.0587
21-Jan-1999           124.0508             101.4741               58.7982
22-Jan-1999           127.2153             100.9247               58.9491
25-Jan-1999           124.0508              98.1765               57.2591
26-Jan-1999           125.9495             100.4532               59.2633
27-Jan-1999           113.2913             100.4532               59.2633
28-Jan-1999           112.0254             103.1581               61.9362
29-Jan-1999           121.8356              97.2668               65.1916
01-Feb-1999           119.9368              96.6661               73.0745
02-Feb-1999           114.5571              94.7944               71.0896
03-Feb-1999           111.0761              97.1970               69.5976
04-Feb-1999           108.8609              97.0629               70.4544
05-Feb-1999           109.4938              93.3325               67.1494
08-Feb-1999           109.1773              92.5348               67.8288
09-Feb-1999           110.1267             100.6265               70.1768
10-Feb-1999           119.9368             103.0768               71.2222
11-Feb-1999           117.7216             100.5604               71.0913
12-Feb-1999           116.4558             103.1764               71.1044
16-Feb-1999           110.1267             102.4698               71.0838
17-Feb-1999            99.3672             102.6511               74.3121
18-Feb-1999           103.7976             100.8584               74.6936
19-Feb-1999           110.7596              99.5429               71.3129
22-Feb-1999           116.1394             100.2239               70.3230
23-Feb-1999           115.5065             100.2160               68.6266
24-Feb-1999           115.1900             100.1236               69.2916
25-Feb-1999           110.4432             100.1236               69.2916
26-Feb-1999           112.0255             100.7568               69.2254
01-Mar-1999           114.8736             102.3144               68.2563
02-Mar-1999           108.2280             103.0178               67.9961
03-Mar-1999           110.1267             104.2076               74.9274
04-Mar-1999           113.9242             106.8985               72.8687
05-Mar-1999           111.3926             107.1403               65.9480
08-Mar-1999           106.3293             110.7792               66.3247
09-Mar-1999           108.8609             109.0300               65.5095
10-Mar-1999           111.3926             109.0981               63.0810
11-Mar-1999           112.0255             110.9905               65.3325
12-Mar-1999           110.4432             114.8251               64.4957
15-Mar-1999           108.2280             112.8910               63.7320
16-Mar-1999           108.8609             111.5431               64.2639
17-Mar-1999           106.3293             112.8771               63.3080
18-Mar-1999           106.9622             113.5898               61.7920
19-Mar-1999           101.2660             115.0440               62.0449
22-Mar-1999           102.5318             112.4456               62.1705
23-Mar-1999            98.1014             110.4895               61.7076
24-Mar-1999           100.0002             114.5093               63.1824
25-Mar-1999           106.0128             124.1520               63.5395
26-Mar-1999           101.2660             121.1100               63.9490
29-Mar-1999           105.6964             118.6963               64.2014
30-Mar-1999           103.7976             124.0396               65.7542
31-Mar-1999            96.2027             120.6928               64.2678
01-Apr-1999            95.5698             115.8573               69.0228
05-Apr-1999            93.6710             113.6978               68.6075
06-Apr-1999            96.2027             117.9977               69.2556
07-Apr-1999            98.7343             120.2344               70.6066
08-Apr-1999            99.0508             116.6900               71.1262
09-Apr-1999           101.2660             115.6903               71.7644
12-Apr-1999           102.2154             119.8663               70.8923
13-Apr-1999           106.3293             116.8244               72.2505
14-Apr-1999           110.7597             116.4354               72.8094
15-Apr-1999           112.6584             116.4354               72.8094
16-Apr-1999           110.7597             118.4154               74.5312
19-Apr-1999           118.3546             116.5401               77.6661
20-Apr-1999           120.8863             117.5478               76.1081
21-Apr-1999           118.9875             119.3343               76.0940
22-Apr-1999           116.7724             124.8227               76.8081







23-Apr-1999           116.1394             119.3613               77.0927
26-Apr-1999           115.8230             119.2432               79.1098
27-Apr-1999           115.8230             124.7460               80.7013
28-Apr-1999           116.1395             120.1274               84.6325
29-Apr-1999           113.2913             122.1144               85.3745
30-Apr-1999           114.5572             122.5929               83.5869
03-May-1999           112.9749             120.5124               82.1098
04-May-1999           113.9243             126.4640               82.7119
05-May-1999           112.0255             123.7071               83.7132
06-May-1999           108.5445             126.8770               83.3725
07-May-1999           106.3293             126.1056               85.9014
10-May-1999           112.6584             124.2527               85.7759
11-May-1999           113.9243             121.9315               84.6661
12-May-1999           112.6584             119.0414               84.3221
13-May-1999           109.4939             121.0913               84.0013
14-May-1999           111.3926             120.5370               85.0206
17-May-1999           110.7597             123.8266               84.7926
18-May-1999           110.4432             123.8248               84.1082
19-May-1999           112.6584             123.1230               83.2620
20-May-1999           116.4559             123.1888               83.0772
21-May-1999           114.8736             120.8373               82.4617
24-May-1999           115.1901             124.3964               80.1120
25-May-1999           111.3926             126.8380               81.3242
26-May-1999           122.1521             125.8084               84.0052
27-May-1999           121.5192             123.3799               83.1754
28-May-1999           118.9876             124.7630               83.1944
01-Jun-1999           120.2534             125.2145               82.6831
02-Jun-1999           120.2534             120.0119               82.6058
03-Jun-1999           122.7850             119.5645               84.2703
04-Jun-1999           124.6838             115.8012               84.2503
07-Jun-1999           124.6838             113.5680               82.5713
08-Jun-1999           118.3547             113.3856               81.8122
09-Jun-1999           125.6332             112.4745               83.1779
10-Jun-1999           123.7344             111.9022               80.8137
11-Jun-1999           122.7851             115.0852               82.6765
14-Jun-1999           121.5192             115.0852               82.6765
15-Jun-1999           121.5192             117.0272               83.4086
16-Jun-1999           121.5192             114.8262               82.3049
17-Jun-1999           122.7851             115.4490               82.0740
18-Jun-1999           123.4180             117.1565               85.7756
21-Jun-1999           121.8357             119.7858               84.1970
22-Jun-1999           124.0509             116.4572               83.4395
23-Jun-1999           122.1522             112.0749               79.7749
24-Jun-1999           119.3040             111.4637               78.5019
25-Jun-1999           122.1522             111.1489               77.5380
28-Jun-1999           118.9876             110.6703               76.0583
29-Jun-1999           123.4180             112.0664               75.9498
30-Jun-1999           124.6838             114.5103               76.8397
01-Jul-1999           126.5825             113.4428               76.9803
02-Jul-1999           124.3674             113.8163               79.8101
06-Jul-1999           123.4180             116.8514               82.7521
07-Jul-1999           125.3167             113.8913               81.8683
08-Jul-1999           122.7851             113.8025               81.8680
09-Jul-1999           124.0509             113.5702               80.8976
12-Jul-1999           122.1522             112.7738               80.4800
13-Jul-1999           126.5826             116.1373               81.5087
14-Jul-1999           130.3800             114.2726               84.5068
15-Jul-1999           137.3420             112.8950               86.5239
16-Jul-1999           138.6079             115.5644               86.2020
19-Jul-1999           130.3800             116.8374               86.3675
20-Jul-1999           136.7091             116.8374               86.3675
21-Jul-1999           131.6458             117.9238               88.7378
22-Jul-1999           132.9117             120.0432               88.7609
23-Jul-1999           119.3041             119.6116               88.9409
26-Jul-1999           115.1901             117.9462               89.6734
27-Jul-1999           114.2408             118.0613               90.4209
28-Jul-1999           117.7218             116.2350               91.6566
29-Jul-1999           113.9243             116.7917               96.4101
30-Jul-1999           111.3927             116.5999               96.8524
02-Aug-1999           110.1268             115.9568               95.9606
03-Aug-1999           109.4939             120.2991               96.4055
04-Aug-1999           115.1901             116.1867               96.7355
05-Aug-1999           114.5572             119.9940               98.3244
06-Aug-1999           118.3547             118.5819               96.4016
09-Aug-1999           124.0509             117.7409               95.9670
10-Aug-1999           116.4560             115.0080               95.8063
11-Aug-1999           115.1901             114.9010               93.4389
12-Aug-1999           113.9243             112.6788               88.9206
13-Aug-1999           113.9243             108.4782               89.4954
16-Aug-1999           113.9243             109.5357               91.0813
17-Aug-1999           116.4560             110.9270               91.2523
18-Aug-1999           114.2408             106.7336               91.1484
19-Aug-1999           108.5446             105.1981               87.0528
20-Aug-1999           102.5319             104.7252               83.8381
23-Aug-1999           104.4306             102.1055               85.1880
24-Aug-1999            99.6838             102.8460               83.8287
25-Aug-1999           101.2661              98.8920               83.9497
26-Aug-1999           101.5825              97.6016               85.1593
27-Aug-1999           101.5825              99.2087               85.2871






30-Aug-1999           100.0002             101.4670               86.0244
31-Aug-1999           101.2661             102.9437               86.1795
01-Sep-1999           101.2661             101.2769               83.8911
02-Sep-1999           101.2661             101.7993               82.2421
03-Sep-1999           103.7977             101.3097               82.0814
07-Sep-1999           103.7977             100.9173               80.9027
08-Sep-1999           103.4813             103.0101               80.0385
09-Sep-1999           103.7977             104.7137               80.2379
10-Sep-1999           103.1648             108.4186               82.7076
13-Sep-1999           102.2154             102.7017               81.9871
14-Sep-1999           101.8989             101.6500               83.0718
15-Sep-1999           101.2660              99.8762               83.4160
16-Sep-1999            97.4686              97.8844               82.4910
17-Sep-1999           101.2660              97.1839               81.6072
20-Sep-1999           104.4306              96.8822               83.7798
21-Sep-1999           106.3293              99.2901               85.7452
22-Sep-1999           107.5952              99.2901               85.7452
23-Sep-1999           105.0635              93.6927               83.4643
24-Sep-1999            99.3673              90.9160               82.6833
27-Sep-1999            96.2027              95.0234               82.5426
28-Sep-1999            95.5698              94.2527               81.9605
29-Sep-1999            96.5192              92.2403               80.1920
30-Sep-1999            94.9369              93.7899               78.7903
01-Oct-1999            94.9369              92.7767               78.5224
04-Oct-1999           100.0002              90.4592               75.9940
05-Oct-1999           101.2660              90.0410               75.7554
06-Oct-1999           103.1648              91.5193               77.7148
07-Oct-1999           101.2660              89.0657               77.5107
08-Oct-1999            99.3673              86.4442               76.9093
11-Oct-1999           100.6331              87.1464               75.0786
12-Oct-1999            96.2027              87.3439               73.3290
13-Oct-1999            95.5698              87.4828               73.6471
14-Oct-1999            96.2027              87.4431               70.2634
15-Oct-1999            96.2027              88.8428               72.3787
18-Oct-1999           100.0002              88.7179               71.7187
19-Oct-1999            98.4179              87.5685               72.7444
20-Oct-1999           100.0002              92.9466               74.1600
21-Oct-1999            98.7344              93.8132               74.7811
22-Oct-1999            98.1015              97.9610               74.7918
25-Oct-1999           100.6331             101.6945               79.5752
26-Oct-1999           101.2660             102.3227               79.0938
27-Oct-1999           102.5319              99.6941               79.3526
28-Oct-1999           103.1648              99.2549               76.4634
29-Oct-1999           103.1648              96.6327               74.9573
01-Nov-1999           101.8990              96.8802               75.3430
02-Nov-1999           102.5319              94.0063               74.1579
03-Nov-1999           105.6965              94.9480               73.4051
04-Nov-1999           109.4939              95.5003               76.8430
05-Nov-1999           109.4939              93.7113               76.8353
08-Nov-1999           110.7598              91.4375               76.6309
09-Nov-1999           109.4939              93.0767               77.2133
10-Nov-1999           106.9623              92.5433               76.6698
11-Nov-1999           110.7597              90.4115               75.5998
12-Nov-1999           108.8610              93.0937               75.9802
15-Nov-1999           104.4306              97.3661               76.2545
16-Nov-1999           102.5319              98.5704               77.5220
17-Nov-1999           100.3167              95.2563               78.4501






18-Nov-1999            96.2027              96.3477               77.3799
19-Nov-1999            93.0382              96.7790               77.1906
22-Nov-1999            93.0382              95.9523               77.8206
23-Nov-1999            91.1394              98.6125               82.5638
24-Nov-1999           100.6331              98.7225               82.5879
26-Nov-1999            98.4179              95.3644               83.2920
29-Nov-1999           100.0002              96.8466               82.8184
30-Nov-1999           100.0002              95.3684               82.3136
01-Dec-1999            96.2027              97.5154               84.9958
02-Dec-1999            93.3546              95.0019               84.4588
03-Dec-1999            91.1394              98.1423               82.9852
06-Dec-1999            92.4053              95.4993               79.0490
07-Dec-1999            92.4053              94.5328               78.8175
08-Dec-1999            91.1394              93.2947               78.8385
09-Dec-1999            89.2407              93.4080               77.2898
10-Dec-1999            88.6078              95.0143               77.0464
13-Dec-1999            89.8736              92.8747               75.7776
14-Dec-1999            90.1901              92.8747               75.7776
15-Dec-1999            88.9242              92.2686               76.5175
16-Dec-1999            84.8103              91.8353               76.9199
17-Dec-1999            86.0761              92.3392               77.3327
20-Dec-1999            84.8103              92.7256               76.1214
21-Dec-1999            85.7597              94.0015               75.4978
22-Dec-1999            86.0761              94.8063               77.8381
23-Dec-1999            85.4432              95.0756               76.0812
27-Dec-1999            86.0761              94.0295               78.7454
28-Dec-1999            91.1394              92.9353               79.1951
29-Dec-1999            92.4052              90.3924               77.7537
30-Dec-1999            94.3040              91.8473               79.2534
31-Dec-1999            98.1015              93.1810               81.1166
03-Jan-2000            96.2027              92.9683               81.0387
04-Jan-2000            89.2407              92.4168               79.9517
05-Jan-2000            87.3419              90.6699               77.9929
06-Jan-2000            86.0761              90.8150               77.7070
07-Jan-2000            87.9749              90.5637               79.2408
10-Jan-2000            89.8736              91.7409               78.5370
11-Jan-2000            90.8230              91.4340               75.5717
12-Jan-2000            93.6711              93.4898               78.0084
13-Jan-2000            94.3040              93.4898               78.0084
14-Jan-2000            95.5698              93.7343               77.8309
18-Jan-2000            96.2027              94.0871               77.3603
19-Jan-2000            96.2027              94.4338               78.5303
20-Jan-2000            93.3546              95.3918               78.8890
21-Jan-2000            93.6711              93.7056               79.3040
24-Jan-2000            91.1394              93.6799               79.3207
25-Jan-2000            89.2407              91.0457               77.8655
26-Jan-2000            75.9495              91.0378               78.3906
27-Jan-2000            81.0128              90.3958               78.6585
28-Jan-2000            80.3799              93.3927               80.8372
31-Jan-2000            79.1141              94.8046               81.5333
01-Feb-2000            79.7470              95.8877               80.8076
02-Feb-2000            80.3799              96.2405               79.9734
03-Feb-2000            81.3293              92.2280               77.6147
04-Feb-2000            82.2787              92.9960               77.9551
07-Feb-2000            84.4938              92.9960               77.9551
08-Feb-2000            84.8103              92.4211               76.0091
09-Feb-2000            82.5951              90.1117               76.2770
10-Feb-2000            83.8609              87.9733               76.3430
11-Feb-2000            83.5445              86.6861               74.7026
14-Feb-2000            85.4432              85.8664               73.9650
15-Feb-2000            84.8103              85.8086               73.7760
16-Feb-2000            83.5445              86.8281               75.7960
17-Feb-2000            85.4432              88.0264               74.3011
18-Feb-2000            85.4432              86.9533               72.3445
22-Feb-2000            83.5445              86.7235               72.7042
23-Feb-2000            84.8103              86.8281               70.6117
24-Feb-2000            85.4432              88.6426               70.5064
25-Feb-2000            86.0761              87.9937               70.7366
28-Feb-2000            85.7597              87.8445               68.8434





29-Feb-2000            85.4432              88.4741               70.8142
01-Mar-2000            87.9749              89.0676               69.8721
02-Mar-2000            85.4432              86.8025               69.0037
03-Mar-2000            84.8103              84.1091               68.1586
06-Mar-2000            84.9685              84.5169               66.3150
07-Mar-2000            86.0761              84.0647               65.4364
08-Mar-2000            83.5445              84.0199               65.1895
09-Mar-2000            84.8103              86.7678               66.9992
10-Mar-2000            79.7470              88.4504               66.3489
13-Mar-2000            79.7470              86.5460               65.8975
14-Mar-2000            74.6837              86.5460               65.8975
15-Mar-2000            79.7470              88.3231               64.4564
16-Mar-2000            79.7470              90.2455               62.8067
17-Mar-2000            79.1141              89.7248               61.4673
20-Mar-2000            83.5445              90.8873               61.8839
21-Mar-2000            83.5445              89.7068               61.1595
22-Mar-2000            85.7597              91.4506               61.0229
23-Mar-2000            84.8103              90.8654               60.5947
24-Mar-2000            85.4432              88.7214               60.2454
27-Mar-2000            86.0761              92.2016               60.9174
28-Mar-2000            85.7597              90.0407               58.5008
29-Mar-2000            83.5445              84.9358               57.8433
30-Mar-2000            93.0382              91.8213               60.2448
31-Mar-2000            90.5065              92.0123               59.8899
03-Apr-2000            91.7723              94.6398               59.8845
04-Apr-2000            87.3419              95.8049               59.4936
05-Apr-2000            92.4052              95.7102               58.7431
06-Apr-2000            82.9115              99.6357               61.3439
07-Apr-2000            84.8103             101.3284               64.0181
10-Apr-2000            91.1394              97.7512               64.2232
11-Apr-2000            87.3419             100.5998               63.7355
12-Apr-2000            86.0761             103.4387               65.6553
13-Apr-2000            84.8103             100.3584               66.0150
14-Apr-2000            83.8609             104.2687               65.7989
17-Apr-2000            82.9116             103.2340               68.8215
18-Apr-2000            86.0761             101.5930               66.1653
19-Apr-2000            84.8103             106.3364               65.9631
20-Apr-2000            82.9116             105.2985               66.3501
24-Apr-2000            85.4432             104.3612               67.4950
25-Apr-2000            84.8103             107.0844               67.9580
26-Apr-2000            83.2280             104.7783               67.8495
27-Apr-2000            83.5445             106.0460               68.8163
28-Apr-2000            83.5445             110.0466               70.3354
01-May-2000            86.0761             111.1252               71.1732
02-May-2000            82.4369             109.4678               73.1479
03-May-2000            83.5445             111.1129               74.7248
04-May-2000            83.5445             113.0909               74.2983
05-May-2000            82.9116             111.3725               71.2825
08-May-2000            82.9907             110.0970               70.1518
09-May-2000            85.1268             104.7918               66.7168
10-May-2000            83.7027              99.1554               65.9637
11-May-2000            85.7597             102.4643               65.6684
12-May-2000            84.8103             106.9815               66.5618
15-May-2000            84.8103             108.3773               68.9501
16-May-2000            84.8103             108.3773               68.9501
17-May-2000            81.6457             106.4272               67.2198
18-May-2000            83.5445             109.6042               68.5164
19-May-2000            81.6457             107.4659               69.3899
22-May-2000            83.2280             107.8227               68.7659
23-May-2000            82.9116             109.6633               69.5534
24-May-2000            83.5445             111.8890               69.8831
25-May-2000            81.6457             111.8842               71.0347
26-May-2000            81.0128             111.8307               69.2250
30-May-2000            77.2154             110.4161               69.2005
31-May-2000            71.5191             111.8943               70.7775
01-Jun-2000            72.7850             115.8189               73.4379
02-Jun-2000            75.3166             114.0316               72.4572
05-Jun-2000            72.4685             114.4014               71.8262
06-Jun-2000            72.4685             115.2812               73.1562
07-Jun-2000            68.3546             111.7838               72.8516
08-Jun-2000            74.3672             111.7584               70.4679
09-Jun-2000            73.2596             112.0557               70.7760
12-Jun-2000            74.3672             113.3031               71.9576





13-Jun-2000            75.3166             109.9261               70.0001
14-Jun-2000            73.7343             106.3115               69.6730
15-Jun-2000            70.5698             105.9368               67.7023
16-Jun-2000            72.1521             107.8259               68.1295
19-Jun-2000            70.8862             108.3989               74.0002
20-Jun-2000            64.8736             105.4445               73.4233
21-Jun-2000            63.9242             103.8302               72.7533
22-Jun-2000            60.7596             103.8302               72.7533
23-Jun-2000            53.4811             106.1374               73.8202
26-Jun-2000            53.4811             105.1178               73.3685
27-Jun-2000            52.8482             108.4264               73.0105
28-Jun-2000            47.4685             111.3354               76.7340
29-Jun-2000            45.8862             110.2249               73.7597
30-Jun-2000            62.9748             108.0294               73.5295
03-Jul-2000            63.2913             112.1765               75.0949
05-Jul-2000            63.2913             110.3502               75.4558
06-Jul-2000            58.2280             113.1998               78.4694
07-Jul-2000            55.6963             112.7045               76.3824
10-Jul-2000            52.5318             110.1740               74.6718
11-Jul-2000            53.7976             110.3888               74.0782
12-Jul-2000            53.1647             107.8696               74.1412
13-Jul-2000            56.6457             105.5799               74.5891
14-Jul-2000            60.7596             107.2423               72.6976
17-Jul-2000            60.7596             106.7969               71.0646
18-Jul-2000            63.9242             106.8486               69.2027
19-Jul-2000            63.9242             106.0633               69.7188
20-Jul-2000            58.8609             105.3526               69.5465
21-Jul-2000            59.4938             103.6841               71.2815
24-Jul-2000            62.0255             109.3613               71.3321
25-Jul-2000            61.3926             108.4515               72.4976
26-Jul-2000            62.0255             107.1331               70.7647
27-Jul-2000            62.0255             105.6557               73.4090
28-Jul-2000            63.2913             108.6452               74.2019
31-Jul-2000            66.4558             108.6452               74.2019
01-Aug-2000            66.6141             112.7813               75.3066
02-Aug-2000            70.2533             115.1118               76.6057
03-Aug-2000            65.8229             113.6594               77.1547
04-Aug-2000            65.1900             114.0142               77.7528
07-Aug-2000            61.0761             112.2594               79.4121
08-Aug-2000            62.0255             117.2941               80.9011
09-Aug-2000            63.9242             116.4491               81.3748
10-Aug-2000            60.1267             118.2844               81.0203
11-Aug-2000            61.3925             119.1057               82.4086
14-Aug-2000            60.7596             121.8746               81.4185
15-Aug-2000            60.7596             117.2112               80.8943
16-Aug-2000            59.4938             115.5283               80.3402
17-Aug-2000            58.2280             118.5595               80.0971
18-Aug-2000            58.2280             121.3562               79.8554
21-Aug-2000            58.2280             121.3919               77.8705
22-Aug-2000            60.1267             119.8527               78.2867
23-Aug-2000            61.0761             119.3574               76.6991
24-Aug-2000            61.7090             116.5406               75.8150
25-Aug-2000            64.8736             122.2802               76.5684
28-Aug-2000            64.8736             123.3169               76.1115
29-Aug-2000            62.6584             120.6402               76.9319
30-Aug-2000            63.2913             122.6932               77.0588
31-Aug-2000            63.2913             123.3871               76.6850






01-Sep-2000            62.0255             125.1255               78.6550
05-Sep-2000            56.6457             123.7038               77.7236
06-Sep-2000            62.0255             123.0632               76.1805
07-Sep-2000            62.0255             122.5444               76.1419
08-Sep-2000            62.0255             125.9788               77.0540
11-Sep-2000            59.4938             124.3482               76.5350
12-Sep-2000            55.6963             121.9319               74.7732
13-Sep-2000            50.9495             122.2837               74.2597
14-Sep-2000            55.0634             119.0472               73.8221
15-Sep-2000            53.1647             119.6726               73.2204
18-Sep-2000            53.1647             119.8100               73.9191
19-Sep-2000            53.1647             118.1643               73.2539
20-Sep-2000            53.1647             115.2555               72.1421
21-Sep-2000            53.1647             116.3824               72.6517
22-Sep-2000            53.1647             118.1253               72.7242
25-Sep-2000            53.1647             119.0551               71.1627
26-Sep-2000            53.1647             116.3736               70.4341
27-Sep-2000            56.9622             114.6406               70.4006
28-Sep-2000            53.1647             115.1336               71.3272
29-Sep-2000            55.3799             113.1889               69.6141
02-Oct-2000            55.6963             113.1889               69.6141
03-Oct-2000            53.1647             116.5830               69.9879
04-Oct-2000            53.1647             117.9224               69.7547
05-Oct-2000            53.7976             115.9394               69.4778
06-Oct-2000            56.3292             116.2109               70.4813
09-Oct-2000            53.1647             111.8532               69.4334
10-Oct-2000            53.1647             110.6261               69.1668
11-Oct-2000            55.6963             113.4108               68.8950
12-Oct-2000            54.1140             113.4166               69.2157
13-Oct-2000            53.1647             112.7669               69.3229
16-Oct-2000            52.8482             110.2558               68.2698
17-Oct-2000            52.8482             109.6629               69.7305
18-Oct-2000            51.8989             110.6292               68.9491
19-Oct-2000            48.1014             110.1000               69.7746
20-Oct-2000            49.3672             111.5701               70.0271
23-Oct-2000            47.7849             113.1533               69.5753
24-Oct-2000            49.6837             112.4820               69.6244
25-Oct-2000            50.6330             112.6241               70.7566
26-Oct-2000            53.1647             114.6399               70.8912
27-Oct-2000            56.3292             112.5025               70.2836
30-Oct-2000            60.4432             112.6107               69.0073
31-Oct-2000            72.4685             115.3910               67.7977
01-Nov-2000            63.6077             117.9699               70.1473
02-Nov-2000            60.1267             120.4379               70.9133
03-Nov-2000            58.2280             120.8869               68.6960
06-Nov-2000            56.6457             117.5412               68.3022
07-Nov-2000            56.9622             117.6098               67.5449
08-Nov-2000            62.6584             114.0813               66.5307
09-Nov-2000            65.8229             108.0499               64.7300
10-Nov-2000            66.4559             109.8092               65.5745
13-Nov-2000            65.1900             110.7002               65.3040
14-Nov-2000            65.1900             111.5738               65.9199
15-Nov-2000            68.9875             110.5425               64.2985
16-Nov-2000            69.6204             114.9022               65.7151
17-Nov-2000            69.6204             114.9142               64.5699
20-Nov-2000            69.6204             115.0576               65.2875
21-Nov-2000            69.9369             117.7114               65.1375
22-Nov-2000            69.6204             116.0318               64.5251
24-Nov-2000            71.2027             116.4287               65.9272
27-Nov-2000            74.6837             119.4261               66.7279
28-Nov-2000            73.4179             128.8509               69.0176
29-Nov-2000            73.4179             128.7753               70.4355
30-Nov-2000            73.4179             130.5952               71.3348
01-Dec-2000            73.4179             129.3432               74.3138
04-Dec-2000            73.4179             128.8428               70.7813
05-Dec-2000            73.4179             130.6711               70.3107
06-Dec-2000            73.4179             129.1054               69.7676
07-Dec-2000            73.4179             131.0818               70.8100
08-Dec-2000            75.3166             130.6280               72.1090
11-Dec-2000            74.0508             127.8293               73.3859
12-Dec-2000            73.4179             131.1664               75.8093
13-Dec-2000            73.4179             132.9328               76.6345
14-Dec-2000            73.4179             132.7597               76.4880
15-Dec-2000            73.4179             130.8620               75.4983






18-Dec-2000            73.7344             130.6313               74.4648
19-Dec-2000            75.0002             131.2825               74.2762
20-Dec-2000            75.3166             138.9633               74.5766
21-Dec-2000            74.0508             132.5327               73.0665
22-Dec-2000            74.0508             132.5327               73.0665
26-Dec-2000            74.0508             134.5817               74.0948
27-Dec-2000            73.4179             133.7849               76.5849
28-Dec-2000            73.4179             133.5733               77.7535
29-Dec-2000            73.4179             136.7312               81.0710
02-Jan-2001            73.4179             133.5417               81.4972
03-Jan-2001            73.4179             132.1626               80.6456
04-Jan-2001            73.4179             131.4269               78.0690
05-Jan-2001            72.1521             135.2585               82.9583
08-Jan-2001            68.3546             135.0391               85.2049
09-Jan-2001            70.5698             130.7415               78.9237
10-Jan-2001            68.3546             136.8354               88.0246
11-Jan-2001            68.6711             138.6072               89.4867
12-Jan-2001            68.3546             137.5283               89.9908
16-Jan-2001            68.3546             133.1640               89.3836
17-Jan-2001            69.3040             128.9677               87.2501
18-Jan-2001            69.3040             129.6529               87.1269
19-Jan-2001            68.6711             131.9950               89.4758
22-Jan-2001            68.3546             131.8946               90.3065
23-Jan-2001            67.7217             128.8779               85.2324
24-Jan-2001            67.4052             135.6226               89.1455
25-Jan-2001            67.0888             137.1290               89.8579
26-Jan-2001            68.3546             137.1290               89.8579
29-Jan-2001            65.8229             136.4011               91.2493
30-Jan-2001            64.2407             142.7063               91.1469
31-Jan-2001            63.2913             141.8558               93.4339
01-Feb-2001            62.6584             143.9766               98.3785
02-Feb-2001            60.7597             143.9766               98.3785
05-Feb-2001            62.0255             142.2245               93.3999
06-Feb-2001            61.3926             144.2994               98.2379
07-Feb-2001            60.7597             151.0656              100.5822
08-Feb-2001            60.7597             151.0680              101.4355
09-Feb-2001            60.7597             146.3993              101.8628
12-Feb-2001            60.7597             138.4316               99.7507
13-Feb-2001            60.7597             138.4930              100.8259
14-Feb-2001            59.4938             135.4629              102.7452
15-Feb-2001            59.4938             133.3154              100.4100
16-Feb-2001            59.4938             133.3154              100.4100
20-Feb-2001            59.4938             131.6003              103.6762
21-Feb-2001            56.9622             129.9382              102.6369
22-Feb-2001            58.8609             131.8586              101.8980
23-Feb-2001            56.9622             126.0925               98.0851
26-Feb-2001            56.9622             124.8498               98.4464
27-Feb-2001            57.2786             127.9301              103.8044
28-Feb-2001            58.2280             125.5582              103.7423
01-Mar-2001            58.2280             129.1900              102.9471
02-Mar-2001            57.9116             128.9095              106.0164
05-Mar-2001            57.5951             131.1885              107.6145
06-Mar-2001            59.8103             132.2767              112.1354
07-Mar-2001            60.1268             134.3572              113.7691
08-Mar-2001            58.8609             137.2480              113.5420
09-Mar-2001            58.3862             137.0361              112.2711
12-Mar-2001            55.0634             134.8870              116.6297
13-Mar-2001            56.3293             135.5005              117.3671
14-Mar-2001            51.8989             134.6719              116.4113
15-Mar-2001            54.4305             132.8477              112.7487
16-Mar-2001            54.4305             130.8235              111.4901
19-Mar-2001            51.8989             133.1135              112.4543
20-Mar-2001            50.6331             133.1338              114.6073
21-Mar-2001            48.7343             128.8006              113.6094
22-Mar-2001            49.6837             131.2082              116.1481
23-Mar-2001            49.3672             129.1217              115.4298
26-Mar-2001            47.7849             129.1217              115.4298
27-Mar-2001            48.9717             126.6091              112.9148
28-Mar-2001            50.6330             124.8822              114.9452
29-Mar-2001            48.1014             122.7468              109.1517






30-Mar-2001            48.7343             120.3274              109.0959
02-Apr-2001            50.6330             122.3700              109.8623
03-Apr-2001            48.7343             122.0586               93.9226
04-Apr-2001            47.4685             119.2233               93.1145
05-Apr-2001            49.3672             114.8455               87.5009
06-Apr-2001            46.8356             116.1976               89.4196
09-Apr-2001            47.3419             118.3573               91.5493
10-Apr-2001            48.6077             120.9281               95.0527
11-Apr-2001            47.8482             121.9738               92.5899
12-Apr-2001            51.8989             121.3007               89.7724
16-Apr-2001            50.4305             115.6559               85.2680
17-Apr-2001            50.3799             112.4349               80.5040
18-Apr-2001            50.6330             109.8462               77.9547
19-Apr-2001            50.3799             108.6595               78.2681
20-Apr-2001            50.6331             112.8113               76.0464
23-Apr-2001            50.6331             112.8296               71.8516
24-Apr-2001            50.1267             110.8976               70.8668
25-Apr-2001            50.6331             109.8960               71.4578
26-Apr-2001            52.0002             109.1163               72.5669
27-Apr-2001            52.0002             107.4164               71.5296
30-Apr-2001            51.6457             108.9147               75.2224
01-May-2001            51.1394             114.5891               79.1587
02-May-2001            51.6457             115.7415               77.8652
03-May-2001            52.1521             112.5006               76.9082
04-May-2001            52.1521             112.0655               77.6998
07-May-2001            52.1521             113.6907               78.2971
08-May-2001            51.6457             112.7792               75.4140
09-May-2001            52.3546             110.4835               73.4867
10-May-2001            54.4305             113.2590               75.6758
11-May-2001            55.6964             117.2892               79.6681
14-May-2001            60.7090             112.9783               78.1144
15-May-2001            64.0508             114.1490               81.2968
16-May-2001            63.7977             119.9558               86.4244
01-Mar-2001            71.5955              94.1541               66.6262
02-Mar-2001            71.2063              96.1906               68.3827
05-Mar-2001            70.8172              97.9778               69.1005
06-Mar-2001            73.5410             100.4939               71.0298
07-Mar-2001            73.9301             101.1955               69.9402
08-Mar-2001            72.3737             101.8490               69.0831
09-Mar-2001            71.7900              98.0184               66.5232
12-Mar-2001            67.7044              94.9102               63.7930
13-Mar-2001            69.2608              92.7403               62.8689
14-Mar-2001            63.8133              90.9806               62.4778
15-Mar-2001            66.9262              94.7096               61.2563
16-Mar-2001            66.9262              94.1656               58.4073
19-Mar-2001            63.8133              92.7830               57.1096
20-Mar-2001            62.2569              92.2180               57.5816
21-Mar-2001            59.9223              91.5254               57.7112
22-Mar-2001            61.0896              90.0779               56.8291
23-Mar-2001            60.7005              90.5131               59.0769
26-Mar-2001            58.7550              95.5780               61.6610
27-Mar-2001            60.2141              97.0967               60.8954
28-Mar-2001            62.2569              94.1926               60.1394
29-Mar-2001            59.1441              93.7017               60.2082
30-Mar-2001            59.9223              94.9595               60.7184
02-Apr-2001            62.2569              93.8444               58.9113
03-Apr-2001            59.9223              91.9679               57.8432
04-Apr-2001            58.3658              94.5029               59.2480
05-Apr-2001            60.7005              96.9960               61.6082
06-Apr-2001            57.5876              93.7565               60.1094
09-Apr-2001            58.2102              94.6005               61.6041
10-Apr-2001            59.7666              99.6474               65.1542
11-Apr-2001            58.8328              98.2614               65.1562

----------
(1) Major Domestic Airlines Composite reflects American, Continental, Delta, Northwest, Southwest and United, weighted by market capitalizations
(2) Regional Domestic Airlines Composite reflects AirTran, Alaska Airlines, America West and Frontier, weighted by market capitalizations


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                      -47-

                                                              Brickyard Overview

 Bond Price Performance (1)
================================================================================

o Brickyard's high yield notes have generally traded down since the date of issue in line with the deterioration in its stock price

o After declining at the announcement of the Proposal on May 16, 2001, the 10.50% '04 notes and 9.625% '05 notes have rebounded to pre-announcement levels of 85 and 80, respectively

   [The following table was depicted as a line chart in the printed material.]


                Common Stock    10.5% Note due   9.625% Note due
       Date     Closing Price     August 2004     December 2005
-----------     -------------   --------------   ---------------
30-Jan-1998        10.0000        105.2500
02-Feb-1998        10.0000        105.2500
03-Feb-1998        10.3750        105.2500
04-Feb-1998        10.2500        105.2500
05-Feb-1998        10.5000        105.2500
06-Feb-1998        10.5000        105.2500
09-Feb-1998        10.7500        105.2500
10-Feb-1998        11.8750        105.2500
11-Feb-1998        11.8750        105.2500
12-Feb-1998        11.3750        105.2500
13-Feb-1998        11.5000        105.2500
16-Feb-1998        11.5000        105.2500
17-Feb-1998        11.3750        105.2500
18-Feb-1998        10.6250        105.2500
19-Feb-1998        11.0000        105.2500
20-Feb-1998        10.7500        105.2500
23-Feb-1998        10.5000        105.2500
24-Feb-1998        10.5000        105.2500
25-Feb-1998        11.0000        105.2500
26-Feb-1998        10.7500        105.2500
27-Feb-1998        10.5000        105.2500
02-Mar-1998        10.6250        105.2500
03-Mar-1998        10.6875        105.2500
04-Mar-1998        10.6250        105.2500
05-Mar-1998        10.7500        105.2500
06-Mar-1998        10.7500        105.2500
09-Mar-1998        11.0000        105.2500
10-Mar-1998        11.0000        105.2500
11-Mar-1998        11.2500        105.2500
12-Mar-1998        11.7500        105.2500
13-Mar-1998        13.7500        105.2500
16-Mar-1998        13.7500        105.2500
17-Mar-1998        13.7500        105.2500
18-Mar-1998        14.0000        105.2500
19-Mar-1998        13.5000        105.2500
20-Mar-1998        13.7500        105.2500
23-Mar-1998        13.3750        105.2500
24-Mar-1998        14.0000        105.2500
25-Mar-1998        14.0000        105.2500
26-Mar-1998        14.2500        107.0000
27-Mar-1998        14.5000        107.0000
30-Mar-1998        15.6250        107.0000
31-Mar-1998        16.2500        107.0000
01-Apr-1998        15.7500        107.0000
02-Apr-1998        15.5000        107.0000
03-Apr-1998        15.8750        107.0000
06-Apr-1998        16.1563        107.0000
07-Apr-1998        16.1250        107.0000
08-Apr-1998        16.2500        107.0000
09-Apr-1998        16.0625        107.0000
10-Apr-1998        16.0625        107.0000
13-Apr-1998        16.1250        107.0000
14-Apr-1998        16.0000        107.0000
15-Apr-1998        15.8750        107.0000
16-Apr-1998        15.7500        107.0000
17-Apr-1998        15.6250        107.0000
20-Apr-1998        16.0000        107.0000


21-Apr-1998        16.0625        107.0000
22-Apr-1998        17.0000        107.0000
23-Apr-1998        19.5000        107.0000
24-Apr-1998        20.8750        107.0000
27-Apr-1998        19.9375        106.5000
28-Apr-1998        20.1250        106.5000
29-Apr-1998        22.0000        106.5000
30-Apr-1998        21.6250        106.5000
01-May-1998        21.0000        106.5000
04-May-1998        20.0000        106.5000
05-May-1998        19.3750        106.5000
06-May-1998        20.6250        106.5000
07-May-1998        21.2500        106.5000
08-May-1998        21.0000        106.5000
11-May-1998        20.5000        106.5000
12-May-1998        20.3750        106.5000
13-May-1998        20.3750        106.5000
14-May-1998        19.0000        105.2500
15-May-1998        19.6250        105.2500
18-May-1998        19.2500        105.2500
19-May-1998        19.3750        105.2500
20-May-1998        20.0000        105.2500
21-May-1998        19.7500        105.2500
22-May-1998        19.7500        105.2500
25-May-1998        19.7500        105.2500
26-May-1998        20.0000        105.2500
27-May-1998        18.8750        105.2500
28-May-1998        19.7500        105.2500
29-May-1998        19.7500        105.2500
01-Jun-1998        19.6250        105.2500
02-Jun-1998        19.2500        105.2500
03-Jun-1998        18.8750        105.2500
04-Jun-1998        18.6875        105.2500
05-Jun-1998        18.8750        105.2500
08-Jun-1998        19.4375        105.2500
09-Jun-1998        19.6250        105.2500
10-Jun-1998        19.4375        105.2500
11-Jun-1998        19.5000        105.2500
12-Jun-1998        20.0000        105.2500
15-Jun-1998        19.0000        105.2500
16-Jun-1998        19.5000        105.2500
17-Jun-1998        22.2500        105.2500
18-Jun-1998        22.7500        105.2500
19-Jun-1998        23.4375        105.2500
22-Jun-1998        23.8750        105.2500
23-Jun-1998        23.5000        105.2500
24-Jun-1998        22.8125        105.2500
25-Jun-1998        23.5000        105.2500
26-Jun-1998        23.4375        105.2500
29-Jun-1998        25.7500        105.2500
30-Jun-1998        24.6250        105.2500
01-Jul-1998        25.6250        105.2500
02-Jul-1998        26.0000        105.2500
03-Jul-1998        26.0000        105.2500
06-Jul-1998        25.2500        105.2500
07-Jul-1998        26.8750        105.2500
08-Jul-1998        26.8750        105.2500
09-Jul-1998        26.6250        105.0000
10-Jul-1998        26.3750        105.0000
13-Jul-1998        26.7500        105.0000
14-Jul-1998        27.0000        105.0000
15-Jul-1998        27.0000        105.0000
16-Jul-1998        28.1250        105.0000
17-Jul-1998        28.6250        105.0000
20-Jul-1998        28.3750        105.0000


21-Jul-1998        27.1250        105.0000
22-Jul-1998        26.0625        105.0000
23-Jul-1998        25.6250        105.0000
24-Jul-1998        25.0000        105.0000
27-Jul-1998        24.1250        105.0000
28-Jul-1998        23.7500        105.0000
29-Jul-1998        22.5000        105.0000
30-Jul-1998        24.3750        105.0000
31-Jul-1998        23.6250        105.0000
03-Aug-1998        23.2500        105.0000
04-Aug-1998        22.5000        105.0000
05-Aug-1998        23.1250        105.0000
06-Aug-1998        24.7500        105.0000
07-Aug-1998        24.5000        105.0000
10-Aug-1998        25.7500        105.0000
11-Aug-1998        25.3750        104.5000
12-Aug-1998        26.0000        104.5000
13-Aug-1998        25.8750        104.5000
14-Aug-1998        25.0000        104.5000
17-Aug-1998        25.5000        104.5000
18-Aug-1998        25.6250        104.0000
19-Aug-1998        25.7500        104.0000
20-Aug-1998        26.0000        104.0000
21-Aug-1998        25.0000        103.2500
24-Aug-1998        24.5000        103.2500
25-Aug-1998        24.9375        103.2500
26-Aug-1998        24.1250        102.5000
27-Aug-1998        23.6250        100.5000
28-Aug-1998        21.5000        100.5000
31-Aug-1998        21.0000        100.5000
01-Sep-1998        22.1250        100.5000
02-Sep-1998        22.0000        100.5000
03-Sep-1998        22.7500        100.5000
04-Sep-1998        22.0000        100.5000
07-Sep-1998        22.0000        100.5000
08-Sep-1998        23.0000        100.5000
09-Sep-1998        23.2500        100.5000
10-Sep-1998        23.2500        100.0000
11-Sep-1998        23.0000        100.0000
14-Sep-1998        23.5000        100.0000
15-Sep-1998        24.7500        100.0000
16-Sep-1998        23.9375        100.0000
17-Sep-1998        23.7500        100.0000
18-Sep-1998        23.3750        100.0000
21-Sep-1998        23.7500        100.0000
22-Sep-1998        23.0000        100.0000
23-Sep-1998        23.5000        100.0000
24-Sep-1998        23.7500        100.0000
25-Sep-1998        23.1250        100.0000
28-Sep-1998        23.1875        100.0000
29-Sep-1998        23.6250        100.0000
30-Sep-1998        23.5000        100.0000
01-Oct-1998        22.0000        100.0000
02-Oct-1998        22.4375        100.0000
05-Oct-1998        21.7500         99.5000
06-Oct-1998        21.5000         99.5000
07-Oct-1998        19.0000         99.0000


08-Oct-1998        16.2500         98.2500
09-Oct-1998        19.8750         98.2500
12-Oct-1998        20.0000         98.2500
13-Oct-1998        18.6250         98.2500
14-Oct-1998        19.3125         98.2500
15-Oct-1998        22.0000         98.2500
16-Oct-1998        22.2500         98.2500
19-Oct-1998        21.8750         98.2500
20-Oct-1998        19.7500         98.2500
21-Oct-1998        20.0000         98.2500
22-Oct-1998        20.4375         98.2500
23-Oct-1998        20.5000         98.2500
26-Oct-1998        20.8750         98.2500
27-Oct-1998        22.3750         98.2500
28-Oct-1998        22.6875         98.2500
29-Oct-1998        22.0000         98.2500
30-Oct-1998        22.1250         98.2500
02-Nov-1998        22.7500         98.2500
03-Nov-1998        22.6250         98.2500
04-Nov-1998        23.1250         98.2500
05-Nov-1998        23.5000         98.2500
06-Nov-1998        22.8750         98.2500
09-Nov-1998        22.3750         98.2500
10-Nov-1998        22.2500         98.2500
11-Nov-1998        20.0000         98.2500
12-Nov-1998        19.7500         98.2500
13-Nov-1998        20.4375         98.2500
16-Nov-1998        21.7500        102.0000
17-Nov-1998        21.7500        102.0000
18-Nov-1998        21.8750        102.0000
19-Nov-1998        21.0625        102.0000
20-Nov-1998        21.8750        102.0000
23-Nov-1998        22.0000        102.0000
24-Nov-1998        22.5000        102.0000
25-Nov-1998        22.0000        102.0000
26-Nov-1998        22.0000        102.0000
27-Nov-1998        22.8750        102.0000
30-Nov-1998        22.0000        102.0000
01-Dec-1998        22.0000        102.0000


02-Dec-1998        22.0625        102.0000
03-Dec-1998        22.5000        102.0000
04-Dec-1998        22.7500        102.0000
07-Dec-1998        23.7500        102.0000
08-Dec-1998        24.0000        102.0000
09-Dec-1998        24.5000        102.0000
10-Dec-1998        25.2500        102.0000
11-Dec-1998        24.1250        102.0000            100.5000
14-Dec-1998        24.1250        102.0000            100.5000
15-Dec-1998        24.6250         99.7500            100.5000
16-Dec-1998        25.3750         99.7500            100.5000
17-Dec-1998        25.5000         99.7500            100.5000
18-Dec-1998        26.5000         99.7500            100.5000
21-Dec-1998        27.5000         99.7500            100.5000
22-Dec-1998        26.0000         99.7500            100.5000
23-Dec-1998        25.5000         99.7500             99.5000
24-Dec-1998        25.6250         99.7500             99.5000
25-Dec-1998        25.6250         99.7500             99.5000
28-Dec-1998        26.2500         99.7500             99.5000
29-Dec-1998        27.0625         99.7500             99.5000
30-Dec-1998        27.0000         99.7500             99.5000
31-Dec-1998        27.1250        104.0000            100.0000
01-Jan-1999        27.1250        104.0000            100.0000
04-Jan-1999        26.5000        103.0000             98.7500
05-Jan-1999        27.2500        103.0000             98.7500
06-Jan-1999        27.6250        103.0000             98.5000
07-Jan-1999        28.0000        103.0000             98.5000
08-Jan-1999        26.7500        103.0000             98.5000
11-Jan-1999        25.6250        103.0000             98.5000
12-Jan-1999        24.2500        103.0000             99.2500
13-Jan-1999        24.1250        103.0000             99.2500
14-Jan-1999        24.1250        103.0000             99.2500
15-Jan-1999        24.0000        103.0000             99.2500
18-Jan-1999        24.0000        103.0000             99.2500
19-Jan-1999        24.2500        103.0000             99.2500
20-Jan-1999        23.5000        103.0000             99.2500
21-Jan-1999        24.5000        103.0000             99.2500
22-Jan-1999        25.1250        103.0000             99.2500
25-Jan-1999        24.5000        103.0000             99.2500
26-Jan-1999        24.8750        103.0000             99.2500
27-Jan-1999        22.3750        103.0000             99.2500
28-Jan-1999        22.1250        103.0000             99.2500
29-Jan-1999        24.0625        103.0000             99.7500
01-Feb-1999        23.6875        103.0000             99.7500
02-Feb-1999        22.6250        103.0000             99.7500
03-Feb-1999        21.9375        103.0000             99.7500
04-Feb-1999        21.5000        103.0000            104.0000
05-Feb-1999        21.6250        103.0000            104.0000
08-Feb-1999        21.5625        103.0000            104.0000
09-Feb-1999        21.7500        103.0000            104.0000
10-Feb-1999        23.6875        103.0000            104.0000
11-Feb-1999        23.2500        103.0000            104.0000
12-Feb-1999        23.0000        103.0000             99.0000
15-Feb-1999        23.0000        103.0000             99.0000
16-Feb-1999        21.7500        103.0000             99.6250
17-Feb-1999        19.6250        103.0000             99.5000
18-Feb-1999        20.5000        103.0000             99.5000
19-Feb-1999        21.8750        103.0000             99.5000
22-Feb-1999        22.9375        103.0000             99.5000
23-Feb-1999        22.8125        103.0000             99.7500
24-Feb-1999        22.7500        103.0000             99.7500


25-Feb-1999        21.8125        103.0000             99.7500
26-Feb-1999        22.1250        103.1250             99.7500
01-Mar-1999        22.6875        103.1250             99.7500
02-Mar-1999        21.3750        103.1250             99.7500
03-Mar-1999        21.7500        103.1250             99.7500
04-Mar-1999        22.5000        103.1250             99.7500
05-Mar-1999        22.0000        103.1250             99.7500
08-Mar-1999        21.0000        103.1250             99.5000
09-Mar-1999        21.5000        103.1250             99.0000
10-Mar-1999        22.0000        103.1250             99.0000
11-Mar-1999        22.1250        103.1250             99.0000
12-Mar-1999        21.8125        103.1250             99.0000
15-Mar-1999        21.3750        103.1250             99.0000
16-Mar-1999        21.5000        103.1250             99.0000
17-Mar-1999        21.0000        103.1250             99.0000
18-Mar-1999        21.1250        103.1250             99.0000
19-Mar-1999        20.0000        103.1250             99.7500
22-Mar-1999        20.2500        103.1250             99.7500
23-Mar-1999        19.3750        103.1250             99.5000
24-Mar-1999        19.7500        103.1250             99.5000
25-Mar-1999        20.9375        103.1250             99.5000
26-Mar-1999        20.0000        103.1250             99.5000
29-Mar-1999        20.8750        103.1250             99.5000
30-Mar-1999        20.5000        103.1250             99.8750
31-Mar-1999        19.0000        103.1250             99.5000
01-Apr-1999        18.8750        103.1250             99.5000
02-Apr-1999        18.8750        103.1250             99.5000
05-Apr-1999        18.5000        103.1250             99.6250
06-Apr-1999        19.0000        103.1250             99.6250
07-Apr-1999        19.5000        103.1250             99.6250
08-Apr-1999        19.5625        103.1250             99.6250
09-Apr-1999        20.0000        103.1250            100.3750
12-Apr-1999        20.1875        103.1250            100.3750
13-Apr-1999        21.0000        103.1250            100.5000
14-Apr-1999        21.8750        103.1250            100.5000
15-Apr-1999        22.2500        103.5000            100.5000
16-Apr-1999        21.8750        103.5000            100.5000
19-Apr-1999        23.3750        103.5000            100.3750
20-Apr-1999        23.8750        103.5000            100.3750
21-Apr-1999        23.5000        103.5000            101.5000
22-Apr-1999        23.0625        103.5000            101.5000
23-Apr-1999        22.9375        103.5000            101.5000
26-Apr-1999        22.8750        103.5000            101.0000
27-Apr-1999        22.8750        103.5000            101.0000
28-Apr-1999        22.9375        103.5000            102.0000
29-Apr-1999        22.3750        103.5000            101.2500
30-Apr-1999        22.6250        103.6250            101.2500
03-May-1999        22.3125        103.6250            101.7500
04-May-1999        22.5000        103.6250            101.5000
05-May-1999        22.1250        103.3750            101.5000
06-May-1999        21.4375        103.3750            101.5000
07-May-1999        21.0000        103.3750            101.5000
10-May-1999        22.2500        103.3750            101.5000
11-May-1999        22.5000        102.7500            100.7500
12-May-1999        22.2500        102.7500            100.7500
13-May-1999        21.6250        100.7500            100.7500
14-May-1999        22.0000        100.3750            100.2500
17-May-1999        21.8750        100.3750            100.2500
18-May-1999        21.8125        100.3750            100.2500
19-May-1999        22.2500        100.3750            100.2500
20-May-1999        23.0000        101.5000            100.0000
21-May-1999        22.6875        101.5000             99.3750
24-May-1999        22.7500        101.5000             99.0000
25-May-1999        22.0000        101.5000             99.2500
26-May-1999        24.1250        101.5000             99.2500


27-May-1999        24.0000        101.5000             98.0000
28-May-1999        23.5000        101.3750             98.0000
31-May-1999        23.5000        101.3750             98.0000
01-Jun-1999        23.7500        101.3750             98.0000
02-Jun-1999        23.7500        101.3750             96.7500
03-Jun-1999        24.2500        101.3750             98.0000
04-Jun-1999        24.6250        101.2500             98.0000
07-Jun-1999        24.6250        101.2500             98.0000
08-Jun-1999        23.3750        101.2500             98.1250
09-Jun-1999        24.8125        101.2500             98.1250
10-Jun-1999        24.4375        101.0000             98.1250
11-Jun-1999        24.2500        101.0000             98.1250
14-Jun-1999        24.0000        101.0000             98.1250
15-Jun-1999        24.0000        100.5000             97.6250
16-Jun-1999        24.0000        100.5000             97.6250
17-Jun-1999        24.2500        100.5000             97.6250
18-Jun-1999        24.3750        100.5000             97.6250
21-Jun-1999        24.0625        100.5000             97.6250
22-Jun-1999        24.5000        100.5000             97.6250
23-Jun-1999        24.1250        100.5000             97.6250
24-Jun-1999        23.5625        100.0000             97.2500
25-Jun-1999        24.1250        100.0000             97.2500
28-Jun-1999        23.5000        100.0000             97.2500
29-Jun-1999        24.3750        100.0000             97.2500
30-Jun-1999        24.6250        100.0000             97.6250
01-Jul-1999        25.0000        100.0000             97.6250
02-Jul-1999        24.5625         99.8750             97.6250
05-Jul-1999        24.5625         99.8750             97.6250
06-Jul-1999        24.3750         99.8750             97.6250
07-Jul-1999        24.7500         99.8750             97.6250
08-Jul-1999        24.2500         99.8750             97.6250
09-Jul-1999        24.5000        100.0000             97.5000
12-Jul-1999        24.1250        100.0000             97.5000
13-Jul-1999        25.0000        100.0000             97.6250
14-Jul-1999        25.7500        100.0000             97.2500
15-Jul-1999        27.1250        100.0000             97.2500
16-Jul-1999        27.3750        100.1250             97.2500
19-Jul-1999        25.7500        100.1250             97.2500
20-Jul-1999        27.0000        100.1250             97.2500
21-Jul-1999        26.0000        100.1250             97.2500
22-Jul-1999        26.2500        100.0000             97.2500
23-Jul-1999        23.5625        100.0000             97.7500
26-Jul-1999        22.7500        100.0000             96.7500
27-Jul-1999        22.5625        100.0000             96.7500
28-Jul-1999        23.2500        100.0000             96.7500
29-Jul-1999        22.5000        100.0000             96.0000
30-Jul-1999        22.0000         99.6250             96.0000
02-Aug-1999        21.7500         99.6250             96.0000
03-Aug-1999        21.6250         99.6250             96.0000
04-Aug-1999        22.7500         99.6250             96.0000
05-Aug-1999        22.6250         99.0000             96.0000
06-Aug-1999        23.3750         99.0000             96.0000
09-Aug-1999        24.5000         99.0000             96.0000
10-Aug-1999        23.0000         99.0000             96.0000
11-Aug-1999        22.7500         99.0000             95.0000
12-Aug-1999        22.5000         99.0000             95.0000
13-Aug-1999        22.5000         98.7500             95.0000
16-Aug-1999        22.5000         98.7500             95.0000
17-Aug-1999        23.0000         98.7500             95.0000
18-Aug-1999        22.5625         98.7500             95.0000
19-Aug-1999        21.4375         99.0000             96.0000
20-Aug-1999        20.2500         99.0000             96.0000
23-Aug-1999        20.6250         99.0000             96.0000
24-Aug-1999        19.6875         99.0000             96.1250
25-Aug-1999        20.0000         99.0000             96.1250


26-Aug-1999        20.0625         99.2500             96.1250
27-Aug-1999        20.0625         99.2500             96.1250
30-Aug-1999        19.7500         99.2500             96.1250
31-Aug-1999        20.0000         99.2500             96.1250
01-Sep-1999        20.0000         99.2500             96.1250
02-Sep-1999        20.0000         99.0000             96.0000
03-Sep-1999        20.5000         99.0000             96.0000
06-Sep-1999        20.5000         99.0000             96.0000
07-Sep-1999        20.5000         99.0000             96.0000
08-Sep-1999        20.4375         99.0000             95.0000
09-Sep-1999        20.5000         99.0000             95.0000
10-Sep-1999        20.3750         99.1250             95.0000
13-Sep-1999        20.1875         99.1250             95.0000
14-Sep-1999        20.1250         99.1250             95.0000
15-Sep-1999        20.0000         99.1250             95.0000
16-Sep-1999        19.2500         99.0000             95.0000
17-Sep-1999        20.0000         99.0000             96.0000
20-Sep-1999        20.6250         99.0000             96.0000
21-Sep-1999        21.0000         99.0000             96.0000
22-Sep-1999        21.2500         99.0000             96.0000
23-Sep-1999        20.7500         99.1250             96.1250
24-Sep-1999        19.6250         99.1250             96.1250
27-Sep-1999        19.0000         99.1250             96.1250
28-Sep-1999        18.8750         99.1250             96.1250
29-Sep-1999        19.0625         99.1250             96.1250
30-Sep-1999        18.7500         98.5000             95.5000
01-Oct-1999        18.7500         98.5000             95.5000
04-Oct-1999        19.7500         98.5000             95.5000
05-Oct-1999        20.0000         98.5000             95.5000
06-Oct-1999        20.3750         98.5000             95.5000
07-Oct-1999        20.0000         99.0000             96.0000
08-Oct-1999        19.6250         99.0000             96.0000
11-Oct-1999        19.8750         99.0000             96.0000
12-Oct-1999        19.0000         99.0000             96.0000
13-Oct-1999        18.8750         99.0000             96.0000
14-Oct-1999        19.0000         99.2500             96.2500
15-Oct-1999        19.0000         99.2500             96.2500
18-Oct-1999        19.7500         99.2500             96.2500
19-Oct-1999        19.4375         99.2500             96.2500
20-Oct-1999        19.7500         99.2500             96.2500
21-Oct-1999        19.5000         98.0000             94.0000
22-Oct-1999        19.3750         98.0000             94.0000
25-Oct-1999        19.8750         98.0000             94.0000
26-Oct-1999        20.0000         98.0000             94.0000
27-Oct-1999        20.2500         98.0000             93.7500
28-Oct-1999        20.3750         98.1250             93.7500
29-Oct-1999        20.3750         98.1250             93.7500
01-Nov-1999        20.1250         98.1250             93.7500
02-Nov-1999        20.2500         98.1250             93.7500
03-Nov-1999        20.8750         98.1250             93.7500
04-Nov-1999        21.6250         99.0000             95.0000
05-Nov-1999        21.6250         99.0000             95.0000
08-Nov-1999        21.8750         99.0000             95.0000
09-Nov-1999        21.6250         99.0000             95.0000
10-Nov-1999        21.1250         99.0000             95.0000
11-Nov-1999        21.8750         99.2500             95.2500
12-Nov-1999        21.5000         99.2500             95.2500
15-Nov-1999        20.6250         99.2500             95.2500
16-Nov-1999        20.2500         99.2500             95.2500
17-Nov-1999        19.8125         99.2500             95.2500
18-Nov-1999        19.0000         99.0000             95.0000
19-Nov-1999        18.3750         99.0000             95.0000
22-Nov-1999        18.3750         99.0000             95.0000
23-Nov-1999        18.0000         99.0000             95.5000


24-Nov-1999        19.8750         99.0000             95.5000
25-Nov-1999        19.8750         99.0000             95.5000
26-Nov-1999        19.4375         99.1250             95.5000
29-Nov-1999        19.7500         99.1250             95.5000
30-Nov-1999        19.7500         99.1250             95.5000
01-Dec-1999        19.0000         99.1250             95.5000
02-Dec-1999        18.4375         98.8750             95.0000
03-Dec-1999        18.0000         98.8750             95.0000
06-Dec-1999        18.2500         99.0000             95.5000
07-Dec-1999        18.2500         99.0000             95.5000
08-Dec-1999        18.0000         99.0000             95.5000
09-Dec-1999        17.6250         99.1250             95.2500
10-Dec-1999        17.5000         99.1250             95.2500
13-Dec-1999        17.7500         99.1250             97.5000
14-Dec-1999        17.8125         99.1250             97.5000
15-Dec-1999        17.5625         99.1250             97.5000
16-Dec-1999        16.7500        100.0000             97.5000
17-Dec-1999        17.0000        100.0000             97.5000
20-Dec-1999        16.7500         99.5000             96.7500
21-Dec-1999        16.9375         99.2500             96.7500
22-Dec-1999        17.0000         99.2500             96.7500
23-Dec-1999        16.8750         99.2500             96.7500
24-Dec-1999        16.8750         99.2500             96.7500
27-Dec-1999        17.0000         99.2500             96.7500
28-Dec-1999        18.0000         99.2500             96.7500
29-Dec-1999        18.2500         99.2500             96.7500
30-Dec-1999        18.6250        100.0000             96.0000
31-Dec-1999        19.3750        100.0000             96.0000
03-Jan-2000        19.0000        100.0000             96.0000
04-Jan-2000        17.6250        100.0000             96.0000
05-Jan-2000        17.2500         99.0000             94.0000
06-Jan-2000        17.0000         99.0000             94.0000
07-Jan-2000        17.3750         99.0000             94.0000
10-Jan-2000        17.7500         99.0000             94.0000
11-Jan-2000        17.9375         99.0000             94.0000
12-Jan-2000        18.5000         99.0000             93.2500
13-Jan-2000        18.6250         98.7500             93.2500
14-Jan-2000        18.8750         98.7500             93.2500
17-Jan-2000        18.8750         98.7500             93.2500
18-Jan-2000        19.0000         98.7500             93.0000
19-Jan-2000        19.0000         98.7500             92.0000
20-Jan-2000        18.4375         98.0000             92.0000
21-Jan-2000        18.5000         98.0000             92.0000
24-Jan-2000        18.0000         97.5000             92.5000
25-Jan-2000        17.6250         97.5000             92.5000
26-Jan-2000        15.0000         97.5000             92.5000
27-Jan-2000        16.0000         96.0000             92.7500
28-Jan-2000        15.8750         96.0000             92.7500
31-Jan-2000        15.6250         96.0000             92.7500
01-Feb-2000        15.7500         96.0000             92.7500
02-Feb-2000        15.8750         96.0000             92.7500
03-Feb-2000        16.0625         96.1250             94.0000
04-Feb-2000        16.2500         96.1250             94.0000


07-Feb-2000        16.6875         96.1250             94.0000
08-Feb-2000        16.7500         96.1250             92.7500
09-Feb-2000        16.3125         96.0000             92.7500
10-Feb-2000        16.5625         96.0000             92.7500
11-Feb-2000        16.5000         96.0000             92.7500
14-Feb-2000        16.8750         96.0000             92.7500
15-Feb-2000        16.7500         96.0000             92.5000
16-Feb-2000        16.5000         96.0000             92.5000
17-Feb-2000        16.8750         96.1250             92.5000
18-Feb-2000        16.8750         98.0000             91.0000
21-Feb-2000        16.8750         98.0000             91.0000
22-Feb-2000        16.5000         95.0000             91.0000
23-Feb-2000        16.7500         95.0000             91.0000
24-Feb-2000        16.8750         96.0000             91.0000
25-Feb-2000        17.0000         96.0000             91.0000
28-Feb-2000        16.9375         96.0000             91.0000
29-Feb-2000        16.8750         94.0000             91.0000
01-Mar-2000        17.3750         94.0000             91.0000
02-Mar-2000        16.8750         94.0000             91.5000
03-Mar-2000        16.7500         94.0000             91.5000
06-Mar-2000        16.7813         94.0000             91.5000
07-Mar-2000        17.0000         94.0000             91.5000
08-Mar-2000        16.5000         94.0000             91.5000
09-Mar-2000        16.7500         94.0000             91.5000
10-Mar-2000        15.7500         94.2500             91.7500
13-Mar-2000        15.7500         94.2500             91.7500
14-Mar-2000        14.7500         94.2500             91.7500
15-Mar-2000        15.7500         94.2500             91.7500
16-Mar-2000        15.7500         94.0000             92.0000
17-Mar-2000        15.6250         94.0000             92.0000
20-Mar-2000        16.5000         94.0000             92.0000
21-Mar-2000        16.5000         94.0000             92.0000
22-Mar-2000        16.9375         94.0000             92.0000
23-Mar-2000        16.7500         94.0000             92.0000
24-Mar-2000        16.8750         91.5000             88.0000
27-Mar-2000        17.0000         91.5000             88.0000
28-Mar-2000        16.9375         91.5000             88.0000
29-Mar-2000        16.5000         91.5000             88.0000
30-Mar-2000        18.3750         91.5000             88.0000
31-Mar-2000        17.8750         87.0000             84.0000
03-Apr-2000        18.1250         87.0000             84.0000
04-Apr-2000        17.2500         87.0000             84.0000
05-Apr-2000        18.2500         87.0000             84.0000
06-Apr-2000        16.3750         87.0000             84.0000
07-Apr-2000        16.7500         86.7500             83.7500
10-Apr-2000        18.0000         86.7500             83.7500
11-Apr-2000        17.2500         86.7500             83.7500
12-Apr-2000        17.0000         86.7500             83.7500
13-Apr-2000        16.7500         86.5000             83.7500
14-Apr-2000        16.5625         86.5000             83.7500
17-Apr-2000        16.3750         86.5000             83.7500
18-Apr-2000        17.0000         86.5000             83.7500
19-Apr-2000        16.7500         86.5000             83.7500
20-Apr-2000        16.3750         86.5000             83.7500
21-Apr-2000        16.3750         86.5000             83.7500
24-Apr-2000        16.8750         87.2500             83.7500
25-Apr-2000        16.7500         87.2500             83.7500
26-Apr-2000        16.4375         87.2500             83.7500


27-Apr-2000        16.5000         87.2500             83.7500
28-Apr-2000        16.5000         90.0000             83.7500
01-May-2000        17.0000         90.0000             83.7500
02-May-2000        16.2813         90.0000             83.7500
03-May-2000        16.5000         92.0000             87.5000
04-May-2000        16.5000         92.0000             87.5000
05-May-2000        16.3750         92.0000             87.5000
08-May-2000        16.3906         92.0000             87.5000
09-May-2000        16.8125         92.2500             87.5000
10-May-2000        16.5313         92.2500             87.5000
11-May-2000        16.9375         92.2500             87.5000
12-May-2000        16.7500         92.2500             87.5000
15-May-2000        16.7500         92.2500             87.5000
16-May-2000        16.7500         92.2500             87.5000
17-May-2000        16.1250         92.2500             87.5000
18-May-2000        16.5000         92.2500             87.5000
19-May-2000        16.1250         92.2500             87.0000
22-May-2000        16.4375         92.2500             87.0000
23-May-2000        16.3750         91.7500             87.0000
24-May-2000        16.5000         91.7500             87.0000
25-May-2000        16.1250         91.7500             87.0000
26-May-2000        16.0000         91.7500             86.6250
29-May-2000        16.0000         91.7500             86.6250
30-May-2000        15.2500         91.7500             86.6250
31-May-2000        14.1250         91.7500             86.6250
01-Jun-2000        14.3750         91.7500             86.6250
02-Jun-2000        14.8750         92.0000             86.5000
05-Jun-2000        14.3125         92.0000             86.5000
06-Jun-2000        14.3125         92.0000             86.5000
07-Jun-2000        13.5000         92.0000             86.5000
08-Jun-2000        14.6875         92.0000             86.5000
09-Jun-2000        14.4688         92.0000             86.5000
12-Jun-2000        14.6875         92.2500             86.7500
13-Jun-2000        14.8750         92.2500             86.7500
14-Jun-2000        14.5625         92.2500             86.7500
15-Jun-2000        13.9375         92.2500             86.7500
16-Jun-2000        14.2500         92.2500             86.7500
19-Jun-2000        14.0000         92.2500             86.7500
20-Jun-2000        12.8125         92.5000             87.5000
21-Jun-2000        12.6250         92.5000             87.5000
22-Jun-2000        12.0000         92.5000             87.5000
23-Jun-2000        10.5625         92.5000             87.5000
26-Jun-2000        10.5625         92.2500             87.5000
27-Jun-2000        10.4375         92.2500             87.5000
28-Jun-2000         9.3750         92.2500             87.5000
29-Jun-2000         9.0625         92.2500             87.5000
30-Jun-2000        12.4375         92.2500             87.2500
03-Jul-2000        12.5000         92.2500             87.2500
04-Jul-2000        12.5000         92.2500             87.2500
05-Jul-2000        12.5000         92.2500             87.2500
06-Jul-2000        11.5000         92.2500             87.2500
07-Jul-2000        11.0000         92.2500             87.2500
10-Jul-2000        10.3750         92.2500             87.2500
11-Jul-2000        10.6250         92.0000             87.0000
12-Jul-2000        10.5000         92.0000             87.0000
13-Jul-2000        11.1875         92.0000             87.0000
14-Jul-2000        12.0000         92.0000             87.0000
17-Jul-2000        12.0000         92.0000             87.0000
18-Jul-2000        12.6250         92.0000             87.0000
19-Jul-2000        12.6250         92.0000             87.0000
20-Jul-2000        11.6250         92.0000             87.0000
21-Jul-2000        11.7500         92.0000             87.0000


24-Jul-2000        12.2500         92.0000             87.0000
25-Jul-2000        12.1250         92.0000             87.0000
26-Jul-2000        12.2500         92.0000             87.0000
27-Jul-2000        12.2500         92.2500             87.2500
28-Jul-2000        12.5000         92.2500             87.2500
31-Jul-2000        13.1250         92.2500             87.2500
01-Aug-2000        13.1563         92.2500             87.2500
02-Aug-2000        13.8750         92.2500             87.2500
03-Aug-2000        13.0000         92.2500             87.2500
04-Aug-2000        12.8750         92.2500             87.2500
07-Aug-2000        12.0625         92.2500             87.2500
08-Aug-2000        12.2500         92.2500             87.2500
09-Aug-2000        12.6250         92.2500             87.2500
10-Aug-2000        11.8750         92.2500             87.2500
11-Aug-2000        12.1250         92.2500             87.2500
14-Aug-2000        12.0000         92.2500             87.2500
15-Aug-2000        12.0000         94.5000             91.5000
16-Aug-2000        11.7500         94.5000             91.5000
17-Aug-2000        11.5000         94.5000             91.5000
18-Aug-2000        11.5000         94.5000             91.5000
21-Aug-2000        11.5000         94.5000             91.5000
22-Aug-2000        11.8750         93.5000             91.5000
23-Aug-2000        12.0625         92.7500             91.0000
24-Aug-2000        12.1875         92.7500             91.0000
25-Aug-2000        12.8125         92.7500             91.0000
28-Aug-2000        12.8125         92.7500             91.0000
29-Aug-2000        12.3750         92.7500             91.0000
30-Aug-2000        12.5000         93.2500             91.0000
31-Aug-2000        12.5000         93.2500             91.0000
01-Sep-2000        12.2500         93.2500             91.0000
04-Sep-2000        12.2500         93.2500             91.0000
05-Sep-2000        11.1875         93.2500             91.0000
06-Sep-2000        12.2500         93.2500             91.0000
07-Sep-2000        12.2500         93.2500             91.0000
08-Sep-2000        12.2500         93.0000             91.5000
11-Sep-2000        11.7500         93.0000             91.5000
12-Sep-2000        11.0000         93.0000             91.5000
13-Sep-2000        10.0625         93.0000             91.5000


14-Sep-2000        10.8750         93.0000             91.5000
15-Sep-2000        10.5000         93.0000             91.5000
18-Sep-2000        10.5000         93.0000             91.5000
19-Sep-2000        10.5000         93.0000             91.5000
20-Sep-2000        10.5000         93.0000             91.5000
21-Sep-2000        10.5000         93.0000             91.5000
22-Sep-2000        10.5000         93.0000             91.5000
25-Sep-2000        10.5000         93.0000             91.5000
26-Sep-2000        10.5000         93.0000             91.5000
27-Sep-2000        11.2500         93.0000             91.5000
28-Sep-2000        10.5000         93.0000             91.5000
29-Sep-2000        10.9375         93.0000             91.5000
02-Oct-2000        11.0000         93.0000             91.5000
03-Oct-2000        10.5000         93.2500             91.7500
04-Oct-2000        10.5000         93.2500             91.7500
05-Oct-2000        10.6250         93.2500             91.7500
06-Oct-2000        11.1250         93.2500             91.7500
09-Oct-2000        10.5000         93.2500             91.7500
10-Oct-2000        10.5000         93.2500             91.7500
11-Oct-2000        11.0000         93.2500             91.7500
12-Oct-2000        10.6875         93.2500             91.7500
13-Oct-2000        10.5000         93.2500             91.7500
16-Oct-2000        10.4375         93.2500             91.7500
17-Oct-2000        10.4375         93.2500             91.7500
18-Oct-2000        10.2500         91.0000             90.0000
19-Oct-2000         9.5000         91.0000             90.0000
20-Oct-2000         9.7500         91.0000             90.0000
23-Oct-2000         9.4375         91.0000             90.0000
24-Oct-2000         9.8125         91.0000             90.0000
25-Oct-2000        10.0000         91.0000             90.0000
26-Oct-2000        10.5000         91.2500             90.2500
27-Oct-2000        11.1250         91.2500             90.2500
30-Oct-2000        11.9375         91.2500             90.2500
31-Oct-2000        14.3125         91.2500             90.2500
01-Nov-2000        12.5625         90.0000             87.2500
02-Nov-2000        11.8750         89.0000             85.0000
03-Nov-2000        11.5000         89.0000             85.0000
06-Nov-2000        11.1875         89.0000             85.0000
07-Nov-2000        11.2500         89.0000             85.0000
08-Nov-2000        12.3750         89.0000             85.0000
09-Nov-2000        13.0000         89.0000             85.0000
10-Nov-2000        13.1250         89.0000             85.0000
13-Nov-2000        12.8750         89.0000             85.0000
14-Nov-2000        12.8750         89.0000             85.0000
15-Nov-2000        13.6250         89.0000             85.0000
16-Nov-2000        13.7500         89.0000             85.0000
17-Nov-2000        13.7500         89.5000             85.2500
20-Nov-2000        13.7500         89.5000             85.2500
21-Nov-2000        13.8125         89.5000             85.2500
22-Nov-2000        13.7500         89.5000             85.2500
23-Nov-2000        13.7500         89.5000             85.2500
24-Nov-2000        14.0625         89.5000             85.2500
27-Nov-2000        14.7500         89.5000             85.2500
28-Nov-2000        14.5000         89.5000             85.2500
29-Nov-2000        14.5000         89.5000             85.2500
30-Nov-2000        14.5000         89.5000             85.2500
01-Dec-2000        14.5000         89.5000             85.2500
04-Dec-2000        14.5000         89.5000             85.2500
05-Dec-2000        14.5000         89.5000             85.2500
06-Dec-2000        14.5000         89.5000             85.2500
07-Dec-2000        14.5000         89.5000             85.2500
08-Dec-2000        14.8750         89.5000             85.2500


11-Dec-2000        14.6250         89.5000             85.2500
12-Dec-2000        14.5000         89.5000             85.2500
13-Dec-2000        14.5000         89.5000             85.2500
14-Dec-2000        14.5000         89.5000             85.2500
15-Dec-2000        14.5000         89.5000             85.2500
18-Dec-2000        14.5625         89.5000             85.2500
19-Dec-2000        14.8125         88.6250             83.0000
20-Dec-2000        14.8750         88.6250             83.0000
21-Dec-2000        14.6250         88.6250             83.0000
22-Dec-2000        14.6250         88.6250             83.0000
25-Dec-2000        14.6250         88.6250             83.0000
26-Dec-2000        14.6250         88.6250             83.0000
27-Dec-2000        14.5000         88.6250             83.0000
28-Dec-2000        14.5000         88.6250             83.0000
29-Dec-2000        14.5000         88.6250             83.0000
01-Jan-2001        14.5000         88.6250             83.0000
02-Jan-2001        14.5000         88.6250             83.0000
03-Jan-2001        14.5000         88.6250             83.0000
04-Jan-2001        14.5000         88.6250             83.0000
05-Jan-2001        14.2500         88.6250             83.0000
08-Jan-2001        13.5000         88.6250             83.0000
09-Jan-2001        13.9375         88.6250             83.0000
10-Jan-2001        13.5000         88.6250             83.0000
11-Jan-2001        13.5625         92.5000             87.0000
12-Jan-2001        13.5000         92.5000             87.0000
15-Jan-2001        13.5000         92.5000             87.0000
16-Jan-2001        13.5000         92.5000             87.0000
17-Jan-2001        13.6875         92.5000             87.0000
18-Jan-2001        13.6875         92.5000             87.0000
19-Jan-2001        13.5625         92.5000             87.0000
22-Jan-2001        13.5000         92.5000             87.0000
23-Jan-2001        13.3750         92.5000             87.0000
24-Jan-2001        13.3125         92.5000             87.0000
25-Jan-2001        13.2500         92.5000             87.0000
26-Jan-2001        13.5000         94.0000             89.5000
29-Jan-2001        13.0000         94.0000             89.5000
30-Jan-2001        12.6875         94.0000             89.5000
31-Jan-2001        12.5000         94.0000             89.5000
01-Feb-2001        12.3750         94.0000             89.5000
02-Feb-2001        12.0000         94.0000             89.5000
05-Feb-2001        12.2500         94.0000             89.5000
06-Feb-2001        12.1250         94.0000             89.5000
07-Feb-2001        12.0000         94.0000             89.5000
08-Feb-2001        12.0000         94.0000             89.5000
09-Feb-2001        12.0000         94.0000             89.5000
12-Feb-2001        12.0000         94.0000             89.5000
13-Feb-2001        12.0000         94.0000             89.5000
14-Feb-2001        11.7500         94.0000             89.5000
15-Feb-2001        11.7500         93.5000             89.0000
16-Feb-2001        11.7500         93.5000             89.0000
19-Feb-2001        11.7500         93.5000             89.0000
20-Feb-2001        11.7500         93.5000             89.0000
21-Feb-2001        11.2500         93.5000             89.0000
22-Feb-2001        11.6250         87.0000             83.0000
23-Feb-2001        11.2500         87.0000             83.0000
26-Feb-2001        11.2500         87.0000             83.0000
27-Feb-2001        11.3125         87.0000             83.0000
28-Feb-2001        11.5000         87.0000             83.0000
01-Mar-2001        11.5000         87.0000             83.0000
02-Mar-2001        11.4375         87.0000             83.0000
05-Mar-2001        11.3750         87.0000             83.0000
06-Mar-2001        11.8125         87.0000             83.0000


07-Mar-2001        11.8750         85.0000             81.0000
08-Mar-2001        11.6250         85.0000             81.0000
09-Mar-2001        11.5313         85.0000             81.0000
12-Mar-2001        10.8750         85.0000             81.0000
13-Mar-2001        11.1250         85.0000             81.0000
14-Mar-2001        10.2500         85.0000             81.0000
15-Mar-2001        10.7500         85.0000             81.0000
16-Mar-2001        10.7500         84.7500             80.0000
19-Mar-2001        10.2500         84.7500             80.0000
20-Mar-2001        10.0000         84.7500             80.0000
21-Mar-2001         9.6250         84.7500             80.0000
22-Mar-2001         9.8125         84.7500             80.0000
23-Mar-2001         9.7500         84.7500             80.0000
26-Mar-2001         9.4375         86.5000             82.0000
27-Mar-2001         9.6719         86.5000             82.0000
28-Mar-2001        10.0000         86.5000             82.0000
29-Mar-2001         9.5000         86.5000             82.0000
30-Mar-2001         9.6250         86.5000             82.0000
02-Apr-2001        10.0000         86.5000             82.0000
03-Apr-2001         9.6250         86.5000             82.0000
04-Apr-2001         9.3750         86.5000             82.0000
05-Apr-2001         9.7500         86.5000             82.0000
06-Apr-2001         9.2500         86.5000             82.0000
09-Apr-2001         9.3500         86.5000             82.0000
10-Apr-2001         9.6000         86.5000             82.0000
11-Apr-2001         9.4500         86.5000             82.0000
12-Apr-2001        10.2500         86.5000             82.0000
13-Apr-2001        10.2500         86.5000             82.0000
16-Apr-2001         9.9600         86.5000             82.0000
17-Apr-2001         9.9500         86.5000             82.0000
18-Apr-2001        10.0000         86.5000             82.0000
19-Apr-2001         9.9500         86.5000             82.0000
20-Apr-2001        10.0000         84.0000             81.0000
23-Apr-2001        10.0000         84.0000             81.0000
24-Apr-2001         9.9000         84.0000             81.0000
25-Apr-2001        10.0000         84.0000             81.0000
26-Apr-2001        10.2700         83.7500             79.0000
27-Apr-2001        10.2700         83.7500             79.0000
30-Apr-2001        10.2000         83.7500             79.0000
01-May-2001        10.1000         83.7500             79.0000
02-May-2001        10.2000         83.7500             79.0000
03-May-2001        10.3000         83.7500             79.0000
04-May-2001        10.3000         83.7500             79.0000
07-May-2001        10.3000         84.0000             78.0000
08-May-2001        10.2000         82.0000             77.0000
09-May-2001        10.3400         82.0000             77.0000
10-May-2001        10.7500         82.0000             77.0000
11-May-2001        11.0000         82.0000             77.0000
14-May-2001        11.9900         82.0000             77.0000
15-May-2001        12.6500         82.0000             77.0000
16-May-2001        12.6000         79.0000             74.0000
17-May-2001        19.7500         79.0000             74.0000
18-May-2001        19.5000         79.0000             74.0000
21-May-2001        19.4400         75.0000             68.0000
22-May-2001        19.1100         78.0000             71.0000
23-May-2001        19.3800         79.0000             72.0000
24-May-2001        19.4900         79.0000             72.0000
25-May-2001        19.4600         79.0000             72.0000
28-May-2001        19.4000         79.0000             72.0000
29-May-2001        19.3500         85.0000             79.0000
30-May-2001        19.5500         85.0000             80.0000
31-May-2001        19.5500         85.0000             80.0000
01-Jun-2001        19.5500         85.0000             80.0000

----------
(1) Source: Factset


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

                                                              Brickyard Overview

Operating Cost Analysis
================================================================================

                                              Cents per ASM Fiscal Year Ended 12/31,                  % of Revenues
                                            -----------------------------------------   ------------------------------------------
                                            1996      1997     1998     1999     2000   1996      1997     1998     1999     2000
                                            ----      ----     ----     ----     ----   ----      ----     ----     ----     ----
Available Seat Miles ("ASM") (MM)         13,296    12,648   13,852   15,083   16,390

Consolidated operating revenues             5.65      6.19     6.64     7.44     7.88  100.0%    100.0%   100.0%   100.0%   100.0%

Consolidated operating costs:
   Salaries, wages and benefits             1.23      1.36     1.52     1.67     1.81   21.8%     22.0%    22.9%    22.4%    23.0%
   Fuel and oil                             1.21      1.22     0.99     1.13     1.68   21.4%     19.7%    14.9%    15.2%    21.3%
   Depreciation and amortization            0.47      0.49     0.57     0.64     0.76    8.3%      7.9%     8.6%     8.6%     9.6%
   Handling, landing and navigation fees    0.53      0.55     0.54     0.59     0.59    9.4%      8.9%     8.1%     7.9%     7.5%
   Aircraft rentals                         0.49      0.43     0.38     0.39     0.44    8.7%      6.9%     5.7%     5.2%     5.6%
   Maintenance, materials and repairs       0.42      0.41     0.39     0.37     0.43    7.4%      6.6%     5.9%     5.0%     5.5%
   Crew and other employee travel           0.27      0.29     0.30     0.33     0.40    4.8%      4.7%     4.5%     4.4%     5.1%
   Ground package cost                      0.14      0.15     0.14     0.33     0.31    2.5%      2.4%     2.1%     4.4%     3.9%
   Passenger service                        0.25      0.26     0.24     0.26     0.28    4.4%      4.2%     3.6%     3.5%     3.6%
   Commissions                              0.20      0.21     0.21     0.26     0.24    3.5%      3.4%     3.2%     3.5%     3.0%
   Other selling expenses                   0.13      0.12     0.16     0.19     0.22    2.3%      1.9%     2.4%     2.6%     2.8%
   Advertising                              0.08      0.10     0.13     0.12     0.13    1.4%      1.6%     2.0%     1.6%     1.6%
   Facilities and other rentals             0.07      0.07     0.07     0.08     0.10    1.2%      1.1%     1.1%     1.1%     1.3%
   Other                                    0.43      0.43     0.45     0.47     0.47    7.6%      6.9%     6.8%     6.4%     6.0%
                                            ----      ----     ----     ----     ----    ---       ---      ---      ---      ---
Total consolidated operating costs          5.92      6.09     6.09     6.84     7.86  104.8%     98.4%    91.7%    91.9%    99.7%

Consolidated operating profit              (0.27)     0.10     0.55     0.60     0.02   (4.8%)     1.6%     8.3%     8.1%     0.3%

 [The following table was depicted as a line chart in the printed material.]

------------------------------------------------------------------------------
                                                1996   1997  1998  1999   2000
                                            ----------------------------------
Amtran Cost of Fuel and Oil in cents/ASM        1.21   1.22  0.99  1.13   1.68
Amtran Operating Margin                        (4.8%)  1.6%  8.3%  8.1%   0.3%
------------------------------------------------------------------------------


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

                                                              Brickyard Overview

Stock Price Reaction to EPS Surprises (1)
================================================================================

o Since the May 1993 IPO, Brickyard's stock price has reacted sharply to positive and negative quarterly EPS performance against expectations

 [The following table was depicted as a bar chart in the printed material.]

                                  9/93       12/93   3/94       6/94     9/94      12/94     3/95      6/95    9/95      12/95
                                  ------     -----   ------     -----    -----     -----     -----     -----   ------    ------
IBES Quarterly EPS Surprise       ($0.26)    $0.01   ($0.20)    $0.04   ($0.13)   ($0.11)   ($0.02)    $0.16   ($0.01)    $0.02
Mean Stock Price During Quarter   $11.57     $9.63   $10.30     $9.44    $8.83     $8.99     $8.44     $9.25   $13.37    $11.98

                                  3/96      6/96       9/96      12/96     3/97     6/97     9/97      12/97    3/98     6/98
                                  ------    ------     -----     -----     -----    -----    -----     -----    ------   ------
IBES Quarterly EPS Surprise       ($0.14)   ($0.51)   ($0.57)   ($0.90)    $0.00    $0.07   ($0.30)   ($0.07)    $0.32    $0.00
Mean Stock Price During Quarter   $12.44    $10.15     $8.35     $7.43     $9.07    $8.61    $7.54     $7.84    $10.59   $19.50

                                  9/98     12/98    3/99     6/99     9/99     12/99     3/00      6/00      9/00     12/00
                                  ------   ------   ------   ------   ------   ------    ------    ------    ------   ------
IBES Quarterly EPS Surprise        $0.20    $0.12    $0.09    $0.08    $0.05   ($0.11)   ($0.19)   ($0.15)    $0.11   ($1.19)
Mean Stock Price During Quarter   $24.59   $22.60   $22.81   $22.68   $22.13   $19.21    $16.96    $15.40    $11.77   $12.72

-------------------------------
(1) Source: Factset


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

                                                              Brickyard Overview

Capital Structure Overview
================================================================================

                        Security                                       $MM                         Comments
-------------------------------------------------------------------- ---------- ---------------------------------------------------
Cash and Equivalents                                                  $129.1    Includes $109MM in commercial paper investments

Debt Securities:
  10 1/2 % Senior Notes due August 2004                               $175.0    Rated B+/B2; unsecured; currently trading in mid-80s
  9 5/8 % Senior Notes due December 2005                               125.0    Rated B+/B2; unsecured; currently trading in low-80s
  Aircraft Deposit Finance Facilities                                   89.9    Variable rates, payable upon delivery of aircraft
  City of Chicago Special Facility Revenue Bond due January 2009        17.0    Variable rate; tax-exempt
  City of Chicago Special Facility Revenue Bond due December 2020        6.0    Variable rate; tax-exempt
  Other Debt                                                            45.1    Primarily notes and mortgage notes payable
                                                                        ----
Total Debt Carried on Books                                           $457.9

Redeemable Preferred Stock:
  Series A Redeemable Preferred Stock                                  $50.0    8.44% cumulative semiannual dividend
                                                                                Issued September 2000 to Boeing Capital Corp.
  Series B Convertible Redeemable Preferred Stock                       30.0    5% cumulative quarterly dividend, convertible into
                                                                        ----    6.4MM common shares at a $15.67 per share
                                                                                Issued December 2000 to Int'l Lease Finance Corp.
Total Redeemable Preferred Stock                                       $80.0

Shareholders' Equity                                                  $124.7

Total Capitalization (excl. Cash)                                     $662.6

Total Debt and Preferred Stock/Total Capitalization                     81.2%
Net Debt and Preferred Stock /Net Capitalization                        76.6%

Total Debt and Preferred Stock/FY 2000 EBITDA                            4.2x
Net Debt and Preferred Stock/FY 2000 EBITDA                              3.2x

Future Total Noncancelable Operating Lease Payments                 $1,059.8    Primarily reflects lease financing for aircraft


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

                                                              Brickyard Overview

Aircraft Financing Overview
================================================================================

o     $80 million total equity investment placed in 2000

      o     $30 million issued to International Lease Finance Corp. September
            2000

      o     $50 million issued to Boeing Capital Corp. December 2000

o     $170 million in pre-delivery payment facilities arranged by December 2000

o $400 million bridge financing by Boeing Capital Corp. completed by December 2000

o     Enhanced Equipment Trust Certificates

      o     Wrap of A and B tranche provided

      o     C tranche purchase agreement from Boeing Capital Corp. and GE
            Capital

o     Lease commitments

      o     17 leveraged leases provided by GE Capital

      o 14 737-800 leases provided by International Lease Finance Corp., Boeing Capital Corp. and GE Capital

      o     8 leases provided by GE Capital

      o     10 757-300 leases provided by Boeing Capital Corp. and Rolls-Royce

o     JV to place retiring 727-200s between ATA and Boeing Capital Corp.

o JV with GE Capital to place 737 and 757 simulators in new training center based in Chicago


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

                                                              Brickyard Overview

Ownership Summary
================================================================================

                                                 Shares Held (000)   % Total (1)
                                                 -----------------   -----------
Insiders (1)
J. George Mikelsons                                    8,271.2            68.7%
Other Directors & Officers                               740.0             6.1%
                                                         -----             ----
Total Insiders                                         9,011.2            74.9%

Major Institutional Shareholders (2)
Dimensional Fund Advisors                              1,041.5             8.7%
PAR Investment Partners L.P.                             474.8             3.9%
William D. Witter, Inc.                                   92.9             0.8%
Brandywine Asset Mgmt                                     84.3             0.7%
Barclays Bank plc                                         79.2             0.7%
Manufacturers Life                                        40.0             0.3%
Ingalls & Snyder LLC                                      34.3             0.3%
AXP Managed Allocation                                    27.3             0.2%
Mellon Bank Corp.                                         25.6             0.2%
David L. Babson                                           23.0             0.2%

Other Shareholders                                     1,102.8             9.2%
                                                       =======             ===

Total Shares Outstanding (3)                          12,036.9           100.0%

--------------------------------------------------------------------------------
Total Shares Outstanding not held by Mikelsons         3,765.7            31.3%
--------------------------------------------------------------------------------

   [The following table was depicted as a pie chart in the printed material.]

J. George Mikelsons                         68.7%
Other Directors & Officers                   6.1%
All Other Shareholders                      25.1%

---------------------------------
(1) Source: Proxy dated 4/5/00; includes 656,692 shares that can be acquired by directors and executive officers other than Mikelsons through presently exercisable stock options
(2)   Source: Bloomberg as of 4/10/01 and 13G filings
(3) Source: 10K dated 12/31/00; includes 656,692 shares that can be acquired by directors and executive officers other than Mikelsons through presently exercisable stock options


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

                                                              Brickyard Overview

Industry Overview
================================================================================

   [The following table was depicted as a bar chart in the printed material.]

                                    1991    1992    1993    1994    1995      1996     1997      1998     1999   2000F(1)   2001F(2)
                                    ----    ----    ----    ----    ----      ----     ----      ----     ----   --------   --------
U.S. airline operating revenues   75.158   78.14   84.56  88.313   94.58   101.938   109.57   113.465   118.25    125.931     132.23

U.S. airline operating margin     (2.4%)   (3.1%)   1.7%   3.1%     6.2%     6.1%      7.8%     8.2%      6.7%      5.4%        5.4%

o The U.S. airline industry, which generates approximately $130 billion in annual revenues, is in a mature phase of its current cycle

      o Marketplace circumstances are forcing U.S. carriers to conduct a balancing act in terms of ticket prices charged and discounts offered, resulting in little improvement in overall yield

      o Growth in traffic rate has slowed significantly and now mirrors the pace of real GDP

o Despite a softening economy 2001 will mark the seventh consecutive year of profitability for the airline industry

--------------------------------------------------------------------------------

  U.S. Airline
Market Share by
    Revenue
Passegner Miles

   [The following table was depicted as a pie chart in the printed material.]

                              United             19%
                              American           18%
                              Delta              17%
                              Northwest          13%
                              Continental        10%
                              US Airways(1999)    7%
                              Southwest           5%
                              TWA(1999)           4%
                              American West       3%
                              ATA                 2%
                              Other               2%

o The U.S. passenger airline market is dominated by several large carriers and a number of mid-sized operators focusing on selected markets

o In terms of revenue passenger miles ("RPM"), the largest market positions are controlled by United, American and Delta

      o Following the completion of the pending US Airways acquisition and the recently closed acquisition of TWA by American, these market shares will increase and create a bigger market share gap between carriers

--------------------------------
(1) Source: Air Transport World, January 2001
(2) Source: Company reports and U.S. Trade and Industry Outlook
     2000:  Air Transportation


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

                                                              Brickyard Overview

Industry Capacity
================================================================================

[The following table was depicted as a bar chart in the printed material.]

                 1986    1987    1988    1989    1990    1991     1992    1993    1994     1995    1996    1997    1998    1999
                 ----    ----    ----    ----    ----    ----     ----    ----    ----     ----    ----    ----    ----    ----
GDP Growth (1)    3.0%    2.9%    3.8%    3.4%    1.3%   (1.0%)    2.7%    2.3%    3.5%     2.0%    2.8%    3.9%    4.4%    4.2%

ASM Growth (1)   12.3%    7.4%    4.2%    1.1%    7.9%   (2.5%)    5.4%    1.1%   (0.2%)    1.7%    2.9%    3.1%    2.0%    4.3%

RPM Growth       10.4%   10.9%    4.5%    2.3%    6.7%   (2.1%)    6.9%    0.8%    4.4%     3.5%    6.5%    4.5%    2.6%    4.5%

Load Factor      60.4%   62.4%   62.5%   63.3%   62.5%   62.7%    63.7%   63.5%   66.4%    67.3%   69.7%   70.7%   71.1%   71.3%

                 2000    2001F   2002F   2003F   2004F
                 ----    -----   -----   -----   -----
GDP Growth (1)    5.0%    1.8%    3.6%    3.5%    3.5%

ASM Growth (1)    3.4%    4.4%    3.8%    3.7%    3.7%

RPM Growth        6.1%    3.1%

Load Factor      72.8%   71.8%

o Capacity growth (ASM) has trailed GDP growth for 5 of the last 7 years and has trailed traffic growth (RPM) for the past 7 years, resulting in a increase in load factor to 72.8% by 2000 (estimated to contract slightly to 71.8% in 2001)

o 2001 capacity growth is expected to exceed GDP growth which may create excess capacity and put pressure on the industry's ability to pass on cost escalations to the customer

      o However, during the 2002-2004 period, capacity growth may more closely track expected U.S. GDP growth based on current fleet plans of the major domestic U.S. carriers and the expected impact of near-term industry consolidation

o Additionally, recessionary fears will make price increases, and yield improvements, more difficult to achieve

      o However, a continued lull in the stock market and subsequent decline in consumer "wealth effect" will impact the leisure markets more dramatically than business markets, softening the impact on carriers' profitability

--------------------------------
(1) Source: Salomon Smith Barney estimates published 3/30/01; ASM, RPM and load factor data based on performance of major domestic airlines


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

                                                              Brickyard Overview

Dominant Industry Trends
================================================================================

o Cost containment will continue to be an important theme for all U.S. carriers confronted by dramatic increases in fuel and labor expense

      o The current fuel prices have effectively created a worst case scenario in terms of margin performance for many carriers resulting in the survival of quality operators while marginal operators have been absorbed

            - Commodity jet fuel per gallon has increased from $0.35 in February 1999 to $1.15 currently

            - A greater of number of airlines now enter into fuel hedging contracts to better control costs

            - Should fuel prices start the gradual decline which was expected in 2000, 2001 may produce impressive financial results as airlines, geared down for higher prices, realize energy costs savings

      o However, labor costs will continue to afflict carriers' profit potential

            - United's generous pilot contract effectively reset the bar for future pacts - several labor groups have begun efforts to renegotiate contracts far in advance of amendable dates

            - Upward wage pressure is also expected from flight attendants' and mechanics' unions

o     Other materials trends include the following:

      o Growth of regional carriers is expected to continue outpace the major carriers

      o Attempts to forge alliances and networks between and among carriers has been more successful, with a greater degree of permanence and less churning, in foreign markets than domestically

      o An increase in passenger service complaints in recent periods is not expected to trigger any significant Congressional action outside of additional pressure to add runways and airports to the existing infrastructure

      o Carriers have continued to shift distribution efforts to lower-cost channels, especially Internet sales


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

                                                              Brickyard Overview

Industry Valuation View
================================================================================

o Most airline stocks are selling at valuations that approximate those seen at valuation troughs in the 1990-91 and 1982 recessions

o     Airlines revenues tend to lag economic activity

      o Consequently, recoveries in the stock prices for airlines are not expected in the near-term

o Bias in earnings estimates remains downward supported by several recent 2001 earnings revisions by major carriers citing near-term pricing pressures and expected acceleration in U.S. airline capacity

o Year-to-data information through April indicate a significant softening in industry metrics

      o     Traffic data metrics have fallen below the prior year

      o Industry analysts expect the airlines as a group to report combined net losses for the second quarter and all of 2001, the first such losses since 1994

      o     Most analysts have lowered earnings forecasts for 2001


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

                                                                    Confidential
================================================================================

                                PROJECT BRICKYARD

         Presentation to the Special Committee of the Board of Directors
                                     Book 2

                                  June 18, 2001

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

Table of Contents
================================================================================

BOOK 1 - SUMMARY

1.    Background of Proposal

2.    Summary of Valuation Analyses

3.    Summary of Other Processes

4.    Brickyard Overview

BOOK 2 - APPENDIX

1.    Discounted Cash Flow Analysis

2.    Comparable Companies Analysis

3.    Comparable Transactions Analysis

4.    Leveraged Recapitalization Analysis

5.    EPS Implied Share Price Analysis

6.    Premiums Analysis

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

================================================================================

                              --------------------

                              Discounted Cash Flow
                                    Analysis

                              --------------------


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

                                                June 2001 - Management Base Case

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

------------------------------------------------------------------------------------------    ---------------------------------
                                  Terminal Value EBITDA Multiple                              Year 2005E EBITDA         $145.1
                                                                                              Book Debt as of 3/31/01    439.2
                   4.0x                    4.5x               5.0x                5.5x
          --------------------------------------------------------------------------------    ---------------------------------
Discount
  Rate           $393.6                  $393.6             $393.6              $393.6        Present Value of Free Cash Flows
                  362.9                   408.2              453.6               498.9        Present Value of Terminal Value
              ----------             -----------         ----------         -----------
  11.0%          $756.5                  $801.9             $847.2              $892.6        Net Enterprise Value
                  317.3                   362.7              408.0               453.4        Net Equity Value
                 $25.08                  $28.26             $31.43              $34.60        Implied Price per Share

                   2.1%                    3.0%               3.8%                4.4%        Implied Perpetuity Growth Rate
                   0.6x                    0.6x               0.6x                0.7x        Multiple of LTM Sales
                   6.0x                    6.3x               6.7x                7.0x        Multiple of LTM EBITDA
                   0.5x                    0.6x               0.6x                0.6x        Multiple of 2001E Sales
                   4.8x                    5.0x               5.3x                5.6x        Multiple of 2001E EBITDA

          ---------------------------------------------------------------------------------------------------------------------

                 $386.4                  $386.4             $386.4              $386.4        Present Value of Free Cash Flows
                  348.5                   392.1              435.6               479.2        Present Value of Terminal Value
              ----------             -----------         ----------         -----------
  12.0%          $735.0                  $778.5             $822.1              $865.7        Net Enterprise Value
                  295.8                   339.3              382.9               426.5        Net Equity Value
                 $23.58                  $26.63             $29.67              $32.72        Implied Price per Share

                   3.0%                    4.0%               4.7%                5.3%        Implied Perpetuity Growth Rate
                   0.6x                    0.6x               0.6x                0.7x        Multiple of LTM Sales
                   5.8x                    6.1x               6.5x                6.8x        Multiple of LTM EBITDA
                   0.5x                    0.6x               0.6x                0.6x        Multiple of 2001E Sales
                   4.6x                    4.9x               5.2x                5.4x        Multiple of 2001E EBITDA

          ---------------------------------------------------------------------------------------------------------------------

                 $379.5                  $379.5             $379.5              $379.5        Present Value of Free Cash Flows
                  334.9                   376.7              418.6               460.4        Present Value of Terminal Value
              ----------             -----------         ----------         -----------
  13.0%          $714.3                  $756.2             $798.0              $839.9        Net Enterprise Value
                  275.1                   317.0              358.8               400.7        Net Equity Value
                 $22.13                  $25.06             $27.99              $30.92        Implied Price per Share

                   3.9%                    4.9%               5.6%                6.3%        Implied Perpetuity Growth Rate
                   0.5x                    0.6x               0.6x                0.6x        Multiple of LTM Sales
                   5.6x                    6.0x               6.3x                6.6x        Multiple of LTM EBITDA
                   0.5x                    0.5x               0.6x                0.6x        Multiple of 2001E Sales
                   4.5x                    4.8x               5.0x                5.3x        Multiple of 2001E EBITDA

Note: Valuation based on 3/31/01 to 12/31/05 horizon


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
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                                      - 2 -

                                                June 2001 - Management Base Case

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                         ---------------------------------------------------------------------
                                                                                      FYE 12/31
                                                         ---------------------------------------------------------------------
                                                              2001E          2002E         2003E         2004E          2005E
                                                         -----------   ------------   -----------   -----------   ------------

EBIT                                                          $30.0          $28.2         $89.7        $112.0          $71.1
Tax-effected EBIT (at effective rate)                          14.4            9.0          53.1          67.8           42.7
Plus: Tax-effected Loss on Sale of L1011s
   (at marginal rate)                                           0.0           11.7          20.9           7.0            0.0
Plus: Depreciation and Amortization                           128.9          133.0         100.5          80.4           74.0
Plus: Cash proceeds from sale of aircraft                      18.3           33.4           1.5           1.5            0.0
Less: Increase in Net Working Capital (1)                     (36.3)         (74.8)        (21.5)        (49.1)         (16.0)
Less: Capital Expenditures (excluding deposits)               169.6          114.5          74.9          57.0           82.1
                                                         -----------   ------------   -----------   -----------   ------------

Unlevered Free Cash Flow                                      $28.3         $147.3        $122.7        $148.9          $50.5

-------------------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
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                                      - 3 -

                                                June 2001 - Management Base Case

Summary Financial Results ($ in millions)
================================================================================

                                               --------------------------------------------------------
                                                                       FYE 12/31
                                               --------------------------------------------------------
                                                      1998           1999          2000          2001E
                                               ------------   ------------   -----------   ------------
Total Revenue                                       $919.4       $1,122.4      $1,291.6       $1,385.0
   % Growth                                          17.4%          22.1%         15.1%           7.2%

EBIT                                                  75.4           89.7           2.6           30.0
   Margin                                             8.2%           8.0%          0.2%           2.2%

(Gain) Loss on sale of L1011s                          0.0            0.0           0.0            0.0

Adjusted EBIT                                         75.4           89.7           2.6           30.0
   Margin                                             8.2%           8.0%          0.2%           2.2%

Depreciation and Amortization                         78.7           96.0         125.0          128.9

EBITDA                                               154.0          185.7         127.6          158.9
   Margin                                            16.8%          16.5%          9.9%          11.5%

Aircraft Rent Expense                                 53.1           58.7          72.1          110.1

EBITDAR                                              207.2          244.4         199.8          269.0
   Margin                                            22.5%          21.8%         15.5%          19.4%

Aircraft Pre-Delivery Deposits                         0.0            0.0         136.9           55.7
Capital Expenditures                                 175.4          274.3         126.6          169.6

Free Cash Flow                                       (21.4)         (88.6)       (135.9)         (66.4)
   Margin                                            (2.3%)         (7.9%)       (10.5%)         (4.8%)

Net Income                                            40.1           47.0         (15.7)          (2.1)
   Margin                                             4.4%           4.2%         (1.2%)         (0.2%)

EPS                                                  $3.07          $3.49        ($1.32)        ($0.18)
Average Diluted Shares Outstanding (MM)               13.1           13.5          12.0           11.4

Book Value                                           102.8          151.4         124.7          122.3
Return on Book Equity (ROE)                          39.0%          31.0%        (12.3%)          3.0%

                                               --------------------------------------------------------
                                                                       FYE 12/31
                                               --------------------------------------------------------
                                                     2002E          2003E         2004E          2005E
                                               ------------   ------------   -----------   ------------
Total Revenue                                     $1,666.7       $1,941.7      $2,107.1       $2,182.8
   % Growth                                          20.3%          16.5%          8.5%           3.6%

EBIT                                                  28.2           89.7         112.0           71.1
   Margin                                             1.7%           4.6%          5.3%           3.3%

(Gain) Loss on sale of L1011s                         19.5           34.9          11.7            0.0

Adjusted EBIT                                         47.6          124.6         123.8           71.1
   Margin                                             2.9%           6.4%          5.9%           3.3%

Depreciation and Amortization                        133.0          100.5          80.4           74.0

EBITDA                                               180.6          225.1         204.1          145.1
   Margin                                            10.8%          11.6%          9.7%           6.6%

Aircraft Rent Expense                                209.7          255.5         275.0          289.2

EBITDAR                                              390.3          480.6         479.2          434.3
   Margin                                            23.4%          24.8%         22.7%          19.9%

Aircraft Pre-Delivery Deposits                      (180.6)          31.2         (43.2)           0.0
Capital Expenditures                                 114.5           74.9          57.0           82.1

Free Cash Flow                                       246.7          119.0         190.4           63.0
   Margin                                            14.8%           6.1%          9.0%           2.9%

Net Income                                            (3.4)          38.3          60.4           42.6
   Margin                                            (0.2%)          2.0%          2.9%           2.0%

EPS                                                 ($0.30)         $3.37         $5.30          $3.74
Average Diluted Shares Outstanding (MM)               11.4           11.4          11.4           11.4

Book Value                                           119.0          157.3         217.6          260.2
Return on Book Equity (ROE)                           2.0%          28.0%         30.4%          18.6%


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                      - 4 -

                                                June 2001 - Management Base Case

Income Statement ($ in millions)
================================================================================

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                                1998           1999          2000          2001E
                                         ------------   ------------   -----------   ------------
Revenue
Scheduled Service                             $511.3         $624.6        $753.3         $926.7
Charter                                        222.6          263.8         246.7          218.3
Military                                       121.9          126.2         188.6          135.4
Ground                                          23.2           58.2          59.8           57.9
Other                                           40.4           49.6          43.1           46.8
                                         ------------   ------------   -----------   ------------
Total Revenue                                 $919.4       $1,122.4      $1,291.6       $1,385.0

Expenses
Salaries, Wages & Benefits                    $211.4         $252.6        $297.0         $330.2
Fuel and Oil                                   137.4          170.9         274.8          271.5
Handling, Landing and Navigation                74.6           89.3          97.4           97.6
Passenger Service                               34.0           39.2          45.6           43.2
Aircraft Rentals                                53.1           58.7          72.1          110.1
Aircraft Maintenance/Materials/Repair           53.7           55.6          70.4           64.4
Depreciation and Amortization                   78.7           96.0         125.0          128.9
Crew and Employee Travel                        41.5           49.7          65.8           61.2
Ground Package Cost                             19.5           49.0          50.9           48.6
Commissions                                     28.5           39.0          39.1           36.9
Advertising                                     17.8           18.6          22.0           24.4
Other Selling Expenses                          22.1           28.1          36.6           45.4
Fixed Costs (1)                                 71.7           85.8          92.2           92.7
(Gain) Loss on sale of L1011s                    0.0            0.0           0.0            0.0
                                         ------------   ------------   -----------   ------------
Total Expenses                                $844.0       $1,032.7      $1,289.0       $1,355.1

EBIT                                           $75.4          $89.7          $2.6          $30.0

Interest Income                                  4.4            5.4           8.4            6.0
Interest Expense                               (12.8)         (21.0)        (31.5)         (28.7)
Other                                            0.2            3.3           0.6            0.3
                                         ------------   ------------   -----------   ------------

Pre-tax Income                                  67.2           77.4         (19.9)           7.5
Income Taxes                                    27.1           30.5          (4.6)           3.9
                                         ------------   ------------   -----------   ------------
Net Income                                      40.1           47.0         (15.3)           3.6

Preferred Convertible Stock Dividends            0.0            0.0           0.4            1.5
Preferred Stock Dividends                        0.0            0.0           0.0            4.2
                                         ------------   ------------   -----------   ------------
Net Income to Common                           $40.1          $47.0        ($15.7)         ($2.1)

                                         --------------------------------------------------------
                                                                FYE 12/31
                                         --------------------------------------------------------
                                               2002E          2003E         2004E          2005E
                                         ------------   ------------   -----------   ------------
Revenue
Scheduled Service                           $1,218.5       $1,485.9      $1,706.3       $1,801.0
Charter                                        199.3          190.6         133.9          106.7
Military                                       131.2          135.0         129.8          134.9
Ground                                          56.1           56.2          56.2           56.2
Other                                           61.5           73.9          80.9           84.0
                                         ------------   ------------   -----------   ------------
Total Revenue                               $1,666.7       $1,941.7      $2,107.1       $2,182.8

Expenses
Salaries, Wages & Benefits                    $423.1         $502.0        $580.8         $639.5
Fuel and Oil                                   254.2          272.5         281.5          286.3
Handling, Landing and Navigation               121.1          145.7         169.1          184.3
Passenger Service                               52.6           61.3          69.2           75.0
Aircraft Rentals                               209.7          255.5         275.0          289.2
Aircraft Maintenance/Materials/Repair           65.6           70.4          84.5           97.2
Depreciation and Amortization                  133.0          100.5          80.4           74.0
Crew and Employee Travel                        72.0           81.8          83.0           87.0
Ground Package Cost                             47.2           47.2          47.2           47.2
Commissions                                     43.9           50.9          56.2           58.8
Advertising                                     32.0           38.7          44.1           46.6
Other Selling Expenses                          59.3           71.9          82.2           86.7
Fixed Costs (1)                                105.4          118.7         130.2          140.0
(Gain) Loss on sale of L1011s                   19.5           34.9          11.7            0.0
                                         ------------   ------------   -----------   ------------
Total Expenses                              $1,638.5       $1,852.0      $1,995.1       $2,111.7

EBIT                                           $28.2          $89.7        $112.0          $71.1

Interest Income                                 10.7           17.9          22.4           23.0
Interest Expense                               (31.4)         (33.3)        (25.2)         (13.6)
Other                                            0.0            0.0           0.0            0.0
                                         ------------   ------------   -----------   ------------

Pre-tax Income                                   7.4           74.3         109.2           80.5
Income Taxes                                     5.0           30.3          43.1           32.2
                                         ------------   ------------   -----------   ------------
Net Income                                       2.4           44.0          66.1           48.3

Preferred Convertible Stock Dividends            1.5            1.5           1.5            1.5
Preferred Stock Dividends                        4.2            4.2           4.2            4.2
                                         ------------   ------------   -----------   ------------
Net Income to Common                           ($3.4)         $38.3         $60.4          $42.6

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                      - 5 -

                                                June 2001 - Management Base Case

Income Statement: Growth Rates and Margins
================================================================================

                                            --------------------------------------------------------
                                                                    FYE 12/31
                                            --------------------------------------------------------
                                                   1998           1999          2000          2001E
                                            ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                                 37.5%          22.2%         20.6%          23.0%
Charter                                           (2.4%)         18.5%         (6.5%)        (11.5%)
Military                                          (7.0%)          3.5%         49.4%         (28.2%)
Ground                                             3.9%         150.9%          2.9%          (3.2%)
Other                                             35.1%          22.6%        (13.0%)          8.4%
                                            ------------   ------------   -----------   ------------
Total Revenue Growth                              17.4%          22.1%         15.1%           7.2%

Operating Margins
Salaries, Wages & Benefits                        23.0%          22.5%         23.0%          23.8%
Fuel and Oil                                      14.9%          15.2%         21.3%          19.6%
Handling, Landing and Navigation                   8.1%           8.0%          7.5%           7.0%
Passenger Service                                  3.7%           3.5%          3.5%           3.1%
Aircraft Rentals                                   5.8%           5.2%          5.6%           7.9%
Aircraft Maintenance                               5.8%           5.0%          5.5%           4.7%
Depreciation and Amortization                      8.6%           8.6%          9.7%           9.3%
Crew and Employee Travel                           4.5%           4.4%          5.1%           4.4%
Ground Package Cost                                2.1%           4.4%          3.9%           3.5%
Commissions                                        3.1%           3.5%          3.0%           2.7%
Advertising                                        1.9%           1.7%          1.7%           1.8%
Other Selling Expenses                             2.4%           2.5%          2.8%           3.3%
Fixed Costs (1)                                    7.8%           7.6%          7.1%           6.7%
(Gain) Loss on sale of L1011s                      0.0%           0.0%          0.0%           0.0%
                                            ------------   ------------   -----------   ------------
Total Operating Margins                           91.8%          92.0%         99.8%          97.8%

EBIT Margin                                        8.2%           8.0%          0.2%           2.2%

Interest Income                                    0.5%           0.5%          0.6%          (2.1%)
Interest Expense                                   1.4%           1.9%          2.4%           2.1%
Other                                              0.5%           6.8%          1.3%           0.6%

Income Tax Rate                                   40.4%          39.3%         23.1%          51.9%

Net Income Margin                                  4.4%           4.2%         (1.2%)          0.3%

Preferred Stock Dividends                          0.0%           0.0%         (0.0%)         (0.1%)
Preferred Convertible Stock Dividends              0.0%           0.0%          0.0%          (0.3%)

Net Income to Common Margin                        4.4%           4.2%         (1.2%)         (0.2%)

                                            --------------------------------------------------------
                                                                    FYE 12/31
                                            --------------------------------------------------------
                                                  2002E          2003E         2004E          2005E
                                            ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                                 31.5%          21.9%         14.8%           5.6%
Charter                                           (8.7%)         (4.4%)       (29.7%)        (20.4%)
Military                                          (3.1%)          2.9%         (3.9%)          4.0%
Ground                                            (3.0%)          0.1%          0.0%           0.0%
Other                                             31.6%          20.2%          9.5%           3.8%
                                            ------------   ------------   -----------   ------------
Total Revenue Growth                              20.3%          16.5%          8.5%           3.6%

Operating Margins
Salaries, Wages & Benefits                        25.4%          25.9%         27.6%          29.3%
Fuel and Oil                                      15.3%          14.0%         13.4%          13.1%
Handling, Landing and Navigation                   7.3%           7.5%          8.0%           8.4%
Passenger Service                                  3.2%           3.2%          3.3%           3.4%
Aircraft Rentals                                  12.6%          13.2%         13.1%          13.2%
Aircraft Maintenance                               3.9%           3.6%          4.0%           4.5%
Depreciation and Amortization                      8.0%           5.2%          3.8%           3.4%
Crew and Employee Travel                           4.3%           4.2%          3.9%           4.0%
Ground Package Cost                                2.8%           2.4%          2.2%           2.2%
Commissions                                        2.6%           2.6%          2.7%           2.7%
Advertising                                        1.9%           2.0%          2.1%           2.1%
Other Selling Expenses                             3.6%           3.7%          3.9%           4.0%
Fixed Costs (1)                                    6.3%           6.1%          6.2%           6.4%
(Gain) Loss on sale of L1011s                      2.1%           3.8%          1.3%           0.0%
                                            ------------   ------------   -----------   ------------
Total Operating Margins                           98.3%          95.4%         94.7%          96.7%

EBIT Margin                                        1.7%           4.6%          5.3%           3.3%

Interest Income                                   (1.9%)         (1.7%)        (1.2%)         (0.6%)
Interest Expense                                   1.9%           1.7%          1.2%           0.6%
Other                                              0.0%           0.0%          0.0%           0.0%

Income Tax Rate                                   68.1%          40.7%         39.5%          40.0%

Net Income Margin                                  0.1%           2.3%          3.1%           2.2%

Preferred Stock Dividends                         (0.1%)         (0.1%)        (0.1%)         (0.1%)
Preferred Convertible Stock Dividends             (0.3%)         (0.2%)        (0.2%)         (0.2%)

Net Income to Common Margin                       (0.2%)          2.0%          2.9%           2.0%

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                      - 6 -

                                                June 2001 - Management Base Case

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                                1998           1999          2000          2001E
                                         ------------   ------------   -----------   ------------
Accounts Receivable                            $24.9          $52.1         $56.6          $63.7
Inventories                                     19.6           36.7          49.1           45.4
Prepaids and Other Current Assets               25.6           22.9          25.4           27.3
                                         ------------   ------------   -----------   ------------
Total Current Assets                           $70.1         $111.7        $131.1         $136.4

Accounts Payable                                $7.2          $20.2         $10.1          $10.5
Air Traffic Liabilities                         76.7           93.5         107.1          146.9
Accrued Expenses                                98.5          126.2         147.1          148.5
                                         ------------   ------------   -----------   ------------
Total Current Liabilities                     $182.4         $239.9        $264.2         $305.9

Working Capital                              ($112.3)       ($128.2)      ($133.1)       ($169.4)

Increase in Working in Capital                    --         ($15.9)        ($4.9)        ($36.3)
% Change in Working Capital                       --          14.2%          3.9%          27.3%
% Change in Working Capital as a                  --          (7.8%)        (2.9%)        (38.8%)
   % Change in Sales

Ratios (1)
Days Receivables                                 9.9           16.9          16.0           16.8
Inventory Turns (2)                              2.7            1.5           1.4            1.4
Prepaids and Other Current Assets (3)           2.8%           2.0%          2.0%           2.0%
Days Payable                                     3.1            7.2           2.9            2.8
Air Traffic Liabilities (3)                     8.3%           8.3%          8.3%          10.6%
Accrued Expenses (3)                           10.7%          11.2%         11.4%          10.7%

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                               2002E          2003E         2004E          2005E
                                         ------------   ------------   -----------   ------------
Accounts Receivable                            $89.5          $91.5        $105.2         $106.5
Inventories                                     50.5           45.7          48.2           44.8
Prepaids and Other Current Assets               35.3           37.1          41.3           41.5
                                         ------------   ------------   -----------   ------------
Total Current Assets                          $175.2         $174.3        $194.8         $192.8

Accounts Payable                               $15.7          $16.1         $18.5          $19.1
Air Traffic Liabilities                        207.4          216.1         252.5          248.9
Accrued Expenses                               196.4          207.8         238.6          255.6
                                         ------------   ------------   -----------   ------------
Total Current Liabilities                     $419.4         $440.0        $509.6         $523.6

Working Capital                              ($244.2)       ($265.7)      ($314.8)       ($330.8)

Increase in Working in Capital                ($74.8)        ($21.5)       ($49.1)        ($16.0)
% Change in Working Capital                    44.1%           8.8%         18.5%           5.1%
% Change in Working Capital as a              (26.5%)         (7.8%)       (29.7%)        (21.1%)
   % Change in Sales

Ratios (1)
Days Receivables                                19.6           17.2          18.2           17.8
Inventory Turns (2)                              1.3            1.5           1.8            2.2
Prepaids and Other Current Assets (3)           2.1%           1.9%          2.0%           1.9%
Days Payable                                     3.5            3.2           3.4            3.3
Air Traffic Liabilities (3)                    12.4%          11.1%         12.0%          11.4%
Accrued Expenses (3)                           11.8%          10.7%         11.3%          11.7%

-------------------------------------------

(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                      - 7-

                    June 2001 - Management Base Case with Maintenance Adjustment

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

--------------------------------------------------------------------------------     ---------------------------------------
                         Terminal Value EBITDA Multiple                              Year 2005E EBITDA                $133.0
                                                                                     Book Debt as of 3/31/01           439.2
                        4.0x          4.5x           5.0x             5.5x
           ---------------------------------------------------------------------     ---------------------------------------
 Discount
   Rate               $359.8         $359.8         $359.8           $359.8          Present Value of Free Cash Flows
                       332.6          374.2          415.8            457.3          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  11.0%               $692.4         $734.0         $775.6           $817.1          Net Enterprise Value
                       253.2          294.8          336.4            377.9          Net Equity Value
                      $20.60         $23.51         $26.42           $29.33          Implied Price per Share

                        2.7%           3.5%           4.2%             4.8%          Implied Perpetuity Growth Rate
                        0.5x           0.6x           0.6x             0.6x          Multiple of LTM Sales
                        5.5x           5.8x           6.1x             6.4x          Multiple of LTM EBITDA
                        0.5x           0.5x           0.6x             0.6x          Multiple of 2001E Sales
                        4.4x           4.7x           5.0x             5.2x          Multiple of 2001E EBITDA

           -----------------------------------------------------------------------------------------------------------------

                      $353.3         $353.3         $353.3           $353.3          Present Value of Free Cash Flows
                       319.5          359.4          399.3            439.3          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  12.0%               $672.8         $712.7         $752.6           $792.6          Net Enterprise Value
                       233.6          273.5          313.4            353.4          Net Equity Value
                      $19.17         $22.02         $24.81           $27.61          Implied Price per Share

                        3.6%           4.5%           5.2%             5.7%          Implied Perpetuity Growth Rate
                        0.5x           0.5x           0.6x             0.6x          Multiple of LTM Sales
                        5.3x           5.6x           5.9x             6.3x          Multiple of LTM EBITDA
                        0.5x           0.5x           0.5x             0.6x          Multiple of 2001E Sales
                        4.3x           4.6x           4.8x             5.1x          Multiple of 2001E EBITDA

           -----------------------------------------------------------------------------------------------------------------

                      $347.0         $347.0         $347.0           $347.0          Present Value of Free Cash Flows
                       306.9          345.3          383.7            422.0          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  13.0%               $654.0         $692.3         $730.7           $769.1          Net Enterprise Value
                       214.8          253.1          291.5            329.9          Net Equity Value
                      $17.71         $20.60         $23.28           $25.96          Implied Price per Share

                        4.5%           5.4%           6.1%             6.7%          Implied Perpetuity Growth Rate
                        0.5x           0.5x           0.6x             0.6x          Multiple of LTM Sales
                        5.2x           5.5x           5.8x             6.1x          Multiple of LTM EBITDA
                        0.5x           0.5x           0.5x             0.6x          Multiple of 2001E Sales
                        4.2x           4.4x           4.7x             4.9x          Multiple of 2001E EBITDA

Note: Valuation based on 3/31/01 to 12/31/05 horizon


                                           -------------------------------------
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                                           -------------------------------------
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                                      - 8 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                               ---------------------------------------------------------------------
                                                                                            FYE 12/31
                                                               ---------------------------------------------------------------------
                                                                    2001E          2002E         2003E         2004E          2005E
                                                               -----------   ------------   -----------   -----------   ------------
EBIT                                                                $27.0           $9.2         $62.5         $92.5          $59.0
Tax-effected EBIT (at effective rate)                                 7.1            7.6          35.8          55.6           35.4
Plus: Tax-effected Loss on Sale of L1011s (at marginal rate)          0.0           11.7          20.9           7.0            0.0
Plus: Depreciation and Amortization                                 128.9          133.0         100.5          80.4           74.0
Plus: Cash proceeds from sale of aircraft                            18.3           33.4           1.5           1.5            0.0
Less: Increase in Net Working Capital (1)                           (36.4)         (74.9)        (21.5)        (49.0)         (16.0)
Less: Capital Expenditures (excluding deposits)                     169.6          114.5          74.9          57.0           82.1
                                                               -----------   ------------   -----------   -----------   ------------

Unlevered Free Cash Flow                                            $21.2         $146.1        $105.4        $136.5          $43.2

-------------------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
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                                      - 9 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Summary Financial Results ($ in millions)
================================================================================

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                                1998           1999          2000          2001E
                                         ------------   ------------   -----------   ------------
Total Revenue                                 $919.4       $1,122.4      $1,291.6       $1,385.0
   % Growth                                    17.4%          22.1%         15.1%           7.2%

EBIT                                            75.4           89.7           2.6           27.0
   Margin                                       8.2%           8.0%          0.2%           1.9%

(Gain) Loss on sale of L1011s                    0.0            0.0           0.0            0.0

Adjusted EBIT                                   75.4           89.7           2.6           27.0
   Margin                                       8.2%           8.0%          0.2%           1.9%

Depreciation and Amortization                   78.7           96.0         125.0          128.9

EBITDA                                         154.0          185.7         127.6          155.9
   Margin                                      16.8%          16.5%          9.9%          11.3%

Aircraft Rent Expense                           53.1           58.7          72.1          110.1

EBITDAR                                        207.2          244.4         199.8          266.0
   Margin                                      22.5%          21.8%         15.5%          19.2%

Aircraft Pre-Delivery Deposits                   0.0            0.0         136.9           55.7
Capital Expenditures                           175.4          274.3         126.6          169.6

Free Cash Flow                                 (21.4)         (88.6)       (135.9)         (69.4)
   Margin                                      (2.3%)         (7.9%)       (10.5%)         (5.0%)

Net Income                                      40.1           47.0         (15.7)          (4.5)
   Margin                                       4.4%           4.2%         (1.2%)         (0.3%)

EPS                                            $3.07          $3.49        ($1.32)        ($0.40)
Average Diluted Shares Outstanding (MM)         13.1           13.5          12.0           11.4

Book Value                                     102.8          151.4         124.7          122.3
Return on Book Equity (ROE)                    39.0%          31.0%        (12.3%)          1.0%

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                               2002E          2003E         2004E          2005E
                                         ------------   ------------   -----------   ------------
Total Revenue                               $1,666.7       $1,941.7      $2,107.1       $2,182.8
   % Growth                                    20.3%          16.5%          8.5%           3.6%

EBIT                                             9.2           62.5          92.5           59.0
   Margin                                       0.6%           3.2%          4.4%           2.7%

(Gain) Loss on sale of L1011s                   19.5           34.9          11.7            0.0

Adjusted EBIT                                   28.7           97.4         104.2           59.0
   Margin                                       1.7%           5.0%          4.9%           2.7%

Depreciation and Amortization                  133.0          100.5          80.4           74.0

EBITDA                                         161.7          197.9         184.6          133.0
   Margin                                       9.7%          10.2%          8.8%           6.1%

Aircraft Rent Expense                          209.7          255.5         275.0          289.2

EBITDAR                                        371.4          453.4         459.6          422.2
   Margin                                      22.3%          23.4%         21.8%          19.3%

Aircraft Pre-Delivery Deposits                (180.6)          31.2         (43.2)           0.0
Capital Expenditures                           114.5           74.9          57.0           82.1

Free Cash Flow                                 227.8           91.8         170.8           50.9
   Margin                                      13.7%           4.7%          8.1%           2.3%

Net Income                                     (15.3)          21.3          48.4           35.7
   Margin                                      (0.9%)          1.1%          2.3%           1.6%

EPS                                           ($1.35)         $1.87         $4.25          $3.14
Average Diluted Shares Outstanding (MM)         11.4           11.4          11.4           11.4

Book Value                                     107.0          128.3         176.7          212.4
Return on Book Equity (ROE)                    (9.0%)         21.1%         30.6%          19.5%


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 10 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement ($ in millions)
================================================================================

                                        --------------------------------------------------------
                                                                FYE 12/31
                                        --------------------------------------------------------
                                               1998           1999          2000          2001E
                                        ------------   ------------   -----------   ------------
Revenue
Scheduled Service                            $511.3         $624.6        $753.3         $926.7
Charter                                       222.6          263.8         246.7          218.3
Military                                      121.9          126.2         188.6          135.4
Ground                                         23.2           58.2          59.8           57.9
Other                                          40.4           49.6          43.1           46.8
                                        ------------   ------------   -----------   ------------
Total Revenue                                $919.4       $1,122.4      $1,291.6       $1,385.0

Expenses
Salaries, Wages & Benefits                   $211.4         $252.6        $297.0         $330.2
Fuel and Oil                                  137.4          170.9         274.8          271.5
Handling, Landing and Navigation               74.6           89.3          97.4           97.6
Passenger Service                              34.0           39.2          45.6           43.2
Aircraft Rentals                               53.1           58.7          72.1          110.1
Aircraft Maintenance/Materials/Repair          53.7           55.6          70.4           67.4
Depreciation and Amortization                  78.7           96.0         125.0          128.9
Crew and Employee Travel                       41.5           49.7          65.8           61.2
Ground Package Cost                            19.5           49.0          50.9           48.6
Commissions                                    28.5           39.0          39.1           36.9
Advertising                                    17.8           18.6          22.0           24.4
Other Selling Expenses                         22.1           28.1          36.6           45.4
Fixed Costs (1)                                71.7           85.8          92.2           92.7
(Gain) Loss on sale of L1011s                   0.0            0.0           0.0            0.0
                                        ------------   ------------   -----------   ------------
Total Expenses                               $844.0       $1,032.7      $1,289.0       $1,358.0

EBIT                                          $75.4          $89.7          $2.6          $27.0

Interest Income                                 4.4            5.4           8.4            5.9
Interest Expense                              (12.8)         (21.0)        (31.5)         (28.7)
Other                                           0.2            3.3           0.6            0.3
                                        ------------   ------------   -----------   ------------

Pre-tax Income                                 67.2           77.4         (19.9)           4.5
Income Taxes                                   27.1           30.5          (4.6)           3.3
                                        ------------   ------------   -----------   ------------
Net Income                                     40.1           47.0         (15.3)           1.2

Preferred Convertible Stock Dividends           0.0            0.0           0.4            1.5
Preferred Stock Dividends                       0.0            0.0           0.0            4.2
                                        ------------   ------------   -----------   ------------
Net Income to Common                          $40.1          $47.0        ($15.7)         ($4.5)

                                        --------------------------------------------------------
                                                                FYE 12/31
                                        --------------------------------------------------------
                                              2002E          2003E         2004E          2005E
                                        ------------   ------------   -----------   ------------
Revenue
Scheduled Service                          $1,218.5       $1,485.9      $1,706.3       $1,801.0
Charter                                       199.3          190.6         133.9          106.7
Military                                      131.2          135.0         129.8          134.9
Ground                                         56.1           56.2          56.2           56.2
Other                                          61.5           73.9          80.9           84.0
                                        ------------   ------------   -----------   ------------
Total Revenue                              $1,666.7       $1,941.7      $2,107.1       $2,182.8

Expenses
Salaries, Wages & Benefits                   $423.1         $502.0        $580.8         $639.5
Fuel and Oil                                  254.2          272.5         281.5          286.3
Handling, Landing and Navigation              121.1          145.7         169.1          184.3
Passenger Service                              52.6           61.3          69.2           75.0
Aircraft Rentals                              209.7          255.5         275.0          289.2
Aircraft Maintenance/Materials/Repair          84.6           97.6         104.1          109.3
Depreciation and Amortization                 133.0          100.5          80.4           74.0
Crew and Employee Travel                       72.0           81.8          83.0           87.0
Ground Package Cost                            47.2           47.2          47.2           47.2
Commissions                                    43.9           50.9          56.2           58.8
Advertising                                    32.0           38.7          44.1           46.6
Other Selling Expenses                         59.3           71.9          82.2           86.7
Fixed Costs (1)                               105.4          118.7         130.2          140.0
(Gain) Loss on sale of L1011s                  19.5           34.9          11.7            0.0
                                        ------------   ------------   -----------   ------------
Total Expenses                             $1,657.4       $1,879.2      $2,014.7       $2,123.8

EBIT                                           $9.2          $62.5         $92.5          $59.0

Interest Income                                10.5           18.0          22.4           23.0
Interest Expense                              (31.4)         (33.3)        (24.9)         (12.9)
Other                                           0.0            0.0           0.0            0.0
                                        ------------   ------------   -----------   ------------

Pre-tax Income                                (11.7)          47.2          90.0           69.1
Income Taxes                                   (2.1)          20.2          35.9           27.7
                                        ------------   ------------   -----------   ------------
Net Income                                     (9.6)          27.1          54.1           41.4

Preferred Convertible Stock Dividends           1.5            1.5           1.5            1.5
Preferred Stock Dividends                       4.2            4.2           4.2            4.2
                                        ------------   ------------   -----------   ------------
Net Income to Common                         ($15.3)         $21.3         $48.4          $35.7

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 11 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Income Statement: Growth Rates and Margins
================================================================================

                                   --------------------------------------------------------
                                                          FYE 12/31
                                   --------------------------------------------------------
                                          1998           1999          2000          2001E
                                   ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                        37.5%          22.2%         20.6%          23.0%
Charter                                  (2.4%)         18.5%         (6.5%)        (11.5%)
Military                                 (7.0%)          3.5%         49.4%         (28.2%)
Ground                                    3.9%         150.9%          2.9%          (3.2%)
Other                                    35.1%          22.6%        (13.0%)          8.4%
                                   ------------   ------------   -----------   ------------
Total Revenue Growth                     17.4%          22.1%         15.1%           7.2%

Operating Margins
Salaries, Wages & Benefits               23.0%          22.5%         23.0%          23.8%
Fuel and Oil                             14.9%          15.2%         21.3%          19.6%
Handling, Landing and Navigation          8.1%           8.0%          7.5%           7.0%
Passenger Service                         3.7%           3.5%          3.5%           3.1%
Aircraft Rentals                          5.8%           5.2%          5.6%           7.9%
Aircraft Maintenance                      5.8%           5.0%          5.5%           4.9%
Depreciation and Amortization             8.6%           8.6%          9.7%           9.3%
Crew and Employee Travel                  4.5%           4.4%          5.1%           4.4%
Ground Package Cost                       2.1%           4.4%          3.9%           3.5%
Commissions                               3.1%           3.5%          3.0%           2.7%
Advertising                               1.9%           1.7%          1.7%           1.8%
Other Selling Expenses                    2.4%           2.5%          2.8%           3.3%
Fixed Costs (1)                           7.8%           7.6%          7.1%           6.7%
(Gain) Loss on sale of L1011s             0.0%           0.0%          0.0%           0.0%
                                   ------------   ------------   -----------   ------------
Total Operating Margins                  91.8%          92.0%         99.8%          98.1%

EBIT Margin                               8.2%           8.0%          0.2%           1.9%

Interest Income                           0.5%           0.5%          0.6%          (2.1%)
Interest Expense                          1.4%           1.9%          2.4%           2.1%
Other                                     0.5%           6.8%          1.3%           0.6%

Income Tax Rate                          40.4%          39.3%         23.1%          73.5%

Net Income Margin                         4.4%           4.2%         (1.2%)          0.1%

Preferred Stock Dividends                 0.0%           0.0%         (0.0%)         (0.1%)
Preferred Convertible Stock Dividends     0.0%           0.0%          0.0%          (0.3%)

Net Income to Common Margin               4.4%           4.2%         (1.2%)         (0.3%)

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                         2002E          2003E         2004E          2005E
                                   ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                        31.5%          21.9%         14.8%           5.6%
Charter                                  (8.7%)         (4.4%)       (29.7%)        (20.4%)
Military                                 (3.1%)          2.9%         (3.9%)          4.0%
Ground                                   (3.0%)          0.1%          0.0%           0.0%
Other                                    31.6%          20.2%          9.5%           3.8%
                                   ------------   ------------   -----------   ------------
Total Revenue Growth                     20.3%          16.5%          8.5%           3.6%

Operating Margins
Salaries, Wages & Benefits               25.4%          25.9%         27.6%          29.3%
Fuel and Oil                             15.3%          14.0%         13.4%          13.1%
Handling, Landing and Navigation          7.3%           7.5%          8.0%           8.4%
Passenger Service                         3.2%           3.2%          3.3%           3.4%
Aircraft Rentals                         12.6%          13.2%         13.1%          13.2%
Aircraft Maintenance                      5.1%           5.0%          4.9%           5.0%
Depreciation and Amortization             8.0%           5.2%          3.8%           3.4%
Crew and Employee Travel                  4.3%           4.2%          3.9%           4.0%
Ground Package Cost                       2.8%           2.4%          2.2%           2.2%
Commissions                               2.6%           2.6%          2.7%           2.7%
Advertising                               1.9%           2.0%          2.1%           2.1%
Other Selling Expenses                    3.6%           3.7%          3.9%           4.0%
Fixed Costs (1)                           6.3%           6.1%          6.2%           6.4%
(Gain) Loss on sale of L1011s             2.1%           3.8%          1.3%           0.0%
                                   ------------   ------------   -----------   ------------
Total Operating Margins                  99.4%          96.8%         95.6%          97.3%

EBIT Margin                               0.6%           3.2%          4.4%           2.7%

Interest Income                          (1.9%)         (1.7%)        (1.2%)         (0.6%)
Interest Expense                          1.9%           1.7%          1.2%           0.6%
Other                                     0.0%           0.0%          0.0%           0.0%

Income Tax Rate                          17.8%          42.7%         39.9%          40.0%

Net Income Margin                        (0.6%)          1.4%          2.6%           1.9%

Preferred Stock Dividends                (0.1%)         (0.1%)        (0.1%)         (0.1%)
Preferred Convertible Stock Dividends    (0.3%)         (0.2%)        (0.2%)         (0.2%)

Net Income to Common Margin              (0.9%)          1.1%          2.3%           1.6%

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 12 -

                    June 2001 - Management Base Case with Maintenance Adjustment

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                         -----------------------------------------
                                                                 FYE 12/31
                                         -----------------------------------------
                                                1998           1999          2000          2001E
                                         ------------   ------------   -----------    ----------

Accounts Receivable                            $24.9          $52.1         $56.6          $63.7
Inventories                                     19.6           36.7          49.1           45.4
Prepaids and Other Current Assets               25.6           22.9          25.4           27.3
                                         ------------   ------------   -----------    ----------
Total Current Assets                           $70.1         $111.7        $131.1         $136.4

Accounts Payable                                $7.2          $20.2         $10.1          $10.6
Air Traffic Liabilities                         76.7           93.5         107.1          146.9
Accrued Expenses                                98.5          126.2         147.1          148.5
                                         ------------   ------------   -----------    ----------
Total Current Liabilities                     $182.4         $239.9        $264.2         $306.0

Working Capital                              ($112.3)       ($128.2)      ($133.1)       ($169.5)

Increase in Working in Capital                    --         ($15.9)        ($4.9)        ($36.4)
% Change in Working Capital                       --          14.2%          3.9%          27.3%
% Change in Working Capital as a                  --          (7.8%)        (2.9%)        (38.9%)
   % Change in Sales

Ratios (1)
Days Receivables                                 9.9           16.9          16.0           16.8
Inventory Turns (2)                              2.7            1.5           1.4            1.5
Prepaids and Other Current Assets (3)            2.8%          2.0%          2.0%           2.0%
Days Payable                                     3.1            7.2           2.9            2.8
Air Traffic Liabilities (3)                      8.3%          8.3%          8.3%          10.6%
Accrued Expenses (3)                           10.7%          11.2%         11.4%           10.7%

                                         --------------------------------------------------------
                                                                 FYE 12/31
                                         --------------------------------------------------------
                                               2002E          2003E         2004E          2005E
                                         ------------   ------------   -----------   ------------
Accounts Receivable                            $89.5          $91.5        $105.2         $106.5
Inventories                                     50.5           45.7          48.2           44.8
Prepaids and Other Current Assets               35.3           37.1          41.3           41.5
                                         ------------   ------------   -----------   ------------
Total Current Assets                          $175.2         $174.3        $194.8         $192.8

Accounts Payable                               $16.0          $16.4         $18.6          $19.3
Air Traffic Liabilities                        207.4          216.1         252.5          248.9
Accrued Expenses                               196.4          207.8         238.6          255.6
                                         ------------   ------------   -----------   ------------
Total Current Liabilities                     $419.7         $440.3        $509.7         $523.7

Working Capital                              ($244.5)       ($266.0)      ($315.0)       ($330.9)

Increase in Working in Capital                ($74.9)        ($21.5)       ($49.0)        ($16.0)
% Change in Working Capital                    44.2%           8.8%         18.4%           5.1%
% Change in Working Capital as a              (26.6%)         (7.8%)       (29.6%)        (21.1%)
   % Change in Sales

Ratios (1)
Days Receivables                                19.6           17.2          18.2           17.8
Inventory Turns (2)                              1.7            2.1           2.2            2.4
Prepaids and Other Current Assets (3)           2.1%           1.9%          2.0%           1.9%
Days Payable                                     3.5            3.2           3.4            3.3
Air Traffic Liabilities (3)                    12.4%          11.1%         12.0%          11.4%
Accrued Expenses (3)                           11.8%          10.7%         11.3%          11.7%

-------------------------------------------
(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 13 -

                           June 2001 - Management Base Case with Fuel Adjustment

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

---------------------------------------------------------                            ----------------------------------------
                         Terminal Value EBITDA Multiple                              Year 2005E EBITDA                $109.2
                                                                                     Book Debt as of 3/31/01           439.2
                        4.0x          4.5x          5.0x             5.5x
           ---------------------------------------------------------------------     ----------------------------------------
 Discount
   Rate               $337.7         $337.7         $337.7           $337.7          Present Value of Free Cash Flows
                       273.1          307.2          341.4            375.5          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  11.0%               $610.8         $645.0         $679.1           $713.2          Net Enterprise Value
                       171.6          205.7          239.9            274.0          Net Equity Value
                      $14.35         $17.01         $19.66           $22.06          Implied Price per Share

                        4.2%           4.9%           5.5%             6.0%          Implied Perpetuity Growth Rate
                        0.5x           0.5x           0.5x             0.5x          Multiple of LTM Sales
                        4.8x           5.1x           5.4x             5.6x          Multiple of LTM EBITDA
                        0.4x           0.5x           0.5x             0.5x          Multiple of 2001E Sales
                        3.8x           4.1x           4.3x             4.5x          Multiple of 2001E EBITDA

           ------------------------------------------------------------------------------------------------------------------

                      $331.9         $331.9         $331.9           $331.9          Present Value of Free Cash Flows
                       262.3          295.1          327.9            360.6          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  12.0%               $594.2         $626.9         $659.7           $692.5          Net Enterprise Value
                       154.9          187.7          220.5            253.3          Net Equity Value
                      $13.05         $15.61         $18.16           $20.61          Implied Price per Share

                        5.1%           5.8%           6.4%             6.9%          Implied Perpetuity Growth Rate
                        0.5x           0.5x           0.5x             0.5x          Multiple of LTM Sales
                        4.7x           4.9x           5.2x             5.5x          Multiple of LTM EBITDA
                        0.4x           0.5x           0.5x             0.5x          Multiple of 2001E Sales
                        3.7x           3.9x           4.2x             4.4x          Multiple of 2001E EBITDA

           ------------------------------------------------------------------------------------------------------------------

                      $326.2         $326.2         $326.2           $326.2          Present Value of Free Cash Flows
                       252.0          283.5          315.0            346.5          Present Value of Terminal Value
                 ------------   ------------   ------------    -------------
  13.0%               $578.2         $609.7         $641.2           $672.7          Net Enterprise Value
                       139.0          170.5          202.0            233.5          Net Equity Value
                      $11.81         $14.26         $16.71           $19.17          Implied Price per Share

                        6.1%           6.8%           7.4%             7.9%          Implied Perpetuity Growth Rate
                        0.4x           0.5x           0.5x             0.5x          Multiple of LTM Sales
                        4.6x           4.8x           5.1x             5.3x          Multiple of LTM EBITDA
                        0.4x           0.4x           0.5x             0.5x          Multiple of 2001E Sales
                        3.6x           3.8x           4.0x             4.2x          Multiple of 2001E EBITDA

Note: Valuation based on 3/31/01 to 12/31/05 horizon


                                           -------------------------------------
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                                           -------------------------------------
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                                     - 14 -

                           June 2001 - Management Base Case with Fuel Adjustment

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                         ---------------------------------------------------------------------
                                                                                      FYE 12/31
                                                         ---------------------------------------------------------------------
                                                              2001E          2002E         2003E         2004E          2005E
                                                         -----------   ------------   -----------   -----------   ------------
EBIT                                                          $30.0           $1.0         $55.5         $76.7          $35.2
Tax-effected EBIT (at effective rate)                          14.4            0.7          31.1          45.7           20.7
Plus: Tax-effected Loss on Sale of L1011s (at marginal rate)    0.0           11.7          20.9           7.0            0.0
Plus: Depreciation and Amortization                           128.9          133.0         100.5          80.4           74.0
Plus: Cash proceeds from sale of aircraft                      18.3           33.4           1.5           1.5            0.0
Less: Increase in Net Working Capital (1)                     (36.3)         (74.8)        (21.5)        (49.1)         (16.0)
Less: Capital Expenditures (excluding deposits)               169.6          114.5          74.9          57.0           82.1
                                                         -----------   ------------   -----------   -----------   ------------

Unlevered Free Cash Flow                                      $28.3         $139.1        $100.7        $126.8          $28.6

-------------------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
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                                     - 15 -

                           June 2001 - Management Base Case with Fuel Adjustment

Summary Financial Results ($ in millions)
================================================================================

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                          1998           1999          2000          2001E
                                   ------------   ------------   -----------   ------------
Total Revenue                           $919.4       $1,122.4      $1,291.6       $1,385.0
   % Growth                              17.4%          22.1%         15.1%           7.2%

EBIT                                      75.4           89.7           2.6           30.0
   Margin                                 8.2%           8.0%          0.2%           2.2%

(Gain) Loss on sale of L1011s              0.0            0.0           0.0            0.0

Adjusted EBIT                             75.4           89.7           2.6           30.0
   Margin                                 8.2%           8.0%          0.2%           2.2%

Depreciation and Amortization             78.7           96.0         125.0          128.9

EBITDA                                   154.0          185.7         127.6          158.9
   Margin                                16.8%          16.5%          9.9%          11.5%

Aircraft Rent Expense                     53.1           58.7          72.1          110.1

EBITDAR                                  207.2          244.4         199.8          269.0
   Margin                                22.5%          21.8%         15.5%          19.4%

Aircraft Pre-Delivery Deposits             0.0            0.0         136.9           55.7
Capital Expenditures                     175.4          274.3         126.6          169.6

Free Cash Flow                           (21.4)         (88.6)       (135.9)         (66.4)
   Margin                                (2.3%)         (7.9%)       (10.5%)         (4.8%)

Net Income                                40.1           47.0         (15.7)          (2.1)
   Margin                                 4.4%           4.2%         (1.2%)         (0.2%)

EPS                                      $3.07          $3.49        ($1.32)        ($0.18)
Average Diluted Shares Outstanding (MM)   13.1           13.5          12.0           11.4

Book Value                               102.8          151.4         124.7          122.3
Return on Book Equity (ROE)              39.0%          31.0%        (12.3%)          3.0%

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                         2002E          2003E         2004E          2005E
                                   ------------   ------------   -----------   ------------
Total Revenue                         $1,666.7       $1,941.7      $2,107.1       $2,182.8
   % Growth                              20.3%          16.5%          8.5%           3.6%

EBIT                                       1.0           55.5          76.7           35.2
   Margin                                 0.1%           2.9%          3.6%           1.6%

(Gain) Loss on sale of L1011s             19.5           34.9          11.7            0.0

Adjusted EBIT                             20.4           90.4          88.5           35.2
   Margin                                 1.2%           4.7%          4.2%           1.6%

Depreciation and Amortization            133.0          100.5          80.4           74.0

EBITDA                                   153.4          190.9         168.8          109.2
   Margin                                 9.2%           9.8%          8.0%           5.0%

Aircraft Rent Expense                    209.7          255.5         275.0          289.2

EBITDAR                                  363.1          446.4         443.9          398.4
   Margin                                21.8%          23.0%         21.1%          18.3%

Aircraft Pre-Delivery Deposits          (180.6)          31.2         (43.2)           0.0
Capital Expenditures                     114.5           74.9          57.0           82.1

Free Cash Flow                           219.6           84.8         155.1           27.1
   Margin                                13.2%           4.4%          7.4%           1.2%

Net Income                               (20.7)          16.0          37.2           19.1
   Margin                                (1.2%)          0.8%          1.8%           0.9%

EPS                                     ($1.82)         $1.41         $3.26          $1.68
Average Diluted Shares Outstanding (MM)   11.4           11.4          11.4           11.4

Book Value                               101.6          117.7         154.8          173.9
Return on Book Equity (ROE)             (14.7%)         18.5%         27.7%          14.3%


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
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                                     - 16 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement ($ in millions)
================================================================================

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                          1998           1999          2000          2001E
                                   ------------   ------------   -----------   ------------
Revenue
Scheduled Service                       $511.3         $624.6        $753.3         $926.7
Charter                                  222.6          263.8         246.7          218.3
Military                                 121.9          126.2         188.6          135.4
Ground                                    23.2           58.2          59.8           57.9
Other                                     40.4           49.6          43.1           46.8
                                   ------------   ------------   -----------   ------------
Total Revenue                           $919.4       $1,122.4      $1,291.6       $1,385.0

Expenses
Salaries, Wages & Benefits              $211.4         $252.6        $297.0         $330.2
Fuel and Oil                             137.4          170.9         274.8          271.5
Handling, Landing and Navigation          74.6           89.3          97.4           97.6
Passenger Service                         34.0           39.2          45.6           43.2
Aircraft Rentals                          53.1           58.7          72.1          110.1
Aircraft Maintenance/Materials/Repair     53.7           55.6          70.4           64.4
Depreciation and Amortization             78.7           96.0         125.0          128.9
Crew and Employee Travel                  41.5           49.7          65.8           61.2
Ground Package Cost                       19.5           49.0          50.9           48.6
Commissions                               28.5           39.0          39.1           36.9
Advertising                               17.8           18.6          22.0           24.4
Other Selling Expenses                    22.1           28.1          36.6           45.4
Fixed Costs (1)                           71.7           85.8          92.2           92.7
(Gain) Loss on sale of L1011s              0.0            0.0           0.0            0.0
                                   ------------   ------------   -----------   ------------
Total Expenses                          $844.0       $1,032.7      $1,289.0       $1,355.1

EBIT                                     $75.4          $89.7          $2.6          $30.0

Interest Income                            4.4            5.4           8.4            6.0
Interest Expense                         (12.8)         (21.0)        (31.5)         (28.7)
Other                                      0.2            3.3           0.6            0.3
                                   ------------   ------------   -----------   ------------

Pre-tax Income                            67.2           77.4         (19.9)           7.5
Income Taxes                              27.1           30.5          (4.6)           3.9
                                   ------------   ------------   -----------   ------------
Net Income                                40.1           47.0         (15.3)           3.6

Preferred Convertible Stock Dividends      0.0            0.0           0.4            1.5
Preferred Stock Dividends                  0.0            0.0           0.0            4.2
                                   ------------   ------------   -----------   ------------
Net Income to Common                     $40.1          $47.0        ($15.7)         ($2.1)

                                   --------------------------------------------------------
                                                          FYE 12/31
                                   --------------------------------------------------------
                                         2002E          2003E         2004E          2005E
                                   ------------   ------------   -----------   ------------
Revenue
Scheduled Service                     $1,218.5       $1,485.9      $1,706.3       $1,801.0
Charter                                  199.3          190.6         133.9          106.7
Military                                 131.2          135.0         129.8          134.9
Ground                                    56.1           56.2          56.2           56.2
Other                                     61.5           73.9          80.9           84.0
                                   ------------   ------------   -----------   ------------
Total Revenue                         $1,666.7       $1,941.7      $2,107.1       $2,182.8

Expenses
Salaries, Wages & Benefits              $423.1         $502.0        $580.8         $639.5
Fuel and Oil                             281.4          306.7         316.8          322.2
Handling, Landing and Navigation         121.1          145.7         169.1          184.3
Passenger Service                         52.6           61.3          69.2           75.0
Aircraft Rentals                         209.7          255.5         275.0          289.2
Aircraft Maintenance/Materials/Repair     65.6           70.4          84.5           97.2
Depreciation and Amortization            133.0          100.5          80.4           74.0
Crew and Employee Travel                  72.0           81.8          83.0           87.0
Ground Package Cost                       47.2           47.2          47.2           47.2
Commissions                               43.9           50.9          56.2           58.8
Advertising                               32.0           38.7          44.1           46.6
Other Selling Expenses                    59.3           71.9          82.2           86.7
Fixed Costs (1)                          105.4          118.7         130.2          140.0
(Gain) Loss on sale of L1011s             19.5           34.9          11.7            0.0
                                   ------------   ------------   -----------   ------------
Total Expenses                        $1,665.7       $1,886.2      $2,030.4       $2,147.6

EBIT                                      $1.0          $55.5         $76.7          $35.2

Interest Income                           10.2           16.5          19.9           19.4
Interest Expense                         (31.4)         (33.3)        (24.7)         (12.3)
Other                                      0.0            0.0           0.0            0.0
                                   ------------   ------------   -----------   ------------

Pre-tax Income                           (20.2)          38.8          71.9           42.3
Income Taxes                              (5.3)          17.0          29.1           17.4
                                   ------------   ------------   -----------   ------------
Net Income                               (15.0)          21.8          42.9           24.8

Preferred Convertible Stock Dividends      1.5            1.5           1.5            1.5
Preferred Stock Dividends                  4.2            4.2           4.2            4.2
                                   ------------   ------------   -----------   ------------
Net Income to Common                    ($20.7)         $16.0         $37.2          $19.1

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 17 -

                           June 2001 - Management Base Case with Fuel Adjustment

Income Statement: Growth Rates and Margins
================================================================================

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                          1998           1999          2000          2001E
                                   ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                        37.5%          22.2%         20.6%          23.0%
Charter                                  (2.4%)         18.5%         (6.5%)        (11.5%)
Military                                 (7.0%)          3.5%         49.4%         (28.2%)
Ground                                    3.9%         150.9%          2.9%          (3.2%)
Other                                    35.1%          22.6%        (13.0%)          8.4%
                                   ------------   ------------   -----------   ------------
Total Revenue Growth                     17.4%          22.1%         15.1%           7.2%

Operating Margins
Salaries, Wages & Benefits               23.0%          22.5%         23.0%          23.8%
Fuel and Oil                             14.9%          15.2%         21.3%          19.6%
Handling, Landing and Navigation          8.1%           8.0%          7.5%           7.0%
Passenger Service                         3.7%           3.5%          3.5%           3.1%
Aircraft Rentals                          5.8%           5.2%          5.6%           7.9%
Aircraft Maintenance                      5.8%           5.0%          5.5%           4.7%
Depreciation and Amortization             8.6%           8.6%          9.7%           9.3%
Crew and Employee Travel                  4.5%           4.4%          5.1%           4.4%
Ground Package Cost                       2.1%           4.4%          3.9%           3.5%
Commissions                               3.1%           3.5%          3.0%           2.7%
Advertising                               1.9%           1.7%          1.7%           1.8%
Other Selling Expenses                    2.4%           2.5%          2.8%           3.3%
Fixed Costs (1)                           7.8%           7.6%          7.1%           6.7%
(Gain) Loss on sale of L1011s             0.0%           0.0%          0.0%           0.0%
                                   ------------   ------------   -----------   ------------
Total Operating Margins                  91.8%          92.0%         99.8%          97.8%

EBIT Margin                               8.2%           8.0%          0.2%           2.2%

Interest Income                           0.5%           0.5%          0.6%          (2.1%)
Interest Expense                          1.4%           1.9%          2.4%           2.1%
Other                                     0.5%           6.8%          1.3%           0.6%

Income Tax Rate                          40.4%          39.3%         23.1%          51.9%

Net Income Margin                         4.4%           4.2%         (1.2%)          0.3%

Preferred Stock Dividends                 0.0%           0.0%         (0.0%)         (0.1%)
Preferred Convertible Stock Dividends     0.0%           0.0%          0.0%          (0.3%)

Net Income to Common Margin               4.4%           4.2%         (1.2%)         (0.2%)

                                   --------------------------------------------------------
                                                            FYE 12/31
                                   --------------------------------------------------------
                                         2002E          2003E         2004E          2005E
                                   ------------   ------------   -----------   ------------
Revenue Growth
Scheduled Service                        31.5%          21.9%         14.8%           5.6%
Charter                                  (8.7%)         (4.4%)       (29.7%)        (20.4%)
Military                                 (3.1%)          2.9%         (3.9%)          4.0%
Ground                                   (3.0%)          0.1%          0.0%           0.0%
Other                                    31.6%          20.2%          9.5%           3.8%
                                   ------------   ------------   -----------   ------------
Total Revenue Growth                     20.3%          16.5%          8.5%           3.6%

Operating Margins
Salaries, Wages & Benefits               25.4%          25.9%         27.6%          29.3%
Fuel and Oil                             16.9%          15.8%         15.0%          14.8%
Handling, Landing and Navigation          7.3%           7.5%          8.0%           8.4%
Passenger Service                         3.2%           3.2%          3.3%           3.4%
Aircraft Rentals                         12.6%          13.2%         13.1%          13.2%
Aircraft Maintenance                      3.9%           3.6%          4.0%           4.5%
Depreciation and Amortization             8.0%           5.2%          3.8%           3.4%
Crew and Employee Travel                  4.3%           4.2%          3.9%           4.0%
Ground Package Cost                       2.8%           2.4%          2.2%           2.2%
Commissions                               2.6%           2.6%          2.7%           2.7%
Advertising                               1.9%           2.0%          2.1%           2.1%
Other Selling Expenses                    3.6%           3.7%          3.9%           4.0%
Fixed Costs (1)                           6.3%           6.1%          6.2%           6.4%
(Gain) Loss on sale of L1011s             2.1%           3.8%          1.3%           0.0%
                                   ------------   ------------   -----------   ------------
Total Operating Margins                  99.9%          97.1%         96.4%          98.4%

EBIT Margin                               0.1%           2.9%          3.6%           1.6%

Interest Income                          (1.9%)         (1.7%)        (1.2%)         (0.6%)
Interest Expense                          1.9%           1.7%          1.2%           0.6%
Other                                     0.0%           0.0%          0.0%           0.0%

Income Tax Rate                          26.0%          43.9%         40.4%          41.2%

Net Income Margin                        (0.9%)          1.1%          2.0%           1.1%

Preferred Stock Dividends                (0.1%)         (0.1%)        (0.1%)         (0.1%)
Preferred Convertible Stock Dividends    (0.3%)         (0.2%)        (0.2%)         (0.2%)

Net Income to Common Margin              (1.2%)          0.8%          1.8%           0.9%

-------------------------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 18 -

                           June 2001 - Management Base Case with Fuel Adjustment

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                          1998           1999          2000          2001E
                                   ------------   ------------   -----------   ------------
Accounts Receivable                      $24.9          $52.1         $56.6          $63.7
Inventories                               19.6           36.7          49.1           45.4
Prepaids and Other Current Assets         25.6           22.9          25.4           27.3
                                   ------------   ------------   -----------   ------------
Total Current Assets                     $70.1         $111.7        $131.1         $136.4

Accounts Payable                          $7.2          $20.2         $10.1          $10.5
Air Traffic Liabilities                   76.7           93.5         107.1          146.9
Accrued Expenses                          98.5          126.2         147.1          148.5
                                   ------------   ------------   -----------   ------------
Total Current Liabilities               $182.4         $239.9        $264.2         $305.9

Working Capital                        ($112.3)       ($128.2)      ($133.1)       ($169.4)

Increase in Working in Capital              --         ($15.9)        ($4.9)        ($36.3)
% Change in Working Capital                 --          14.2%          3.9%          27.3%
% Change in Working Capital as a            --          (7.8%)        (2.9%)        (38.8%)
   % Change in Sales

Ratios (1)
Days Receivables                           9.9           16.9          16.0           16.8
Inventory Turns (2)                        2.7            1.5           1.4            1.4
Prepaids and Other Current Assets (3)     2.8%           2.0%          2.0%           2.0%
Days Payable                               3.1            7.2           2.9            2.8
Air Traffic Liabilities (3)               8.3%           8.3%          8.3%          10.6%
Accrued Expenses (3)                     10.7%          11.2%         11.4%          10.7%

                                   --------------------------------------------------------
                                                           FYE 12/31
                                   --------------------------------------------------------
                                         2002E          2003E         2004E          2005E
                                   ------------   ------------   -----------   ------------
Accounts Receivable                      $89.5          $91.5        $105.2         $106.5
Inventories                               50.5           45.7          48.2           44.8
Prepaids and Other Current Assets         35.3           37.1          41.3           41.5
                                   ------------   ------------   -----------   ------------
Total Current Assets                    $175.2         $174.3        $194.8         $192.8

Accounts Payable                         $15.7          $16.1         $18.5          $19.1
Air Traffic Liabilities                  207.4          216.1         252.5          248.9
Accrued Expenses                         196.4          207.8         238.6          255.6
                                   ------------   ------------   -----------   ------------
Total Current Liabilities               $419.4         $440.0        $509.6         $523.6

Working Capital                        ($244.2)       ($265.7)      ($314.8)       ($330.8)

Increase in Working in Capital          ($74.8)        ($21.5)       ($49.1)        ($16.0)
% Change in Working Capital              44.1%           8.8%         18.5%           5.1%
% Change in Working Capital as a        (26.5%)         (7.8%)       (29.7%)        (21.1%)
   % Change in Sales

Ratios (1)
Days Receivables                          19.6           17.2          18.2           17.8
Inventory Turns (2)                        1.3            1.5           1.8            2.2
Prepaids and Other Current Assets (3)     2.1%           1.9%          2.0%           1.9%
Days Payable                               3.4            3.1           3.3            3.3
Air Traffic Liabilities (3)              12.4%          11.1%         12.0%          11.4%
Accrued Expenses (3)                     11.8%          10.7%         11.3%          11.7%

-------------------------------------------
(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                           -------------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                           -------------------------------------
--------------------------------------------------------------------------------
                                     - 19 -

                            June 2001 - Management Base Case with LUV Adjustment

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

 ---------------------------------------------------------------------------    ---------------------------------
                           Terminal Value EBITDA Multiple                       Year 2005E EBITDA         $120.4
                                                                                Book Debt as of 3/31/01    439.2
                4.0x                4.5x            5.0x            5.5x
           -----------------------------------------------------------------    ---------------------------------
 Discount
  Rate        $356.0              $356.0          $356.0          $356.0        Present Value of Free Cash Flows
               301.0               338.7           376.3           413.9        Present Value of Terminal Value
             --------           ---------       ---------        --------
  11.0%       $657.1              $694.7          $732.3          $769.9        Net Enterprise Value
               217.8               255.5           293.1           330.7        Net Equity Value
              $17.95              $20.76          $23.39          $26.02        Implied Price per Share

                3.4%                4.2%            4.8%            5.3%        Implied Perpetuity Growth Rate
                0.5x                0.5x            0.6x            0.6x        Multiple of LTM Sales
                5.2x                5.5x            5.8x            6.1x        Multiple of LTM EBITDA
                0.5x                0.5x            0.5x            0.6x        Multiple of 2001E Sales
                4.1x                4.4x            4.6x            4.8x        Multiple of 2001E EBITDA

           ------------------------------------------------------------------------------------------------------

              $349.7              $349.7          $349.7          $349.7        Present Value of Free Cash Flows
               289.1               325.3           361.4           397.6        Present Value of Terminal Value
             --------           ---------       ---------        --------
  12.0%       $638.8              $675.0          $711.1          $747.3        Net Enterprise Value
               199.6               235.8           271.9           308.1        Net Equity Value
              $16.53              $19.35          $21.91          $24.44        Implied Price per Share

                4.3%                5.1%            5.7%            6.3%        Implied Perpetuity Growth Rate
                0.5x                0.5x            0.5x            0.6x        Multiple of LTM Sales
                5.0x                5.3x            5.6x            5.9x        Multiple of LTM EBITDA
                0.5x                0.5x            0.5x            0.5x        Multiple of 2001E Sales
                4.0x                4.2x            4.5x            4.7x        Multiple of 2001E EBITDA

           ------------------------------------------------------------------------------------------------------

              $343.6              $343.6          $343.6          $343.6        Present Value of Free Cash Flows
               277.8               312.5           347.2           382.0        Present Value of Terminal Value
             --------           ---------       ---------        --------
  13.0%       $621.4              $656.1          $690.9          $725.6        Net Enterprise Value
               182.2               216.9           251.6           286.4        Net Equity Value
              $15.17              $17.88          $20.49          $22.92        Implied Price per Share

                5.2%                6.0%            6.7%            7.2%        Implied Perpetuity Growth Rate
                0.5x                0.5x            0.5x            0.6x        Multiple of LTM Sales
                4.9x                5.2x            5.5x            5.7x        Multiple of LTM EBITDA
                0.4x                0.5x            0.5x            0.5x        Multiple of 2001E Sales
                3.9x                4.1x            4.3x            4.6x        Multiple of 2001E EBITDA
-------

Note: Valuation based on 3/31/01 to 12/31/05 horizon


                                                  ------------------------------
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                                                  ------------------------------
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                                     - 20 -

                            June 2001 - Management Base Case with LUV Adjustment

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                               -------------------------------------------------------------
                                                                                      FYE 12/31
                                                               -------------------------------------------------------------
                                                                   2001E       2002E        2003E        2004E        2005E
                                                               ---------    --------     --------     --------     --------
EBIT                                                               $30.0        $5.9        $66.9        $88.2        $46.4
Tax-effected EBIT (at effective rate)                               14.4         4.6         38.6         52.9         27.5
Plus: Tax-effected Loss on Sale of L1011s (at marginal rate)         0.0        11.7         20.9          7.0          0.0
Plus: Depreciation and Amortization                                128.9       133.0        100.5         80.4         74.0
Plus: Cash proceeds from sale of aircraft                           18.3        33.4          1.5          1.5          0.0
Less: Increase in Net Working Capital (1)                          (33.1)      (76.0)       (21.5)       (49.0)       (16.2)
Less: Capital Expenditures (excluding deposits)                    169.6       114.5         74.9         57.0         82.1
                                                               ---------    --------     --------     --------     --------

Unlevered Free Cash Flow                                           $25.2      $144.2       $108.1       $133.9        $35.6

-----------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
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                                     - 21 -

                            June 2001 - Management Base Case with LUV Adjustment

Summary Financial Results ($ in millions)
================================================================================

                                -------------------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                -------------------------------------------------------------------------------------------------
                                  1998          1999         2000        2001E        2002E        2003E        2004E       2005E
                                ------     ---------    ---------    ---------    ---------    ---------    ---------   ---------
Total Revenue                   $919.4      $1,122.4     $1,291.6     $1,385.0     $1,642.1     $1,916.5     $2,080.8    $2,155.4
   % Growth                      17.4%         22.1%        15.1%         7.2%        18.6%        16.7%         8.6%        3.6%

EBIT                              75.4          89.7          2.6         30.0          5.9         66.9         88.2        46.4
   Margin                         8.2%          8.0%         0.2%         2.2%         0.4%         3.5%         4.2%        2.2%

(Gain) Loss on sale of L1011s      0.0           0.0          0.0          0.0         19.5         34.9         11.7         0.0

Adjusted EBIT                     75.4          89.7          2.6         30.0         25.4        101.8         99.9        46.4
   Margin                         8.2%          8.0%         0.2%         2.2%         1.5%         5.3%         4.8%        2.2%

Depreciation and Amortization     78.7          96.0        125.0        128.9        133.0        100.5         80.4        74.0

EBITDA                           154.0         185.7        127.6        158.9        158.4        202.3        180.3       120.4
   Margin                        16.8%         16.5%         9.9%        11.5%         9.6%        10.6%         8.7%        5.6%

Aircraft Rent Expense             53.1          58.7         72.1        110.1        209.7        255.5        275.0       289.2

EBITDAR                          207.2         244.4        199.8        269.0        368.1        457.8        455.4       409.6
   Margin                        22.5%         21.8%        15.5%        19.4%        22.4%        23.9%        21.9%       19.0%

Aircraft Pre-Delivery Deposits     0.0           0.0        136.9         55.7       (180.6)        31.2        (43.2)        0.0
Capital Expenditures             175.4         274.3        126.6        169.6        114.5         74.9         57.0        82.1

Free Cash Flow                   (21.4)        (88.6)      (135.9)       (66.4)       224.5         96.2        166.6        38.3
   Margin                        (2.3%)        (7.9%)      (10.5%)       (4.8%)       13.7%         5.0%         8.0%        1.8%

Net Income                        40.1          47.0        (15.7)        (2.1)       (17.7)        23.3         44.6        26.3
   Margin                         4.4%          4.2%        (1.2%)       (0.2%)       (1.1%)        1.2%         2.1%        1.2%

EPS                             $ 3.07         $3.49      ($ 1.32)      ($0.18)      ($1.55)       $2.05        $3.91       $2.31
Average Diluted Shares
  Outstanding (MM)                13.1          13.5         12.0         11.4         11.4         11.4         11.4        11.4

Book Value                       102.8         151.4        124.7        122.3        104.6        128.0        172.5       198.8
Return on Book Equity (ROE)       39.0%         31.0%       (12.3%)        3.0%       (11.4%)       22.7%        29.1%       16.1%


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
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                                     - 22 -

                            June 2001 - Management Base Case with LUV Adjustment

Income Statement ($ in millions)
================================================================================

                                       --------------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                       --------------------------------------------------------------------------------------------
                                           1998        1999        2000       2001E       2002E       2003E       2004E       2005E
                                       --------    --------    --------    --------    --------    --------    --------    --------
Revenue
Scheduled Service                      $ 511.3    $  624.6    $  753.3    $  926.7    $1,193.9    $1,460.7    $1,679.9    $1,773.6
Charter                                  222.6       263.8       246.7       218.3       199.3       190.6       133.9       106.7
Military                                 121.9       126.2       188.6       135.4       131.2       135.0       129.8       134.9
Ground                                    23.2        58.2        59.8        57.9        56.1        56.2        56.2        56.2
Other                                     40.4        49.6        43.1        46.8        61.5        73.9        80.9        84.0
                                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Revenue                          $ 919.4    $1,122.4    $1,291.6    $1,385.0    $1,642.1    $1,916.5    $2,080.8    $2,155.4

Expenses
Salaries, Wages & Benefits             $ 211.4    $  252.6    $  297.0    $  330.2    $  423.1    $  502.0    $  580.8    $  639.5
Fuel and Oil                             137.4       170.9       274.8       271.5       254.2       272.5       281.5       286.3
Handling, Landing and Navigation          74.6        89.3        97.4        97.6       121.1       145.7       169.1       184.3
Passenger Service                         34.0        39.2        45.6        43.2        52.6        61.3        69.2        75.0
Aircraft Rentals                          53.1        58.7        72.1       110.1       209.7       255.5       275.0       289.2
Aircraft Maintenance/Materials/Repair     53.7        55.6        70.4        64.4        65.6        70.4        84.5        97.2
Depreciation and Amortization             78.7        96.0       125.0       128.9       133.0       100.5        80.4        74.0
Crew and Employee Travel                  41.5        49.7        65.8        61.2        72.0        81.8        83.0        87.0
Ground Package Cost                       19.5        49.0        50.9        48.6        47.2        47.2        47.2        47.2
Commissions                               28.5        39.0        39.1        36.9        43.2        50.3        55.5        58.1
Advertising                               17.8        18.6        22.0        24.4        31.4        38.1        43.4        45.9
Other Selling Expenses                    22.1        28.1        36.6        45.4        58.2        70.7        81.0        85.4
Fixed Costs (1)                           71.7        85.8        92.2        92.7       105.4       118.7       130.2       140.0
(Gain) Loss on sale of L1011s              0.0         0.0         0.0         0.0        19.5        34.9        11.7         0.0
                                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Expenses                         $ 844.0    $1,032.7    $1,289.0    $1,355.1    $1,636.1    $1,849.5    $1,992.5    $2,109.1

EBIT                                   $  75.4    $   89.7    $    2.6    $   30.0    $    5.9    $   66.9    $   88.2    $   46.4

Interest Income                            4.4         5.4         8.4         6.0        10.1        16.8        20.5        20.3
Interest Expense                         (12.8)      (21.0)      (31.5)      (28.7)      (31.4)      (33.3)      (24.9)      (12.7)
Other                                      0.2         3.3         0.6         0.3         0.0         0.0         0.0         0.0
                                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Pre-tax Income                            67.2        77.4       (19.9)        7.5       (15.4)       50.4        83.8        53.9
Income Taxes                              27.1        30.5        (4.6)        3.9        (3.5)       21.4        33.6        21.9
                                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                40.1        47.0       (15.3)        3.6       (12.0)       29.1        50.3        32.0

Preferred Convertible Stock Dividends      0.0         0.0         0.4         1.5         1.5         1.5         1.5         1.5
Preferred Stock Dividends                  0.0         0.0         0.0         4.2         4.2         4.2         4.2         4.2
                                       --------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Income to Common                   $  40.1    $   47.0      ($15.7)     ($ 2.1)     ($17.7)   $   23.3    $   44.6    $   26.3

----------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


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                                     - 23 -

                            June 2001 - Management Base Case with LUV Adjustment

Income Statement: Growth Rates and Margins
================================================================================

                                   ----------------------------------------------------------------------------------------------
                                                                             FYE 12/31
                                   ----------------------------------------------------------------------------------------------
                                        1998        1999       2000        2001E       2002E       2003E       2004E       2005E
                                   ----------   ---------   --------   ----------   ---------   ---------   ---------   ---------
Revenue Growth
Scheduled Service                      37.5%       22.2%      20.6%        23.0%       28.8%       22.3%       15.0%        5.6%
Charter                                (2.4%)      18.5%      (6.5%)      (11.5%)      (8.7%)      (4.4%)     (29.7%)     (20.4%)
Military                               (7.0%)       3.5%      49.4%       (28.2%)      (3.1%)       2.9%       (3.9%)       4.0%
Ground                                  3.9%      150.9%       2.9%        (3.2%)      (3.0%)       0.1%        0.0%        0.0%
Other                                  35.1%       22.6%     (13.0%)        8.4%       31.6%       20.2%        9.5%        3.8%
                                   ----------   ---------   --------   ----------   ---------   ---------   ---------   ---------
Total Revenue Growth                   17.4%       22.1%      15.1%         7.2%       18.6%       16.7%        8.6%        3.6%

Operating Margins
Salaries, Wages & Benefits             23.0%       22.5%      23.0%        23.8%       25.8%       26.2%       27.9%       29.7%
Fuel and Oil                           14.9%       15.2%      21.3%        19.6%       15.5%       14.2%       13.5%       13.3%
Handling, Landing and Navigation        8.1%        8.0%       7.5%         7.0%        7.4%        7.6%        8.1%        8.5%
Passenger Service                       3.7%        3.5%       3.5%         3.1%        3.2%        3.2%        3.3%        3.5%
Aircraft Rentals                        5.8%        5.2%       5.6%         7.9%       12.8%       13.3%       13.2%       13.4%
Aircraft Maintenance                    5.8%        5.0%       5.5%         4.7%        4.0%        3.7%        4.1%        4.5%
Depreciation and Amortization           8.6%        8.6%       9.7%         9.3%        8.1%        5.2%        3.9%        3.4%
Crew and Employee Travel                4.5%        4.4%       5.1%         4.4%        4.4%        4.3%        4.0%        4.0%
Ground Package Cost                     2.1%        4.4%       3.9%         3.5%        2.9%        2.5%        2.3%        2.2%
Commissions                             3.1%        3.5%       3.0%         2.7%        2.6%        2.6%        2.7%        2.7%
Advertising                             1.9%        1.7%       1.7%         1.8%        1.9%        2.0%        2.1%        2.1%
Other Selling Expenses                  2.4%        2.5%       2.8%         3.3%        3.5%        3.7%        3.9%        4.0%
Fixed Costs (1)                         7.8%        7.6%       7.1%         6.7%        6.4%        6.2%        6.3%        6.5%
(Gain) Loss on sale of L1011s           0.0%        0.0%       0.0%         0.0%        2.1%        3.8%        1.3%        0.0%
                                   ----------   ---------   --------   ----------   ---------   ---------   ---------   ---------
Total Operating Margins                91.8%       92.0%      99.8%        97.8%       99.6%       96.5%       95.8%       97.8%

EBIT Margin                             8.2%        8.0%       0.2%         2.2%        0.4%        3.5%        4.2%        2.2%

Interest Income                         0.5%        0.5%       0.6%        (2.1%)      (1.9%)      (1.7%)      (1.2%)      (0.6%)
Interest Expense                        1.4%        1.9%       2.4%         2.1%        1.9%        1.7%        1.2%        0.6%
Other                                   0.5%        6.8%       1.3%         0.6%        0.0%        0.0%        0.0%        0.0%

Income Tax Rate                        40.4%       39.3%      23.1%        52.0%       22.5%       42.4%       40.0%       40.7%

Net Income Margin                       4.4%        4.2%      (1.2%)        0.3%       (0.7%)       1.5%        2.4%        1.5%

Preferred Stock Dividends               0.0%        0.0%      (0.0%)       (0.1%)      (0.1%)      (0.1%)      (0.1%)      (0.1%)
Preferred Convertible Stock Dividends   0.0%        0.0%       0.0%        (0.3%)      (0.3%)      (0.2%)      (0.2%)      (0.2%)

Net Income to Common Margin             4.4%        4.2%      (1.2%)       (0.2%)      (1.1%)       1.2%        2.1%        1.2%

------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                                  ------------------------------
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                                                  ------------------------------
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                                     - 24 -

                            June 2001 - Management Base Case with LUV Adjustment

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                   -------------------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                   -------------------------------------------------------------------------------------------------
                                         1998         1999        2000        2001E       2002E       2003E       2004E       2005E
                                   -----------   ----------   ---------   ----------   ---------   ---------   ---------   ---------
Accounts Receivable                     $24.9        $52.1       $56.6        $63.7       $88.3       $90.3      $103.9      $105.2
Inventories                              19.6         36.7        49.1         45.4        50.5        45.7        48.2        44.8
Prepaids and Other Current Assets        25.6         22.9        25.4         27.0        34.8        36.6        40.9        41.0
                                   -----------   ----------   ---------   ----------   ---------   ---------   ---------   ---------
Total Current Assets                    $70.1       $111.7      $131.1       $136.1      $173.6      $172.6      $193.0      $191.0

Accounts Payable                         $7.2        $20.2       $10.1        $10.5       $15.7       $16.1       $18.4       $19.1
Air Traffic Liabilities                  76.7         93.5       107.1        143.4       203.8       212.5       248.7       245.2
Accrued Expenses                         98.5        126.2       147.1        148.5       196.4       207.8       238.6       255.6
                                   -----------   ----------   ---------   ----------   ---------   ---------   ---------   ---------
Total Current Liabilities              $182.4       $239.9      $264.2       $302.4      $415.9      $436.4      $505.7      $520.0

Working Capital                       ($112.3)     ($128.2)    ($133.1)     ($166.3)    ($242.3)    ($263.7)    ($312.7)    ($328.9)

Increase in Working in Capital             --       ($15.9)      ($4.9)      ($33.1)     ($76.0)     ($21.5)     ($49.0)     ($16.2)
% Change in Working Capital                --        14.2%        3.9%        24.9%       45.7%        8.9%       18.6%        5.2%
% Change in Working Capital as a           --        (7.8%)      (2.9%)      (35.4%)     (29.6%)      (7.8%)     (29.8%)     (21.7%)
   % Change in Sales

Ratios (1)
Days Receivables                          9.9         16.9        16.0         16.8        19.6        17.2        18.2        17.8
Inventory Turns (2)                       2.7          1.5         1.4          1.4         1.3         1.5         1.8         2.2
Prepaids and Other Current Assets (3)    2.8%         2.0%        2.0%         2.0%        2.1%        1.9%        2.0%        1.9%
Days Payable                              3.1          7.2         2.9          2.8         3.5         3.2         3.4         3.3
Air Traffic Liabilities (3)              8.3%         8.3%        8.3%        10.4%       12.4%       11.1%       12.0%       11.4%
Accrued Expenses (3)                    10.7%        11.2%       11.4%        10.7%       12.0%       10.8%       11.5%       11.9%

------------------------
(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                                  ------------------------------
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                                     - 25 -

                                           June 2001 - Management Recession Case

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

---------------------------------------------------------------------------------      ----------------------------------------
                                 Terminal Value EBITDA Multiple                        Year 2005E EBITDA                 $46.1
                                                                                       Book Debt as of 3/31/01           439.2
                        4.0x             4.5x           5.0x             5.5x
           ----------------------------------------------------------------------      ----------------------------------------
 Discount
   Rate               $222.0           $222.0         $222.0           $222.0          Present Value of Free Cash Flows
                       115.3            129.7          144.1            158.5          Present Value of Terminal Value
                 ------------     ------------   ------------    -------------
  11.0%               $337.3           $351.7         $366.1           $380.5          Net Enterprise Value
                      (101.9)           (87.5)         (73.1)           (58.7)         Net Equity Value
                      ($8.95)          ($7.69)        ($6.42)          ($5.16)         Implied Price per Share

                       17.6%            16.8%          16.2%            15.7%          Implied Perpetuity Growth Rate
                        0.3x             0.3x           0.3x             0.3x          Multiple of LTM Sales
                        2.7x             2.8x           2.9x             3.0x          Multiple of LTM EBITDA
                        0.3x             0.3x           0.3x             0.3x          Multiple of 2001E Sales
                        2.8x             2.9x           3.0x             3.2x          Multiple of 2001E EBITDA

           --------------------------------------------------------------------------------------------------------------------

                      $218.5           $218.5         $218.5           $218.5          Present Value of Free Cash Flows
                       110.7            124.6          138.4            152.3          Present Value of Terminal Value
                 ------------     ------------   ------------    -------------
  12.0%               $329.2           $343.1         $356.9           $370.8          Net Enterprise Value
                      (110.0)           (96.1)         (82.3)           (68.4)         Net Equity Value
                      ($9.66)          ($8.44)        ($7.23)          ($6.01)         Implied Price per Share

                       18.6%            17.8%          17.2%            16.7%          Implied Perpetuity Growth Rate
                        0.2x             0.3x           0.3x             0.3x          Multiple of LTM Sales
                        2.6x             2.7x           2.8x             2.9x          Multiple of LTM EBITDA
                        0.2x             0.3x           0.3x             0.3x          Multiple of 2001E Sales
                        2.7x             2.9x           3.0x             3.1x          Multiple of 2001E EBITDA

           --------------------------------------------------------------------------------------------------------------------

                      $215.1           $215.1         $215.1           $215.1          Present Value of Free Cash Flows
                       106.4            119.7          133.0            146.3          Present Value of Terminal Value
                 ------------     ------------   ------------    -------------
  13.0%               $321.5           $334.8         $348.1           $361.4          Net Enterprise Value
                      (117.7)          (104.4)         (91.1)           (77.8)         Net Equity Value
                     ($10.34)          ($9.17)        ($8.00)          ($6.83)         Implied Price per Share

                       19.7%            18.9%          18.3%            17.8%          Implied Perpetuity Growth Rate
                        0.2x             0.3x           0.3x             0.3x          Multiple of LTM Sales
                        2.5x             2.6x           2.7x             2.9x          Multiple of LTM EBITDA
                        0.2x             0.2x           0.3x             0.3x          Multiple of 2001E Sales
                        2.7x             2.8x           2.9x             3.0x          Multiple of 2001E EBITDA

-----------

Note: Valuation based on 3/31/01 to 12/31/05 horizon


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                                     - 26 -

                                           June 2001 - Management Recession Case

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                         ---------------------------------------------------------------------
                                                                                      FYE 12/31
                                                         ---------------------------------------------------------------------
                                                              2001E          2002E         2003E         2004E          2005E
                                                         -----------   ------------   -----------   -----------   ------------
EBIT                                                          ($8.7)        ($35.6)         $8.0         $18.0         ($27.9)
Tax-effected EBIT (at effective rate)                          (5.5)         (23.7)          6.7           7.2          (18.4)
Plus: Tax-effected Loss on Sale of L1011s (at marginal rate)    0.0           11.7          20.9           7.0            0.0
Plus: Depreciation and Amortization                           128.9          133.0         100.5          80.4           74.0
Plus: Cash proceeds from sale of aircraft                      18.3           33.4           1.5           1.5            0.0
Less: Increase in Net Working Capital (1)                     (33.2)         (70.5)        (21.5)        (48.0)         (16.2)
Less: Capital Expenditures (excluding deposits)               169.6          114.5          74.9          57.0           82.1
                                                         -----------   ------------   -----------   -----------   ------------

Unlevered Free Cash Flow                                       $5.3         $110.4         $76.3         $87.2         ($10.3)

------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


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                                     - 27 -

                                           June 2001 - Management Recession Case

Summary Financial Results ($ in millions)
================================================================================

                                   -------------------------------------------------------------------------------------------------
                                                                                  FYE 12/31
                                   -------------------------------------------------------------------------------------------------
                                          1998        1999         2000        2001E       2002E       2003E       2004E      2005E
                                   ------------  ----------  -----------  -----------  ----------  ----------  ---------- ----------

Total Revenue                           $919.4    $1,122.4     $1,291.6     $1,346.4    $1,602.0    $1,857.9    $2,011.0   $2,081.3
   % Growth                              17.4%       22.1%        15.1%         4.2%       19.0%       16.0%        8.2%       3.5%

EBIT                                      75.4        89.7          2.6         (8.7)      (35.6)        8.0        18.0      (27.9)
   Margin                                 8.2%        8.0%         0.2%        (0.6%)      (2.2%)       0.4%        0.9%      (1.3%)

(Gain) Loss on sale of L1011s              0.0         0.0          0.0          0.0        19.5        34.9        11.7        0.0

Adjusted EBIT                             75.4        89.7          2.6         (8.7)      (16.2)       42.9        29.7      (27.9)
   Margin                                 8.2%        8.0%         0.2%        (0.6%)      (1.0%)       2.3%        1.5%      (1.3%)

Depreciation and Amortization             78.7        96.0        125.0        128.9       133.0       100.5        80.4       74.0

EBITDA                                   154.0       185.7        127.6        120.3       116.8       143.4       110.1       46.1
   Margin                                16.8%       16.5%         9.9%         8.9%        7.3%        7.7%        5.5%       2.2%

Aircraft Rent Expense                     53.1        58.7         72.1        110.1       209.7       255.5       275.0      289.2

EBITDAR                                  207.2       244.4        199.8        230.4       326.5       398.9       385.1      335.3
   Margin                                22.5%       21.8%        15.5%        17.1%       20.4%       21.5%       19.2%      16.1%

Aircraft Pre-Delivery Deposits             0.0         0.0        136.9         55.7      (180.6)       31.2       (43.2)       0.0
Capital Expenditures                     175.4       274.3        126.6        169.6       114.5        74.9        57.0       82.1

Free Cash Flow                           (21.4)      (88.6)      (135.9)      (105.0)      182.9        37.3        96.3      (36.0)
   Margin                                (2.3%)      (7.9%)      (10.5%)       (7.8%)      11.4%        2.0%        4.8%      (1.7%)

Net Income                                40.1        47.0        (15.7)       (25.6)      (44.9)      (15.8)       (2.2)     (22.7)
   Margin                                 4.4%        4.2%        (1.2%)       (1.9%)      (2.8%)      (0.9%)      (0.1%)     (1.1%)

EPS                                      $3.07       $3.49       ($1.32)      ($2.25)     ($3.94)     ($1.39)     ($0.19)    ($1.99)
Average Diluted Shares Outstanding (MM)   13.1        13.5         12.0         11.4        11.4        11.4        11.4       11.4

Book Value                               102.8       151.4        124.7        122.3        77.5        61.6        59.5       36.8
Return on Book Equity (ROE)              39.0%       31.0%       (12.3%)      (16.2%)     (50.5%)     (16.4%)       6.0%     (46.1%)


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 28 -

                                           June 2001 - Management Recession Case

Income Statement ($ in millions)
================================================================================

                                   --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                   --------------------------------------------------------------------------------------
                                           1998           1999          2000          2001E          2002E          2003E
                                   ------------   ------------   -----------   ------------   ------------   ------------
Revenue
Scheduled Service                       $511.3         $624.6        $753.3         $888.0       $1,153.9       $1,402.2
Charter                                  222.6          263.8         246.7          218.3          199.3          190.6
Military                                 121.9          126.2         188.6          135.4          131.2          135.0
Ground                                    23.2           58.2          59.8           57.9           56.1           56.2
Other                                     40.4           49.6          43.1           46.8           61.5           73.9
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Revenue                           $919.4       $1,122.4      $1,291.6       $1,346.4       $1,602.0       $1,857.9

Expenses
Salaries, Wages & Benefits              $211.4         $252.6        $297.0         $330.2         $423.1         $502.0
Fuel and Oil                             137.4          170.9         274.8          271.5          254.2          272.5
Handling, Landing and Navigation          74.6           89.3          97.4           97.6          121.1          145.7
Passenger Service                         34.0           39.2          45.6           43.2           52.6           61.3
Aircraft Rentals                          53.1           58.7          72.1          110.1          209.7          255.5
Aircraft Maintenance/Materials/Repair     53.7           55.6          70.4           64.4           65.6           70.4
Depreciation and Amortization             78.7           96.0         125.0          128.9          133.0          100.5
Crew and Employee Travel                  41.5           49.7          65.8           61.2           72.0           81.8
Ground Package Cost                       19.5           49.0          50.9           48.6           47.2           47.2
Commissions                               28.5           39.0          39.1           36.9           43.6           50.3
Advertising                               17.8           18.6          22.0           24.4           31.8           38.2
Other Selling Expenses                    22.1           28.1          36.6           45.4           58.9           70.9
Fixed Costs (1)                           71.7           85.8          92.2           92.7          105.4          118.7
(Gain) Loss on sale of L1011s              0.0            0.0           0.0            0.0           19.5           34.9
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Expenses                          $844.0       $1,032.7      $1,289.0       $1,355.1       $1,637.6       $1,849.9

EBIT                                     $75.4          $89.7          $2.6          ($8.7)        ($35.6)          $8.0

Interest Income                            4.4            5.4           8.4            5.6            8.3           13.3
Interest Expense                         (12.8)         (21.0)        (31.5)         (28.7)         (31.4)         (33.3)
Other                                      0.2            3.3           0.6            0.3            0.0            0.0
                                   ------------   ------------   -----------   ------------   ------------   ------------

Pre-tax Income                            67.2           77.4         (19.9)         (31.4)         (58.8)         (12.0)
Income Taxes                              27.1           30.5          (4.6)         (11.6)         (19.6)          (1.9)
                                   ------------   ------------   -----------   ------------   ------------   ------------
Net Income                                40.1           47.0         (15.3)         (19.8)         (39.1)         (10.1)

Preferred Convertible Stock Dividends      0.0            0.0           0.4            1.5            1.5            1.5
Preferred Stock Dividends                  0.0            0.0           0.0            4.2            4.2            4.2
                                   ------------   ------------   -----------   ------------   ------------   ------------
Net Income to Common                     $40.1          $47.0        ($15.7)        ($25.6)        ($44.9)        ($15.8)

                                           -----------------------------------------
                                                        FYE 12/31
                                           -----------------------------------------
                                                 2004E          2005E
                                           -----------   ------------
Revenue
Scheduled Service                            $1,610.1       $1,699.5
Charter                                         133.9          106.7
Military                                        129.8          134.9
Ground                                           56.2           56.2
Other                                            80.9           84.0
                                           -----------   ------------
Total Revenue                                $2,011.0       $2,081.3

Expenses
Salaries, Wages & Benefits                     $580.8         $639.5
Fuel and Oil                                    281.5          286.3
Handling, Landing and Navigation                169.1          184.3
Passenger Service                                69.2           75.0
Aircraft Rentals                                275.0          289.2
Aircraft Maintenance/Materials/Repair            84.5           97.2
Depreciation and Amortization                    80.4           74.0
Crew and Employee Travel                         83.0           87.0
Ground Package Cost                              47.2           47.2
Commissions                                      55.6           58.1
Advertising                                      43.5           45.9
Other Selling Expenses                           81.3           85.5
Fixed Costs (1)                                 130.2          140.0
(Gain) Loss on sale of L1011s                    11.7            0.0
                                           -----------   ------------
Total Expenses                               $1,993.0       $2,109.2

EBIT                                            $18.0         ($27.9)

Interest Income                                  14.8           12.2
Interest Expense                                (24.0)         (10.0)
Other                                             0.0            0.0
                                           -----------   ------------

Pre-tax Income                                    8.8          (25.7)
Income Taxes                                      5.2           (8.8)
                                           -----------   ------------
Net Income                                        3.5          (16.9)

Preferred Convertible Stock Dividends             1.5            1.5
Preferred Stock Dividends                         4.2            4.2
                                           -----------   ------------
Net Income to Common                            ($2.2)        ($22.7)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 29 -

                                           June 2001 - Management Recession Case

Income Statement: Growth Rates and Margins
================================================================================


                                   --------------------------------------------------------------------------------------
                                                                            FYE 12/31
                                   --------------------------------------------------------------------------------------
                                           1998           1999          2000          2001E          2002E          2003E
                                   ------------   ------------   -----------   ------------   ------------   ------------
Revenue Growth
Scheduled Service                        37.5%          22.2%         20.6%          17.9%          29.9%          21.5%
Charter                                  (2.4%)         18.5%         (6.5%)        (11.5%)         (8.7%)         (4.4%)
Military                                 (7.0%)          3.5%         49.4%         (28.2%)         (3.1%)          2.9%
Ground                                    3.9%         150.9%          2.9%          (3.2%)         (3.0%)          0.1%
Other                                    35.1%          22.6%        (13.0%)          8.4%          31.6%          20.2%
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Revenue Growth                     17.4%          22.1%         15.1%           4.2%          19.0%          16.0%

Operating Margins
Salaries, Wages & Benefits               23.0%          22.5%         23.0%          24.5%          26.4%          27.0%
Fuel and Oil                             14.9%          15.2%         21.3%          20.2%          15.9%          14.7%
Handling, Landing and Navigation          8.1%           8.0%          7.5%           7.3%           7.6%           7.8%
Passenger Service                         3.7%           3.5%          3.5%           3.2%           3.3%           3.3%
Aircraft Rentals                          5.8%           5.2%          5.6%           8.2%          13.1%          13.8%
Aircraft Maintenance                      5.8%           5.0%          5.5%           4.8%           4.1%           3.8%
Depreciation and Amortization             8.6%           8.6%          9.7%           9.6%           8.3%           5.4%
Crew and Employee Travel                  4.5%           4.4%          5.1%           4.5%           4.5%           4.4%
Ground Package Cost                       2.1%           4.4%          3.9%           3.6%           2.9%           2.5%
Commissions                               3.1%           3.5%          3.0%           2.7%           2.7%           2.7%
Advertising                               1.9%           1.7%          1.7%           1.8%           2.0%           2.1%
Other Selling Expenses                    2.4%           2.5%          2.8%           3.4%           3.7%           3.8%
Fixed Costs (1)                           7.8%           7.6%          7.1%           6.9%           6.6%           6.4%
(Gain) Loss on sale of L1011s             0.0%           0.0%          0.0%           0.0%           2.1%           3.8%
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Operating Margins                  91.8%          92.0%         99.8%         100.6%         102.2%          99.6%

EBIT Margin                               8.2%           8.0%          0.2%          (0.6%)         (2.2%)          0.4%

Interest Income                           0.5%           0.5%          0.6%          (2.1%)         (2.0%)         (1.8%)
Interest Expense                          1.4%           1.9%          2.4%           2.1%           2.0%           1.8%
Other                                     0.5%           6.8%          1.3%           0.6%           0.0%           0.0%

Income Tax Rate                          40.4%          39.3%         23.1%          36.8%          33.4%          15.9%

Net Income Margin                         4.4%           4.2%         (1.2%)         (1.5%)         (2.4%)         (0.5%)

Preferred Stock Dividends                 0.0%           0.0%         (0.0%)         (0.1%)         (0.1%)         (0.1%)
Preferred Convertible Stock Dividends     0.0%           0.0%          0.0%          (0.3%)         (0.3%)         (0.2%)

Net Income to Common Margin               4.4%           4.2%         (1.2%)         (1.9%)         (2.8%)         (0.9%)


                                     --------------------------
                                             FYE 12/31
                                     --------------------------
                                           2004E          2005E
                                     -----------   ------------
Revenue Growth
Scheduled Service                         14.8%           5.5%
Charter                                  (29.7%)        (20.4%)
Military                                  (3.9%)          4.0%
Ground                                     0.0%           0.0%
Other                                      9.5%           3.8%
                                     -----------   ------------
Total Revenue Growth                       8.2%           3.5%

Operating Margins
Salaries, Wages & Benefits                28.9%          30.7%
Fuel and Oil                              14.0%          13.8%
Handling, Landing and Navigation           8.4%           8.9%
Passenger Service                          3.4%           3.6%
Aircraft Rentals                          13.7%          13.9%
Aircraft Maintenance                       4.2%           4.7%
Depreciation and Amortization              4.0%           3.6%
Crew and Employee Travel                   4.1%           4.2%
Ground Package Cost                        2.3%           2.3%
Commissions                                2.8%           2.8%
Advertising                                2.2%           2.2%
Other Selling Expenses                     4.0%           4.1%
Fixed Costs (1)                            6.5%           6.7%
(Gain) Loss on sale of L1011s              1.3%           0.0%
                                     -----------   ------------
Total Operating Margins                   99.1%         101.3%

EBIT Margin                                0.9%          (1.3%)

Interest Income                           (1.2%)         (0.5%)
Interest Expense                           1.2%           0.5%
Other                                      0.0%           0.0%

Income Tax Rate                           59.7%          34.1%

Net Income Margin                          0.2%          (0.8%)

Preferred Stock Dividends                 (0.1%)         (0.1%)
Preferred Convertible Stock Dividends     (0.2%)         (0.2%)

Net Income to Common Margin               (0.1%)         (1.1%)

------------------------
(1) Fixed Costs includes facility, other rentals and other operating expenses


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 30 -

                                           June 2001 - Management Recession Case

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                   --------------------------------------------------------------------------------------
                                                                                       FYE 12/31
                                   --------------------------------------------------------------------------------------
                                           1998           1999          2000          2001E          2002E          2003E
                                   ------------   ------------   -----------   ------------   ------------   ------------
Accounts Receivable                      $24.9          $52.1         $56.6          $59.6          $85.8          $87.4
Inventories                               19.6           36.7          49.1           45.4           50.5           45.7
Prepaids and Other Current Assets         25.6           22.9          25.4           26.7           34.6           36.4
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Current Assets                     $70.1         $111.7        $131.1         $131.7         $170.9         $169.4

Accounts Payable                          $7.2          $20.2         $10.1          $10.5          $15.8          $16.2
Air Traffic Liabilities                   76.7           93.5         107.1          139.0          195.6          203.8
Accrued Expenses                          98.5          126.2         147.1          148.5          196.4          207.8
                                   ------------   ------------   -----------   ------------   ------------   ------------
Total Current Liabilities               $182.4         $239.9        $264.2         $298.0         $407.8         $427.8

Working Capital                        ($112.3)       ($128.2)      ($133.1)       ($166.3)       ($236.8)       ($258.3)

Increase in Working in Capital              --         ($15.9)        ($4.9)        ($33.2)        ($70.5)        ($21.5)
% Change in Working Capital                 --          14.2%          3.9%          24.9%          42.4%           9.1%
% Change in Working Capital as a            --          (7.8%)        (2.9%)        (60.5%)        (27.6%)         (8.4%)
   % Change in Sales

Ratios (1)
Days Receivables                           9.9           16.9          16.0           16.2           19.6           17.2
Inventory Turns (2)                        2.7            1.5           1.4            1.4            1.3            1.5
Prepaids and Other Current Assets (3)     2.8%           2.0%          2.0%           2.0%           2.2%           2.0%
Days Payable                               3.1            7.2           2.9            2.8            3.5            3.2
Air Traffic Liabilities (3)               8.3%           8.3%          8.3%          10.3%          12.2%          11.0%
Accrued Expenses (3)                     10.7%          11.2%         11.4%          11.0%          12.3%          11.2%

                                              2004E          2005E
                                        -----------   ------------
Accounts Receivable                         $100.3         $101.5
Inventories                                   48.2           44.8
Prepaids and Other Current Assets             40.5           40.7
                                        -----------   ------------
Total Current Assets                        $189.0         $187.0

Accounts Payable                             $18.5          $19.2
Air Traffic Liabilities                      238.2          234.7
Accrued Expenses                             238.6          255.6
                                        -----------   ------------
Total Current Liabilities                   $495.4         $509.5

Working Capital                            ($306.3)       ($322.5)

Increase in Working in Capital              ($48.0)        ($16.2)
% Change in Working Capital                  18.6%           5.3%
% Change in Working Capital as a            (31.4%)        (23.0%)
   % Change in Sales

Ratios (1)
Days Receivables                              18.2           17.8
Inventory Turns (2)                            1.8            2.2
Prepaids and Other Current Assets (3)         2.0%           2.0%
Days Payable                                   3.4            3.3
Air Traffic Liabilities (3)                  11.8%          11.3%
Accrued Expenses (3)                         11.9%          12.3%

------------------------
(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 31 -

                                            June 2001 - Management Downside Case

Discounted Cash Flow Matrix ($ in millions, except per share)
================================================================================

-------------------------------------------------------------------------------------------  ---------------------------------------
                                          Terminal Value EBITDA Multiple                         Year 2005E EBITDA          ($12.8)
                                                                                                 Book Debt as of 3/31/01     439.2
                   4.0x                     4.5x                 5.0x                5.5x
           --------------------------------------------------------------------------------  ---------------------------------------
Discount
  Rate           $114.6                   $114.6               $114.6              $114.6      Present Value of Free Cash Flows
                  (32.0)                   (36.0)               (40.0)              (44.0)     Present Value of Terminal Value
           -------------            -------------        -------------        ------------
  11.0%           $82.6                    $78.6                $74.6               $70.6      Net Enterprise Value
                 (356.6)                  (360.6)              (364.6)             (368.6)     Net Equity Value
                ($31.32)                 ($31.67)             ($32.02)            ($32.37)     Implied Price per Share

                 (41.6%)                  (38.3%)              (35.5%)             (32.9%)    Implied Perpetuity Growth Rate
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of LTM Sales
                    0.7x                     0.6x                 0.6x                0.6x     Multiple of LTM EBITDA
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of 2001E Sales
                    0.7x                     0.7x                 0.6x                0.6x     Multiple of 2001E EBITDA

           -------------------------------------------------------------------------------------------------------------------------

                 $113.4                   $113.4               $113.4              $113.4      Present Value of Free Cash Flows
                  (30.7)                   (34.6)               (38.4)              (42.3)     Present Value of Terminal Value
           -------------            -------------        -------------        ------------
  12.0%           $82.7                    $78.9                $75.0               $71.2      Net Enterprise Value
                 (356.5)                  (360.4)              (364.2)             (368.0)     Net Equity Value
                ($31.31)                 ($31.65)             ($31.99)            ($32.33)     Implied Price per Share

                 (41.0%)                  (37.8%)              (34.9%)             (32.3%)     Implied Perpetuity Growth Rate
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of LTM Sales
                    0.7x                     0.6x                 0.6x                0.6x     Multiple of LTM EBITDA
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of 2001E Sales
                    0.7x                     0.7x                 0.6x                0.6x     Multiple of 2001E EBITDA

           -------------------------------------------------------------------------------------------------------------------------

                 $112.3                   $112.3               $112.3              $112.3      Present Value of Free Cash Flows
                  (29.5)                   (33.2)               (36.9)              (40.6)     Present Value of Terminal Value
           -------------            -------------        -------------        ------------
  13.0%           $82.7                    $79.0                $75.3               $71.7      Net Enterprise Value
                 (356.5)                  (360.2)              (363.9)             (367.6)     Net Equity Value
                ($31.31)                 ($31.64)             ($31.96)            ($32.28)     Implied Price per Share

                 (40.5%)                  (37.2%)              (34.3%)             (31.7%)     Implied Perpetuity Growth Rate
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of LTM Sales
                    0.7x                     0.6x                 0.6x                0.6x     Multiple of LTM EBITDA
                    0.1x                     0.1x                 0.1x                0.1x     Multiple of 2001E Sales
                    0.7x                     0.7x                 0.6x                0.6x     Multiple of 2001E EBITDA

Note: Valuation based on 3/31/01 to 12/31/05 horizon


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 32 -

                                            June 2001 - Management Downside Case

Unlevered Free Cash Flow ($ in millions)
================================================================================

                                                           -----------------------------------------------------------------------
                                                                                         FYE 12/31
                                                           -----------------------------------------------------------------------
                                                                 2001E          2002E          2003E          2004E         2005E
                                                           ------------   ------------   ------------   ------------   -----------
EBIT                                                             ($8.7)        ($83.5)        ($47.3)        ($39.5)       ($86.8)
Tax-effected EBIT (at effective rate)                             (5.5)         (54.1)         (31.4)         (26.1)        (54.4)
Plus: Tax-effected Loss on Sale of L1011s (at marginal rate)       0.0           11.7           20.9            7.0           0.0
Plus: Depreciation and Amortization                              128.9          133.0          100.5           80.4          74.0
Plus: Cash proceeds from sale of aircraft                         18.3           33.4            1.5            1.5           0.0
Less: Increase in Net Working Capital(1)                         (30.2)         (71.7)         (21.5)         (47.8)        (16.5)
Less: Capital Expenditures (excluding deposits)                  169.6          114.5           74.9           57.0          82.1
                                                           ------------   ------------   ------------   ------------   -----------

Unlevered Free Cash Flow                                          $2.4          $81.1          $38.2          $53.8        ($46.1)

-------------------------------
(1) Net working capital includes the full annual ATL change without adjustment for shift in business mix


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 33 -

                                            June 2001 - Management Downside Case

Summary Financial Results ($ in millions)
================================================================================

                                   --------------------------------------------------------------------------------------
                                                                                FYE 12/31
                                   --------------------------------------------------------------------------------------
                                          1998           1999          2000          2001E          2002E          2003E
                                   ------------   ------------   -----------   ------------   ------------   ------------

Total Revenue                           $919.4       $1,122.4      $1,291.6       $1,346.4       $1,579.0       $1,834.4
   % Growth                              17.4%          22.1%         15.1%           4.2%          17.3%          16.2%

EBIT                                      75.4           89.7           2.6           (8.7)         (83.5)         (47.3)
   Margin                                 8.2%           8.0%          0.2%          (0.6%)         (5.3%)         (2.6%)

(Gain) Loss on sale of L1011s              0.0            0.0           0.0            0.0           19.5           34.9

Adjusted EBIT                             75.4           89.7           2.6           (8.7)         (64.0)         (12.5)
   Margin                                 8.2%           8.0%          0.2%          (0.6%)         (4.1%)         (0.7%)

Depreciation and Amortization             78.7           96.0         125.0          128.9          133.0          100.5

EBITDA                                   154.0          185.7         127.6          120.3           69.0           88.1
   Margin                                16.8%          16.5%          9.9%           8.9%           4.4%           4.8%

Aircraft Rent Expense                     53.1           58.7          72.1          110.1          209.7          255.5

EBITDAR                                  207.2          244.4         199.8          230.4          278.7          343.6
   Margin                                22.5%          21.8%         15.5%          17.1%          17.6%          18.7%

Aircraft Pre-Delivery Deposits             0.0            0.0         136.9           55.7         (180.6)          31.2
Capital Expenditures                     175.4          274.3         126.6          169.6          114.5           74.9

Free Cash Flow                           (21.4)         (88.6)       (135.9)        (105.0)         135.1          (18.1)
   Margin                                (2.3%)         (7.9%)       (10.5%)         (7.8%)          8.6%          (1.0%)

Net Income                                40.1           47.0         (15.7)         (25.6)         (75.3)         (52.0)
   Margin                                 4.4%           4.2%         (1.2%)         (1.9%)         (4.8%)         (2.8%)

EPS                                      $3.07          $3.49        ($1.32)        ($2.25)        ($6.62)        ($4.57)
Average Diluted Shares Outstanding (MM)   13.1           13.5          12.0           11.4           11.4           11.4

Book Value                               102.8          151.4         124.7          122.3           47.0           (5.0)
Return on Book Equity (ROE)              39.0%          31.0%        (12.3%)        (16.2%)       (148.1%)        917.3%


                                     --------------------------
                                             FYE 12/31
                                     --------------------------
                                          2004E          2005E
                                     -----------   ------------

Total Revenue                          $1,986.3       $2,055.7
   % Growth                                8.3%           3.5%

EBIT                                      (39.5)         (86.8)
   Margin                                 (2.0%)         (4.2%)

(Gain) Loss on sale of L1011s              11.7            0.0

Adjusted EBIT                             (27.8)         (86.8)
   Margin                                 (1.4%)         (4.2%)

Depreciation and Amortization              80.4           74.0

EBITDA                                     52.6          (12.8)
   Margin                                  2.6%          (0.6%)

Aircraft Rent Expense                     275.0          289.2

EBITDAR                                   327.7          276.4
   Margin                                 16.5%          13.4%

Aircraft Pre-Delivery Deposits            (43.2)           0.0
Capital Expenditures                       57.0           82.1

Free Cash Flow                             38.8          (94.9)
   Margin                                  2.0%          (4.6%)

Net Income                                (40.1)         (61.3)
   Margin                                 (2.0%)         (3.0%)

EPS                                      ($3.52)        ($5.38)
Average Diluted Shares Outstanding (MM)    11.4           11.4

Book Value                                (45.1)        (106.4)
Return on Book Equity (ROE)               76.1%          52.2%


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 34 -

                                            June 2001 - Management Downside Case

Income Statement ($ in millions)
================================================================================

                                              --------------------------------------------------------------------------------------
                                                                                       FYE 12/31
                                              --------------------------------------------------------------------------------------
                                                     1998           1999          2000          2001E          2002E          2003E
                                              ------------   ------------   -----------   ------------   ------------   ------------
Revenue
Scheduled Service                                  $511.3         $624.6        $753.3         $888.0       $1,130.8       $1,378.6
Charter                                             222.6          263.8         246.7          218.3          199.3          190.6
Military                                            121.9          126.2         188.6          135.4          131.2          135.0
Ground                                               23.2           58.2          59.8           57.9           56.1           56.2
Other                                                40.4           49.6          43.1           46.8           61.5           73.9
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Revenue                                      $919.4       $1,122.4      $1,291.6       $1,346.4       $1,579.0       $1,834.4

Expenses
Salaries, Wages & Benefits                         $211.4         $252.6        $297.0         $330.2         $423.1         $502.0
Fuel and Oil                                        137.4          170.9         274.8          271.5          281.4          306.7
Handling, Landing and Navigation                     74.6           89.3          97.4           97.6          121.1          145.7
Passenger Service                                    34.0           39.2          45.6           43.2           52.6           61.3
Aircraft Rentals                                     53.1           58.7          72.1          110.1          209.7          255.5
Aircraft Maintenance/Materials/Repair                53.7           55.6          70.4           64.4           65.6           70.4
Depreciation and Amortization                        78.7           96.0         125.0          128.9          133.0          100.5
Crew and Employee Travel                             41.5           49.7          65.8           61.2           72.0           81.8
Ground Package Cost                                  19.5           49.0          50.9           48.6           47.2           47.2
Commissions                                          28.5           39.0          39.1           36.9           43.0           49.7
Advertising                                          17.8           18.6          22.0           24.4           31.2           37.6
Other Selling Expenses                               22.1           28.1          36.6           45.4           57.8           69.8
Fixed Costs (1)                                      71.7           85.8          92.2           92.7          105.4          118.7
(Gain) Loss on sale of L1011s                         0.0            0.0           0.0            0.0           19.5           34.9
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Expenses                                     $844.0       $1,032.7      $1,289.0       $1,355.1       $1,662.4       $1,881.7

EBIT                                                $75.4          $89.7          $2.6          ($8.7)        ($83.5)        ($47.3)

Interest Income                                       4.4            5.4           8.4            5.6            7.6           10.8
Interest Expense                                    (12.8)         (21.0)        (31.5)         (28.7)         (31.4)         (33.3)
Other                                                 0.2            3.3           0.6            0.3            0.0            0.0
                                              ------------   ------------   -----------   ------------   ------------   ------------

Pre-tax Income                                       67.2           77.4         (19.9)         (31.4)        (107.3)         (69.8)
Income Taxes                                         27.1           30.5          (4.6)         (11.6)         (37.7)         (23.4)
                                              ------------   ------------   -----------   ------------   ------------   ------------
Net Income                                           40.1           47.0         (15.3)         (19.8)         (69.6)         (46.3)

Preferred Convertible Stock Dividends                 0.0            0.0           0.4            1.5            1.5            1.5
Preferred Stock Dividends                             0.0            0.0           0.0            4.2            4.2            4.2
                                              ------------   ------------   -----------   ------------   ------------   ------------
Net Income to Common                                $40.1          $47.0        ($15.7)        ($25.6)        ($75.3)        ($52.0)

                                          --------------------------
                                                  FYE 12/31
                                          --------------------------
                                               2004E          2005E
                                          -----------   ------------
Revenue
Scheduled Service                           $1,585.5       $1,673.9
Charter                                        133.9          106.7
Military                                       129.8          134.9
Ground                                          56.2           56.2
Other                                           80.9           84.0
                                          -----------   ------------
Total Revenue                               $1,986.3       $2,055.7

Expenses
Salaries, Wages & Benefits                    $580.8         $639.5
Fuel and Oil                                   316.8          322.2
Handling, Landing and Navigation               169.1          184.3
Passenger Service                               69.2           75.0
Aircraft Rentals                               275.0          289.2
Aircraft Maintenance/Materials/Repair           84.5           97.2
Depreciation and Amortization                   80.4           74.0
Crew and Employee Travel                        83.0           87.0
Ground Package Cost                             47.2           47.2
Commissions                                     55.0           57.4
Advertising                                     42.9           45.3
Other Selling Expenses                          80.0           84.3
Fixed Costs (1)                                130.2          140.0
(Gain) Loss on sale of L1011s                   11.7            0.0
                                          -----------   ------------
Total Expenses                              $2,025.8       $2,142.5

EBIT                                          ($39.5)        ($86.8)

Interest Income                                 10.6            6.0
Interest Expense                               (23.2)          (7.8)
Other                                            0.0            0.0
                                          -----------   ------------

Pre-tax Income                                 (52.1)         (88.6)
Income Taxes                                   (17.7)         (33.0)
                                          -----------   ------------
Net Income                                     (34.4)         (55.5)

Preferred Convertible Stock Dividends            1.5            1.5
Preferred Stock Dividends                        4.2            4.2
                                          -----------   ------------
Net Income to Common                          ($40.1)        ($61.3)

------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 35 -

                                            June 2001 - Management Downside Case

Income Statement: Growth Rates and Margins
================================================================================

                                              --------------------------------------------------------------------------------------
                                                                                      FYE 12/31
                                              --------------------------------------------------------------------------------------
                                                     1998           1999          2000          2001E          2002E          2003E
                                              ------------   ------------   -----------   ------------   ------------   ------------
Revenue Growth
Scheduled Service                                   37.5%          22.2%         20.6%          17.9%          27.3%          21.9%
Charter                                             (2.4%)         18.5%         (6.5%)        (11.5%)         (8.7%)         (4.4%)
Military                                            (7.0%)          3.5%         49.4%         (28.2%)         (3.1%)          2.9%
Ground                                               3.9%         150.9%          2.9%          (3.2%)         (3.0%)          0.1%
Other                                               35.1%          22.6%        (13.0%)          8.4%          31.6%          20.2%
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Revenue Growth                                17.4%          22.1%         15.1%           4.2%          17.3%          16.2%

Operating Margins
Salaries, Wages & Benefits                          23.0%          22.5%         23.0%          24.5%          26.8%          27.4%
Fuel and Oil                                        14.9%          15.2%         21.3%          20.2%          17.8%          16.7%
Handling, Landing and Navigation                     8.1%           8.0%          7.5%           7.3%           7.7%           7.9%
Passenger Service                                    3.7%           3.5%          3.5%           3.2%           3.3%           3.3%
Aircraft Rentals                                     5.8%           5.2%          5.6%           8.2%          13.3%          13.9%
Aircraft Maintenance                                 5.8%           5.0%          5.5%           4.8%           4.2%           3.8%
Depreciation and Amortization                        8.6%           8.6%          9.7%           9.6%           8.4%           5.5%
Crew and Employee Travel                             4.5%           4.4%          5.1%           4.5%           4.6%           4.5%
Ground Package Cost                                  2.1%           4.4%          3.9%           3.6%           3.0%           2.6%
Commissions                                          3.1%           3.5%          3.0%           2.7%           2.7%           2.7%
Advertising                                          1.9%           1.7%          1.7%           1.8%           2.0%           2.0%
Other Selling Expenses                               2.4%           2.5%          2.8%           3.4%           3.7%           3.8%
Fixed Costs (1)                                      7.8%           7.6%          7.1%           6.9%           6.7%           6.5%
(Gain) Loss on sale of L1011s                        0.0%           0.0%          0.0%           0.0%           2.1%           3.8%
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Operating Margins                             91.8%          92.0%         99.8%         100.6%         105.3%         102.6%

EBIT Margin                                          8.2%           8.0%          0.2%          (0.6%)         (5.3%)         (2.6%)

Interest Income                                      0.5%           0.5%          0.6%          (2.1%)         (2.0%)         (1.8%)
Interest Expense                                     1.4%           1.9%          2.4%           2.1%           2.0%           1.8%
Other                                                0.5%           6.8%          1.3%           0.6%           0.0%           0.0%

Income Tax Rate                                     40.4%          39.3%         23.1%          36.8%          35.2%          33.6%

Net Income Margin                                    4.4%           4.2%         (1.2%)         (1.5%)         (4.4%)         (2.5%)

Preferred Stock Dividends                            0.0%           0.0%         (0.0%)         (0.1%)         (0.1%)         (0.1%)
Preferred Convertible Stock Dividends                0.0%           0.0%          0.0%          (0.3%)         (0.3%)         (0.2%)

Net Income to Common Margin                          4.4%           4.2%         (1.2%)         (1.9%)         (4.8%)         (2.8%)

                                         --------------------------
                                                 FYE 12/31
                                         --------------------------
                                              2004E          2005E
                                         -----------   ------------
Revenue Growth
Scheduled Service                             15.0%           5.6%
Charter                                      (29.7%)        (20.4%)
Military                                      (3.9%)          4.0%
Ground                                         0.0%           0.0%
Other                                          9.5%           3.8%
                                         -----------   ------------
Total Revenue Growth                           8.3%           3.5%

Operating Margins
Salaries, Wages & Benefits                    29.2%          31.1%
Fuel and Oil                                  15.9%          15.7%
Handling, Landing and Navigation               8.5%           9.0%
Passenger Service                              3.5%           3.6%
Aircraft Rentals                              13.8%          14.1%
Aircraft Maintenance                           4.3%           4.7%
Depreciation and Amortization                  4.0%           3.6%
Crew and Employee Travel                       4.2%           4.2%
Ground Package Cost                            2.4%           2.3%
Commissions                                    2.8%           2.8%
Advertising                                    2.2%           2.2%
Other Selling Expenses                         4.0%           4.1%
Fixed Costs (1)                                6.6%           6.8%
(Gain) Loss on sale of L1011s                  1.3%           0.0%
                                         -----------   ------------
Total Operating Margins                      102.0%         104.2%

EBIT Margin                                   (2.0%)         (4.2%)

Interest Income                               (1.2%)         (0.4%)
Interest Expense                               1.2%           0.4%
Other                                          0.0%           0.0%

Income Tax Rate                               34.0%          37.3%

Net Income Margin                             (1.7%)         (2.7%)

Preferred Stock Dividends                     (0.1%)         (0.1%)
Preferred Convertible Stock Dividends         (0.2%)         (0.2%)

Net Income to Common Margin                   (2.0%)         (3.0%)

------------------------
(1)   Fixed Costs includes facility, other rentals and other operating expenses


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
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                                     - 36 -

                                            June 2001 - Management Downside Case

Brickyard Working Capital Assumptions ($ in millions)
================================================================================

                                              --------------------------------------------------------------------------------------
                                                                                     FYE 12/31
                                              --------------------------------------------------------------------------------------
                                                     1998           1999          2000          2001E          2002E          2003E
                                              ------------   ------------   -----------   ------------   ------------   ------------
Accounts Receivable                                 $24.9          $52.1         $56.6          $59.6          $84.7          $86.2
Inventories                                          19.6           36.7          49.1           45.4           50.5           45.7
Prepaids and Other Current Assets                    25.6           22.9          25.4           26.4           34.2           35.9
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Current Assets                                $70.1         $111.7        $131.1         $131.4         $169.4         $167.9

Accounts Payable                                     $7.2          $20.2         $10.1          $10.5          $15.8          $16.2
Air Traffic Liabilities                              76.7           93.5         107.1          135.8          192.3          200.5
Accrued Expenses                                     98.5          126.2         147.1          148.5          196.4          207.8
                                              ------------   ------------   -----------   ------------   ------------   ------------
Total Current Liabilities                          $182.4         $239.9        $264.2         $294.8         $404.4         $424.4

Working Capital                                   ($112.3)       ($128.2)      ($133.1)       ($163.4)       ($235.0)       ($256.5)

Increase in Working in Capital                         --         ($15.9)        ($4.9)        ($30.2)        ($71.7)        ($21.5)
% Change in Working Capital                            --          14.2%          3.9%          22.7%          43.9%           9.2%
% Change in Working Capital as a                       --          (7.8%)        (2.9%)        (55.1%)        (30.8%)         (8.4%)
   % Change in Sales

Ratios (1)
Days Receivables                                      9.9           16.9          16.0           16.2           19.6           17.2
Inventory Turns (2)                                   2.7            1.5           1.4            1.4            1.3            1.5
Prepaids and Other Current Assets (3)                2.8%           2.0%          2.0%           2.0%           2.2%           2.0%
Days Payable                                          3.1            7.2           2.9            2.8            3.5            3.1
Air Traffic Liabilities (3)                          8.3%           8.3%          8.3%          10.1%          12.2%          10.9%
Accrued Expenses (3)                                10.7%          11.2%         11.4%          11.0%          12.4%          11.3%

                                          --------------------------
                                                  FYE 12/31
                                          --------------------------
                                               2004E          2005E
                                          -----------   ------------
Accounts Receivable                            $99.1         $100.3
Inventories                                     48.2           44.8
Prepaids and Other Current Assets               40.1           40.2
                                          -----------   ------------
Total Current Assets                          $187.4         $185.3

Accounts Payable                               $18.5          $19.2
Air Traffic Liabilities                        234.6          231.4
Accrued Expenses                               238.6          255.6
                                          -----------   ------------
Total Current Liabilities                     $491.7         $506.2

Working Capital                              ($304.4)       ($320.9)

Increase in Working in Capital                ($47.8)        ($16.5)
% Change in Working Capital                    18.7%           5.4%
% Change in Working Capital as a              (31.5%)        (23.8%)
   % Change in Sales

Ratios (1)
Days Receivables                                18.2           17.8
Inventory Turns (2)                              1.8            2.2
Prepaids and Other Current Assets (3)           2.0%           2.0%
Days Payable                                     3.3            3.3
Air Traffic Liabilities (3)                    11.8%          11.3%
Accrued Expenses (3)                           12.0%          12.4%

------------------------
(1)   Based on 365 day year convention
(2) Inventory turns are based on aircraft maintenance, materials and repair costs
(3)   Ratio based on a percentage of revenues


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 37 -

================================================================================

                  ===========================================

                              Comparable Companies
                                    Analysis

                  ===========================================


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 38 -

                                                   Comparable Companies Analysis

Comparable Companies - LTM ($ in millions, except share price)
================================================================================

                                                                      Market Value of Equity         Adjusted Market Value
                                                                      as a multiple of LTM           as a multiple of LTM
                                  % of     Market      Adjusted       ---------------------   ----------------------------------
                      Stock      52 Week  Value of      Market          Net         Book                              Adjusted
Company               Price       High     Equity        Value         Income      Value       Sales       EBITDA     EBITDA (1)
-----------          ---------   -------  ----------   ----------     ---------   ---------   ---------   ---------   ---------
Brickyard              $17.94     89.7%      $215.2       $654.4            NM        1.8x        0.5x        5.2x        8.8x

Major Domestic Airlines

American Airlines      $35.28     80.3%    $5,699.4    $10,714.4          9.0x        0.8x        0.5x        4.4x        4.4x

Continental Airlines    45.71     79.0%     2,490.9      5,726.9          7.3x        2.1x        0.6x        5.2x        5.2x

Delta Airlines          42.95     74.3%     5,359.3     10,508.3          7.8x        1.0x        0.6x        4.2x        4.2x

Northwest Airlines      24.84     63.7%     2,124.0      5,569.0         12.4x       20.4x        0.5x        4.7x          NA

Southwest Airlines      17.00     72.9%    13,356.6     13,536.8         20.5x        3.7x        2.3x        9.9x          NA

United Airlines         32.28     52.4%     3,761.8      9,972.8            NM        0.8x        0.5x        8.8x        8.8x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                          4.0x        4.8x        0.8x        6.2x        5.7x
Overall Median excluding Brickyard                                        8.4x        1.6x        0.6x        4.9x        4.8x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results (except FY 2000 Results for Adjusted EBITDA)       (18.5)      119.7     1,317.7       126.7        74.7
Implied Enterprise Value                                                $283.1      $629.2      $729.6      $626.6      $358.8
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                    (156.1)      190.0       290.3       187.3       (80.4)
Implied Per Share Value                                                     NM      $16.41      $24.79      $16.19          NM
-------------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $11.97     97.7%      $854.3     $1,105.9         16.4x       36.2x        1.7x        9.5x        9.5x

Alaska Air              26.82     76.1%       712.1        965.7            NM        0.8x        0.4x       11.5x          NA

America West             9.12     48.6%       306.8        379.2            NM        0.5x        0.2x        8.7x          NA

Frontier Airlines       12.01     45.9%       347.9        236.9          6.3x        2.4x        0.5x        2.7x        2.7x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         11.4x       10.0x        0.7x        8.1x        6.1x
Overall Median excluding Brickyard                                       11.4x        1.6x        0.5x        9.1x        6.1x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results (except FY 2000 Results for Adjusted EBITDA)       (18.5)      119.7     1,317.7       126.7        74.7
Implied Enterprise Value                                                $228.1      $632.4      $618.8    $1,154.0      $457.8
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                    (211.1)      193.1       179.6       714.8        18.6
Implied Per Share Value                                                     NM      $16.68      $15.55      $59.66       $1.63
-------------------------------------------------------------------------------------------------------------------------------

                                                                      Adjusted Market Value
                                                                      as a multiple of LTM
                                                                      ---------------------
                                                                                                Debt/
Company                                                               EBITDAR       EBIT       EBITDA
-----------                                                           ---------   ---------   ----------
Brickyard                                                                 6.2x          NM         3.9x

Major Domestic Airlines

American Airlines                                                         5.2x        9.0x         2.7x

Continental Airlines                                                      6.4x        8.2x         3.6x

Delta Airlines                                                            5.1x        8.2x         2.4x

Northwest Airlines                                                        5.6x       10.0x         4.2x

Southwest Airlines                                                        9.7x       12.6x         0.6x

United Airlines                                                           8.5x          NM         6.6x

--------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                          6.7x        9.6x         3.4x
Overall Median excluding Brickyard                                        6.0x        9.0x         3.2x
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Brickyard LTM Results (except FY 2000 Results for Adjusted EBITDA)       202.8        (2.2)
Implied Enterprise Value                                              $1,216.5      ($20.1)
Less: Net Debt (@ Book Value)                                          1,047.6       439.2
                                                                      ---------   ---------
Implied Equity Value                                                     168.9      (459.4)
Implied Per Share Value                                                 $14.64          NM
-------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                                                                   9.3x       12.7x         3.1x

Alaska Air                                                                9.0x          NM         7.7x

America West                                                              8.1x          NM         5.1x

Frontier Airlines                                                         2.7x        2.9x         0.0x

--------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                          7.3x        7.8x         4.0x
Overall Median excluding Brickyard                                        8.6x        7.8x         4.1x
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Brickyard LTM Results (except FY 2000 Results for Adjusted EBITDA)       202.8        (2.2)
Implied Enterprise Value                                              $1,736.0      ($17.4)
Less: Net Debt (@ Book Value)                                          1,047.6       439.2
                                                                      ---------   ---------
Implied Equity Value                                                     688.4      (456.6)
Implied Per Share Value                                                 $57.50          NM
-------------------------------------------------------------------------------------------

Note: Stock prices as of 6/15/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 39 -

                                                   Comparable Companies Analysis

Comparable Companies - 2001E ($ in millions, except share price)
================================================================================

                                                                      Market Value of Equity       Adjusted Market Value
                                                                      as a multiple of 2001E       as a multiple of 2001E
                                  % of     Market      Adjusted       ---------------------   ----------------------------------
                      Stock      52 Week  Value of      Market          Net         Book                              Adjusted
Company               Price       High     Equity        Value         Income      Value       Sales       EBITDA     EBITDA (1)
-----------          ---------   -------  ----------   ----------     ---------   ---------   ---------   ---------   ---------
Brickyard              $17.94     89.7%      $215.2       $654.4            NM        1.8x        0.5x        4.1x        7.1x

Major Domestic Airlines

American Airlines      $35.28     80.3%    $5,699.4    $10,714.4         15.7x        0.8x        0.5x        5.0x        5.0x

Continental Airlines    45.71     79.0%     2,490.9      5,726.9          6.6x        1.6x        0.5x        4.8x        4.8x

Delta Airlines          42.95     74.3%     5,359.3     10,508.3            NM        1.1x        0.6x        6.5x        6.5x

Northwest Airlines      24.84     63.7%     2,124.0      5,569.0            NM       22.1x        0.5x        7.2x          NA

Southwest Airlines      17.00     72.9%    13,356.6     13,536.8         18.5x        3.1x        2.2x        8.9x          NA

United Airlines         32.28     52.4%     3,761.8      9,972.8            NM        0.8x        0.5x       10.5x       10.5x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         13.6x        4.9x        0.8x        7.2x        6.7x
Overall Median excluding Brickyard                                       15.7x        1.3x        0.5x        6.9x        5.8x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results                                                   (2.1)      117.6     1,385.0       158.9        92.4
Implied Enterprise Value                                                $406.2      $597.0      $734.6    $1,092.2      $533.1
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (33.0)      157.8       295.4       653.0        93.9
Implied Per Share Value                                                     NM      $13.70      $25.22      $54.59       $8.25
-------------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $11.97     97.7%      $854.3     $1,105.9         11.0x        8.4x        1.4x        7.5x        7.5x

Alaska Air              26.82     76.1%       712.1        965.7            NM        0.8x        0.4x        8.6x          NA

America West             9.12     48.6%       306.8        379.2         20.2x        0.5x        0.2x        3.5x          NA

Frontier Airlines       12.01     45.9%       347.9        236.9          6.3x        1.7x        0.5x        2.7x        2.7x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         12.5x        2.9x        0.6x        5.6x        5.1x
Overall Median excluding Brickyard                                       11.0x        1.3x        0.5x        5.5x        5.1x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results                                                   (2.1)      117.6     1,385.0       158.9        92.4
Implied Enterprise Value                                                $416.2      $590.4      $623.8      $874.2      $469.6
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (23.0)      151.2       184.6       434.9        30.4
Implied Per Share Value                                                     NM      $13.14      $15.96      $36.69       $2.67
-------------------------------------------------------------------------------------------------------------------------------

                                          Adjusted Market Value
                                          as a multiple of 2001E
                                          ------------------------
                                                                       Debt/
Company                                      EBITDAR       EBIT       EBITDA
-----------                               ------------   ---------   ----------
Brickyard                                        4.5x       21.8x         3.9x

Major Domestic Airlines

American Airlines                                5.7x       13.3x         2.7x

Continental Airlines                             5.9x        7.7x         3.6x

Delta Airlines                                   6.8x       30.8x         2.4x

Northwest Airlines                               7.3x       22.7x         4.2x

Southwest Airlines                               8.8x       11.4x         0.6x

United Airlines                                  9.6x          NM         6.6x

-------------------------------------------------------------------------------
Overall Mean excluding Brickyard                 7.4x       17.2x         3.4x
Overall Median excluding Brickyard               7.1x       13.3x         3.2x
-------------------------------------------------------------------------------

------------------------------------------------------------------
Brickyard 2001E Results                         269.0        30.0
Implied Enterprise Value                     $1,900.3      $397.7
Less: Net Debt (@ Book Value)                 1,047.6       439.2
                                             ---------   ---------
Implied Equity Value                            852.7       (41.5)
Implied Per Share Value                        $70.98          NM
------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                                          6.7x        9.7x         3.1x

Alaska Air                                       8.7x          NM         7.7x

America West                                     6.6x       12.8x         5.1x

Frontier Airlines                                2.7x        2.9x         0.0x

-------------------------------------------------------------------------------
Overall Mean excluding Brickyard                 6.2x        8.5x         4.0x
Overall Median excluding Brickyard               6.7x        9.7x         4.1x
-------------------------------------------------------------------------------

------------------------------------------------------------------
Brickyard 2001E Results                         269.0        30.0
Implied Enterprise Value                     $1,792.9      $291.1
Less: Net Debt (@ Book Value)                 1,047.6       439.2
                                             ---------   ---------
Implied Equity Value                            745.3      (148.1)
Implied Per Share Value                        $62.16          NM
------------------------------------------------------------------

Note: Stock prices as of 6/15/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001 - Management Base Case


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 40 -

                                                   Comparable Companies Analysis

Comparable Companies - 2002E ($ in millions, except share price)
================================================================================

                                                                      Market Value of Equity         Adjusted Market Value
                                                                      as a multiple of 2002E         as a multiple of 2002E
                                  % of     Market      Adjusted       ---------------------   ----------------------------------
                      Stock      52 Week  Value of      Market          Net         Book                              Adjusted
Company               Price       High     Equity        Value         Income      Value       Sales       EBITDA     EBITDA (1)
-----------          ---------   -------  ----------   ----------     ---------   ---------   ---------   ---------   ---------
Brickyard              $17.94     89.7%      $215.2       $654.4            NM        1.9x        0.4x        3.6x        4.8x

Major Domestic Airlines

American Airlines      $35.28     80.3%    $5,699.4    $10,714.4          9.7x        0.7x        0.5x        4.2x        4.2x

Continental Airlines    45.71     79.0%     2,490.9      5,726.9          6.5x        1.3x        0.5x        4.7x        4.7x

Delta Airlines          42.95     74.3%     5,359.3     10,508.3          9.6x        1.0x        0.6x        4.3x        4.3x

Northwest Airlines      24.84     63.7%     2,124.0      5,569.0          8.7x        6.2x        0.5x        4.6x          NA

Southwest Airlines      17.00     72.9%    13,356.6     13,536.8         14.1x        2.5x        1.9x        7.2x          NA

United Airlines         32.28     52.4%     3,761.8      9,972.8         32.4x        0.8x        0.5x        6.5x        6.5x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         13.5x        2.1x        0.7x        5.2x        4.9x
Overall Median excluding Brickyard                                        9.6x        1.1x        0.5x        4.7x        4.5x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                                   (3.4)      114.2     1,666.7       180.6       135.3
Implied Enterprise Value                                                $406.8      $568.1      $856.5      $839.9      $608.9
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (32.4)      128.9       417.3       400.7       169.7
Implied Per Share Value                                                     NM      $11.25      $35.24      $33.88      $14.71
-------------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $11.97     97.7%      $854.3     $1,105.9          8.2x        4.2x        1.2x        6.1x        6.1x

Alaska Air              26.82     76.1%       712.1        965.7         11.7x        0.8x        0.4x        4.2x          NA

America West             9.12     48.6%       306.8        379.2          9.0x        0.4x        0.2x        2.6x          NA

Frontier Airlines       12.01     45.9%       347.9        236.9          5.8x        1.3x        0.4x        2.8x        2.8x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                          8.7x        1.7x        0.5x        3.9x        4.4x
Overall Median excluding Brickyard                                        8.6x        1.1x        0.4x        3.5x        4.4x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                                   (3.4)      114.2     1,666.7       180.6       135.3
Implied Enterprise Value                                                $410.3      $560.0      $650.7      $624.7      $595.7
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (28.9)      120.8       211.5       185.5       156.5
Implied Per Share Value                                                     NM      $10.56      $18.21      $16.04      $13.59
-------------------------------------------------------------------------------------------------------------------------------

                                             Adjusted Market Value
                                              as a multiple of 2002E
                                             ----------------------
                                                                        Debt/
Company                                       EBITDAR       EBIT       EBITDA
-----------                                  ----------   ---------   ----------
Brickyard                                         3.1x       13.7x         3.9x

Major Domestic Airlines

American Airlines                                 4.8x        9.1x         2.7x

Continental Airlines                              5.7x        7.7x         3.6x

Delta Airlines                                    5.0x        8.8x         2.4x

Northwest Airlines                                5.3x        8.4x         4.2x

Southwest Airlines                                7.2x        8.8x         0.6x

United Airlines                                   7.2x       22.6x         6.6x

--------------------------------------------------------------------------------
Overall Mean excluding Brickyard                  5.9x       10.9x         3.4x
Overall Median excluding Brickyard                5.5x        8.8x         3.2x
--------------------------------------------------------------------------------

-------------------------------------------------------------------
Brickyard 2002E Results                          390.3        47.6
Implied Enterprise Value                      $2,155.1      $419.9
Less: Net Debt (@ Book Value)                  1,047.6       439.2
                                              ---------   ---------
Implied Equity Value                           1,107.5       (19.3)
Implied Per Share Value                         $91.90          NM
-------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                                           5.1x        7.8x         3.1x

Alaska Air                                        6.1x        9.2x         7.7x

America West                                      6.1x        5.8x         5.1x

Frontier Airlines                                 1.5x        2.6x         0.0x

--------------------------------------------------------------------------------
Overall Mean excluding Brickyard                  4.7x        6.3x         4.0x
Overall Median excluding Brickyard                5.6x        6.8x         4.1x
--------------------------------------------------------------------------------

-------------------------------------------------------------------
Brickyard 2002E Results                          390.3        47.6
Implied Enterprise Value                      $2,189.1      $323.1
Less: Net Debt (@ Book Value)                  1,047.6       439.2
                                              ---------   ---------
Implied Equity Value                           1,141.5      (116.1)
Implied Per Share Value                         $94.69          NM
-------------------------------------------------------------------

Note: Stock prices as of 6/15/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001 - Management Base Case


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 41 -

                                                   Comparable Companies Analysis

Comparable Companies - 2001E ($ in millions, except share price)
================================================================================

                                                                      Market Value of Equity       Adjusted Market Value
                                                                      as a multiple of 2001E       as a multiple of 2001E
                                  % of     Market      Adjusted       ---------------------   ----------------------------------
                      Stock      52 Week  Value of      Market          Net         Book                              Adjusted
Company               Price       High     Equity        Value         Income      Value       Sales       EBITDA     EBITDA (1)
-----------          ---------   -------  ----------   ----------     ---------   ---------   ---------   ---------   ---------
Brickyard              $17.94     89.7%      $215.2       $654.4            NM        1.9x        0.5x        4.2x        7.3x

Major Domestic Airlines

American Airlines      $35.28     80.3%    $5,699.4    $10,714.4         15.7x        0.8x        0.5x        5.0x        5.0x

Continental Airlines    45.71     79.0%     2,490.9      5,726.9          6.6x        1.6x        0.5x        4.8x        4.8x

Delta Airlines          42.95     74.3%     5,359.3     10,508.3            NM        1.1x        0.6x        6.5x        6.5x

Northwest Airlines      24.84     63.7%     2,124.0      5,569.0            NM       22.1x        0.5x        7.2x          NA

Southwest Airlines      17.00     72.9%    13,356.6     13,536.8         18.5x        3.1x        2.2x        8.9x          NA

United Airlines         32.28     52.4%     3,761.8      9,972.8            NM        0.8x        0.5x       10.5x       10.5x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         13.6x        4.9x        0.8x        7.2x        6.7x
Overall Median excluding Brickyard                                       15.7x        1.3x        0.5x        6.9x        5.8x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results                                                   (4.5)      115.1     1,385.0       155.9        89.5
Implied Enterprise Value                                                $368.0      $593.7      $734.6    $1,071.7      $515.9
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (71.2)      154.5       295.4       632.5        76.7
Implied Per Share Value                                                     NM      $13.42      $25.22      $52.91       $6.74
-------------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $11.97     97.7%      $854.3     $1,105.9         11.0x        8.4x        1.4x        7.5x        7.5x

Alaska Air              26.82     76.1%       712.1        965.7            NM        0.8x        0.4x        8.6x          NA

America West             9.12     48.6%       306.8        379.2         20.2x        0.5x        0.2x        3.5x          NA

Frontier Airlines       12.01     45.9%       347.9        236.9          6.3x        1.7x        0.5x        2.7x        2.7x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         12.5x        2.9x        0.6x        5.6x        5.1x
Overall Median excluding Brickyard                                       11.0x        1.3x        0.5x        5.5x        5.1x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2001E Results                                                   (4.5)      115.1     1,385.0       155.9        89.5
Implied Enterprise Value                                                $389.5      $587.3      $623.8      $857.8      $454.5
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                     (49.7)      148.1       184.6       418.6        15.3
Implied Per Share Value                                                     NM      $12.88      $15.96      $35.35       $1.34
-------------------------------------------------------------------------------------------------------------------------------

                                           Adjusted Market Value
                                           as a multiple of 2001E
                                           ----------------------
                                                                     Debt/
Company                                    EBITDAR       EBIT       EBITDA
-----------                                ---------   ---------   ----------
Brickyard                                      4.6x       24.3x         3.9x

Major Domestic Airlines

American Airlines                              5.7x       13.3x         2.7x

Continental Airlines                           5.9x        7.7x         3.6x

Delta Airlines                                 6.8x       30.8x         2.4x

Northwest Airlines                             7.3x       22.7x         4.2x

Southwest Airlines                             8.8x       11.4x         0.6x

United Airlines                                9.6x          NM         6.6x

-----------------------------------------------------------------------------
Overall Mean excluding Brickyard               7.4x       17.2x         3.4x
Overall Median excluding Brickyard             7.1x       13.3x         3.2x
-----------------------------------------------------------------------------

----------------------------------------------------------------
Brickyard 2001E Results                       266.0        27.0
Implied Enterprise Value                   $1,879.3      $358.2
Less: Net Debt (@ Book Value)               1,047.6       439.2
                                           ---------   ---------
Implied Equity Value                          831.7       (81.0)
Implied Per Share Value                      $69.25          NM
----------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                                        6.7x        9.7x         3.1x

Alaska Air                                     8.7x          NM         7.7x

America West                                   6.6x       12.8x         5.1x

Frontier Airlines                              2.7x        2.9x         0.0x

-----------------------------------------------------------------------------
Overall Mean excluding Brickyard               6.2x        8.5x         4.0x
Overall Median excluding Brickyard             6.7x        9.7x         4.1x
-----------------------------------------------------------------------------

----------------------------------------------------------------
Brickyard 2001E Results                       266.0        27.0
Implied Enterprise Value                   $1,773.0      $262.1
Less: Net Debt (@ Book Value)               1,047.6       439.2
                                           ---------   ---------
Implied Equity Value                          725.5      (177.1)
Implied Per Share Value                      $60.53          NM
----------------------------------------------------------------

Note: Stock prices as of 6/15/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001 - Management Base Case with Maintenance Adjustment


                                                  ------------------------------
                                           [LOGO] Dresdner Kleinwort Wasserstein
                                                  ------------------------------
--------------------------------------------------------------------------------
                                     - 42 -

                                                   Comparable Companies Analysis

Comparable Companies - 2002E ($ in millions, except share price)
================================================================================

                                                                      Market Value of Equity        Adjusted Market Value
                                                                      as a multiple of 2002E        as a multiple of 2002E
                                  % of     Market      Adjusted       ---------------------   ----------------------------------
                      Stock      52 Week  Value of      Market          Net         Book                              Adjusted
Company               Price       High     Equity        Value         Income      Value       Sales       EBITDA     EBITDA (1)
-----------          ---------   -------  ----------   ----------     ---------   ---------   ---------   ---------   ---------
Brickyard              $17.94     89.7%      $215.2       $654.4            NM        2.2x        0.4x        4.0x        5.6x

Major Domestic Airlines

American Airlines      $35.28     80.3%    $5,699.4    $10,714.4          9.7x        0.7x        0.5x        4.2x        4.2x

Continental Airlines    45.71     79.0%     2,490.9      5,726.9          6.5x        1.3x        0.5x        4.7x        4.7x

Delta Airlines          42.95     74.3%     5,359.3     10,508.3          9.6x        1.0x        0.6x        4.3x        4.3x

Northwest Airlines      24.84     63.7%     2,124.0      5,569.0          8.7x        6.2x        0.5x        4.6x          NA

Southwest Airlines      17.00     72.9%    13,356.6     13,536.8         14.1x        2.5x        1.9x        7.2x          NA

United Airlines         32.28     52.4%     3,761.8      9,972.8         32.4x        0.8x        0.5x        6.5x        6.5x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                         13.5x        2.1x        0.7x        5.2x        4.9x
Overall Median excluding Brickyard                                        9.6x        1.1x        0.5x        4.7x        4.5x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                                  (15.3)       99.8     1,666.7       161.7       116.4
Implied Enterprise Value                                                $291.4      $551.8      $856.5      $751.8      $523.7
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                    (147.8)      112.6       417.3       312.6        84.5
Implied Per Share Value                                                     NM       $9.86      $35.24      $26.65       $7.42
-------------------------------------------------------------------------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                $11.97     97.7%      $854.3     $1,105.9          8.2x        4.2x        1.2x        6.1x        6.1x

Alaska Air              26.82     76.1%       712.1        965.7         11.7x        0.8x        0.4x        4.2x          NA

America West             9.12     48.6%       306.8        379.2          9.0x        0.4x        0.2x        2.6x          NA

Frontier Airlines       12.01     45.9%       347.9        236.9          5.8x        1.3x        0.4x        2.8x        2.8x

-------------------------------------------------------------------------------------------------------------------------------
Overall Mean excluding Brickyard                                          8.7x        1.7x        0.5x        3.9x        4.4x
Overall Median excluding Brickyard                                        8.6x        1.1x        0.4x        3.5x        4.4x
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Brickyard 2002E Results                                                  (15.3)       99.8     1,666.7       161.7       116.4
Implied Enterprise Value                                                $307.2      $544.8      $650.7      $559.2      $512.3
Less: Net Debt (@ Book Value)                                            439.2       439.2       439.2       439.2       439.2
                                                                      ---------   ---------   ---------   ---------   ---------
Implied Equity Value                                                    (132.1)      105.6       211.5       120.0        73.1
Implied Per Share Value                                                     NM       $9.25      $18.21      $10.50       $6.42
-------------------------------------------------------------------------------------------------------------------------------

                                          Adjusted Market Value
                                          as a multiple of 2002E
                                          ----------------------
                                                                     Debt/
Company                                    EBITDAR       EBIT       EBITDA
-----------                               ----------   ---------   ----------
Brickyard                                      3.3x       22.8x         3.9x

Major Domestic Airlines

American Airlines                              4.8x        9.1x         2.7x

Continental Airlines                           5.7x        7.7x         3.6x

Delta Airlines                                 5.0x        8.8x         2.4x

Northwest Airlines                             5.3x        8.4x         4.2x

Southwest Airlines                             7.2x        8.8x         0.6x

United Airlines                                7.2x       22.6x         6.6x

-----------------------------------------------------------------------------
Overall Mean excluding Brickyard               5.9x       10.9x         3.4x
Overall Median excluding Brickyard             5.5x        8.8x         3.2x
-----------------------------------------------------------------------------

----------------------------------------------------------------
Brickyard 2002E Results                       371.4        28.7
Implied Enterprise Value                   $2,050.6      $252.9
Less: Net Debt (@ Book Value)               1,047.6       439.2
                                           ---------   ---------
Implied Equity Value                        1,003.0      (186.3)
Implied Per Share Value                      $83.31          NM
----------------------------------------------------------------

Regional & Discount Domestic Airlines

AirTran                                        5.1x        7.8x         3.1x

Alaska Air                                     6.1x        9.2x         7.7x

America West                                   6.1x        5.8x         5.1x

Frontier Airlines                              1.5x        2.6x         0.0x

-----------------------------------------------------------------------------
Overall Mean excluding Brickyard               4.7x        6.3x         4.0x
Overall Median excluding Brickyard             5.6x        6.8x         4.1x
-----------------------------------------------------------------------------

----------------------------------------------------------------
Brickyard 2002E Results                       371.4        28.7
Implied Enterprise Value                   $2,082.9      $194.6
Less: Net Debt (@ Book Value)               1,047.6       439.2
                                           ---------   ---------
Implied Equity Value                        1,035.3      (244.6)
Implied Per Share Value                      $85.97          NM
----------------------------------------------------------------

Note: Stock prices as of 6/15/01

(1) Adjusted EBITDA metric includes companies that expense engine overhauls and reduces Brickyard EBITDA by engine overhaul capital expenditures June 2001 - Management Base Case with Maintenance Adjustment


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                                     - 43 -

                                                   Comparable Companies Analysis

Weighted Average Cost of Capital Model ($ in millions)
================================================================================


                    Curent     Adjusted       Market      Debt/
                    Levered     Market        Equity     Equity      Unlevered
Company             Beta (1)    Value         Value      Ratio       Beta (2)
--------            --------   --------      --------   --------     --------
--------------------------------------------------------------------------------
American Airlines     0.96  $  10,714.4   $   5,699.4      88.0%       0.63

Continental Airlines  0.87      5,726.9       2,490.9     129.9%       0.49

Delta Airlines        0.86     10,508.3       5,359.3      96.1%       0.55

Northwest Airlines    0.78      5,569.0       2,124.0     162.2%       0.39

Southwest Airlines    0.92     13,536.8      13,356.6       1.3%       0.91

United Airlines       0.83      9,972.8       3,761.8     165.1%       0.42
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AirTran               0.92        854.3       1,105.9     (22.8%)      1.06

Alaska Air            0.71        712.1         965.7     (26.3%)      0.84

America West          0.70        306.8         379.2     (19.1%)      0.79

Frontier Airlines     0.98        347.9         236.9      46.8%       0.77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mean                  0.85      5,824.9       3,548.0      62.1%       0.68
Median                0.87  $   5,648.0   $   2,307.5      67.4%       0.70
--------------------------------------------------------------------------------

---------------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value
(2)   Unlevered Beta = Predicted Levered Beta / {1 + (Debt / Equity * (1 - Tax
      Rate)}


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                                     - 44 -

                                                   Comparable Companies Analysis

Weighted Average Cost of Capital Model ($ in millions) (Cont'd) (1)
================================================================================

---------------------------------------------------------------------------------------------------
Capital Structure              Cost of Equity                  Cost of Debt
------------------            ------------------             ------------------            Wtd. Avg.
 Debt/     Debt/              Relevered  Cost of              Before     After             Cost of
Capital   Equity              Beta (2)   Equity                Tax       Tax               Capital
--------  --------            --------  --------             --------  --------            --------
     0%        0%                0.70     11.3%                 6.0%      3.6%               11.3%
    10%       11%                0.77     12.0%                 6.5%      3.9%               11.2%
    20%       25%                0.87     12.9%                 7.0%      4.2%               11.2%
    30%       43%                1.00     14.1%                 7.5%      4.5%               11.2%
    40%       67%                1.16     15.6%                 8.0%      4.8%               11.3%
    50%      100%                1.39     17.8%                 8.5%      5.1%               11.5%
    60%      150%                1.74     21.1%                 9.0%      5.4%               11.7%
    70%      233%                2.32     26.5%                 9.5%      5.7%               12.0%
---------------------------------------------------------------------------------------------------

Marginal Tax Rate           Risk Free Rate (3)           Market Risk Premium (4)
------------------          ------------------           ------------------
      40.0%                       4.71%                           9.4%

---------------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations
(2)   Relevered Beta = Unlevered Beta *{1+ Debt/Equity Ratio * (1 - Tax Rate)}
(3)   5 year U.S. Treasury as of 6/15/01
(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and short-term treasury bill returns, calculated annually


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                                     - 45 -

================================================================================

                            =======================
                            Comparable Transactions
                                    Analysis
                            =======================


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                                           [LOGO] Dresdner Kleinwort Wasserstein
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                                     - 46 -

                                                Comparable Transactions Analysis

Comparable Transactions Analysis ($ in millions)
--------------------------------------------------------------------------------

                                                                                                    Adjusted           Equity
  Date                   Acquiror/                           Target Business                        Purchase          Purchase
  Ann.                     Target                              Description                           Price              Price
------------   -------------------------------  -------------------------------------------     ---------------    ----------------
03/09/01       British Airways/*                Regional UK passenger airlines                      $192.8             $111.9
               British Regional Airlines

03/02/01       Atlantic Coast Airlines/*        Regional domestic passenger airlines                $218.0             $200.0
               Allegheny Airlines, Piedmont
               Airlines & PSA Airlines

01/29/01       Canada 3000/                     Regional Canadian passenger airlines                $74.6               $56.4
               Royal Aviation

01/10/01       American Airlines/               National domestic passenger airlines               $1,597.9            $742.0
               TWA

11/01/00       Northwest Airlines/              Regional domestic passenger airlines                $155.6             $263.7
               Mesaba Holdings                  (operates as Northwest AirLink)

05/25/00       Robert Johnson/*                 Washington D.C. assets of U.S. Airways              $141.2             $141.2
               DC Air

05/23/00       UAL Corp./*                      National domestic passenger airlines               $5,620.0           $4,020.0
               U.S. Airways

05/05/00       Taitbout Antibes BV/             Regional Paris-based passenger airlines             $72.6               $72.6
               Air Liberte (British Air)

10/18/99       Delta Airlines/                  Regional domestic passenger airlines               $2,357.3           $2,247.3
               Comair Holdings                  (operates as Delta Connection)

02/16/99       Delta Airlines/                  Regional domestic passenger airlines                $993.8            $1,106.1
               ASA Holdings

11/26/98       British Airways/                 Regional UK passenger airlines                      $124.5             $124.5
               CityFlyer Express

11/19/98       American Airlines/               Regional domestic passenger airlines                $168.1             $141.3
               Reno Air

08/28/98       Mesa Air Group/                  Regional domestic passenger airlines                $67.3               $55.1
               CCAIR


  Date
  Ann.                  Sales            EBITDA        EBIT        Net Inc.     Book Val.
------------        ---------------  ---------------   ----        --------     ---------
03/09/01                 0.7x              NA          12.9x         13.4x          NA


03/02/01                 0.4x             3.2x          3.7x          3.3x          NA



01/29/01                 0.3x             5.0x         10.6x         33.0x         2.2x


01/10/01                 0.4x              NM            NM            NM           NM


11/01/00                 0.4x             2.5x          3.3x          8.5x         1.6x


05/25/00                  NA               NA            NA            NA           NA


05/23/00                 0.6x            17.8x           NM            NM           NM


05/05/00                 0.1x              NA            NA            NA           NA


10/18/99                 3.0x             9.5x         10.9x         16.9x         2.2x


02/16/99                 2.5x             7.8x         10.6x           NA           NA


11/26/98                  NA               NA            NA            NA           NA


11/19/98                 0.4x            22.9x           NM            NM          4.1x


08/28/98                 0.9x              NM            NM            NM           NM

* Deal Pending


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--------------------------------------------------------------------------------
                                     - 47 -

                                                Comparable Transactions Analysis

================================================================================

                                                                                   Adjusted       Equity
   Date            Acquiror/                    Target Business                    Purchase      Purchase
   Ann.              Target                       Description                        Price         Price        Sales
-----------  -----------------------     -------------------------------          ------------  ------------  ----------

08/28/98    Mesa Air Group/             Regional domestic passenger airlines        $67.3         $55.1        0.9x
            CCAIR

04/30/98    Guilford Transportation/    Regional domestic passenger airlines        $61.3         $29.5        0.5x
            Pan Am World Airways

02/04/98    Bax Global/                 Freight and passenger airline               $30.0         $30.0         NA
            Air Transport Int'l

07/10/97    AirTran/                    Regional domestic passenger airlines        $63.8         $63.7        0.6x
            Airways Corp.

03/20/97    Pan Am World Airways/       Regional domestic passenger airlines       $123.1         $96.4        0.5x
            Carnival Airlines

------------------------------------------------------------------------------------------------------------------------------------
Overall Mean                                                                                                   0.8x
Overall Median                                                                                                 0.5x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results                                                                                       1,317.7
Implied Enterprise Value                                                                                     $680.8
Less: Net Debt                                                                                                439.2
                                                                                                            ----------
Implied Equity Value                                                                                          241.6
Implied Per Share Value                                                                                      $20.73
------------------------------------------------------------------------------------------------------------------------------------


  Date
  Ann.                                                                           EBITDA       EBIT       Net Inc.    Book Val.
----------                                                                     -----------  ----------  -----------  -----------
08/28/98                                                                            NM          NM           NM           NM

04/30/98                                                                            NM          NM           NM          0.6x

02/04/98                                                                            NA          NA           NA           NA

07/10/97                                                                            NM          NM           NM          3.6x

03/20/97                                                                            NM          NM           NM           NM

------------------------------------------------------------------------------------------------------------------------------------
Overall Mean                                                                       9.8x        8.7x        15.0x         2.4x
Overall Median                                                                     7.8x       10.6x        13.4x         2.2x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Brickyard LTM Results                                                            126.7        (2.2)       (18.5)       119.7
Implied Enterprise Value                                                        $988.5      ($23.6)      $798.5       $706.1
Less: Net Debt                                                                   439.2       439.2      1,047.6        439.2
                                                                             ----------  ----------  -----------  -----------
Implied Equity Value                                                             549.3      (462.8)      (249.1)       266.9
Implied Per Share Value                                                         $46.08          NM           NM       $22.83
------------------------------------------------------------------------------------------------------------------------------------


                                                  ------------------------------
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--------------------------------------------------------------------------------
                                     - 48 -

================================================================================

                           --------------------------

                           Leveraged Recapitalization
                                    Analysis

                           --------------------------


                                                  ------------------------------
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--------------------------------------------------------------------------------
                                      -49-

                                             Leveraged Recapitalization Analysis

Leveraged Recapitalization Assumptions ($ in millions, except per share)
================================================================================

-----------------------------------------------------------------   --------------------------------------------------------
                               Use of Funds                                          Source of Funds
-----------------------------------------------------------------   --------------------------------------------------------
Total Shares Outstanding                                    11.4
Stock Price as of 5/16/01                                 $12.60                               Int. Rate     $MM     % Cap.
Premium                                                    82.5%                               ---------   -------  --------
Purchase Price per Share                                  $23.00    Citibank Credit Facility        6.9%     84.0     15.6%

% Incremental Ownership sought by Mikelsons                27.7%    New Equity Investment                    $0.0      0.0%
Number of Shares                                             3.2                                           -------  --------
                                                                    Total Sources                           $84.0     15.6%
                                                                    --------------------------------------------------------
Equity Purchase Price                                      $72.5    --------------------------------------------------------
Value of Outstanding Options (excluding Sr. Mgmt)            7.0                   Implied Brickyard Valuation
Total Transaction Fees                                       8.0    --------------------------------------------------------
                                                      ----------    Implied Equity Value @ $23.00 per share         $261.9
Total Additional Equity Purchase Price                     $84.0    Implied Enterprise Value @ $23.00 per share      701.1
-----------------------------------------------------------------   --------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                      Transaction Multiples
-------------------------------------------------------------------------------------------------------------------------
                         LTM PF         2001PF          2002E          2003E         2004E          2005E          2006E
                       ----------   ------------   ------------   ------------   -----------   ------------   -----------
Revenues                   0.5x           0.5x           0.4x           0.4x          0.3x           0.3x           0.3x
EBITDA                     5.5x           4.4x           3.8x           3.1x          3.4x           4.8x           4.6x
EBITDAR                    3.5x           2.6x           1.8x           1.5x          1.5x           1.6x           1.5x
EBIT                        NM           22.6x          23.2x           7.6x          6.1x           9.6x           9.3x
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                    Coverage Ratios (excluding aircraft deposit facilities)
-------------------------------------------------------------------------------------------------------------------------
                         LTM PF         2001PF          2002E          2003E         2004E          2005E          2006E
                       ----------  ------------   ------------   ------------   -----------   ------------   ------------
Debt/EBITDA                3.6x           2.3x           1.9x           1.4x          1.4x           1.5x           1.2x
EBITDA/Interest            5.2x           6.6x           7.1x          10.3x         14.0x          16.2x          37.6x
EBIT Interest               NM            1.3x           1.2x           4.2x          7.8x           8.0x          18.7x
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                   IRR of New Equity based on EBITDA Multiple in Exit Year
-------------------------------------------------------------------------------------------------------------------------
                                                                       2003E         2004E          2005E          2006E
                                                                 ------------   -----------   ------------   ------------
4.0x EBITDA Exit Multiple                                              49.0%         31.5%          18.8%          16.9%
4.5x EBITDA Exit Multiple                                              58.2%         36.7%          21.9%          19.2%
5.0x EBITDA Exit Multiple                                              66.5%         41.3%          24.7%          21.3%
5.5x EBITDA Exit Multiple                                              74.0%         45.6%          27.3%          23.2%
6.0x EBITDA Exit Multiple                                              81.0%         49.5%          29.7%          25.0%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                IRR of New Equity based on EBITDAR Multiple in Exit Year
-------------------------------------------------------------------------------------------------------------------------
                                                                       2003E         2004E          2005E          2006E
                                                                 ------------   -----------   ------------   ------------
1.5x EBITDAR Exit Multiple                                             31.4%         25.8%          21.6%          19.6%
2.0x EBITDAR Exit Multiple                                             53.7%         38.3%          29.4%          25.4%
2.5x EBITDAR Exit Multiple                                             71.3%         48.2%          35.6%          30.2%
3.0x EBITDAR Exit Multiple                                             86.0%         56.5%          40.9%          34.2%
3.5x EBITDAR Exit Multiple                                             98.7%         63.6%          45.5%          37.6%
-------------------------------------------------------------------------------------------------------------------------

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case


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--------------------------------------------------------------------------------
                                     - 50 -

                                             Leveraged Recapitalization Analysis

Mikelsons' Additional Equity IRR Analysis - EBITDA Multiples ($ in millions)
================================================================================

                                                             ----------------------------------------------------------------------
                                                                                           Exit Year
                                                             ----------------------------------------------------------------------
                                                                  2002E          2003E          2004E          2005E         2006E
                                                             -----------   ------------   ------------   ------------   -----------
          EBITDA                                                 $182.6         $227.1         $206.1         $147.1        $151.5
          Net Debt                                                306.1          180.2           94.7          (34.8)        (75.3)
          Additional Equity Ownership at Exit                     27.7%          27.7%          27.7%          27.7%         27.7%

                                                             ----------------------------------------------------------------------
            EBITDA                       Purchase                                          Exit Year
             Exit                      Price of the          ----------------------------------------------------------------------
           Multiple         IRR         Investment                2002E          2003E          2004E          2005E         2006E
          -----------   ------------   ------------          -----------   ------------   ------------   ------------   -----------

             4.0x          36.6%        ($84.0)                  $117.5
             4.0x          49.0%         (84.0)                     0.0         $201.7
             4.0x          31.5%         (84.0)                     0.0            0.0         $202.2
             4.0x          18.8%         (84.0)                     0.0            0.0            0.0         $172.6
             4.0x          16.9%         (84.0)                     0.0            0.0            0.0            0.0        $188.7

             4.5x          60.8%        ($84.0)                  $142.8
             4.5x          58.2%         (84.0)                     0.0         $233.1
             4.5x          36.7%         (84.0)                     0.0            0.0         $230.7
             4.5x          21.9%         (84.0)                     0.0            0.0            0.0         $193.0
             4.5x          19.2%         (84.0)                     0.0            0.0            0.0            0.0        $209.7

             5.0x          83.0%        ($84.0)                  $168.1
             5.0x          66.5%         (84.0)                     0.0         $264.6
             5.0x          41.3%         (84.0)                     0.0            0.0         $259.3
             5.0x          24.7%         (84.0)                     0.0            0.0            0.0         $213.4
             5.0x          21.3%         (84.0)                     0.0            0.0            0.0            0.0        $230.7

             5.5x         103.5%        ($84.0)                  $193.4
             5.5x          74.0%         (84.0)                     0.0         $296.0
             5.5x          45.6%         (84.0)                     0.0            0.0         $287.8
             5.5x          27.3%         (84.0)                     0.0            0.0            0.0         $233.7
             5.5x          23.2%         (84.0)                     0.0            0.0            0.0            0.0        $251.7

             6.0x         122.8%        ($84.0)                  $218.7
             6.0x          81.0%         (84.0)                     0.0         $327.5
             6.0x          49.5%         (84.0)                     0.0            0.0         $316.4
             6.0x          29.7%         (84.0)                     0.0            0.0            0.0         $254.1
             6.0x          25.0%         (84.0)                     0.0            0.0            0.0            0.0        $272.6

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case


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--------------------------------------------------------------------------------
                                      -51-

                                             Leveraged Recapitalization Analysis

Mikelsons' Additional Equity IRR Analysis - EBITDAR Multiples ($ in millions)
================================================================================

                                                             ----------------------------------------------------------------------
                                                                                           Exit Year
                                                             ----------------------------------------------------------------------
                                                                  2002E          2003E          2004E          2005E         2006E
                                                             -----------   ------------   ------------   ------------   -----------

          EBITDAR                                                $392.3         $482.6         $481.2         $436.3        $464.5
          Net Debt                                                306.1          180.2           94.7          (34.8)        (75.3)
          Additional Equity Ownership at Exit                     27.7%          27.7%          27.7%          27.7%         27.7%

                                                             ----------------------------------------------------------------------
           EBITDAR                       Purchase                                          Exit Year
             Exit                      Price of the          ----------------------------------------------------------------------
           Multiple         IRR         Investment                 2002E          2003E          2004E          2005E         2006E
          -----------   ------------   ------------          -----------   ------------   ------------   ------------   -----------
             1.5x          (7.0%)       ($84.0)                   $78.2
             1.5x          31.4%         (84.0)                     0.0         $150.6
             1.5x          25.8%         (84.0)                     0.0            0.0         $173.7
             1.5x          21.6%         (84.0)                     0.0            0.0            0.0         $190.9
             1.5x          19.6%         (84.0)                     0.0            0.0            0.0            0.0        $213.8

             2.0x          51.3%        ($84.0)                  $132.5
             2.0x          53.7%         (84.0)                     0.0         $217.4
             2.0x          38.3%         (84.0)                     0.0            0.0         $240.3
             2.0x          29.4%         (84.0)                     0.0            0.0            0.0         $251.4
             2.0x          25.4%         (84.0)                     0.0            0.0            0.0            0.0        $278.2

             2.5x          98.3%        ($84.0)                  $186.9
             2.5x          71.3%         (84.0)                     0.0         $284.3
             2.5x          48.2%         (84.0)                     0.0            0.0         $307.0
             2.5x          35.6%         (84.0)                     0.0            0.0            0.0         $311.8
             2.5x          30.2%         (84.0)                     0.0            0.0            0.0            0.0        $342.5

             3.0x         139.0%        ($84.0)                  $241.2
             3.0x          86.0%         (84.0)                     0.0         $351.1
             3.0x          56.5%         (84.0)                     0.0            0.0         $373.6
             3.0x          40.9%         (84.0)                     0.0            0.0            0.0         $372.2
             3.0x          34.2%         (84.0)                     0.0            0.0            0.0            0.0        $406.8

             3.5x         175.2%        ($84.0)                  $295.5
             3.5x          98.7%         (84.0)                     0.0         $417.9
             3.5x          63.6%         (84.0)                     0.0            0.0         $440.3
             3.5x          45.5%         (84.0)                     0.0            0.0            0.0         $432.6
             3.5x          37.6%         (84.0)                     0.0            0.0            0.0            0.0        $471.2

Note: Assumes transaction closed 7/1/01
June 2001 - Management Base Case


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

                                             Leveraged Recapitalization Analysis

Leveraged Recapitalization - Statement of Operations ($ in millions)
================================================================================

                                             --------------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                             --------------------------------------------------------------------------------------
                                                   2001E          2002E          2003E         2004E          2005E          2006E
                                             ------------   ------------   ------------   -----------   ------------   ------------
  Revenue                                       $1,385.0       $1,666.7       $1,941.7      $2,107.1       $2,182.8       $2,248.3
     % Growth                                       7.2%          20.3%          16.5%          8.5%           3.6%           3.0%

  Operating Expense                              1,355.1        1,638.5        1,852.0       1,995.1        2,111.7        2,175.1
     Margin                                        97.8%          98.3%          95.4%         94.7%          96.7%          96.7%

  Less: Estimated Public Company Expenses            1.0            2.0            2.0           2.0            2.0            2.0
                                             ------------   ------------   ------------   -----------   ------------   ------------

  EBIT                                              31.0           30.2           91.7         114.0           73.1           75.2
     Margin                                         2.2%           1.8%           4.7%          5.4%           3.3%           3.3%

  Adjusted EBIT for Loss on L1011s                  31.0           49.6          126.6         125.8           73.1           75.2
     Margin                                         2.2%           3.0%           6.5%          6.0%           3.3%           3.3%

  EBITDA                                           159.9          182.6          227.1         206.1          147.1          151.5
     Margin                                        11.5%          11.0%          11.7%          9.8%           6.7%           6.7%

  EBITDAR                                          270.0          392.3          482.6         481.2          436.3          464.5
     Margin                                        19.9%          23.9%          26.1%         24.1%          20.7%          20.7%

  Debt Interest Expense                             28.7           31.4           32.0          28.2           24.3           19.0
  Cash Interest Income                               4.5            5.6            9.9          13.5           15.2           15.0
  Other                                              0.3            0.0            0.0           0.0            0.0            0.0
                                             ------------   ------------   ------------   -----------   ------------   ------------

  Pre-tax Income                                     6.5            4.4           69.7          99.3           64.0           71.2
  Income Taxes @ Effective Case Rate                 3.4            3.0           28.4          39.2           25.6           28.5
                                             ------------   ------------   ------------   -----------   ------------   ------------
  Net Income before dividends                        3.1            1.4           41.3          60.1           38.4           42.7

  Preferred Convertible Stock Dividends (1)          1.5            1.5            1.5           1.5            1.6            1.8
  Preferred Stock Dividends                          4.2            4.2            4.2           4.2            4.2            4.2
                                             ------------   ------------   ------------   -----------   ------------   ------------

  Net Income                                       ($2.6)         ($4.4)         $35.5         $54.4          $32.6          $36.8

------------------------
(1) Preferred stock dividend rate is 5.66% for the first 4 years after the tranasction, and then 6.5% thereafter

June 2001 - Management Base Case


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

================================================================================

                           --------------------------

                             EPS Implied Share Price
                                    Analysis

                           --------------------------


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

                                                EPS Implied Share Price Analysis

Implied Share Prices - EPS Analysis            June 2001 - Management Base Case
================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                       EARNINGS PER SHARE
------------------------------------------------------------------------------------------------------------------------------------
                          Year                      2003E              2004E               2005E
                          EPS Est. (1)              $3.37              $5.30               $3.74
                          ------------            --------       ------------        ------------

-----------
                          8.0x                     $26.93             $42.42              $29.91      Undiscounted Share Price
                                                    18.99              26.01               15.95      Discounted @ 15.0%
                                                    17.99              24.13               14.48      Discounted @ 17.5%
P/E                                                 17.07              22.41               13.17      Discounted @ 20.0%

                          9.0x                     $30.29             $47.73              $33.65      Undiscounted Share Price
                                                    21.36              29.26               17.94      Discounted @ 15.0%
                                                    20.24              27.14               16.29      Discounted @ 17.5%
                                                    19.20              25.21               14.81      Discounted @ 20.0%

Multiple                  10.0x                    $33.66             $53.03              $37.39      Undiscounted Share Price
                                                    23.73              32.51               19.93      Discounted @ 15.0%
                                                    22.49              30.16               18.10      Discounted @ 17.5%
                                                    21.34              28.01               16.46      Discounted @ 20.0%

                          11.0x                    $37.02             $58.33              $41.13      Undiscounted Share Price
                                                    26.11              35.77               21.93      Discounted @ 15.0%
                                                    24.74              33.17               19.91      Discounted @ 17.5%
Range                                               23.47              30.82               18.11      Discounted @ 20.0%

                          12.0x                    $40.39             $63.64              $44.87      Undiscounted Share Price
                                                    28.48              39.02               23.92      Discounted @ 15.0%
                                                    26.99              36.19               21.72      Discounted @ 17.5%
                                                    25.60              33.62               19.75      Discounted @ 20.0%

------------------------------------------------------------------------------------------------------------------------------------

Note: All figures discounted to July 1, 2001


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

                                                EPS Implied Share Price Analysis

                    June 2001 - Management Base Case with Maintenance Adjustment

Implied Share Prices - EPS Analysis
================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                     EARNINGS PER SHARE
------------------------------------------------------------------------------------------------------------------------------------
                          Year                      2003E              2004E               2005E
                          EPS Est. (1)              $1.87              $4.25               $3.14
                          ------------          ----------       ------------        ------------
-----------
                          8.0x                     $15.00             $34.01              $25.15      Undiscounted Share Price
                                                    10.57              20.86               13.41      Discounted @ 15.0%
                                                    10.02              19.34               12.17      Discounted @ 17.5%
P/E                                                  9.51              17.97               11.07      Discounted @ 20.0%

                          9.0x                     $16.87             $38.27              $28.30      Undiscounted Share Price
                                                    11.90              23.46               15.09      Discounted @ 15.0%
                                                    11.27              21.76               13.69      Discounted @ 17.5%
                                                    10.70              20.22               12.46      Discounted @ 20.0%

Multiple                  10.0x                    $18.75             $42.52              $31.44      Undiscounted Share Price
                                                    13.22              26.07               16.76      Discounted @ 15.0%
                                                    12.53              24.18               15.22      Discounted @ 17.5%
                                                    11.88              22.46               13.84      Discounted @ 20.0%

                          11.0x                    $20.62             $46.77              $34.58      Undiscounted Share Price
                                                    14.54              28.68               18.44      Discounted @ 15.0%
                                                    13.78              26.60               16.74      Discounted @ 17.5%
Range                                               13.07              24.71               15.23      Discounted @ 20.0%

                          12.0x                    $22.49             $51.02              $37.73      Undiscounted Share Price
                                                    15.86              31.28               20.12      Discounted @ 15.0%
                                                    15.03              29.02               18.26      Discounted @ 17.5%
                                                    14.26              26.95               16.61      Discounted @ 20.0%

------------------------------------------------------------------------------------------------------------------------------------

Note: All figures discounted to July 1, 2001


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

================================================================================

                           --------------------------

                                Premiums Analysis

                           --------------------------


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

                                                               Premiums Analysis

Premiums Analysis: Minority Close-Outs
================================================================================

                                                                                                            % Stock Premium Before
                                                                                                            Announcement Date (1)
     Date                                                                                  Transaction     -----------------------
  Announced     Target                                                Acquiror             Value ($MM)      1 Day   1 Week  4 Weeks
--------------  -------------------------------------  --------------------------------- ----------------  ------   ------  ------
  12/29/00      Berlitz International                  Benesse Corp.                             $105.0       81%     78%      87%
  10/27/00      Azurix Corp.                           Enron Corp.                                330.1      135%    135%     134%
  09/21/00      Hertz Corp.                            Ford Motor Co.                             706.5       46%     43%      12%
  07/07/00      Life Technologies Inc. (Dexter)        Invitrogen Corp.                           401.7       22%     22%      20%
  04/24/00      Cherry Corp.                           Investor Group                             183.2      103%    109%      70%
  03/21/00      Travelers Property Casualty            Citigroup Inc.                           2,423.0       23%     38%      34%
  02/22/00      IXnet Inc. (IPC Information)           Global Crossing Ltd.                     2,694.0       18%     23%      26%
  01/31/00      Thermo BioAnalysis                     Thermo Instrument Systems Inc.             592.4       51%     56%      53%
  01/19/00      Trigen Energy Corp.                    Elyo (Suez Lyonnaise des Eaux)             296.2       38%     42%      32%
  11/12/99      Howmet International Inc.              Cordant Technologies Inc.                1,700.5       21%     19%      38%
  10/21/99      Student Loan Corporation               Citigroup Inc.                             900.0       11%     12%       1%
  04/01/99      Aqua Alliance Inc.                     Vivendi SA                                 562.8       29%     19%     102%
  03/24/99      Knoll Inc.                             Warburg, Pincus Ventures Inc.            1,154.2       84%     52%      46%
  03/21/99      Spelling Entertainment Group           Viacom Inc. (Nat'l Amusements)             927.1        8%     43%      54%
  10/27/98      Citizens Corp. (Hanover Ins. Co)       Allmerica Financial Corp.                1,165.0       21%     17%      21%
  10/22/98      BA Merchant Svcs.                      Bank of America National Trust           1,003.6       47%     56%      42%
  07/17/98      West Teleservices Corp.                Investor Group                             981.6       26%     29%      23%
  07/07/98      Life Technologies Inc.                 Dexter Corp.                               924.1       25%     25%      19%
  04/30/98      Mycogen Corp.                          Dow AgroSciences (Dow Chemical)          1,067.3       42%     40%      52%
  03/27/98      Int'l Specialty Products               ISP Holdings Inc.                        1,789.6        4%      2%      15%
  03/17/98      BET Holdings Inc.                      Investor Group                             717.2       54%     58%      58%
  03/02/98      Coleman Co. Inc.                       Sunbeam Corp.                            1,653.7       44%     59%     121%
  01/22/98      BT Office Products Int'l Inc.          Koninklijke KNP BT NV                      460.2       33%     79%      79%
  09/18/97      Guaranty National Corp.                Orion Capital Corp.                        554.2       11%     24%      28%
  06/20/97      Wheelabrator Technologies Inc.         Waste Management Inc.                    2,671.5       27%     28%      31%
  06/02/97      Acordia Inc.                           Anthem Inc.                                540.0       13%     11%      26%
  05/16/97      Riviera Holdings Corp.                 R&E Gaming Corp.                            73.7       18%     17%       8%
  05/14/97      Enron Global Power & Pipelines         Enron Corp.                                884.7       12%     14%      20%
  05/05/97      Florida East Coast Industries Inc.     St. Joe Paper Co.                          923.3       15%     17%      10%
  02/25/97      Fina Inc.                              Petrofina SA                             1,754.0       20%     19%      22%
  02/20/97      NHP Inc.                               Apartment Investment & Mgmt. Co.           254.6       28%     25%      17%
  01/28/97      Calgene Inc.                           Monsanto Co.                               485.7       62%     60%      60%

                                                       ---------------------------------------------------------------------------
                                                       Median                                                 26%     29%      31%
                                                       Amtran Implied Price Per Share                      $11.95  $12.06   $13.46
                                                       ---------------------------------------------------------------------------

--------------------------
Note: Universe reflects transaction sizes of between $100MM and $3BN since 1997 for which a 50% or greater owner closed out the remaining public stake of target
(1) Reflects premium of final per share bid over closing prices just prior to initial bid announcement date


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